As filed on January 31, 2011                                                                                                Registration No. 333-155428

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3
TO
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

REDWOOD MORTGAGE INVESTORS IX, LLC
(Exact name of registrant as specified in governing instruments)

900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Address and telephone number of registrant’s principal executive offices)

Michael R. Burwell
900 Veterans Blvd., Suite 500, Redwood City, California 94063   (650) 365-5341
(Name, address and telephone number of agent for service)

Copies to:

Stephen J. Schrader, Esq.
Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, CA  94111-3802

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ] Smaller reporting company [X]

The registrant  hereby amends this  registration  statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further  amendment  which  specifically  states  that  this  registration statement shall thereafter  become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this  Registration  Statement  shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 3 consists of the following:

1.
Supplement No. 4 dated January 31, 2011, included herewith, which will be delivered as an unattached document along with the Prospectus.  Supplement No. 4 supersedes and replaces Supplement No. 3, dated May 3, 2010 and all other prior supplements to the Prospectus.

2.	The Registrant’s Prospectus dated June 8, 2009, previously filed pursuant to Rule 424(b)(3) and refiled herewith;

3.	Part II to this Post-Effective Amendment No. 3, included herewith; and

4.           Signatures, included herewith.

SUPPLEMENT NO. 4 DATED JANUARY 31, 2011
TO THE PROSPECTUS DATED JUNE 8, 2009

REDWOOD MORTGAGE INVESTORS IX, LLC

This Supplement No. 4 updates, modifies or supersedes certain information contained in the prospectus, dated June 8, 2009, of Redwood Mortgage Investors IX, LLC, a Delaware limited liability company.  Important additional information regarding the company and the risks involved in investing in the company are contained in the prospectus.  You should carefully read this Supplement No. 4 in conjunction with the prospectus.  This Supplement No. 4 supersedes and replaces Supplement No. 3 and all other prior supplements to the Prospectus.  Unless otherwise defined in this supplement, all capitalized terms used have the meanings given them in the prospectus.

The purpose of this supplement is to describe, among other things, the following:

•	updated summary of our activities

•	the status of our offering of units

•	additional suitability standards applicable to investors in Alabama, Michigan, Ohio and Oregon

•	updated disclosure regarding certain risk factors associated with investing in the units

•	updated discussion of current economic trends affecting our business

•	supplemental information regarding our reserve liquidity fund

•	supplemental information in the “Management” section

•	updated information in the “Expert” section

•	incorporation of certain documents by reference

•	updated financial statements

•	revised subscription agreement

•	the amendment and restatement of our operating agreement

There is a high degree of risk associated with investing in the units.  See “Risk Factors” beginning on page 18 of the prospectus and page 5 of this supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus or this supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

1.           Summary of Company Activities.  We are engaged in business as a mortgage lender.  We make loans secured primarily by first and second deeds of trust on residential, investment or commercial property in California.  Loans are arranged and serviced by Redwood Mortgage Corp.  We commenced active operations in October 2009, following our acceptance of subscriptions for the minimum offering amount of $1,000,000 on October 6, 2009.  Upon the admission of additional members, we refunded to our initial member, Gymno Corporation, its $10,000 capital contribution and Gymno Corporation was withdrawn as the initial member.

As of December 31, 2010, we had funded sixteen loans, totaling approximately $3,964,000.  All of these loans are secured by properties located in California.  The amount of loans the company funds or acquires will depend upon the number of units sold in the offering and the resulting amount of the net proceeds available for investment in loans.  See “Management Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 34 of our most recent Form 10-K for the year ended December 31, 2009 which is incorporated by reference herein.  See “Incorporation of Certain Information by Reference” on page X of this supplement.

2.           Status of the Offering

We commenced the initial public offering of our units on June 8, 2009. Until subscriptions for at least 1,000,000 units ($1,000,000) in the primary offering were received and accepted by us, all subscription payments were placed in an account held by the escrow agent, California Bank & Trust, in trust for the benefit of subscribers. On October 6, 2009, we accepted subscriptions for, and held an initial closing on the sale of, 1,013,204 units in the primary offering and the escrow agent released subscription proceeds in the amount of $1,013,204.

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As of December 31, 2010, we had sold approximately 5,984,000 units in the offering, for gross offering proceeds of $5,984,000 including 55,000 units issued under our distribution reinvestment plan and 44,000 units from premiums paid by Redwood Mortgage Corp.

3.           Investor Suitability Standards

The section entitled “INVESTOR SUITABILITY STANDARDS—Minimum Suitability Standards” beginning on page 1 of the prospectus is hereby amended and restated in its entirety as follows:

Minimum Suitability Standards
We have established a minimum suitability standard which requires that you have either:

• a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 plus an annual gross income of at least $70,000; or

• irrespective of annual gross income, a net worth of $250,000 (determined with the same exclusions).

In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

We have established these standards because the purchase of units is an illiquid investment.  You will be required to represent to us that:

• you comply with the applicable standards; or

• you are purchasing in a fiduciary capacity for a person meeting such standards; or

• the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above.  Units will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama – In addition to our standard suitability standards, investors in Alabama must have a liquid net worth of at least ten times their investment in our units and any other similar investments (exclusive of such investor’s home, furnishings and automobiles).

California – Investors in California must have (exclusive of such investor’s home, furnishings and automobiles) (a) a gross annual income of not less than $65,000 and a liquid net worth of not less than $250,000, or (b) a liquid net worth of at least $500,000.  In addition, investors in California must have an individual net worth of at least ten times their investment in our units (exclusive of such investor’s home, furnishings and automobiles).

Michigan – In addition to our standard suitability standards, an investment in our units, together with any investment in our affiliates, by a Michigan investor may not exceed 10% of the liquid net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

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Ohio – Investors in Ohio must have (exclusive of such investor’s home, furnishings and automobiles) (a) an annual gross income of at least $70,000 and a net worth of at least $100,000, or (b) irrespective of annual gross income, a net worth of at least $250,000. In addition, an investment in our units, together with any investment in our affiliates, by an Ohio investor may not exceed 2% of the liquid net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

Oregon – In addition to our standard suitability standards, investors in Oregon must have a net worth (exclusive of such investor’s home, furnishings and automobiles) of at least $250,000. In addition, an investment in our units, together with any investment in our affiliates, by an Oregon investor may not exceed 10% of the net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.
Our managers and each person selling units on our behalf, including the participating broker-dealers, will make every reasonable effort to determine that each prospective investor complies with the investor suitability standards.  We will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards.

Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member in the limited liability company.  We will require certain assurances that such standards are met before agreeing to any transfer of the units.

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

4.           Risk Factors

The risk factor entitled “The Reduction in Availability of Mortgage Lending and the Volatility and Reduction in Liquidity in the Financial Markets May Adversely Affect Our Results” on page 28 of the prospectus is hereby amended and restated in its entirety as follows:

The Reduction in Availability of Mortgage Lending and the Volatility and Reduction in Liquidity in the Financial Markets May Adversely Affect Our Results
In recent years, the mortgage lending industry has experienced significant instability. Due to factors such as defaults on subprime loans and the resulting decline in the market value of such loans, lenders, investors and regulators have questioned the adequacy of lending standards and other credit requirements for mortgage loans in recent years. Deterioration in credit quality among subprime and other nonconforming loans has caused substantially all lenders to eliminate subprime mortgages and most other non-conforming loans.  Fewer loan options, stricter loan qualifications and other limitations or restrictions on the availability of those types of financings make it more difficult for some borrowers to finance the purchase of new and existing homes. These factors have reduced the affordability of homes and the pool of qualified homebuyers and made it more difficult to sell to first time and first time move-up buyers which have long made up a substantial part of the affordable housing market. These reductions in demand would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders, and the duration and severity of the effects remain uncertain.

The following new risk factor entitled “Prior Public Mortgage Programs With Similar Investment Objectives Sponsored By Our Managers Are Experiencing Declines in Cash Flows” is hereby inserted on page 28 of the prospectus (as the second risk factor on such page):

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Prior Public Mortgage Programs With Similar Investment Objectives Sponsored By Our Managers are Experiencing Declines in Cash Flows
Due to recent declines in real estate values and limited availability of credit in the current financial markets, and the resulting reduction in demand for real estate acquisition, many existing borrowers are experiencing difficulties in refinancing their loans or selling their properties to repay debt obligations. As a result, many mortgage lenders, including Redwood Mortgage Investors VII (“RMI VII”) and Redwood Mortgage Investors VIII (“RMI VIII”), prior public mortgage programs sponsored by our managers, have been experiencing declines in cash flows from reduced loan payoffs, increased loan delinquencies, and increased needs for cash reserves. The investment objectives and strategy of these prior programs are substantially similar to ours.  Like us, they make loans primarily secured by first and second deeds of trust on California real estate, including residential, commercial and multifamily properties, as well as land. From time to time, loan originations in one sector or property type become more active due to prevailing market conditions.  As a result, in recent years RMI VIII’s portfolio has become more heavily weighted in residential condominiums and condominium complexes than in other property types. Recovery of the condominium sector of the real estate market is generally expected to lag behind the single-family residential market. Availability of financing for condominium properties has been, and will likely continue to be, severely constricted and difficult to obtain.

Faced with an increasing number of borrowers that are unable to meet their repayment obligations over the past year, RMI VIII has entered into an increasing number of workout agreements and filed a greater number of default notices than in the past. A workout agreement allows the borrower to extend the maturity date of the balloon payment and/or allows the borrower to make current monthly payments while deferring for periods of time, past due payments, or allows time to pay the loan in full. By deferring maturity dates of balloon payments or deferring past due payments, however, workout agreements may adversely affect the lender’s cash flow. A foreclosure may result in RMI VIII becoming the owner of the real estate which originally secured the loan.

Given the current economic environment, it is anticipated that RMI VIII will acquire more real estate through foreclosures than it has historically.  RMI VIII may choose to hold many of the properties it forecloses upon for periods of time rather than immediately selling the properties, particularly where the property has the potential to generate rental income or the value of the property can be enhanced through improvements.  In the interim, this will result in RMI VIII being a holder of both debt and equity on California real estate and will require RMI VIII to expend time, effort and resources toward the management of such properties.

In response to the above conditions and in an effort to preserve cash for partnership operations in the current economic environment, in March 2009, RMI VIII, suspended payments to withdrawing partners until further notice and has since significantly reduced the amount of distributions made to investors. Redwood Mortgage Investors VIII is unable to predict when suspension of liquidations will be lifted or the payment of distributions will increase, as it will depend on general economic and capital market conditions and recovery of the real estate market.  RMI VIII will continue to be affected by these forces until such time as economic conditions improve or stabilize.  In addition, due to declines in residential real estate values, RMI VIII has increased provisions for loan losses, and in the third and fourth quarters of 2010, provided non-cash reserves to recognize the decline in the estimated market value of the collateral securing the loans, as required by  GAAP.

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This resulted in downward capital account adjustments for all accounts in RMI VIII.

As of October 18, 2010, RMI VIII and the banks entered into an amended and restated loan agreement. The significant terms and conditions in the amended loan agreement include:  1) an extended maturity date of June 30, 2012; with continuing scheduled pay downs of the loan amount to maturity; 2) an interest rate of prime plus 1.5% subject to a floor of 5.0%; 3) an annual facility fee (payable quarterly) of 0.5%; 4) required remittance to the banks of 70% of net proceeds from the sale or refinance of REO and/or net proceeds from loan payoffs in excess of $5 million; 5) required remittance of cash balances in excess of $12 million; 6) restrictions on use of cash including no new loans with the exception of refinance of existing loans, no expenditures in the ordinary course of business to preserve, maintain, repair, or operate property in excess of $1 million without prior written consent (subject to exclusions for funds set aside for REO projects and servicing of senior liens designated in the loan agreement), limitations on distributions to electing limited partners of an amount not to exceed a distribution rate of 2.1%; 7) a collateral covenant, and 8) a financial covenant.

We may experience declines in cash flow and increases in loan delinquencies similar to that experienced by other mortgage lenders, such as RMI VIII. See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION – Recent Economic Trends Affecting Our Business” in this Supplement and “PRIOR PERFORMANCE SUMMARY – Liquidity Events; Major Adverse Developments” on pages 57 - 58 of the prospectus.

The risk factor entitled “Our Managers Will Make Only a Limited Cash Contribution To Us and We Will Initially Be Thinly Capitalized” on page 31 of the prospectus is hereby moved to page 29 of the prospectus (as the second risk factor under the section entitled “RISK FACTORS—Investment Risks”) and amended and restated in its entirety as follows:

Our Managers Will Make Only a Limited Cash Contribution to Us and We Will Initially be Thinly Capitalized
In connection with our formation, one of our managers, Gymno Corporation, made a cash capital contribution to us of $10,000.  Upon the admission of members pursuant to this offering, we will promptly refund the $10,000 capital contribution to Gymno Corporation, upon which it will be withdrawn as our initial member.  Accordingly, we will have an initial capitalization of only $10,000 and consequently will be dependent on our managers for the payment of our organizational and offering expenses until sufficient proceeds are raised in this offering.  However, there can be no assurance that our managers will have sufficient funds to financially support us.

Given the limited obligation of our managers to make initial and ongoing cash contributions to the company, our ability to adequately capitalize the company will be dependent on our ability to obtain sufficient cash contributions from outside investors in this offering. There is no assurance that we will be able to raise sufficient proceeds in this offering to adequately capitalize the company and to implement our investment strategy or achieve our investment objective.

The risk factors entitled “You Must Rely on Our Managers for Management Decisions; You Will Have No Control Over Our Operations” on page 32 of the prospectus, “Because We Do Not Have Independent Directors, Members May Have Less Protection Against Affiliated Transactions and Conflicts of Interests” on page 33 of the prospectus, and “Because We Do Not Have an Audit or Compensation Committee, Members Will Have To Rely On Our Managers, Who Are Not Independent, To Perform These Functions” on page 33 of the prospectus, are each hereby moved to page 30 of the prospectus and inserted immediately following the risk factor entitled “There is No Assurance You Will Receive Cash Distributions”.

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The following new risk factor entitled “We Will Rely on Independent Broker-Dealers to Sell Units in this Offering” is hereby inserted on page 36 of the prospectus (as the final risk factor under the section entitled “RISK FACTORS – Investment Risks”):

We Will Rely on Independent Broker-Dealers to Sell Units in This Offering
We are offering the units through selected broker-dealers who are members of FINRA. None of the broker-dealers participating in this offering will be affiliated with our sponsors or our managers.  Because we do not have a captive or affiliated broker-dealer that will be exclusively or primarily focused on selling our units, our ability to successfully complete this offering will depend, in large part, on our ability to develop and maintain relationships with a sufficient number of unaffiliated participating broker-dealers. These broker-dealers are engaged in the sale of various securities and investment products beyond those offered by us, including those of competing mortgage programs.  In the event we are unable to enter into selling agreements with a sufficient number of qualified participating broker-dealers, or if those participating broker-dealers engaged by us fail to devote sufficient time and attention to the marketing of our units, we may be unable to raise a sufficient amount of funds in this offering as may be necessary to enable us to be successful.

5.           Updated Discussion of Current Economic Trends Affecting Our Business

The United States and California economies continue to suffer and feel the effects of the Great Recession. A sense of uncertainty reigns, leading consumers and businesses to remain cautious. The policy makers in the White House, Congress and Federal Reserve are frustrated with the persistent high rates of unemployment and the sluggish economic growth and continue to make attempts to stimulate the economy. These efforts have yet to manifest themselves in any sort of strong recovery or in significant reductions to unemployment.

Credit markets continue for the most part to be greatly curtailed and the de-leveraging of consumers and businesses continues through the current quarter. Financial institutions, in response to the difficult economic times, have increased underwriting standards and eliminated lending to perceived risky industries in their efforts to shore up balance sheets and credit quality. This has led to a dearth of available credit to many industries, particularly those involved with real estate such as construction, development, and lending for commercial and residential properties. Virtually all credit that is available for real estate is now being provided by the government through Fannie Mae, Freddie Mac, HUD, and FHA. These agencies are providing the vast majority of all single family and multi family financing. Without greater availability of credit, real estate will continue to suffer as owners and buyers cannot effectively buy, sell or refinance property, or otherwise take advantage of the current lower interest rate environment. A substantial number of sales transactions that do occur are distressed transactions or even short sales that wipe out the borrower’s equity.

Gross Domestic Product (GDP) was a negative 2.4 percent for the year 2009. In 2010, GDP began the first quarter with a 3.7 percent increase but that quickly slowed to a 1.7 percent increase in the second quarter and an estimated 2.0 percent increase in the third quarter. The falloff of GDP growth during the middle of 2010 has raised fears that the economy may fall into a deflationary cycle and that the recovery will be long and perhaps little improvement will seen in unemployment rates, possibly not rebounding until 2014.

Unemployment remains at historically high rates. At the end of 2009, the national unemployment rate had grown to 10 percent. In March 2010 the national unemployment rate declined to 9.7 percent, and then in June 2010 to 9.5 percent, however by October 2010 the unemployment rate had increased to 9.6 percent. In California, the unemployment rate reached 12.6 percent during the first quarter of 2010 – the all time high since statistics have been kept – and has dropped only slightly to 12.4 percent through September 2010. In many areas of California, the unemployment numbers are far higher, particularly in the central valleys and non-urban business centers. The stubbornly high unemployment levels both nationally and in California have many concerned that little recovery is taking place and that we may not be able to create jobs for a long time to come. Due to prolonged periods without work, workers who have lost their jobs might not be able to meet their financial obligations. Overall, the rise in unemployment and its continued historically high levels has caused significant worker concerns regarding their job security and lowered their confidence in their own financial circumstances.

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With the general worsening of the United States economy during the Great Recession, delinquencies on real estate loans have risen dramatically, and are ongoing. In California, delinquencies and foreclosures are higher than the national averages. In the first quarter of 2009, the number of notices of default peaked at 135,431 – the highest number ever recorded. A total of 81,054, 70,051 and 83,261 notices of default were filed during the first, second and third quarters of 2010, respectively. Trustee sales, which reflect the number of houses or condominiums lost at the end of the foreclosure process, totaled 42,857, 47,669 and 45,377 for the first, second and third quarters of 2010, respectively. The all-time peak was 79,511 in the third quarter of 2008. Since this recession began, the sheer amount, quarter after quarter, of real estate taken back from borrowers continues to flood the market. In the third quarter of 2010, 35.5 percent of all homes sold were foreclosure resales.

Mortgage interest rates are a key factor in the affordability of real estate. The higher the interest rate, the less affordable real estate becomes. Mortgage interest rates are significantly influenced by the United States 10-year Treasury note rate. Following a downward trend in 2010 the ten year Treasury note rate has continued to fall throughout most of the second half of the year. During October 2010, the ten year Treasury note rate was 2.54 percent. Mortgage interest rates on 30 year fixed rate conforming loans followed the trend of the ten year Treasury note. As measured by Freddie Mac, 30 year fixed rate conforming loans reached their peak in May 2010 at 5.21 percent before descending to 4.17 percent (with an average 0.8 points) for the week ending November 11, 2010. The current 30 year mortgage interest rate is near historical lows. In spite of the current low interest rates, which would normally make homeownership more affordable, it appears that these rates are not a sufficient enough inducement to entice concerned consumers to take on mortgage debt. Borrowers are also facing tight underwriting standards which make it difficult to qualify for financing or refinancing at these rates.

In addition to mortgage rates, home prices also factor into affordability. Median home prices in California have declined from their highs in 2007 at $484,000. According to Dataquick, the median home price in California for March, June and September 2010 was $255,000, 270,000 and 265,000, respectively. The median home price in the nine-county San Francisco Bay Area reached its peak in June and July 2007 at $665,000. For the nine-county San Francisco Bay Area the median home price for March, June and September 2010 was $380,000, $410,000 and $395.000, respectively.

In California, Dataquick reports that 37,295, 43,964 and 33,176 homes and condominiums sold during March, June and September 2010, respectively. Each of these monthly sales volumes represents declines from 2009 levels. Sales in California peaked in 2004 at 65,793. On average, there are about 44,708 sales per month in California.  There is concern that declining sales volumes could begin to exert downward pressure on prices as inventories increase.

A return to a stable economic climate appears to be, at best, slow in arriving and perhaps will include periods of downturn. As sales volumes of homes remain depressed, this will put downward pressure on prices. The Treasury’s recent announcement to keep long term interest rates low may help to keep homes affordable and offer an offset to increased inventories of homes for sale. Another factor in the near term direction of residential real estate prices is the “shadow inventory” of properties that have or will be taken back by lenders.  The volume and timing of the shadow inventory supply entering the market may exert downward pressure upon residential real estate prices, posing a continuing risk that home prices might further decline.  Most analysts expect some further downward pressure on prices as unemployment remains high, credit remains tight (and in some asset classes is virtually non-existent), and consumer confidence remains low.

At a minimum, the remainder of 2010 will continue to be a challenging environment for the real estate industry with uncertainty being the biggest concern. Accordingly, the company continues to be selective in the mortgages that it approves for funding as to underwriting, location and property type criteria. The loans made have been able to achieve attractive pricing and low loan to value ratios, which is expected to continue as few lenders remain to compete in our niche of the lending market. Should the economy and specifically the real estate markets continue to languish these lending criteria including conservative low loan-to-value ratios that provide equity protection reduce substantially the risk of loan losses. Lending in this market requires a careful disciplined approach to selecting, servicing and collecting mortgages, which can build a loan portfolio of strong borrowers with excellent properties providing collateral

6.           Supplemental Information Regarding Reserve Liquidity Fund

Footnote (5) to the table in the “USE OF PROCEEDS” section on page 41 of the prospectus is hereby amended and restated in its entirety as follows:

(5)
We anticipate maintaining an average balance of a reserve liquidity (i.e., working capital reserve) fund equal to the lesser of 2% of the gross proceeds of the offering and 2% of our capital originally committed to investment in mortgages, for the purpose of covering our unexpected cash needs, including carrying costs, operating expenses and other obligations. Such reserve funds will not be used for the purpose of making distribution or redemption payments to members.

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7.           Supplemental Information in “MANAGEMENT” Section

The second sentence of the second paragraph under the section entitled “MANAGEMENT—General” on page 58 of the prospectus is hereby amended to add the words “and their affiliates” after the word “managers.” As amended, the sentence shall read in its entirety as follows: “The managers and their affiliates are not entitled to receive real estate brokerage commissions, property management fees or insurance services fees.”

In addition, the section entitled “MANAGEMENT—Affiliates of Our Managers” on page 59 of the prospectus is hereby amended and restated in its entirety as follows:

Affiliates of Our Managers.

The Redwood Group, Ltd.  The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business. Its various subsidiaries have arranged over $1 billion dollars in loans secured in whole or in part by first, second and third deeds of trust.  Its subsidiaries include Redwood Mortgage Corp. and A & B Financial Services, Inc. Michael R Burwell has a controlling interest through individual stock ownership and trusts in The Redwood Group, Ltd.

Michael R. Burwell.  Michael R. Burwell, age 54, President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); President, Director, Chief Financial Officer and Secretary of Gymno Corporation (1986-present); President, Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present); past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986). Mr. Burwell is licensed as a real estate sales person.  Mr. Burwell was a general partner of each of the RMI, RMI II and RMI III.  Mr. Burwell is a general partner of each of RMI IV, RMI V, RMI VI, RMI VII and RMI VIII.  Mr. Burwell attended the University of California, at Davis from 1975-1979.

Theodore J. Fischer. Theodore J. Fischer, age 60, Director and Vice President of Redwood Mortgage Corp. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977). Mr. Fischer attended San Jose State University from 1970-1974.

Diana B. Mandarino.  Diana B. Mandarino, age 64, Director and Executive Vice President of Redwood Mortgage Corp. (2001-present), Director of Sales and Marketing, Redwood Mortgage Investors (1995-present), Sr. Vice President, Rancon Securities Corp. (1982-1995), Marketing and Sales Assistant, Belmont Reid & Co. Investment Group, (1977-1982); Member and past President of Financial Planning Association, Silicon Valley Chapter. Ms. Mandarino attended Foothill Community College from 1965-1967.

8.           Experts

The section entitled “EXPERTS” on page 109 of the prospectus is hereby amended and restated in its entirety as follows:

The balance sheet of Redwood Mortgage Investors IX, LLC at December 31, 2009, the balance sheet at December 31, 2009 of Gymno Corporation, and the balance sheet at September 30, 2009 of Redwood Mortgage Corp. all included in this supplement have been audited by Armanino McKenna LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.

9.           Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus supplement.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement.  You may read and copy any document we have electronically filed with the SEC at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.  In addition, any document we have electronically filed with the SEC is available at no cost to the public over the Internet at the SEC’s website at www.sec.gov.

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The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

• Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 31, 2010

We will provide to each person to whom this prospectus supplement is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement.  To receive a free copy of any of the reports or documents incorporated by reference in this prospectus supplement, other than exhibits, unless otherwise specifically incorporated by reference in those documents, write or call us at 900 Veterans Blvd.,.Suite 500, Redwood City, California 94063, (650) 365-5341 or (800) 659-6593.  The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the document incorporated or deemed to be incorporated by reference in this prospectus supplement.

10.           Amended Operating Agreement

Our operating agreement attached as Exhibit A to our prospectus has been amended to correct certain ambiguities and modify certain provisions, as required by state securities administrators, which modifications are deemed by such administrators to be for the benefit or protection of the members. Attached to this supplement is the Second Amended and Restated Limited Liability Company Operating Agreement, which amends and restates in its entirety the operating agreement attached as Exhibit A to the prospectus.

11.           Subscription Agreement

Attached to this supplement is a revised form of subscription agreement (Exhibit B to the prospectus) for use by investors when subscribing to purchase our units. We have modified the subscription agreement to reflect our receipt of the minimum of $1,000,000 units ($1,000,000) in the primary offering.

9

INDEX TO FINANCIAL STATEMENTS

1.	Redwood Mortgage Investors IX, LLC:
Report of Independent Registered Public Accounting Firm
Financial Statements, as of and for the year ended December 31, 2009 and Notes Thereto
Balance Sheet, as of September 30, 2010 and Notes Thereto

2.	Gymno Corporation:
Report of Independent Registered Public Accounting Firm
Balance Sheet, as of December 31, 2009 and Notes Thereto
Balance Sheet, as of September 30, 2010 and Notes Thereto

3.	Redwood Mortgage Corp.:
Report of Independent Registered Public Accounting Firm
Balance Sheet, as of September 30, 2010 and Notes Thereto

10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Redwood Mortgage Investors IX
Redwood City, California

We have audited the accompanying balance sheets of Redwood Mortgage Investors IX (a Delaware limited liability company) as of December 31, 2009 and the related statement of operations, changes in members’ capital and cash flows in the year ended December 31, 2009. These financial statements are the responsibility of Redwood Mortgage Investors IX’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Redwood Mortgage Investors IX is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Redwood Mortgage Investors IX’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Redwood Mortgage Investors IX as of December 31, 2009 and the results of its operations and its cash flows for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedules II and IV are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ ARMANINO McKENNA LLP
_____________________________
ARMANINO McKENNA LLP
San Francisco, California
March 31, 2010

11

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Balance Sheets
December 31, 2009

ASSETS

2009
Cash and cash equivalents	$371,551

Loans
Secured by deeds of trust
Principal balances	1,253,742
Accrued interest	5,468
Net loans	1,259,210

Receivable from affiliate	67,508

Loan administrative fees	9,907

Total assets	$1,708,176

LIABILITIES AND CAPITAL

Liabilities
Payable to affiliate	$700
Total liabilities	700

Investors in applicant status	583,500

Capital
Members’ capital
Members’ capital, subject to redemption, net of unallocated
syndication costs of $58,447 for 2009; and net of formation
loan receivable of $132,680 for 2009	1,123,244

Managers’ capital, net of unallocated syndication costs of $590
for 2009	732
Total members’ capital	1,123,976

Total liabilities and capital	$1,708,176

The accompanying notes are an integral part of these financial statements.

12

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Statement of Operations
For the Year Ended December 31, 2009

Revenues
Loans
Interest on loans	$11,785
Late fees	—
Total loan revenue	11,785
Other interest	2,161
Other	3,850
Total revenues	17,796

Provision for loan losses	—

Operating expenses
Mortgage servicing fees	231
Asset management fees	1,289
Amortization of loan administrative fees	147
Other	2,074
Total operating expenses	3,741
Net income	$14,055

Net income
Managers ( 1%)	$141
Members (99%)	13,914
$14,055
Net income per $1,000 invested by members
for entire period	$16

The accompanying notes are an integral part of these financial statements.

13

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Statements of Changes in Members’ Capital
For the Year Ended December 31, 2009

		Members
	Investors
	In	Capital	Unallocated	Formation	Total
	Applicant	Account	Syndication	Loan,	Members’
	Status	Members	Costs	Gross	Capital

Balances at December 31, 2008	$—	$—	$—	$—	$—
Contributions on application	1,899,283	—	—	—	—
Formation loan increases	—	—	—	(132,680)	(132,680)
Formation loan payments received	—	—	—	—	—
Interest credited to investors in applicant status	—	—	—	—	—
Interest withdrawn	—	—	—	—	—
Transfers to members’ capital	(1,315,783)	1,314,371	—	—	1,314,371
Net income	—	13,914	—	—	13,914
Syndication costs incurred	—	—	(58,447)	—	(58,447)
Allocation of syndication costs	—	—	—	—	—
Members’ withdrawals	—	(13,914)	—	—	(13,914)
Early withdrawal penalties	—	—	—	—	—

Balances at December 31, 2009	$583,500	$1,314,371	$(58,447)	$(132,680)	$1,123,244

		Managers
		Capital	Unallocated	Total	Total
		Account	Syndication	Managers’	Members’
		Managers	Costs	Capital	Capital

Balances at December 31, 2008		$10,000	$—	$10,000	$10,000
Formation loan increases		—	—	—	(132,680)
Formation loan payments received		—	—	—	—
Capital contributed		1,322	—	1,322	1,315,693
Net income		141	—	141	14,055
Syndication costs incurred		—	(590)	(590)	(59,037)
Allocation of syndication costs		—	—	—	—
Members’ withdrawals		(10,141)	—	(10,141)	(24,055)

Balances at December 31, 2009		$1,322	$(590)	$732	$1,123,976

The accompanying notes are an integral part of these financial statements.

14

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Statements of Cash Flows
For the Year Ended December 31, 2009

Cash flows from operating activities
Net income	$14,055
Adjustments to reconcile net income to net cash
used in operating activities
Amortization of loan origination fees	147
Change in operating assets and liabilities
Accrued interest	(5,468)
Receivable from affiliate	(67,508)
Loan administrative fees	(10,054)
Payable to affiliate	700
Net cash used in operating activities	(68,128)
Cash flows from investing activities
Loans originated	(1,254,177)
Principal collected on loans	435
Net cash used in investing activities	(1,253,742)
Cash flows from financing activities
Contributions by member applicants	1,899,193
Members’ withdrawals	(24,055)
Syndication costs paid	(59,037)
Formation loan lending	(132,680)
Net cash used in financing activities	1,683,421
Net increase in cash and cash equivalents	361,551
Cash and cash equivalents at beginning of year	10,000
Cash and cash equivalents at end of year	$371,551

The accompanying notes are an integral part of these financial statements.

15

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 1 – ORGANIZATION AND GENERAL

Redwood Mortgage Investors IX, LLC, a Delaware limited liability company, was organized in October 2008 to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on real property located in California.  The managers are Redwood Mortgage Corp. (Redwood Mortgage Corp.) and Gymno Corporation, both California corporations.  Loans are arranged and serviced by Redwood Mortgage Corp.  Gymno Corporation, as the initial member, contributed $10,000 to be repaid from future member contributions.

On November 18, 2008, the company filed a Registration Statement on Form S-11 with the Securities and Exchange Commission (SEC) to offer up to 150,000,000 units of its membership interests to the public in its primary offering and 37,500,000 units to its members pursuant to its distribution reinvestment plan. On June 8, 2009, the SEC declared the company’s Registration Statement effective and the company commenced its initial public offering.  On October 1, 2009 the company received subscriptions in excess of the minimum offering amount of $1,000,000, and on October 6, 2009, $1,013,204 was released from the escrow account to the company.  During October 2009, the members that contributed the released cash were admitted to the company as prescribed by the operating agreement.

The rights, duties and powers of the managers and members of the company are governed by the company’s operating agreement and the Delaware Limited Liability Company Act.  The description of the company's operating agreement contained in this financial statement provides only general information.  Members should refer to the company's operating agreement for a more complete description of the provisions.

The managers are solely responsible of company business, subject to the voting rights of the members on specified matters.  Any one of the managers acting alone has the power and authority to act for and bind the company.

Members representing a majority of the outstanding units may, without the concurrence of the managers, vote to: (i) dissolve the company, (ii) amend the operating agreement, subject to certain limitations, (iii) approve or disapprove the sale of all or substantially all of the assets of the company or (iv) remove or replace one or all of the managers.

The approval of all the members is required to elect a new manager to continue the company business where there is no remaining manager after a manager ceases to be a manager other than by removal.

Profits and losses are allocated among the members according to their respective capital accounts monthly after 1% of the profits and losses are allocated to the managers.  The monthly results are subject to subsequent adjustment as a result of quarterly and year-end accounting and reporting.

Distribution reinvestment plan

Members may elect to have all or a portion of their monthly distributions reinvested in additional units, subject to the availability of units under the distribution reinvestment plan.  Members may withdraw from the distribution reinvestment plan with written notice.

Liquidity and unit redemption program

There are substantial restrictions on transferability of company units and accordingly an investment in the company is non-liquid.  There is no public or secondary market for the units and none is expected to develop. Members have no right to withdraw from the company or to obtain the return of their capital account for at least one year from the date of purchase of units.

16

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 1 – ORGANIZATION AND GENERAL (continued)

Liquidity and unit redemption program (continued)

In order to provide a certain degree of liquidity, after the one year period, a member may redeem all or part of their units, subject to certain limitations.  The price paid for redeemed units will be based on the lesser of the purchase price paid by the redeeming member or the member's capital account balance as of the date of each redemption payment.  Redemption value will be calculated as follows:

•	For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less;

•	For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less;

•	For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less;

•	For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less;

•	For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

The company will attempt to redeem units quarterly, subject to certain limitations.

Notwithstanding the foregoing, with respect to any redemption, the number of units that may be redeemed per quarter per individual member will be subject to a maximum of the greater of 100,000 units or 25% of the member's units outstanding.  For redemption requests requiring more than one quarter to fully redeem, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request regardless of when the final redemption payment is made.

The company will not establish a reserve from which to fund redemptions.  The company's capacity to redeem member units upon request is restricted to the availability of company cash flow.  The company will not, in any calendar year, redeem more than 5% of the weighted average number of units outstanding during the twelve month period immediately prior to the date of the redemption.

Contributed capital

The managers are required to contribute to capital 1/10 of 1% of the aggregate capital accounts of the members.

Managers' interest

If a manager is removed, withdrawn or is terminated, the company will pay to the manager all amounts then accrued and owing to the manager.  Additionally, the company will terminate the manager's interest in the company's profits, losses, distributions and capital by payment of an amount in cash equal to the then present fair value of such interest.

17

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 1 – ORGANIZATION AND GENERAL (continued)

Sales commissions - formation loans

Sales commissions are not paid directly by the company out of the offering proceeds. Instead, the company loans to Redwood Mortgage Corp., one of the managers, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders.  This loan is unsecured and non-interest bearing and is referred to as the “formation loan.”  For the primary offering of $150,000,000, the formation loan totaled $132,680, which was 7.00% of contributions of $1,895,433.

The following summarizes formation loan transactions at December 31, 2009:

	Initial
	Offering of
	$150,000,000	Total
Contributions	$1,895,433	$1,895,433

Formation Loan made	$132,680	$132,680
Unamortized discount on
imputed interest	(19,532)	(19,532)
Formation Loan made, net	113,148	113,148
Unamortized discount on
imputed interest	19,532	19,532
Balance at
December 31, 2009	$132,680	$132,680

Percent loaned	7.00%	7.00%

The formation loan has been deducted from members’ capital in the balance sheets.  As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.  Interest has been imputed at the market rate of interest in effect at the end of each quarter for the new additions to the loan.

Syndication costs

The company bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees.  Syndication costs are charged against members' capital and will be allocated to individual members consistent with the company’s operating agreement.  Through December 31, 2009, syndication costs of $59,037 had been incurred by the company with the following distribution:

Costs incurred	$59,037
Early withdrawal penalties applied	—
Allocated to date	—

December 31, 2009 balance	$59,037

Information regarding the syndication costs associated with the offerings is as follows:

For the current offering, organizational and syndication costs were limited to 4.5% of the gross proceeds, with any excess being paid by the managers. Applicable gross proceeds were $1,311,933. Related expenditures totaled $59,037 or 4.5% of contributions.

18

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 1 – ORGANIZATION AND GENERAL (continued)

Income taxes and Members’ capital – tax basis

Income taxes – federal and state – are the obligation of the members, if and when taxes apply, other than for the minimum annual California franchise tax paid by the company.

A reconciliation of members’ capital in the financial statements to the tax basis of company capital at December 31 is presented in the following table:

2009
Members’ capital per financial statements	$1,123,976
Unallocated syndication costs	59,037
Allowance for loan losses	—
Formation loans receivable	132,680

Members’ capital tax basis	$1,315,693

Term of the Company

The company is scheduled to terminate October 8, 2028, unless sooner terminated as provided in the operating agreement.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods.  Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans, (which itself requires determining the fair value of the collateral), and the valuation of real estate held for sale and held as investment, at acquisition and subsequently. Actual results could differ significantly from these estimates.

Collateral fair values are reviewed quarterly and the protective equity for each loan is computed. As used herein, “protective equity” is the arithmetic difference between the fair value of the collateral, net of any senior liens, and the loan balance, where “loan balance” is the sum of the unpaid principal, advances and the recorded interest thereon.  This computation is done for each loan (whether impaired or performing), and while loans secured by collateral of similar property type are grouped, there is enough distinction and variation in the collateral that a loan-by-loan, collateral-by-collateral analysis is appropriate.

The fair value of the collateral is determined by exercise of judgment based on management’s experience informed by appraisals (by licensed appraisers), brokers’ opinion of values, and publicly available information on in-market transactions.  Historically, it has been rare for determinations of fair value to be made without substantial reference to current market transactions.  However, in recent years, due to the low levels of real estate transactions, and the rising number of transactions that are distressed (i.e., that are executed by an unwilling seller – often compelled by lenders or other claimants - and/or executed without broad exposure or with market exposure but with few, if any, resulting offers), more interpretation, judgment and interpolation/extrapolation within and across property types is required.

19

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management estimates (continued)

Appraisals of commercial real property generally present three approaches to estimating value: 1) market comparables or sales approach; 2) cost to replace and 3) capitalized cash flows or investment approach.  These approaches may or may not result in a common, single value. The market-comparables approach may yield several different values depending on certain basic assumptions, such as, determining highest and best use (which may or may not be the current use); determining the condition (e.g. as-is, when-completed, or for land when-entitled); and determining the unit of value (e.g. as a series of  individual unit sales or as a bulk disposition).  Further complicating this process already subject to judgment, uncertainty and imprecision are the current low transaction volumes in the residential, commercial and land markets, and the variability that has resulted.  This exacerbates the imprecision in the process, and requires additional considerations and inquiries as to whether the transaction was entered into by a willing seller into a functioning market or was the transaction completed in a distressed market, with the predominant number of sellers being those surrendering properties to lenders in partial settlement of debt (as is prevalent in the residential markets and is occurring more frequently in commercial markets) and/or participating in “arranged sales” to achieve partial settlement of debts and claims and to generate tax advantage. Either way, the present market is at historically low transaction volumes with neither potential buyers nor sellers willing to transact. In certain asset classes the time elapsed between transactions – other than foreclosures – was 12 or more months.

The uncertainty in the process is exacerbated by the tendency in a distressed market for lesser-quality properties to transact while upper echelon properties remain off the market - or come on and off the market – because these owners believe in the intrinsic value of the properties (and the recoverability of that value) and are unwilling to accept non-economic offers from opportunistic – often all cash – acquirers taking advantage of distressed markets. This accounts for the ever lower transaction volumes for better and upper echelon properties which exacerbate the perception of a broadly declining market in which each succeeding transaction establishes a new low.

Management has the requisite familiarity with the markets it lends in generally and of the properties lent on specifically to analyze sales-comparables and assess their suitability/applicability. Management is acquainted with market participants – investors, developers, brokers, lenders – that are useful, relevant secondary sources of data and information regarding valuation and valuation variability.  These secondary sources may have familiarity with and perspectives on pending transactions, successful strategies to optimize value, and the history and details of specific properties - on and off the market - that enhance the process and analysis that is particularly and principally germane to establishing value in distressed markets and/or property types in (such as land held for development and for units in a condominium conversion).

Cash and cash equivalents

The company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents.  Periodically, company cash balances in banks exceed federally insured limits.

Loans and interest income

Loans and advances generally are stated at the unpaid principal balance. Management has discretion to pay amounts (advances) to third parties on behalf of borrowers to protect the company’s interest in the loan.  Advances include, but are not limited to, the payment of interest and principal on a senior lien to prevent foreclosure by the senior lien holder, property taxes, insurance premiums, and attorney fees. Advances generally are stated at the unpaid principal balance and accrue interest until repaid by the borrower.

20

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The company may fund a specific loan origination net of an interest reserve to insure timely interest payments at the inception (one to two years) of the loan. As monthly interest payments become due, the company funds the payments into the affiliated trust account.  In the event of an early loan payoff, any unapplied interest reserves would be first applied to any accrued but unpaid interest and then as a reduction to the unpaid principal balance.

If events and or changes in circumstances cause management to have serious doubts about the collectability of the payments of interest and principal in accordance with the loan agreement, a loan may be designated as impaired.  Impaired loans are included in management’s periodic analysis of recoverability. Any subsequent payments on impaired loans are applied to late fees and then to reduce first the accrued interest, then advances, and then unpaid principal balances.

From time to time, the company negotiates and enters into contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments which can delay and/or alter the loan’s cash flow and delinquency status.

Interest is accrued daily based on the unpaid principal balance of the loans.  An impaired loan continues to accrue as long as the loan is in the process of collection and is considered to be well-secured.  Loans are placed on non-accrual status at the earlier of management’s determination that the primary source of repayment will come from the foreclosure and subsequent sale of the collateral securing the loan (which usually occurs when a notice of sale is filed) or when the loan is no longer considered well-secured.  When a loan is placed on non-accrual status, the accrual of interest is discontinued; however, previously recorded interest is not reversed.   A loan may return to accrual status when all delinquent interest and principal payments become current in accordance with the terms of the loan agreement.

Loan administrative fees are capitalized and amortized over the life of the loan on a straight-line method which approximates the effective interest method.

Allowance for loan losses

Loans and the related accrued interest and advances are analyzed on a periodic basis for ultimate recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  For impaired loans, a provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, such that the net carrying amount (unpaid principal balance, plus advances, plus accrued interest less the specific allowance) is reduced to the present value of future cash flows discounted at the loan’s effective interest rate, or, if a loan is collateral dependent, to the estimated fair value of the related collateral net of any senior loans, which would include costs to sell in arriving at net realizable value if planned disposition of the asset securing a loan is by way of sale.  Loans that are determined not to be individually impaired are grouped by the property type of the underlying collateral, and for each loan and for the total by property type, the amount of protective equity or amount of exposure to loss (i.e., the dollar amount of the deficiency of the fair value of the underlying collateral to the loan balance) is computed.  Based on its knowledge of the borrowers and their historical (and expected) performance, and the exposure to loss, management estimates an appropriate reserve by property type for probable credit losses in the portfolio.

The fair value estimates are derived from information available in the real estate markets including similar property, and may require the experience and judgment of third parties such as commercial real estate appraisers and brokers. The company charges off uncollectible loans and related receivables directly to the allowance account once it is determined the full amount is not collectible.

21

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net income (loss) per $1,000 invested

Amounts reflected in the statements of operations as net income (loss) per $1,000 invested by members for the entire period are amounts allocated to members who had their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive periodic distributions of their net income.  Individual income (loss) is allocated each month based on the members’ pro rata share of members’ capital.  Because the net income (loss) percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or select other options.

Recently issued accounting pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) approved the FASB Accounting Standards Codification (Codification) as the single source of authoritative nongovernmental U.S. generally accepted accounting principles (GAAP). The Codification was issued on July 1, 2009 and will be effective for interim and annual periods ending after September 15, 2009.  Upon the Codification issuance only one level of authoritative GAAP exists, other than guidance issued by the Securities and Exchange Commission. All other accounting literature excluded from the Codification is considered non-authoritative. All references to GAAP will now use the new Codification (ASC) numbering system.  The Codification did not have a material impact on the company’s accounting policies.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for that Asset is Not Active, with an immediate effective date.  The purpose of this release was to provide further clarification regarding Level 3 inputs and the assumptions management may make when the market for the asset is not active.  In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly  Decreased and  Identifying Transactions That Are  Not Orderly, with an effective date for interim and annual reporting periods ending after June 15, 2009, with early adoption being permitted.  The purpose of this release was to provide additional guidance for estimating fair value in accordance with SFAS 157, when the volume and level of activity for the asset or liability have significantly decreased.  This release also includes guidance on identifying circumstances that indicate a transaction is not orderly.  The adoption of these releases did not have a material impact on the company’s financial condition and results of operation.  These releases, along with SFAS 157, FSP 157-1 and FSP 157-2 are now included in ASC 820.

In April 2009, the FASB issued FSP FAS 107-1 (ASC 825) and APB 28-1 (ASC 825), Interim Disclosure about Fair Value of Financial Instruments, with an effective date for interim and annual reporting periods ending after June 15, 2009, with early adoption being permitted if one also early adopts FSP FAS 157-4.  The purpose of this release is to require disclosure about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements and to require those disclosures in summarized financial information at interim reporting periods.  The adoption of this release did not have a material impact on the company’s disclosures.

22

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 3 – MANAGERS AND OTHER RELATED PARTIES

The following commissions and fees are paid to the managers and their affiliates.

Mortgage brokerage commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of loans, Redwood Mortgage Corp. may collect loan brokerage commissions (points) that are expected to range from approximately 2% to 5% of the principal amount of each loan made during the year.  Total loan brokerage commissions are limited to an amount not to exceed 4% of the total company assets per year.  The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the company.  In 2009, loan brokerage commissions paid by the borrowers were $18,095.

Loan administrative fees

Redwood Mortgage Corp. will receive a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on the company's behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by the company upon the closing of each loan. In 2009, loan administration fees paid by the company were $10,054.

Processing and escrow fees

Redwood Mortgage Corp. will receive processing and escrow fees for services in connection with notary, document preparation, credit investigation and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by the company.

Mortgage servicing fees

Mortgage servicing fees of up to 0.25%, on an annual basis, of the unpaid principal of each loan will be paid monthly to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Redwood Mortgage Corp. is entitled to receive these fees regardless of whether specific mortgage payments are collected.  The managers, in their sole discretion, may elect to accept less than the maximum amount of the mortgage servicing fee to enhance the earnings of the company.

Mortgage servicing fees paid to Redwood Mortgage Corp. are summarized in the table following for the year ended December 31.

2009

Maximum chargeable	$231
Waived	—
Net charged	$231

23

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 3 – MANAGERS AND OTHER RELATED PARTIES (continued)

Asset management fees

The managers will receive a monthly asset management fee for managing the company's portfolio and operations in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves.  This amount will be recomputed annually after the second full year of operations by subtracting from the then fair value of the company’s loans plus working capital reserves, an amount equal to the outstanding debt.

The managers, in their sole discretion, may elect to accept less than the maximum amount of the asset management fee to enhance the earnings of the company.

The asset management fees paid to the managers are summarized in the table following for the year ended December 31.

2009

Maximum chargeable	$1,289
Waived	—
Net charged	$1,289

Other fees

The Operating Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the managers or affiliates.

Clerical costs from Redwood Mortgage Corp.

Redwood Mortgage Corp., a manager, is reimbursed by the company for all operating expenses incurred on behalf of the company, including without limitation, out-of-pocket general and administration expenses of the company, accounting and audit fees, legal fees and expenses, postage, and preparation of reports to the managers.  During 2009 and 2008, the Company incurred no operating expenses paid for by the managers which were reimbursed to Redwood Mortgage Corp.

Redwood Mortgage Corp. is entitled to receive reimbursement of organizational and offering expenses.

NOTE 4 – LOANS

The company generally funds loans with a fixed interest rate and a five-year term. Approximately half of all loans outstanding provide for monthly payments of interest only, with the principal due in full at maturity.  The other loans require monthly payments of principal and interest, typically calculated on a 30 year amortization, with the remaining principal balance due at maturity.

The cash flow and the income generated by the real property securing the loan factor into the credit decisions, as does the general creditworthiness, experience and reputation of the borrower. Such considerations though are subordinate to a determination that the value of the real property is sufficient, in and of itself, as a source of repayment.  The amount of the company’s loan combined with the outstanding debt and claims secured by a senior deed of trust on the property generally will not exceed a specified percentage of the appraised value of the property (the loan to value ratio or LTV) as determined by an independent written appraisal at the time the loan is made.  The loan-to-value ratio generally will not exceed 80% for residential properties (including apartments), 75% for commercial properties, and 50% for land.   The excess of the total debt, including the company’s loan, and the value of the collateral is the protective equity.

24

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 4 – LOANS (continued)

The company’s loans are at fixed rates of interest that ranged from 8.75% to 10.00% at December 31, 2009.

Secured loans had the characteristics presented in the tables following at December 31.

2009
Number of secured loans	8
Secured loans-unpaid principal balance	$1,253,742

Average secured loan	$156,718
Average secured loan as percent of total secured loans	12.50%
Average secured loan as percent of members’ capital	13.94%

Largest secured loan	$269,487
Largest secured loan as percent of total secured loans	21.49%
Largest secured loan as percent of members’ capital	23.98%
Largest secured loan as percent of total assets	15.78%

Smallest secured loan	$98,766
Smallest secured loan as percent of total secured loans	7.88%
Smallest secured loan as percent of members’ capital	8.79%
Smallest secured loan as percent of total assets	5.78%

Number of counties where security is located (all California)	6
Largest percentage of secured loans in one county	29.37%

Number of secured loans in foreclosure	—
Secured loans in foreclosure – unpaid principal balance	—

Number of secured loans with an interest reserve	—
Interest reserves	$—

As of December 31, 2009, the company’s largest loan in the unpaid principal balance of $269,487 represents 21.49% of outstanding secured loans and 15.78% of company assets.  The loan is secured by a residential property located in Los Angeles, California, bears an interest rate of 9.50% and matures on August 1, 2019.

Larger loans sometimes increase above 10% of the secured loan portfolio or company assets as these amounts decrease due to member withdrawals and loan payoffs and due to restructuring of existing loans.

25

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 4 – LOANS (continued)

	2009
Lien position	Loans	Principal	Percent
First trust deeds	5	$833,817	67%
Second trust deeds	3	419,925	33
Third trust deeds	—	—	—
Total secured loans	8	1,253,742	100%
Liens due other lenders at loan closing		707,893

Total debt		$1,961,635

Appraised property value at loan closing		$4,442,021

Percent of total debt to appraised
values (LTV) at loan closing (1)		44.16%

(1)
Based on appraised values and liens due other lenders at loan closing.  The loan to value computation does not take into account subsequent increases or decreases in security property values following the loan closing nor does it include decreases or increases of the amount owing on senior liens to other lenders by payments or interest accruals, if any.

	2009
Property type	Loans	Principal	Percent
Single family	8	$1,253,742	100%
Apartments	—	—	—
Commercial	—	—	—
Land	—	—	—
Total secured loans	8	$1,253,742	100%

	2009
Maturities	Loans	Principal	Percent
2010	—	$—	—%
2011	—	—	—
2012	—	—	—
2013	1	98,766	8
2014	3	335,489	27
Thereafter	4	819,487	65
Total future maturities	8	1,253,742	100
Matured at December 31, 2009	—	—	—
Total secured loans	8	$1,253,742	100%

It is the company’s experience that loans may be repaid or refinanced before, at or after the contractual maturity date. On matured loans the company may continue to accept payments while pursuing collection of amounts owed from borrowers. Therefore, the above tabulation for scheduled maturities is not a forecast of future cash receipts.

At December 31, 2009, no loans were past maturity and/or more than 90 days delinquent in interest payments and there were no impaired loans.
.
The company had 21.49% of its receivable balance due from one borrower at December 31, 2009.  Interest revenue for this borrower accounted for approximately 38.07% of interest revenue for the year ended December 31, 2009.

26

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 5 – FAIR VALUE

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The company determines the fair values of its assets and liabilities based on the fair value hierarchy established in GAAP. The standard describes three levels of inputs that may be used to measure fair value (Level 1, Level 2 and Level 3). Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the company’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the company’s own data.

The company does not record loans at fair value on a recurring basis.

The following methods and assumptions were used to estimate the fair value of assets and liabilities:

(a)	Cash and cash equivalents. The carrying amount equals fair value. All amounts, including interest bearing accounts, are subject to immediate withdrawal.

(b)
Secured loans. The fair value of the non-impaired loans of $1,259,694 at December 31, 2009 was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. For impaired loans in which a specific allowance is established based on the fair value of the collateral, the collateral fair value is determined by exercise of judgment based on management’s experience informed by appraisals (by licensed appraisers), brokers opinion of values, and publicly available information on in-market transactions (Level 2 inputs).  Historically, it has been rare for determinations of fair value to be made without substantial reference to current market transactions.  However, in recent years, due to the low number of real estate transactions, and the rising number of transactions that are distressed (i.e., that are executed by an unwilling seller – often compelled by lenders or other claimants - and/or executed without broad exposure or with market exposure but with few, if any, resulting offers), more interpretation, judgment and interpolation/extrapolation within and across property types is required (Level 3 inputs).

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Loan Commitments

The company makes construction and rehabilitation loans, which are not fully disbursed at loan inception.  The company has approved the borrowers up to a maximum loan balance; however, disbursements are made periodically during completion phases of the construction or rehabilitation or at such other times as required under the loan documents.  At December 31, 2009, there were no undisbursed loan funds.  The company does not maintain a separate cash reserve to hold the undisbursed obligations, which are intended to be funded.

The company periodically negotiates contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments.  The company is not obligated to fund additional money as of December 31, 2009.

27

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
Notes to Financial Statements
December 31, 2009

NOTE 6 – COMMITMENTS AND CONTINGENCIES (continued)

Legal proceedings

In the normal course of business, the company may become involved in various legal proceedings such as assignment of rents, bankruptcy proceedings, appointment of receivers, unlawful detainers, judicial foreclosure, etc., to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes, or to protect, or recoup its investment from the real property secured by the deeds of trust and to resolve disputes between borrowers, lenders, lien holders and mechanics.  None of these actions typically would be of any material importance.  As of the date hereof, the company is not involved in any legal proceedings other than those that would be considered part of the normal course of business.

Organization and offering expenses

Redwood Mortgage Corp. is entitled to receive reimbursement of organizational and offering expenses expended on our behalf.  Through December 31, 2009, organizational and offering expenses totaled approximately $1,030,000.  Upon achieving the minimum unit sales of 1,000,000 units, the Company became obligated to reimburse Redwood Mortgage Corp. for these costs up to an amount equal to 4.5% of gross offering proceeds until Redwood Mortgage Corp. has been fully reimbursed for organizational and offering expenses expended on our behalf.

28

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Balance Sheets
SEPTEMBER 30, 2010 (unaudited) AND DECEMBER 31, 2009 (audited)

ASSETS

	September 30,	December 31,
	2010	2009
Cash and cash equivalents	$2,041,664	$371,551

Loans
Secured by deeds of trust
Principal balances	2,582,083	1,253,742
Accrued interest	16,106	5,468
Total loans	2,598,189	1,259,210

Receivable from affiliate	—	67,508

Loan administration fees, net	17,169	9,907

Total assets	$4,657,022	$1,708,176

LIABILITIES AND CAPITAL

Liabilities
Payable to affiliate	$—	$700
Total liabilities	—	700

Investors in applicant status	1,040,000	583,500

Capital
Members’ capital
Members’ capital, subject to redemption	3,614,714	1,123,244
Managers’ capital	2,308	732
Total members' capital	3,617,022	1,123,976
Total liabilities and capital	$4,657,022	$1,708,176

The accompanying notes are an integral part of these financial statements.

29

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 1 – GENERAL

In the opinion of management of the company, the accompanying unaudited financial statements contain all adjustments, consisting of normal, recurring adjustments, necessary to present fairly the financial information included therein. These financial statements should be read in conjunction with the audited financial statements included in the company’s Form 10-K for the fiscal year ended December 31, 2009 filed with the Securities and Exchange Commission. The results of operations for the nine month period ended September 30, 2010 are not necessarily indicative of the operating results to be expected for the full year.

Redwood Mortgage Investors IX, LLC, a Delaware limited liability company, was organized in October 2008 to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on real property located in California. The managers are Redwood Mortgage Corp. (RMC) and Gymno Corporation, both California corporations. Loans are arranged and serviced by Redwood Mortgage Corp. In connection with the company’s formation, Gymno Corporation, as the initial member, contributed $10,000 to the company. Upon the admission of additional members, the $10,000 capital contribution was refunded to Gymno, upon which it was withdrawn as the initial member of the company, per the operating agreement. Gymno has since contributed to the company’s capital 1/10 of 1% of member contributions as required per the operating agreement.

The rights, duties and powers of the managers and members of the company are governed by the company’s operating agreement and the Delaware Limited Liability Company Act. The description of the company's operating agreement contained in this financial statement provides only general information. Members should refer to the company's operating agreement for a more complete description of the provisions.  Income taxes – federal and state – are the obligation of the members, if and when taxes apply, other than for the annual Delaware and California franchise taxes levied on and paid by the company.

Distribution reinvestment plan

Members may elect to have all or a portion of their monthly distributions reinvested in additional units, subject to the availability of units under the distribution reinvestment plan. Members may withdraw from the distribution reinvestment plan with written notice.

Initial offering

In June 2009 the company commenced its initial public offering of up to 150,000,000 units of its membership interests, at $1 per unit to the public and 37,500,000 units at $1 per unit, to its members pursuant to its distribution reinvestment plan.

Sales commissions - formation loans

Sales commissions paid to broker/dealers are an obligation of RMC and are not paid directly by the company out of the offering proceeds. The company loans to RMC, one of the managers, amounts sufficient to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is unsecured and non-interest bearing and is referred to as the “formation loan.” The following summarizes formation loan transactions at September 30, 2010:

Formation loan made	$352,022
Unamortized discount on imputed interest	(51,824)
Formation loan made, net	300,198
Repayments to date	—
Early withdrawal penalties applied	—
Formation loan, net	300,198
Unamortized discount on imputed interest	51,824
September 30, 2010 balance	$352,022

30

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 1 – GENERAL (continued)

Sales commissions - formation loan (continued)

The formation loan is deducted from members’ capital in the balance sheets. As amounts are collected from RMC, the formation loan balance is reduced, reducing the deduction from capital.  Interest is imputed at the market rate of interest in effect at the date an offering closed. Imputed interest has been recorded for the current offering. During the three and nine months ended September 30, 2010 and 2009, nothing was recorded related to amortization of the discount on imputed interest.

Syndication costs

The company bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees. Syndication costs are charged against members’ capital and are being allocated to individual members consistent with the company's operating agreement.

RMC is entitled to receive reimbursement of organizational and syndication costs expended on behalf of the company.  Through September 30, 2010, organizational and syndication costs totaled approximately $1,304,000. The company is obligated to reimburse RMC for these costs up to an amount equal to 4.5% of gross offering proceeds until RMC has been fully reimbursed for such costs. RMC is responsible for any portion of such costs exceeding 4.5% of gross offering proceeds. Based on gross offering proceeds of $4,178,886 through September 30, 2010, the company reimbursed RMC for $188,050 in organizational and syndication costs (representing 4.5% of the gross offering proceeds).

Through September 30, 2010, syndication costs of $188,050 had been incurred by the company with the following distribution:

Costs incurred	$188,050
Early withdrawal penalties applied	—
Allocated to date	—

September 30, 2010 balance	$188,050

Term of the Company

The company is scheduled to terminate October 8, 2028, unless sooner terminated as provided in the operating agreement.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods.  Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans, (which itself requires determining the fair value of the collateral), and the valuation of real estate held for sale and held as investment, at acquisition and subsequently. Actual results could differ significantly from these estimates.

31

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management estimates (continued)

Collateral fair values are reviewed quarterly and the protective equity for each loan is computed. As used herein, “protective equity” is the arithmetic difference between the fair value of the collateral, net of any senior liens, and the loan balance, where “loan balance” is the sum of the unpaid principal, advances and the recorded interest thereon. This computation is done for each loan (whether impaired or performing), and while loans secured by collateral of similar property type are grouped, there is enough distinction and variation in the collateral that a loan-by-loan, collateral-by-collateral analysis is appropriate.

The fair value of the collateral is determined by exercise of judgment based on management’s experience informed by appraisals (by licensed appraisers), brokers’ opinion of values, and publicly available information on in-market transactions. Historically, it has been rare for determinations of fair value to be made without substantial reference to current market transactions. However, in recent years, due to the low levels of real estate transactions, and the rising number of transactions that are distressed (i.e., that are executed by an unwilling seller – often compelled by lenders or other claimants – and/or executed without broad exposure or with market exposure but with few, if any, resulting offers), more interpretation, judgment and interpolation/extrapolation within and across property types is required.

Appraisals of commercial real property generally present three approaches to estimating value: 1) market comparables or sales approach; 2) cost to replace and 3) capitalized cash flows or investment approach. These approaches may or may not result in a common, single value. The market-comparables approach may yield several different values depending on certain basic assumptions, such as, determining highest and best use (which may or may not be the current use); determining the condition (e.g. as-is, when-completed, or for land when-entitled); and determining the unit of value (e.g. as a series of individual unit sales or as a bulk disposition). Further complicating this process already subject to judgment, uncertainty and imprecision are the current low transaction volumes in the residential, commercial and land markets, and the variability that has resulted. This exacerbates the imprecision in the process, and requires additional considerations and inquiries as to whether the transaction was entered into by a willing seller in a functioning market or the transaction was completed in a distressed market, in which the predominant number of sellers are surrendering properties to lenders in partial settlement of debt (as is currently prevalent in the residential markets and is occurring more frequently in commercial markets) and/or participating in “arranged sales” to achieve partial settlement of debts and claims and to generate tax advantage. Either way, the present market is at historically low transaction volumes with neither potential buyers nor sellers willing to transact. In certain asset classes the time elapsed between transactions – other than foreclosures – was 12 or more months.

The uncertainty in the process is exacerbated by the tendency in distressed market for lesser-quality properties to transact while upper echelon properties remain off the market – or come on and off the market – because these owners often believe in the intrinsic value of their properties (and the recoverability of that value) and are unwilling to accept non-economic offers from opportunistic – often all cash – acquirers taking advantage of distressed markets. This accounts for the ever lower transaction volumes for higher quality properties which exacerbate the perception of a broadly declining market in which each succeeding transaction establishes a new low.

Management has the requisite familiarity with the markets the company lends in generally and of the collateral properties specifically to analyze sales-comparables and assess their suitability/applicability. Management is acquainted with market participants – investors, developers, brokers, lenders – that are useful, relevant secondary sources of data and information regarding valuation and valuation variability. These secondary sources may have familiarity with and perspectives on pending transactions, successful strategies to optimize value, and the history and details of specific properties – on and off the market - that enhance the process and analysis that is particularly and principally germane to establishing value in distressed markets and/or property types (such as land held for development and for units in a condominium conversion). Multiple inputs from different sources often collectively provide the best evidence of fair value. In these cases expected cash flows would be considered alongside other relevant information.

32

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans, advances and interest income

Loans and advances generally are stated at the unpaid principal balance. Management has discretion to pay amounts (advances) to third parties on behalf of borrowers to protect the company’s interest in the loan. Advances include, but are not limited to, the payment of interest and principal on a senior lien to prevent foreclosure by the senior lien holder, property taxes, insurance premiums, and attorney fees. Advances generally are stated at the unpaid balance and accrue interest until repaid by the borrower.

The company may on occasion fund a specific loan origination net of an interest reserve to insure timely interest payments at the inception (one to two years) of the loan. As monthly interest payments become due, the company funds the payments into the affiliated trust account.

If, based upon current information and events, it is probable the company will be unable to collect all amounts due according to the contractual terms of the loan agreement; a loan may be designated as impaired. Impaired loans are included in management’s periodic analysis of recoverability. Any subsequent payments on impaired loans are applied to late fees and then to reduce first the accrued interest, then advances, and then unpaid principal balances.

The company may negotiate and enter into contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments which can delay and/or alter the loan’s cash flow and delinquency status.

Interest is accrued daily based on the unpaid principal balance of the loans. An impaired loan continues to accrue as long as the loan is in the process of collection and is considered to be well-secured. Loans are placed on non-accrual status at the earlier of management’s determination that the primary source of repayment will come from the foreclosure and subsequent sale of the collateral securing the loan (which usually occurs when a notice of sale is filed) or when the loan is no longer considered well-secured. When a loan is placed on non-accrual status, the accrual of interest is discontinued; however, previously recorded interest is not reversed. A loan may return to accrual status when all delinquent interest and principal payments become current in accordance with the terms of the loan agreement.

Loan administration fees are capitalized and amortized over the life of the loan using the effective interest method.

Allowance for loan losses

Loans and the related accrued interest and advances are analyzed on a periodic basis for ultimate recoverability. Delinquencies are identified and followed as part of the loan system. Delinquencies are determined based upon contractual terms. For impaired loans, a provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, such that the net carrying amount (unpaid principal balance, plus advances, plus accrued interest less the specific allowance) is reduced to the present value of future cash flows discounted at the loan’s effective interest rate, or, if a loan is collateral dependent, to the estimated fair value of the related collateral net of any senior loans, which would include costs to sell in arriving at net realizable value if planned disposition of the asset securing a loan is by way of sale.

33

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses (continued)

Loans determined not to be individually impaired are grouped by the property type of the underlying collateral, and for each loan and for the total by property type, the amount of protective equity or amount of exposure to loss (i.e., the dollar amount of the deficiency of the fair value of the underlying collateral to the loan balance) is computed. Based on its knowledge of the borrowers and their historical (and expected) performance, and the exposure to loss as indicated in the analysis, management estimates an appropriate reserve by property type for probable credit losses in the portfolio.  Because the company is an asset-based lender and because specific regions, neighborhoods and even properties within the same neighborhoods, vary significantly as to real estate values and transaction activity, general market trends, which may be indicative of a change in the risk of a loss, are secondary to the condition of the property, the property type and the neighborhood/region in which the property is located, and do not enter substantially into the determination of the amount of the non-specific (i.e. general) reserves.

The fair value estimates are derived from information available in the real estate markets including similar property, and may require the experience and judgment of third parties such as commercial real estate appraisers and brokers. The company charges off uncollectible loans and related receivables directly to the allowance account once it is determined the full amount is not collectible.

Recently issued accounting pronouncements

In July 2010, the FASB issued ASU 2010-20, “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” This ASU requires significant new disclosures about the allowance for credit losses and the credit quality of financing receivables. The requirements are intended to enhance transparency regarding credit losses and the credit quality of loan and lease receivables by disclosing an evaluation of (i) the nature of credit risk inherent in the entity’s portfolio of financing receivables, (ii) how that risk is analyzed and assessed in arriving at the allowance for credit losses and (iii) the changes and reasons for those changes in the allowance for credit losses. Under this statement, allowance for credit losses and fair value are to be disclosed by portfolio segment, while credit quality information, impaired financing receivables and nonaccrual status are to be presented by class of financing receivable. Disclosure of the nature and extent, the financial impact and segment information of troubled debt restructurings will also be required. The disclosures are to be presented at the level of disaggregation that management uses when assessing and monitoring the portfolio’s risk and performance. ASU 2010-20 will be effective for the company’s financial statements as of December 31, 2010, as it relates to disclosures required as of the end of a reporting period. Disclosures that relate to activity during a reporting period will be required for the company’s financial statements that include periods beginning on or after January 1, 2011.

NOTE 3 – MANAGERS AND RELATED PARTIES

The following are commissions and/or fees that are paid to the managers or their affiliates:

- Loan brokerage commissions - For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the managers may collect loan brokerage commissions (points) limited to an amount not to exceed 4% of the total company assets per year. The loan brokerage commissions are paid by the borrowers and thus, are not an expense of the company.  Loan brokerage commissions paid by the borrowers were $9,450 and $0 for the three month periods ended September 30, 2010 and 2009, respectively, and $30,990 and $0 for the nine month periods ended September 30, 2010 and 2009, respectively.

34

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 3 – MANAGERS AND RELATED PARTIES (continued)

- Loan administrative fees - RMC receives a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on the company's behalf by RMC for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by the company upon the closing of each loan. Loan administration fees paid by the company were $2,700 and $0 for the three month periods ended September 30, 2010 and 2009, respectively, and $9,880 and $0 for the nine month periods ended September 30, 2010 and 2009, respectively.

- Processing and escrow fees - RMC receives processing and escrow fees for services in connection with notary, document preparation, credit investigation and escrow fees in an amount equal to the fees customarily charged by RMC for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by the company.

- Mortgage servicing fees - Mortgage servicing fees of up to 0.25%, on an annual basis, of the unpaid principal of each loan are paid monthly to RMC, or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The managers, in their sole discretion, may elect to accept less than the maximum amount of the mortgage servicing fee to enhance the earnings of the company. Mortgage servicing fees were $1,522 and $0 for the three month periods ended September 30, 2010 and 2009, respectively, and $3,171 and $0 for the nine month periods ended September 30, 2010 and 2009, respectively.

- Asset management fees - The managers receive a monthly asset management fee for managing the company's portfolio and operations in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves.  This amount will be recomputed annually after the second full year of operations by subtracting from the then fair value of the company’s loans plus working capital reserves, an amount equal to the outstanding debt.

The managers, in their sole discretion, may elect to accept less than the maximum amount of the asset management fee to enhance the earnings of the company. Such fee waivers were not made for the purpose of providing the company with sufficient funds to satisfy unit redemption requests, nor were such waivers made in order to meet any required level of distributions, as the company has no such required level of distributions. The managers do not use any specific criteria in determining the exact amount of fees to be waived. The decision to waive fees and the amount, if any, to be waived, is made by the managers in their sole discretion.

Asset management fees are summarized in the following table for the three and nine month periods ended September 30.

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Maximum chargeable by managers	$8,938	$—	$16,513	$—
Waived by managers	(8,938)	—	(16,513)	—
Net charged	$—	$—	$—	$—

- Costs from RMC - RMC, a manager, is reimbursed by the company for operating expenses incurred on behalf of the company including, without limitation, accounting and audit fees, legal fees and expenses, postage, and the costs for preparation of reports to members, and out-of-pocket general and administration expenses. RMC was reimbursed for operating expenses totaling $1,134 and $0 for the three month periods ended September 30, 2010 and 2009, respectively, and $2,369 and $0 for the nine month periods ended September 30, 2010 and 2009, respectively.

35

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 3 – MANAGERS AND RELATED PARTIES (continued)

 - Organization and offering expenses - RMC is entitled to receive reimbursement of organizational and offering expenses expended on behalf of the company. Through September 30, 2010, organizational and offering expenses totaled approximately $1,304,000.  Upon achieving the minimum unit sales of 1,000,000 units, the company became obligated to reimburse RMC for these costs up to an amount equal to 4.5% of gross offering proceeds until RMC has been fully reimbursed for organizational and offering expenses expended on behalf of the company.

NOTE 4 – LOANS

The company generally funds loans with a fixed interest rate and a five-year term. All loans outstanding provide for monthly payments of principal and interest, typically calculated on a 30 year amortization, with the remaining principal balance due at maturity.

The cash flow and the income generated by the real property securing the loan factor into the credit decisions, as does the general creditworthiness, experience and reputation of the borrower. Such considerations though are subordinate to a determination that the value of the real property is sufficient, in and of itself, as a source of repayment. The amount of the company’s loan combined with the outstanding debt and claims secured by a senior deed of trust on the property generally will not exceed a specified percentage of the appraised value of the property (the loan to value ratio or LTV) as determined by an independent written appraisal at the time the loan is made.  The loan-to-value ratio generally will not exceed 80% for residential properties (including apartments), 75% for commercial properties, and 50% for land.   The excess of the total debt, including the company’s loan, and the value of the collateral is the protective equity.

Secured loan transactions are summarized in the following table for the nine months ended September 30.

2010
Unpaid principal balance, beginning of the year	$1,253,742
New loans	1,622,330
Borrower repayments	(293,989)
Unpaid principal balance, end of period	$2,582,083

36

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 4 – LOANS (continued)

Secured loans had the characteristics presented in the following table.

	September 30,	December 31,
	2010	2009
Number of secured loans	12	8
Secured loans – unpaid principal balance (or Principal)	$2,582,083	$1,253,742

Average secured loan	$215,174	$156,718
Average secured loan as percent of total secured loans	8.33%	12.50%
Average secured loan as percent of members’ capital	5.95%	13.94%

Largest secured loan	$330,348	$269,487
Largest secured loan as percent of total secured loans	12.79%	21.49%
Largest secured loan as percent of members’ capital	9.13%	23.98%
Largest secured loan as percent of total assets	7.09%	15.78%

Smallest secured loan	$98,196	$98,766
Smallest secured loan as percent of total secured loans	3.80%	7.88%
Smallest secured loan as percent of members’ capital	2.71%	8.79%
Smallest secured loan as percent of total assets	2.11%	5.78%

Number of counties where security is located (all California)	6	6
Largest percentage of secured loans in one county	42.03%	29.37%

Number of secured loans in foreclosure status	—	—
Secured loans in foreclosure – unpaid principal balance	$—	$—

Number of secured loans with an interest reserve	—	—
Interest reserves	$—	$—

Secured loans – interest rates (fixed)	8.75 – 11.00%	8.75 - 10.00%

As of September 30, 2010, the company’s largest loan in the unpaid principal balance of $330,348 represents 12.79% of outstanding secured loans and 9.13% of company assets. The loan is secured by a residential property located in San Francisco, California, bears an interest rate of 10.00% and matures on May 1, 2018.

37

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 4 – LOANS (continued)

- Lien positions - Secured loans had the lien positions presented in the following table.

	September 30, 2010			December 31, 2009
	Loans	Principal	Percent	Loans	Principal	Percent
First trust deeds	7	$1,448,381	56%	5	$833,817	67%
Second trust deeds	5	1,133,702	44	3	419,925	33
Third trust deeds	—	—	—	—	—	—
Total secured loans	12	2,582,083	100%	8	1,253,742	100%
Liens due other lenders at loan closing		2,844,370			707,893

Total debt		$5,426,453			$1,961,635

Appraised property value at loan closing		$11,715,115			$4,442,021

Percent of total debt to appraised
values (LTV) at loan closing (1)		46.32%			44.16%

(1)
Based on appraised values and liens due other lenders at loan closing.  The loan to value computation does not take into account increases or decreases in security property values subsequent to the loan closing nor does it include decreases or increases of the amount owing on senior liens to other lenders by payments or interest accruals, if any.

- Property type - Secured loans summarized by property type of the collateral are presented in the table following.

	September 30, 2010			December 31, 2009
	Loans	Principal	Percent	Loans	Principal	Percent
Single family (2)	11	$2,312,083	90%	8	$1,253,742	100%
Multi-family	1	270,000—	10	—	—	—
Commercial	—	—	—	—	—	—
Land	—	—	—	—	—	—
Total secured loans	12	$2,582,083	100%	8	$1,253,742	100%

(2)	Single family properties include owner-occupied and non-owner occupied single family homes, and condominium units.

- Scheduled maturities - Secured loans are scheduled to mature as presented in the following table.

Scheduled maturities	Loans	Principal	Percent
2010	—	$—	—%
2011	1	206,803	8
2012	—	—	—
2013	2	343,664	13
2014	2	229,271	9
Thereafter	7	1,802,345	70
Total secured loans	12	$2,582,083	100%

38

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 4 – LOANS (continued)

It is the manager’s experience that loans may be repaid or refinanced before, at or after the contractual maturity date. For matured loans, the company may continue to accept payments while pursuing collection of amounts owed from borrowers. Therefore, the above tabulation for scheduled maturities is not a forecast of future cash receipts.

- Delinquent loans - The company did not have any secured loans more than 90 days delinquent in interest payments as of September 30, 2010 or December 31, 2009.

- Impaired loans - The company did not have any secured loans designated as impaired at September 30, 2010 or December 31, 2009.

NOTE 5 – FAIR VALUE

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction.  Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The company determines the fair values of its assets and liabilities based on the fair value hierarchy established in GAAP. The standard describes three levels of inputs that may be used to measure fair value (Level 1, Level 2 and Level 3). Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the company’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the company’s own data.

The company does not record loans at fair value on a recurring basis.

The following methods and assumptions were used to estimate the fair value:

(c)	Cash and cash equivalents. The carrying amount equals fair value. All amounts, including interest bearing accounts, are subject to immediate withdrawal.

(d)
Secured loans. The fair value of the secured loans of $2,623,000 and $1,260,000 at September 30, 2010 and December 31, 2009, respectively, was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made.

39

REDWOOD MORTGAGE INVESTORS IX, LLC
(A Delaware Limited Liability Company)
Notes to Balance Sheets
September 30, 2010 (unaudited)

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Loan commitments

The company may make construction and rehabilitation loans which are not fully disbursed at loan inception. The company typically approves the borrowers up to a maximum loan balance; however, disbursements are made periodically upon completion of phases of the construction or rehabilitation or as otherwise required under the loan documents. At September 30, 2010, there were no construction or rehabilitation loans and no undisbursed loan funds. The company does not maintain a separate cash reserve to hold the undisbursed obligations, which are intended to be funded.

The company may negotiate various workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments.  The company was not obligated to fund additional money as of September 30, 2010.

Legal proceedings

In the normal course of business, the company may become involved in various legal proceedings such as assignment of rents, bankruptcy proceedings, appointment of receivers, unlawful detainers, judicial foreclosure, etc., to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes, or to protect, or recoup its investment from the real property secured by the deeds of trust and to resolve disputes between borrowers, lenders, lien holders and mechanics. None of these actions typically would be of any material importance. As of the date hereof, the company is not involved in any legal proceedings other than those that would be considered part of the normal course of business.

NOTE 7 – SUBSEQUENT EVENTS

None

40

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Gymno Corporation
Redwood City, California

We have audited the accompanying balance sheet of Gymno Corporation as of December 31, 2009.  This balance sheet is the responsibility of the Company's management.  Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/  ARMANINO McKENNA  LLP

April 28, 2010
San Ramon, California

41

GYMNO CORPORATION
BALANCE SHEET
DECEMBER 31, 2009

ASSETS

Cash and cash equivalents	$400,474
Accounts receivable	130
Prepaid income tax	74,526
Deferred tax asset	40,178
Investments as general partner or manager
Redwood Mortgage Investors IV	7,209
Redwood Mortgage Investors V	5,001
Redwood Mortgage Investors VI	9,761
Redwood Mortgage Investors VII	8,602
Redwood Mortgage Investors VIII	95,423
Redwood Mortgage Investors IX, LLC	1,317
Total investments	127,313
Total assets	$642,621

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Accounts payable and accrued liabilities	$732
Total liabilities	732

Stockholders’ equity
Common stock, no par, authorized 1,000,000 shares; 500
shares issued and outstanding	12,500
Retained earnings	629,389
Total stockholder’s equity	641,889

Total liabilities and stockholders’ equity	$642,621

The accompanying notes are an integral part of this balance sheet.

42

GYMNO CORPORATION
NOTES TO BALANCE SHEET
DECEMBER 31, 2009

NOTE 1 – ORGANIZATION

Gymno Corporation (the “Company”) was formed in July 1986. The Company was formed for the purpose of serving as the corporate general partner/manager of certain California limited partnerships (Redwood Mortgage Investors (“RMI”) IV, V, VI, VII, VIII) and a Delaware limited liability company, (Redwood Mortgage Investors IX, LLC), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As the corporate general partner/manager, the Company receives management fees.  In addition, the Company receives its allocation of income on its equity investments.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying financial statement was prepared on the accrual basis of accounting.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.  Periodically, the Company maintains cash balances in excess of federally insured limits.

Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  Beginning with the adoption formerly known as FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, now included in FASB ASC Subtopic 740-10 - Income Taxes - Overall, as of January 1, 2009, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained.  Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized.  Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  Prior to the adoption of FASB ASC Subtopic 740-10, the Company recognized the effect of income tax positions only if such positions were probable of being sustained.

Investments

The Company invests in limited partnerships and limited liability companies. The Company, as corporate general partner or manager, has the ability to exercise significant influence over the partnerships and the limited liability company.  In accordance with recognized generally accepted accounting principals (GAAP) in the United States, the Company accounts for its investment in these partnerships and limited liability company using the equity method.

Use of estimates

The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

43

GYMNO CORPORATION
NOTES TO BALANCE SHEET
DECEMBER 31, 2009

NOTE 3 – INVESTMENTS AS GENERAL PARTNER OR MANAGER

In the fourth quarter and for the year of 2009, RMI IV and RMI VII had operating losses.  RMI VIII, had an operating loss during the third quarter and for the year of 2009.  The Company repaid distributions received in excess of 2008 and 2009 earnings to preclude a reduction in capital that otherwise would have resulted.

Upon admission of additional members the RMI IX, the Company’s $10,000 initial capital contribution in RMI IX, LLC, was returned to the Company in accordance with RMI IX’s operating agreement, and the Company was withdrawn as the initial member.  The Company has made the manager’s required investment of one-tenth of 1% of the members contributed capital.

The following is a summary of the Company’s investment in the partnerships and LLC, as of and for the year ended December 31, 2009:

				Gymno
				Corporation
			Gymno	Investment
		Net income	Corporation	Percent of
	Net Assets	(loss)	Investment	Net Assets
RMI IV	$5,082,171	$(33,241)	$7,209	0.14%
RMI V	1,817,482	89,002	5,001	0.28%
RMI VI	5,704,471	253,525	9,761	0.17%
RMI VII	8,293,866	(337,078)	8,602	0.10%
RMI VIII	315,523,938	(20,106,515)	95,423	0.03%
RMI IX	1,123,976	14,055	1,317	0.12%
Total investments	$337,545,904	$(20,120,252)	$127,313

NOTE 4 – RELATED PARTY RECEIVABLE / PAYABLE

From time to time, the Company may be owed/owe money from/to a related party. The Company incurs a monthly management fee to Redwood Mortgage Corp., an affiliated company, for usage of space, utilities, personnel and management expertise. As of December 31, 2009 the Company owed $732 to a related party.

44

GYMNO CORPORATION
NOTES TO BALANCE SHEET
DECEMBER 31, 2009

NOTE 5 – GUARANTEES

The Company is a guarantor on a line of credit for one of the partnerships.  The line of credit provides for borrowings up to $85,000,000 at prime less 0.50%.  The line of credit matures on June 30, 2010. The balance on the line of credit at December 31, 2009 was $80,000,000.  If there are no outstanding defaults on the line at the maturity date, the partnership has an option to convert the line of credit to a term loan that would be payable over 36 months.

The line of credit requires the partnership to comply with certain financial covenants.  As a result of reporting a net loss for the quarter ended September 30, 2009 and for the year ended December 31, 2009, the partnership was in technical non-compliance with the profitability covenant set forth in the loan agreement.  In the fourth quarter of 2009, the banks and the partnership entered into a forbearance agreement (through May 22, 2010), which included increasing the interest rate on the line of credit by 2.0 percentage points to the default rate (prime plus 1.5%) effective as of October 1, 2009 and  charging a forbearance fee of $148,000.  The increased rate and the forbearance fee caused the effective interest rate for 2009 to be 3.29% compared to 4.58% for 2008.  Other modifications of the loan terms were a reduction of the revolving loan commitment to $80 million; suspension of the revolving facility; and assignment of unassigned notes receivable secured by mortgages as additional collateral.  The forbearance agreement allows the partnership to finance its real properties provided that funds obtained are used to reduce the unpaid principal balance of the line of credit.

The general partners of the partnership expect to complete negotiation of a resolution of these covenant matters with the banks in the second quarter of 2010, and it believes that other than the reduction in earnings resulting from the increased interest rate, there will be no other material impact on the partnership’s financial position or results of operations during the negotiation period.  While the definitive terms of the resolution will not be known until negotiations are completed, the general partners anticipate the partnership may be expected to continue pay down of the amount owing as cash becomes available from operations, loan payoffs, and property sales, that began in the fourth quarter of 2009 at amounts and terms to be negotiated.  Through March 31, 2010, the partnership made payments reducing the principal balance on the line of credit to $73 million.

NOTE 6 – INCOME TAXES

The Company has net operating losses (“NOL”) available estimated to be approximately $22,000 for Federal tax purposes and $12,000 for California tax purposes.  The NOL’s can be carried forward twenty years or carried back five years for federal tax purposes and carried forward ten years but may not be carried back for California tax purposes.

The most significant component of the Company’s net deferred tax asset is the Company’s ownership portion of the reserve for loan losses recorded by its investments.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 28, 2010, the date of issuance of the financial statement.

45

GYMNO CORPORATION
BALANCE SHEET
SEPTEMBER 30, 2010
(unaudited)

ASSETS

Cash and cash equivalents	$427,190
Prepaid income tax	64,127
Investments
Investments in limited partnerships
Redwood Mortgage Investors IV	7,209
Redwood Mortgage Investors V	5,001
Redwood Mortgage Investors VI	9,761
Redwood Mortgage Investors VII	8,602
Redwood Mortgage Investors VIII	95,423
Investment in limited liability company
Redwood Mortgage Investors IX, LLC	4,184
Total investments	130,180
Deferred tax asset	40,178
Total assets	$661,675

STOCKHOLDERS’ EQUITY

Stockholders’ equity
Common stock, no par, authorized 1,000,000 shares; 500
shares issued and outstanding	12,500
Retained earnings	649,175
Total stockholders’ equity	$661,675

The accompanying notes are an integral part of this balance sheet.

46

GYMNO CORPORATION
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2010
(unaudited)

NOTE 1 – ORGANIZATION

Gymno Corporation (the “Company”) was formed in July 1986. The Company was formed for the purpose of serving as the corporate general partner/manager of certain California limited partnerships, (Redwood Mortgage Investors (“RMI”) IV, V, VI, VII, VIII) and a Delaware limited liability company (Redwood Mortgage Investors IX, LLC), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As the corporate general partner/manager, the Company receives management fees.  In addition, the Company receives its allocation of income on its investments in the entities it manages.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying balance sheet was prepared on the accrual basis of accounting.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.  Periodically, the Company maintains cash balances in excess of federally insured limits.

Income taxes

The Company provides for income taxes currently payable. A deferred tax asset of $40,178 was recorded as of September 30, 2010.

Investments

The Company invests in limited partnerships and a limited liability company. The Company, as corporate general partner or managing member, has the ability to exercise significant influence over the partnerships and the limited liability company.  In accordance with recognized generally accepted accounting principals (GAAP) in the United States, the Company accounts for its investment in these partnerships and limited liability company using the equity method.

Use of estimates

The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

47

GYMNO CORPORATION
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2010
(unaudited)

NOTE 3 – INVESTMENTS

In the fourth quarter and for the year of 2009, RMI IV and RMI VII had operating losses.  RMI VIII, had an operating loss during the third quarter and for the year of 2009.  The Company repaid distributions received in excess of 2008 and 2009 earnings to preclude a reduction in capital that otherwise would have resulted.

The Company’s $10,000 initial investment in RMI IX, LLC was returned to the Company per the LLC’s operating agreement, and the Company has made the managing manager’s required investment of one-tenth of 1% of the members’ contributed capital.

The following is a summary of the Company’s investment in the partnerships and LLC, as of and for the nine months ended September 30, 2010:

				Gymno
				Corporation
			Gymno	Investment
		Net income	Corporation	Percent of
	Net Assets	(loss)	Investment	Net Assets
Investments in limited partnerships
RMI IV	$4,779,643	$60,584	$7,209	0.15%
RMI V	1,729,708	64,338	5,001	0.29%
RMI VI	5,509,591	216,994	9,761	0.18%
RMI VII	7,952,214	132,829	8,602	0.11%
RMI VIII	275,889,674	(38,476,590)	95,423	0.03%
Investment in limited liability co.
RMI IX, LLC	3,617,022	107,343	4,184	0.12%
Total investments	$299,477,852	$(37,894,502)	$130,180

NOTE 4 – RELATED PARTY RECEIVABLE / PAYABLE

From time to time, the Company may be owed/owe money from/to a related party. The Company incurs a monthly management fee to Redwood Mortgage Corporation, an affiliated company, for usage of space, utilities, personnel and management expertise. As of September 30, 2010, the Company was not owed and did not owe any related parties.

48

GYMNO CORPORATION
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2010
(unaudited)

NOTE 5 – GUARANTEES

The Company is a guarantor on a bank loan/line of credit for RMI VIII.  The partnership’s bank loan/line of credit matured on June 30, 2010, which maturity date was subsequently extended to October 18, 2010.

As of October 18, 2010, the partnership and the banks entered into an amended and restated loan agreement. The significant terms and conditions in the amended loan agreement include:  1) an extended maturity date of June 30, 2012; with continuing scheduled pay downs of the loan amount to maturity; 2) an interest rate of Prime plus 1.5% subject to a floor of 5.0%; 3) an annual facility fee (payable quarterly) of 0.5%; 4) required remittance to the banks of 70% of net proceeds from the sale or refinance of REO and/or net proceeds from loan payoffs in excess of $5 million; 5) required remittance of cash balances in excess of $12 million; 6) restrictions on use of cash including no new loans with the exception of refinance of existing loans, no expenditures in the ordinary course of business to preserve, maintain, repair, or operate property in excess of $1 million without prior written consent (subject to exclusions for funds set aside for REO projects and servicing of senior liens designated in the loan agreement), limitations on distributions to electing limited partners of an amount not to exceed a distribution rate of 2.1%; 7) a collateral covenant, and 8) a financial covenant.

The principal balance outstanding on the bank loan at September 30, 2010 was $50,585,000 on RMI VIII.  RMI VIII was in compliance with all covenants and terms of the loan agreement.  Scheduled minimum monthly principal payments are:  $585,000 in December, 2010, $2,500,000 for January 2011 through June 2011, $2,750,000 for July 2011 through May 2012, and $4,750,000 for June 2012.  Any required accelerated principal payments due under the terms and conditions of the loan agreement noted above are applied to the next scheduled monthly principal payments.

NOTE 6 – SUBSEQUENT EVENTS

The principal balance outstanding on the bank loan at January 21, 2011 had been reduced to $50,000,000.

The Company has evaluated subsequent events through January 21, 2011, the date of issuance of the balance sheet.

49

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

We have audited the consolidated balance sheet of Redwood Mortgage Corp. and subsidiary (the “Company”) as of September 30, 2010.  This consolidated balance sheet is the responsibility of the Company's management.  Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. and subsidiary as of September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ARMANINO McKENNA  LLP

January 21, 2011
San Ramon, CA

50

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

ASSETS

Cash and cash equivalents	$2,079,537
Receivables
Mortgage servicing fees from affiliate	1,200,000
Other	2,575
Prepaid expenses	124,440
Loans
Secured by deeds of trust	316,067
Advances on secured loans	244
Unsecured, net of discount of $10,451	306,470
Allowance for loan losses	(156,067)
Net loans	466,714
Investment in partnership	43,143
Real estate held as investment	3,161,768
Syndication costs advanced to RMI IX	1,144,136
Fixed assets, net	70,128
Deferred costs of brokerage related rights, net	8,796,793
Total assets	$17,089,234

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Accounts payable and accrued liabilities	$60,705
Accrued compensated absences	194,615
Deferred compensation	104,418
Notes payable	1,689,669
Loans (formation) from affiliates, net
RMI VIII, net	7,919,150
RMI IX, net	300,198
Deferred income taxes	2,926,000
Total liabilities	13,194,755

Stockholders’ equity
Common stock, wholly-owned by Redwood Group, Ltd., at
$4.00 per share stated value (1,000 shares authorized,
issued and outstanding)	4,000
Retained earnings	3,890,479
Total stockholder’s equity	3,894,479

Total liabilities and stockholder’s equity	$17,089,234

The accompanying notes are an integral part of this consolidated balance sheet

51

 REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 1 – ORGANIZATION

Redwood Mortgage Corp. and its wholly-owned subsidiary, Weeks, LLC (collectively the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by Michael R. Burwell and the Irrevocable Burwell Family Trust.  The Company, Michael R. Burwell, and Gymno Corporation (owned 50% by Michael R. Burwell) are general partners in Redwood Mortgage Investors VIII (RMI VIII), a California limited partnership, which invests in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.  Michael R. Burwell and Gymno Corporation are also general partners in four other related California limited partnerships and the Company and Gymno Corporation are the managing members of a Delaware limited liability company (Redwood Mortgage Investors IX, LLC (RMI IX)). On October 1, 2009, RMI IX received subscriptions in excess of the minimum offering amount, and on October 6, 2009, $1,013,204 was released from the escrow account to RMI IX. During October 2009, the members that contributed the released cash were admitted to RMI IX as prescribed by the operating agreement.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned five limited partnerships and RMI IX.  The accompanying consolidated financial statement does not include the activities of the trust cash accounts maintained by the Company.  As a real estate broker licensed with the State of California, the Company arranges loans for the limited partnerships and RMI IX with various maturities, most of which are secured by deeds of trust.  At September 30, 2010, the Company was servicing a portfolio approximating $252,000,000 owned primarily by the aforementioned partnerships and RMI IX.

The Company operates on a fiscal year which runs from October 1 of one year, through September 30 of the following year. All references to the year 2010 refer to the fiscal year ended on September 30, 2010.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s consolidated balance sheet includes the accounts of its 100%-owned subsidiary, Weeks, LLC.  All significant intercompany transactions and balances have been eliminated in consolidation.

The accompanying consolidated balance sheet was prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less.  Periodically, the Company maintains cash balances in excess of federally insured limits.

52

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans, (which itself requires determining the fair value of the collateral), and the valuation of real estate held as investment, at acquisition and subsequently. Actual results could differ significantly from these estimates.

Collateral fair values are reviewed quarterly and the protective equity for each loan is computed. As used herein, “protective equity” is the arithmetic difference between the fair value of the collateral, net of any senior liens, and the loan balance, where “loan balance” is the sum of the unpaid principal, advances and the recorded interest thereon.

The fair value of the collateral is determined by exercise of judgment based on management’s experience informed by appraisals (by licensed appraisers), brokers’ opinion of values, and publicly available information on in-market transactions.  Historically, it has been rare for determinations of fair value to be made without substantial reference to current market transactions. However, in recent years, due to the low levels of real estate transactions, and the rising number of transactions that are distressed (i.e., that are executed by an unwilling seller – often compelled by lenders or other claimants – and/or executed without broad exposure or with market exposure but with few, if any, resulting offers), more interpretation, judgment and interpolation/extrapolation within and across property types is required.

Appraisals of commercial real property generally present three approaches to estimating value: 1) market comparables or sales approach; 2) cost to replace and 3) capitalized cash flows or investment approach.  These approaches may or may not result in a common, single value.  The market-comparables approach may yield several different values depending on certain basic assumptions, such as, determining highest and best use (which may or may not be the current use); determining the condition (e.g. as-is, when-completed, or for land when-entitled); and determining the unit of value (e.g. as a series of individual unit sales or as a bulk disposition). Further complicating this process already subject to judgment, uncertainty and imprecision are the current low transaction volumes in the residential, commercial and land markets, and the variability that has resulted.  This exacerbates the imprecision in the process, and requires additional considerations and inquiries as to whether the transaction was entered into by a willing seller in a functioning market or the transaction was completed in a distressed market, in which the predominant number of sellers are surrendering properties to lenders in partial settlement of debt (as is currently prevalent in the residential markets and is occurring more frequently in commercial markets) and/or participating in “arranged sales” to achieve partial settlement of debts and claims and to generate tax advantage. Either way, the present market is at historically low transaction volumes with neither potential buyers nor sellers willing to transact. In certain asset classes the time elapsed between transactions – other than foreclosures – was 12 or more months.

The uncertainty in the process is exacerbated by the tendency in distressed market for lesser-quality properties to transact while upper echelon properties remain off the market - or come on and off the market – because these owners often believe in the intrinsic value of their properties (and the recoverability of that value) and are unwilling to accept non-economic offers from opportunistic – often all cash – acquirers taking advantage of distressed markets. This accounts for the ever lower transaction volumes for higher quality properties which exacerbate the perception of a broadly declining market in which each succeeding transaction establishes a new low.

53

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management estimates (continued)

Management is acquainted with market participants – investors, developers, brokers, lenders – that are useful, relevant secondary sources of data and information regarding valuation and valuation variability. These secondary sources may have familiarity with and perspectives on pending transactions, successful strategies to optimize value, and the history and details of specific properties - on and off the market - that enhance the process and analysis that is particularly and principally germane to establishing value in distressed markets and/or property types (such as land held for development and for units in a condominium conversion). Multiple inputs from different sources often collectively provide the best evidence of fair value. In these cases expected cash flows would be considered alongside other relevant information.

Loans, advances and interest income

Loans and advances generally are stated at the unpaid principal balance. Management has discretion to pay amounts (advances) to third parties on behalf of borrowers to protect the Company’s interest in the loan. Advances include, but are not limited to, the payment of interest and principal on a senior lien to prevent foreclosure by the senior lien holder, property taxes, insurance premiums, and attorney fees. Advances generally are stated at the unpaid balance and accrue interest until repaid by the borrower.

The Company may on occasion fund a specific loan origination net of an interest reserve to insure timely interest payments at the inception (one to two years) of the loan. As monthly interest payments become due, the Company funds the payments into the affiliated trust account.

If, based upon current information and events, it is probable the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement; a loan may be designated as impaired. Impaired loans are included in management’s periodic analysis of recoverability. Any subsequent payments on impaired loans are applied to late fees and then to reduce first the accrued interest, then advances, and then unpaid principal balances.

The Company may negotiate and enter into contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments which can delay and/or alter the loan’s cash flow and delinquency status.

Interest is accrued daily based on the unpaid principal balance of the loans. An impaired loan continues to accrue as long as the loan is in the process of collection and is considered to be well-secured. Loans are placed on non-accrual status at the earlier of management’s determination that the primary source of repayment will come from the foreclosure and subsequent sale of the collateral securing the loan (which usually occurs when a notice of sale is filed) or when the loan is no longer considered well-secured. When a loan is placed on non-accrual status, the accrual of interest is discontinued; however, previously recorded interest is not reversed. A loan may return to accrual status when all delinquent interest and principal payments become current in accordance with the terms of the loan agreement.

54

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses

Loans and the related accrued interest and advances are analyzed on a periodic basis for ultimate recoverability. Delinquencies are identified and followed as part of the loan system. Delinquencies are determined based upon contractual terms. For impaired loans, a provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, such that the net carrying amount (unpaid principal balance, plus advances, plus accrued interest less the specific allowance) is reduced to the present value of future cash flows discounted at the loan’s effective interest rate, or, if a loan is collateral dependent, to the estimated fair value of the related collateral net of any senior loans, which would include costs to sell in arriving at net realizable value if planned disposition of the asset securing a loan is by way of sale.

Loans determined not to be individually impaired are grouped by the property type of the underlying collateral, and for each loan and for the total by property type, the amount of protective equity or amount of exposure to loss (i.e., the dollar amount of the deficiency of the fair value of the underlying collateral to the loan balance) is computed. Based on its knowledge of the borrowers and their historical (and expected) performance, and the exposure to loss as indicated in the analysis, management estimates an appropriate reserve by property type for probable credit losses in the portfolio.

Fixed assets

Fixed assets are stated at cost.  Depreciation and amortization are computed primarily using straight-line and accelerated methods over estimated useful lives ranging from 3 to 39 years.  The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable.

Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value.  When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.

Real estate held as investment

Real estate held as investment includes real estate acquired through purchase or foreclosure not being marketed for sale and is either being operated, such as rental properties; is being managed through the development process, including obtaining appropriate and necessary entitlements, permits and construction; or are idle properties awaiting more favorable market conditions. Real estate held as investment is recorded at acquisition at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, less estimated costs to sell, as applicable. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts.  If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Real estate held as investment being operated is depreciated on a straight-line basis over the estimated useful life of the property once the asset is placed in service.

55

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred costs of brokerage related rights

The Company has recognized as an asset rights to act as the mortgage loan broker for its affiliated limited partnerships and RMI IX.  Such rights result in brokerage commissions to the Company.  The initial costs of these rights include fees paid to broker-dealers on behalf of the affiliated limited partnerships or RMI IX.  Such costs are being amortized over the anticipated 25-year period brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

If the general partners/managing members are removed, if any partnership or RMI IX is liquidated, or if the Company is no longer receiving payments for services rendered, the debt on the related formation loan is forgiven, and would be an offset to any impairment resulting to the asset recognized for brokerage-related rights.

The Company evaluates the fair value of these rights to determine if the brokerage rights have been impaired.  Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year life of each partnership offering's underlying loan portfolio.  It is the Company's experience the underlying loan portfolios increase when partner/member capital is raised and accumulated for the first seven years after receipt of partners’/members’ capital, and then will begin to decline gradually over the subsequent 18 years.  If the carrying value of the deferred mortgage brokerage rights, net of any expected offset resulting from a reduction in the debt on the Formation Loan, exceeds their estimated fair value, an allowance for impairment of value is recognized.  The Company has determined no allowance for impairment was required against its deferred mortgage brokerage rights.

Income taxes

The Company's operating results are included in the consolidated tax returns of the Parent.  Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns.  A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

The Company has evaluated its current tax positions and has concluded that as of September 30, 2010, the Company does not have any significant uncertain tax positions for which a reserve would be necessary.

Fair Value of Financial Instruments

Accounting principles generally accepted in the United States (GAAP) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company determines the fair values of its financial assets and financial liabilities based on the fair value hierarchy established in GAAP. The standard describes three levels of inputs that may be used to measure fair value (Level 1, Level 2 and Level 3). Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include the Company’s own data.

The Company has no assets or liabilities recorded at fair value on a recurring basis.

56

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Assets and liabilities measured at fair value on a non-recurring basis as of September 30, 2010:

Fair Value Measurement at Report Date Using
	Quoted Prices	Significant
	in Active	Other	Significant
	Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
Item	(Level 1)	(Level 2)	(Level 3)	Total
Secured loans	$—	$—	$160,000	$160,000
Real estate held as investment	$—	$—	$523,063	$523,063

NOTE 3 – GENERAL PARTNER, MANAGING MEMBER AND RELATED PARTIES

The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships and RMI IX:

Mortgage servicing fees

The Company earns mortgage servicing fees of up to 1.5% annually from the partnerships and 0.25% annually from RMI IX of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Unpaid mortgage servicing fees as of September 30, 2010 are $1,200,000 due from RMI VIII, and are being repaid at a rate of $240,000 per quarter.

Loan commissions

The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership and RMI IX mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of an offering. Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership or RMI IX assets per year.  The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships or RMI IX.

Loan administrative fees

The Company may receive a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on RMI IX’s behalf by the Company for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by RMI IX upon the closing of each loan.

Asset management fees

The Company receives monthly fees for managing the partnerships’ and RMI IX’s loan portfolio and operations.

Other fees and charges

The limited partnership and RMI IX’s agreements provide for other fees such as loan processing, escrow, reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Company.  In addition, the Company is reimbursed for administrative expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships and RMI IX.

57

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES

The Company has one secured loan, secured by a first trust deed on a single family residence in Monterey county California.  The loan bears an interest rate of 10.0%.  As of September 30, 2010, this loan was more than 90 past due in interest payments, interest was no longer being accrued, and was designated an impaired loan.  The Company’s carrying amount of principal, accrued interest and advances, net of an allowance for loan losses of $156,067, is $160,244.  In November 2010, the Company acquired the collateral property through deed in lieu of foreclosure.

The Company has two matured unsecured loans.  The first loan has a principal balance of $300,000 and an interest rate of 7.6%.  The borrower is making regular monthly payments of interest only.  The second loan is co-owned with four affiliated partnerships (see Note 11 for additional details).  The Company’s portion of the loan, net of a discount of $10,451, is $6,470.  The borrower is making regular monthly payments.

Scheduled principal payment dates of the unsecured loans as of September 30, 2010 are as follows:

Year ending September 30,
Unsecured
2011	$302,621
2012	3,015
2013	3,267
2014	3,446
2015	3,446
Thereafter	1,126
Total loans	316,921
Less discount	(10,451)
Total loans, net of discount	$306,470
Loans bear interest at rates ranging from zero to 10%.  Interest is imputed on loans with no stated interest rate.

NOTE 5 – REAL ESTATE HELD AS INVESTMENT

The Company owns three California properties.  Two of the properties are single-family residences and are currently being rented, and the other property is a parcel of undeveloped land.

One single-family residence is located in San Mateo County and the other is located in Riverside County.  The aggregate carrying amount of these residences is $1,561,768.  The undeveloped land is located in San Mateo County, and has an estimated carrying amount of $1,600,000.

NOTE 6 – FIXED ASSETS

Fixed assets at September 30, 2010 were:

Office equipment	$287,869
Computer equipment	83,794
Software	77,581
Auto	71,297
Leasehold improvements	22,684
Total fixed assets	543,225
Less accumulated depreciation and amortization	(473,097)
Total fixed assets, net	$70,128

58

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 7 – DEFERRED COSTS OF BROKERAGE RELATED RIGHTS

Deferred costs of brokerage related rights at September 30, 2010 were:

Deferred costs of brokerage related rights	$16,693,125
Less accumulated depreciation and amortization	(7,896,332)
Deferred costs of brokerage related rights, net	$8,796,793

Estimated amortization expense for each of the next five years is as follows:

Year ending September 30,
2011	$1,032,079
2012	915,190
2013	833,833
2014	706,794
2015	631,073

NOTE 8 – INCOME TAXES

The Company’s annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD.  Income taxes are allocated to the Company and reflected in its consolidated financial statement as if the Company were filing separate returns.

The Company has net operating loss (“NOL”) carry forwards available estimated to be approximately $2,934,044 for Federal tax purposes and $2,103,861 for California tax purposes.  The NOLs can be carried forward twenty years for federal tax purposes and five years for California tax purposes and will expire at various times through the year 2030.

Significant components of the Company’s net deferred tax liability include the effects of deferred costs of brokerage-related rights offset by net operating loss carry forwards, state taxes and deferred compensation deductions.

NOTE 9 – LOANS (formation) FROM AFFILIATES, NET

The Company has financed the payment of brokerage related rights with borrowings from the partnerships and RMI IX.  These borrowings are non-interest bearing and are being repaid equally over an approximate ten-year period commencing the year after the close of a partnership offering.  Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

Loans (formation) are due as summarized in the following table, as of September 30, 2010.

Year ending September 30,
2011	$1,904,345
2012	1,822,347
2013	1,658,268
2014	1,305,912
2015	1,227,059
Thereafter	2,242,628
Total borrowings	10,160,559
Less discount on imputed interest	(1,941,211)
Total Loans (formation), net of discount	$8,219,348

59

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 10 – NOTES PAYABLE

As of September 30, 2010, the Company has notes payable on two of its three real estate properties held as investment. One note owed to an individual with a principal balance of $461,634 bears an interest rate which increases annually from 4.0% to 5.0%, is interest only, and matures in 2013.  The other note owed to three affiliated partnerships (RMI V, RMI VI, RMI VII) has a principal balance of $1,228,035, an interest rate of 7.0%, amortized for 20 years, due in full on January 1, 2016.

Future minimum principal payments are as follows:

For the year ending September 30,
2011	$34,207
2012	36,680
2013	500,965
2014	42,175
2015	45,224
Thereafter	1,030,419
Total	$1,689,669

NOTE 11 – COMMITMENTS AND GUARANTEES

The Company is a guarantor on a bank loan/line of credit for RMI VIII.  The partnership’s bank loan/line of credit matured on June 30, 2010, which maturity date was subsequently extended to October 18, 2010.

As of October 18, 2010, the partnership and the banks entered into an amended and restated loan agreement. The significant terms and conditions in the amended loan agreement include:  1) an extended maturity date of June 30, 2012; with continuing scheduled pay downs of the loan amount to maturity; 2) an interest rate of prime plus 1.5% subject to a floor of 5.0%; 3) an annual facility fee (payable quarterly) of 0.5%; 4) required remittance to the banks of 70% of net proceeds from the sale or refinance of REO and/or net proceeds from loan payoffs in excess of $5 million; 5) required remittance of cash balances in excess of $12 million; 6) restrictions on use of cash including no new loans with the exception of refinance of existing loans, no expenditures in the ordinary course of business to preserve, maintain, repair, or operate property in excess of $1 million without prior written consent (subject to exclusions for funds set aside for REO projects and servicing of senior liens designated in the loan agreement), limitations on distributions to electing limited partners of an amount not to exceed a distribution rate of 2.1%; 7) a collateral covenant, and 8) a financial covenant.

The principal balance outstanding on the bank loan at September 30, 2010 was $50,585,000 on RMI VIII.  RMI VIII was in compliance with all covenants and terms of the loan agreement.  Scheduled minimum monthly principal payments are:  $585,000 in December, 2010, $2,500,000 for January 2011 through June 2011, $2,750,000 for July 2011 through May 2012, and $4,750,000 for June 2012.  Any required accelerated principal payments due under the terms and conditions of the loan agreement noted above are applied to the next scheduled monthly principal payments.

The Company has guaranteed two loans issued by four of the affiliated partnerships with balances totaling $412,000 at September 30, 2010.  The Company has guaranteed to cover losses sustained by the partnerships related to these loans to the extent such losses exceed the then existing reserves, as defined in the agreement, and related collateral value.  The two loans are substantially reserved for in the partnership loan loss reserves.  The Company is a related party of the partnerships therefore the guarantees are not accounted for in this financial statement.

60

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 11 – COMMITMENTS AND GUARANTEES (continued)

In 2002, the Company entered into a noncancelable operating lease agreement for office space.  In July of 2008 the lease was amended to provide on January 15, 2009, additional space of approximately 2,300 square feet.  Also the lease termination was extended until December 31, 2013.  The amendment requires monthly payments of $25,644 starting with January 2009, with stated annual increases.  The Company has two, five year options to renew this lease.

Noncancelable future minimum lease payments under this lease as of September 30, 2010 are as follows:

For years ending September 30,
2011	$365,499
2012	380,615
2013	396,542
2014	100,148

Total	$1,242,804

NOTE 12 – PROFIT-SHARING PLAN

The Company has a defined contribution profit-sharing plan which provides for Company contribution of 5% of eligible wages, plus any discretionary additional Company contributions.

NOTE 13 – RELATED PARTY TRANSACTIONS

Partnership and RMI IX transactions

As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from five limited partnerships and one RMI IX whose general partners or managing member are related to the Company (one such general partner and managing member is the Company).  The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.  See Note 9

Due to/from related parties

Advances are periodically made to related entities and employees.  In addition, as described in Note 3, amounts are periodically due from affiliated partnerships for services provided by the Company.  As of September 30, 2010, amounts due to/from related parties were:

Due from related parties
Syndication costs for RMI IX	$1,144,136
Mortgage service fees due from RMI VIII	1,200,000
Total	$2,344,136

The Company advanced certain organizational and offering expenses on behalf of RMI IX.  Upon achieving the minimum unit sales of 1,000,000 units, RMI IX became obligated to reimburse the Company for these costs up to an amount equal to 4.5% of gross offering proceeds until the Company has been fully reimbursed.

61

REDWOOD MORTGAGE CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010

NOTE 13 – RELATED PARTY TRANSACTIONS (continued)

Investment in partnership

The Company acquired an investment in Redwood Mortgage Investors VIII.  This investment is accounted for under the equity method.

NOTE 14 – DEFERRED COMPENSATION AGREEMENT

The Company entered into a compensation agreement with its former owner to pay a monthly consulting fee of $9,000.  The Company is currently making the monthly payment to the surviving spouse for the remainder of her life or until September 30, 2011, as required by the agreement.  As of September 30, 2010, the Company had accrued $104,418, which represents the net present value of the future payments.

NOTE 15 – SUBSEQUENT EVENT

Subsequent to year-end, the Company acquired through a deed in lieu of foreclosure, a single-family residence located in Monterey County, California.  At the time of acquisition, the fair value of the property was approximately $160,000.  The Company will classify the property as real estate held for sale.

The principal balance outstanding on RMI VIII’s bank loan at January 21, 2011 had been reduced to $50,000,000.  See Note 11.

The Company has evaluated subsequent events through January 21, 2011, the date of issuance of the consolidated balance sheet.

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EXHIBIT A

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

REDWOOD MORTGAGE INVESTORS IX, LLC
a Delaware Limited Liability Company

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of REDWOOD MORTGAGE INVESTORS IX, LLC (the “Company”) is made and entered into as of the 29th day of January, 2010, by and among GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (each, a “Manager” and collectively, the “Managers”) and the Persons listed on Schedule A attached hereto, as may be amended, modified or supplemented from time to time (the “Members”).  This Agreement amends and restates in its entirety all prior limited liability company operating agreement of the Company.

RECITALS

A.           The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on October 8, 2008, pursuant to and in accordance with the Act.

B.           On October 8, 2008, the Managers and the Initial Member entered into the Limited Liability Company Operating Agreement of the Company (as previously amended from time to time, the “Original Agreement”).

C.           On April 28, 2009, the Managers and the Initial Member entered into the Amended and Restated Limited Liability Company Operating Agreement of the Company (the “First Amended Agreement”), which amended and restated the Original Agreement in its entirety.

D.           In order to correct some ambiguities and modify certain provisions of the First Amended Agreement pursuant to the requirements of state securities administrators, which modifications are deemed by such administrators to be for the benefit or protection of the Members, the Managers desire to amend and restate the First Amended Agreement in its entirety.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 1 shall, for all purposes of this Agreement, have the meanings as defined herein:

1.1 “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

1.2 “Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired.

1.3 “Acquisition and Origination Fees” means the total of all fees and commissions paid by any party in connection with making or investing in Company mortgage loans.  Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers to the Managers, or any fee of a similar nature, however designated.

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1.4 “Adjusted Capital Account” shall mean, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member’s share of Member Minimum Gain and Company Minimum Gain; and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

1.5 ”Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

1.6  “Affiliate” means (a) any Person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director, manager or partner of such Person, or (d) if such other Person is an officer, director, manager or partner, any company for which such Person acts in any such capacity.

1.7 “Agreement” means this Second Amended and Restated Limited Liability Company Operating Agreement, as amended, modified, supplemented or restated from time to time.

1.8 “Asset Management Fee” means the compensation payable to the Managers described in (and computed in accordance with) Section 11.5 of this Agreement.

1.9 “Audited Financial Statements” means financial statements (balance sheet, statement of income, statement of members’ equity and statement of cash flows) prepared in accordance with accounting principles generally accepted in the United States and accompanied by an independent auditor’s report containing:  (a) an unqualified opinion; (b) an opinion containing no material qualification; or (c) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.

1.10 “Base Amount” means that portion of the capital originally committed to investment in Loans, not including leverage, and including up to 2% of working capital reserves.  The Base Amount shall be recomputed annually after the second full year of Company operations by subtracting from the then fair market value of the Company’s Loans plus the working capital reserves, an amount equal to the Company’s outstanding debt.

1.11 “Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

1.12 “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be credited, in the event such Member utilized the services of a participating broker dealer, such Member’s Capital Contribution, or if such Member acquired his Units through an unsolicited sale, such Member’s Capital Contribution plus the amount of the Sales Commissions if any, paid by Redwood Mortgage Corp. that are specially allocated to such Member, such Member’s share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b) To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

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In the event any interest in the Company is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.  In the event the Gross Asset Values of the Company assets are adjusted pursuant to Section 1.26, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation.  In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 10 hereof upon the dissolution of the Company.  The Managers shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b).

1.13 “Capital Contribution” means the gross amount of investment in the Company by a Member, or all Members, as the case may be.

1.14 “Capital Transaction” means the repayment of principal or prepayment of a Loan to the extent classified as a return of capital for federal income tax purposes, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Loan or of a property subject to a Loan, or the payment of insurance or a guarantee with respect to a Loan.

1.15 “Carried Interest” means an equity interest in a Program which participates in all allocations and distributions for which full consideration is not paid or to be paid.

1.16 “Cash Available for Distribution” means Cash Flow less amount set aside for creation or restoration of reserves.

1.17 “Cash Flow” means Company cash funds provided from operations (including without limitation, interest, points, revenue participations, participations in property appreciation, and interest or dividends from interim investments), and investment of, or the sale or refinancing or other disposition of, Company assets during any calendar month, after deducting cash funds used to pay operating expenses and debt payments of the Company during such month, including any adjustments for bad debt reserves, principal payments on outstanding debt, or deductions as the Managers may deem appropriate, all determined in accordance with accounting principles generally accepted in the United States; provided, that such operating expenses shall not include any general overhead expenses of the Managers not specifically related to, billed to or reimbursable by the Company as specified in Sections 11.20 through 11.22.

1.18 “Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

1.19 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of subsequent revenue laws.

1.20 “Company” means Redwood Mortgage Investors IX, LLC, a Delaware limited liability company.

1.21 “Company Minimum Gain” shall have the same meaning as “partnership minimum gain” as set forth in Treasury Regulations Sections 1.704-2(d).

1.22 “Competent Independent Expert” means a Person with no material current or prior business or personal relationship with the Managers who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and who is qualified to perform such work.

1.23 “Competitive Real Estate Commission” means that real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

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1.24 “Deed(s) of Trust” means the lien or liens created on the Real Property or properties of the borrower with respect to a Loan securing the borrower’s obligation to the Company to repay the Loan, whether in the form of a deed of trust, mortgage or otherwise.

1.25 “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

1.26 “Dissenting Member” means any Member who casts a vote against a plan of merger, plan of exchange or plan of conversion; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Member means any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

1.27 “Distribution Reinvestment Plan” means the plan established pursuant to Article 9 hereof.

1.28 ”Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

1.29 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.30 “Excess Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-3(a)(3).

1.31 “Financing” means all indebtedness incurred by the Company, the principal amount of which is scheduled to be paid over a period of not less than 48 months, where not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months.  Nothing in this definition shall be construed as prohibiting a bona fide pre-payment provision in the financing agreement.

1.32  “Fiscal Year” means a year ending December 31st.

1.33 “Formation Loan” means a loan to Redwood Mortgage Corp. in connection with the Offering, equal to the amount of the Sales Commissions and all amounts payable in connection with any unsolicited sales.  Redwood Mortgage Corp. will pay all Sales Commissions and all amounts payable in connection with any unsolicited sales from the Formation Loan.  The Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.  During the Offering period, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of the prior year; such payment will be due and payable by December 31 of the following year.  Prior to the termination of the Offering, the principal balance of the Formation Loan will increase as additional sales of Units are made each year.  Upon completion of the Offering, the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the Offering terminates.

1.34 “Front-End Fees” means fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Managers.

1.35 “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

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(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in the Company (other than pursuant to Section 4.4) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property other than money, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Company; (c) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) the grant of an interest in the Company other than a de minimis interest as consideration for the provision of services to or for the benefit of the Company by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); and upon any other event on which it is necessary or appropriate in order to comply with the Treasury Regulations under Code Section 704(b).

(c) The Gross Asset Value of any Company asset distributed to any Member will be adjusted to equal the gross fair market value of the asset (taking into account Code Section 7701(g)) on the date of distribution;

(d) The Gross Asset Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of these assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m); and

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (b), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing profits and losses for U.S. federal income tax purposes.

1.36 “Initial Member” means Gymno Corporation, a California corporation.

1.37 “Investment in Mortgages” or “Loan(s)” means the amount of Capital Contributions used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

1.38 “Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

1.39  “Manager Provider” has the meaning as set forth in Section 3.17.

1.40 “Managers” mean Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation, or any Person substituted in place thereof pursuant to this Agreement. “Manager” means any one of the Managers.

1.41 “Manager’s Interest” has the meaning as set forth in Section 3.10.

1.42 “Member List” has the meaning as set forth in Section 6.2.

1.43 “Members” means the Initial Member until it shall withdraw as such, and the purchasers of Units in the Company, who are admitted thereto and whose names are included on Schedule A of this Agreement. Reference to a “Member” shall be to any one of them.

1.44 “Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

1.45 “Member Minimum Gain” shall mean “partner non-recourse debt minimum gain” as determined under Treasury Regulations Section 1.704-2(i)(3).

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1.46 “Member Non-Recourse Debt” shall mean “partner non-recourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

1.47 “Member Non-Recourse Deductions” shall mean “partner non-recourse deductions,” and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

1.48 “Minimum Offering” means the receipt and acceptance by the Manager of subscriptions for Units aggregating at least one million dollars ($1,000,000) in Offering proceeds.

1.49 “Minimum Offering Expiration Date” means the one year anniversary of the commencement of the Offering.

1.50 “NASAA Mortgage Guidelines” means the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.

1.51 “Net Asset Value” means the Company’s total assets less its total liabilities.

1.52 “Net Worth” means the excess of total assets over total liabilities, as determined by accounting principles generally accepted in the United States, except that if any of such assets have been depreciated, then the amount of Depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of Depreciation may be added only to the extent that the amount resulting after adding such Depreciation does not exceed the fair market value of such asset.

1.53 “Non-Recourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

1.54 “Non-Recourse Deductions” shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

1.55 “Non-specified Mortgage Programs” means Programs other than Specified Mortgage Programs.

1.56 ”Offering” means the offer and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

1.57 “Organization and Offering Expenses” means those expenses incurred in connection with and in preparing the Company’s securities for registration and subsequently offering and distributing them to the public, including all advertising expenses (but excluding sales commissions paid to broker-dealers in connection with the distribution of the Company’s securities).

1.58 “Person” means any natural person, partnership, corporation, limited liability company, trust, estate, unincorporated association or other legal entity.

1.59 ”Percentage Interest” means the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members.

1.60 “Profits” and “Losses” mean, for each Fiscal Year or any other period, an amount equal to the Company’s income or loss for such Fiscal Year or other given period, determined in accordance with accounting principles generally accepted in the United States.

1.61 “Program” means a limited liability company, limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Real Property, including such entities formed to make or invest in mortgage loans.

1.62 “Program Interest” means the membership unit, limited partnership unit or other indicia of ownership in a Program.

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1.63 ”Property Management Fee” means a fee paid to the Managers or other Persons for management and administration of the Program.

1.64 ”Prospectus” means the prospectus that forms a part of the Registration Statement on Form S-11 to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

1.65 “Purchase Price” means the price paid upon or in connection with the purchase of a particular mortgage, but excluding points and prepaid interest, Acquisition and Origination Fees and Acquisition and Origination Expenses.

1.66 “Real Property” means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

1.67 “Redemption Request” has the meaning as set forth in Section 8.1.

1.68 “Registered Investment Advisor” means an investment professional retained by an investor to provide advice regarding the investor’s overall investment strategy (not just an investment in the Units) and who is compensated by the investor based upon the total amount of the investor’s assets being managed by the investment professional.

1.69 “Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

1.70  “Retirement Plans” means Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

1.71 “Roll-Up” means any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction: (i) voting rights of holders of the class of securities to be held by Members, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Mortgage Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

1.72 “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

1.73  “Safe Harbor” means the election described in the Safe Harbor Regulation, pursuant to which the Company and all of its Members may elect to treat the fair market value of any Membership Interest that is transferred in connection with the performance of services as being equal to the liquidation value of that Membership Interest.

1.74 “Safe Harbor Election” means the election by the Company and its Members to apply the safe harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 or any successor authority.

1.75 “Safe Harbor Regulation” means Proposed Regulation Section 1.83-3(1) or any successor authority.

1.76 “Sales Commissions” means the amount of compensation, which may be paid to participating broker dealers in connection with the sale of Units.

1.77 “Securities Act” means the Securities Act of 1933, as amended.

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1.78 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.79 “Specified Mortgage Program” means a Program where, at the time a securities registration is ordered effective, more than 75% of the net proceeds from the sale of Program Interests is allocable to the origination or purpose of specific mortgage loans. Reserves shall be included in the nonspecified portion.

1.80 “Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests.  A Person may also be a Sponsor of the Program by:

(a) taking the initiative, directly and indirectly, in founding or organizing the business or enterprise of the Program either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Program in connection with the founding or organizing of the business of the Program, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Program;

(d) possessing significant rights to control Program properties;

(e) receiving fees for providing services to the Program which are paid on a basis that is not customary in the industry; or

(f)          providing goods or services to the Program on a basis which was not negotiated at arms-length with the Program.

Based on the foregoing criteria, the Managers are the Sponsors of the Company.

1.81 “Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

1.82 “Subscription Account” has the meaning set forth in Section 4.8.

1.83 “Treasury Regulations” means the Treasury Regulations promulgated under the Code.

1.84 “Units” means the units of equity in the Company evidencing the Membership Interests that are (i) issued to Members upon their admission to the Company or (ii) otherwise issued pursuant to the terms of this Agreement.

ARTICLE 2

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

2.1 Formation.  The parties hereto hereby acknowledge that the Company was formed as a limited liability company pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.  An authorized person has previously filed the Certificate.

2.2 Name.  The name of the Company is REDWOOD MORTGAGE INVESTORS IX, LLC. The business of the Company will be conducted under such name, as well as any other name or names as the Managers may from time to time determine.

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2.3 Principal Place of Business.  The principal place of business of the Company shall be located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063, until changed by designation of the Managers, with notice to all Members.  The Company may have such other offices as the Managers may designate from time to time.

2.4 Registered Agent and Registered Office.  The initial registered agent and the initial registered office of the Company in the State of Delaware shall be as provided in the Certificate. The Managers may from time to time designate in the manner provided by law another registered agent or agents or another location or locations for the registered office of the Company.

2.5 Qualification in Other Jurisdictions.  The Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business, including without limitation, California. The Managers of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including without limitation, California.

2.6 Purpose.  The principal business activity and purposes of the Company shall be to engage in business as a mortgage lender for the primary purpose of making Loans secured by Deeds of Trust on Real Property primarily located in California and to distribute cash flow and to distribute to the Members the Profits of the Company from its operations. The Company may engage in all activities and transactions as may be related, incidental, necessary, advisable, or desirable to carry out the foregoing. The Company shall have all of the powers necessary or convenient to achieve its purposes and to further its business.

2.7 Objectives.  The business of the Company shall be conducted with the following primary objectives:

(a) To yield a high rate of return from the Company’s business;

(b) To preserve and protect the Company’s capital and to return the Members’ investment in the Company;

(c) To generate and distribute cash flow from operations to the Members.

2.8 Substitution of Member.  A Member may assign all or a portion of its Membership Interest and substitute another person in his place as a Member only in compliance with the terms and conditions of Sections 7.2, 7.3 and 7.4.

2.9 Term.  The term of the Company commenced on the date the Certificate was filed and shall continue until October 8, 2028, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law or unless such term is extended by the affirmative vote or consent of the Majority of the Members.

2.10 No State Law Partnership.  The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.11 Power of Attorney.  Each of the Members irrevocably constitutes and appoints the Managers, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a) This Agreement, the Certificate and any amendments thereof required under the laws of the State of Delaware and of any other state, or which the Manager deems advisable to prepare, execute and file;

(b) Any certificates, instruments and documents, including, without limitation, fictitious business name statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

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2.12 Nature of Power of Attorney.  The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Membership Interest; provided, that where the assignee thereof has been approved by the Managers for admission to the Company as a substituted Member, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE 3

MANAGEMENT OF THE COMPANY

3.1 Authority of the Managers.  The Managers shall have all of the rights and powers of a manager in a Delaware limited liability company, except as otherwise provided herein.

3.2 General Management Authority of the Managers.  Except as expressly provided herein or required by non-waivable provisions of applicable law, the Managers shall have sole and complete authority, power and discretion to manage, operate and control the business and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Each of the Managers, acting alone or together, shall have the authority to act on behalf of the Company as to any matter for which the action or consent of the Managers is required or permitted. Without limitation upon the generality of the foregoing, the Managers shall have the specific authority:

(a) To expend Company funds in furtherance of the business of the Company and to acquire and deal with assets upon such terms as they deem advisable, from Affiliates and other persons;

(b) To determine the terms of the Offering of Units, including the right to increase the size of the Offering or offer additional Units or other securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

(c) To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary, and to enter into agreements and contracts with such persons on terms and for compensation that the Managers determine to be reasonable;

(d) To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Managers and their employees, agents or Affiliates;

(e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Company;

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(f) To bind the Company in all transactions involving the Company’s property or business affairs, including the execution of all loan documents, the sale of notes or real estate, and to change the Company’s investment objectives, notwithstanding any other provision of this Agreement; provided, however, the Managers may not, without the affirmative vote or consent of the Majority of the Members, sell or exchange all or substantially all of the Company’s assets;

(g) To amend this Agreement with respect to the matters described in Section 12.4 (a) through (i) of this Agreement;

(h) To determine the accounting method or methods to be used by the Company, which methods may be changed by the Managers from to time, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members;

(i) To open accounts in the name of the Company in one or more banks, savings and loan associations or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Managers or any person authorized by them;

(j) To borrow funds for the purpose of making Loans on such terms as the Managers deem appropriate (provided that the Company may not at any time incur any indebtedness in excess of 50% of the Members’ capital) and in connection with such borrowings, to pledge, encumber, hypothecate all or a portion of the assets of the Company as security for such Loans; provided further, that the Company shall not incur indebtedness at its commencement;

(k) To invest the reserve funds of the Company in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets;

(l) To execute, acknowledge (as appropriate) and deliver on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, contracts, partnership agreements, operating agreements and limited liability company agreements of other limited liability companies, and any other instruments or documents necessary, desirable or conducive in the opinion of Managers to the business of the Company;

(m) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

(n) To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(o) To refinance, recast, modify, consolidate, extend or permit the assumption of any Loan or other investment owned by the Company;

(p) To file tax returns on behalf of the Company and to make any and all elections available under the Code;

(q) To sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle and consent to, or accept judgment with respect to, claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(r) To determine and pay all expenses of the Company, and to make all accounting and financial determinations and decisions with respect to the Company;

(s) To enter into, make and perform all contracts, agreements and other undertakings as may be determined by the Managers, in their discretion, to be necessary or advisable or incident to the carrying out of the foregoing purposes and powers, the execution thereof by a Manager to be conclusive evidence of such determination;

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(t) To execute and file with the appropriate governmental authorities all certificates, documents or other instruments of any kind or character which the Managers, in their discretion, determine to be necessary or appropriate in connection with the business of the Company, the execution thereof by a Manager to be conclusive evidence of such determination; and

(u) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business in the Managers’ discretion.

o Limitations on Powers of the Managers.  Without the affirmative vote, written consent or written ratification by all Members, the Managers shall have no authority to do any act prohibited by law or to admit a person as a Member other than in accordance with the terms of this Agreement. The Managers shall observe the following policies in connection with Company operations:

▪ The Company may not invest in or make Loans on any one property that would exceed, in the aggregate, an amount equal to 10% of the then total gross Offering proceeds. The Company may not invest in or make Loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 10% of the then total gross Offering proceeds. The Company shall not make a Loan secured by unimproved Real Property, except in amounts and upon terms which can be financed by the Offering proceeds or from cash flow and provided investment in such unimproved Real Property shall not exceed 10% of the then total gross Offering proceeds. Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable. The Company normally shall not make or invest in Loans on any one property if at the time of the acquisition of the Loan the aggregate amount of all mortgage loans outstanding on the property, including the Loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria. The Company is permitted to borrow money when it has taken over the operation of a property in order to prevent defaults under existing loans, or there otherwise is a need for additional capital with respect to such a property.

▪ All Loans must be supported by an appraisal of the property which secures the loan, which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Member. A mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title shall also be obtained with respect to each property that secures a Loan made by the Company or in which the Company holds a participation interest; in addition, Company Loans may be supported by a pledge of all ownership interests of the borrower.

▪ The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

▪ The Manager shall not have the authority to incur indebtedness which is secured by properties or assets of the Company, except as specifically authorized in this Agreement.

▪ The Company may not at any time incur any indebtedness in excess of 50% of Members’ capital.

▪ The Company shall not reinvest cash flow (other than any proceeds from the repayment or prepayment of a Loan or sale of Company property after foreclosure or other disposition of the Loan). At any time, any Member may elect to receive its pro rata share of any Loan principal repayments received by the Company after the seven year anniversary of the date that the Registration Statement is declared effective by the Securities and Exchange Commission by providing written notice to the Company of such election, and a portion of any Loan principal repayments received by the Company after its receipt of such notice that are required to be distributed to such electing Member shall be distributed to such electing Member.

▪ The Company shall maintain reasonable reserves for Company properties, in such amounts as the Manager in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Company, subject to compliance with applicable regulations and guidelines.  Normally, not less than 1.0% of the offering proceeds will be considered adequate.

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▪ The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Managers from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors.  The foregoing prohibition shall not apply to investments described in Section 11.17.

▪ The Managers shall not be authorized to enter into or affect any Roll-Up.

▪ The Company shall not give a Manager an exclusive right or employment to sell or otherwise dispose of Loans or other assets of the Company.

▪ The Company shall not provide Loans to Programs formed by or affiliated with the Company.

3.3 Requirements for Managers.

(a) Any Manager, or its chief operating officers, shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on Real Property, and any of the foregoing or any Affiliate providing services to the Company shall have had not less than five years of relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(b) The financial condition of any Manager liable for the debts of the Company must be commensurate with any financial obligations assumed in any public offering of limited liability interests in the Company and in the operation of the Company. At a minimum, the Managers shall collectively have an aggregate Net Worth of at least $1 million.  In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.

3.4 No Personal Liability.  The Managers shall have no personal liability for the original invested capital of any Member or to repay the Company any portion or all of any negative balance in their Capital Accounts, except as otherwise provided in Article 4.

3.5 Compensation to Managers.  The Managers shall be entitled to be compensated and reimbursed for expenses incurred in performing their management functions in accordance with the provisions of Article 11 thereof, and may receive compensation from parties other than the Company.

3.6 Extent of Managers’ Fiduciary Duty.  The Managers have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Managers’ possession or control, and the Managers will not employ, or permit another to employ the Company’s funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Managers under common law.

3.7 Allocation of Time to Company Business. The Managers and their officers and employees shall not be required to devote full time to the affairs of the Company, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Company’s business. The Managers and their Affiliates may engage in any other businesses or activities, including businesses related to or competitive with the Company. Each Member acknowledges and agrees that the Managers have existing commitments to other entities and that such commitments will continue during the term of the Company and that new commitments will be entered into by the Managers during the term of the Company. The Managers and their shareholders, officers, employees and Affiliates currently and may in the future participate in the management of other funds or investments and are involved, and in the future may be involved, in other business ventures, which may give rise to potential conflicts of interests, all of which are hereby waived by the Members. The Company and the Members will have no claim to any income or profit derived from or any interest in such other business ventures or other activities.

3.8 Assignment by a Manager.  A Manager’s Interest (as defined in Section 3.10) in income, losses and distributions of the Company shall be assignable at the discretion of a Manager, which, if made, may be converted, at a Manager’s option, into a Membership Interest to the extent of the assignment.

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3.9 Manager’s Interest.  The Managers shall be allocated a total of one percent (1%) of all items of Company income, gains, losses, deductions and credits, which shall be shared among them in such proportion as mutually agreed by the Managers in their sole discretion. The Company and each Member hereby acknowledge and agree that a Manager’s right to receive distributions pursuant to Section 5.5 (“Manager’s Interest”) is intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Regulation or other pronouncement applicable, and a “Carried Interest” within the meaning of the Guidelines. The Managers shall have the right to make a timely election under Code Section 83(b) with respect to such Managers’ Interest. The Members agree that, in the event the Safe Harbor Regulation is finalized, the Company is authorized and directed to elect the Safe Harbor Election and the Company and each Member (including any person to whom a Membership Interest in the Company is transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Membership Interests in the Company if transferred in connection with the performance of services (including the Managers’ Interest) while the Safe Harbor Election remains effective.  The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election.  Any transferee of a Membership Interest in the Company shall agree to be bound by this Section 3.10.

3.10 Removal of Manager.  A Manager may be removed upon the following conditions:

(a) By affirmative vote or written consent of the Majority of the Members (excluding any Units or Percentage Interest of the Manager being removed).  Members may exercise such right by presenting to the Manager a notice, with due verification of such vote or consent, to the effect that the Manager is removed; the notice shall set forth the grounds for removal and the date on which removal is to become effective;

(b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Members may also designate a successor as Manager;

(c) Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager and subject to the provisions of Section 7.1. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager.

If an additional Manager is elected by the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers, or if all or any one of the initial Managers is removed as a Manager by the affirmative vote or consent of the Majority of the Members, and a successor or additional Manager(s) is thereafter designated, and if such successor or additional Manager(s) begins using any other loan brokerage firm for the placement of Loans or the servicing of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loan (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the Managers are removed, no other Managers are elected, the Company is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Company and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loan.

3.11 Withdrawal by a Manager.  Without the affirmative vote or consent of the Majority of the Members, a Manager may not voluntarily withdraw as a manager of the Company unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the Members. Subject to the foregoing, a Manager may withdraw as manager of the Company upon not less than 90 days written notice of the same to all Members. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal. During the 90 day period described in this section, the Majority of the Members (excluding any Units or Percentage Interest of the withdrawing Manager), shall have the right, by affirmative vote or consent, to continue the business and, by the end of the 90 day period described in this section, elect and admit a new Manager who agrees to continue the existence of the Company.

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3.12 Payment to Withdrawn or Removed Manager.  Upon the retirement, removal or withdrawal of a Manager, the Company shall be required to pay the Manager in cash all amounts then accrued and owing to the Manager under this Agreement (including, without limitation, the asset management fee pursuant to Section 11.5 through the date of such termination). In addition, the Company shall terminate the Manager’s Interest of such Manager in Company income, losses, distributions, and capital by payment of an amount equal to the then-present fair value of such interest, as determined by agreement of the Manager and the Company or, if they cannot agree, by arbitration in accordance with the then-current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the Manager and the Company.  Payments made to the Manager pursuant to this Section 3.13 shall be in the form of a one-time cash payment, subject to the solvency and liquidity requirements of the Company.

3.13 Right of Third Parties to Rely on Managers.  Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managers as to:

(a) The identity of any Manager or Member;

(b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager or which are in any further manner germane to the affairs of the Company;

(c) The persons who are authorized to execute and deliver any instrument or document of the Company or to withdraw funds from any bank account of the Company; or

(d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or a Manager.

3.14 Sole and Absolute Discretion.  Except as otherwise provided in this Agreement, all actions which any Manager may take and all determinations which any Manager may take and all determinations which any Manager may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Manager.

3.15 Merger or Reorganization of the Managers.  The following is not prohibited, will not cause a dissolution of the Company and will not require the consent or approval of the Members: (a) a merger or reorganization of any Manager or the transfer of all or any of the ownership interests in any Manager; and (b) the assumption of any or all of the rights and duties of any Manager by a person that is an Affiliate under the control of any of the Managers.

3.16 Delegation of Authority; Transactions with Managers or Affiliates.  A Manager may contract with other persons and entities, including its Affiliates, to perform any of the Manager’s duties for or on behalf of the Company, but such delegation shall not relieve the Manager of its responsibility for such duties. A Manager or any of its Affiliates may, directly or indirectly, render services to or otherwise deal with the Company in connection with carrying out the business and affairs of the Company, including the provision of leasing, brokerage, management, consulting or any other services to the Company (the Manager or any Affiliate thereof that is so providing services to the Company hereunder is referred to herein as a “Manager Provider”). The approval of the Members shall not be required for any such transaction with a Manager Provider, provided that the compensation payable to such Manager Provider in connection with such transaction is in the amounts disclosed in the Prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

3.17 Exculpation of Managers and Affiliates.  The Managers and their Affiliates shall have no liability whatsoever to the Company or to any Member, so long as all of the following conditions are met:

(a) the Manager or Affiliate determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(b) the Manager or Affiliate was acting on behalf of or performing services for the Company;

(c) such liability or loss was not the result of the gross negligence or willful misconduct of the Manager or Affiliate being held harmless; and

(d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

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3.18 Indemnification of Managers and Affiliates.

(a) The Company, its receiver or its trustee shall indemnify, defend, save and hold harmless the Managers, their Affiliates, the respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents of each of the foregoing, and any securities broker or dealer for the Company (individually and collectively, the “Indemnified Party” or “Indemnified Parties”) from and against any and all claims, losses, costs, damages, liabilities and expenses of any kind whatsoever, including actual attorneys’ fees and court costs (which shall be paid as incurred) and liabilities under state and federal securities laws (to the fullest extent permitted by law) that may be made or imposed upon or incurred by any Indemnified Party by reason of any act performed (or omitted to be performed) for or on behalf of the Company or, or in furtherance of or in connection with the business of the Company, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, willful misconduct or gross negligence. If any action, suit or proceeding shall be pending against the Company or any Indemnified Party relating to any such act performed (or omitted to be performed) for or on behalf of the Company by an Indemnified Party, such Indemnified Party shall have the right to employ, at the reasonable cost of the Company (subject to Section 3.19(d) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding.

(b) The Company’s obligations to indemnify, defend and hold harmless under this Section 3.19 shall not obligate, or impose personal liability on, a Manager or Members or any of their directors, shareholders, members, constituent partners, managers, managing members, officers, employees, attorneys, accountants or agents, whether direct or indirect at whatever level and the sole source of such indemnity shall be the assets of the Company.

(c) Notwithstanding anything to the contrary set forth herein, the Managers (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company), its agents or attorneys or any securities broker or dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnified Party; or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or

(iii) a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnified Party and has determined that indemnification of the settlement and related costs should be made; and

(iv)  in the case of subsection (iii) of this Section 3.19(c), the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (1) which are specifically set forth in the Prospectus; and (2) in which plaintiffs claim they were offered or sold Units.

(d) Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action are permissible only if the following conditions are satisfied:

(i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company;

(ii) such suit, action or proceeding is initiated by a third party who is not a Member, or the suit, action or proceeding is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

(iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 3.19(d) in cases in which such Indemnified Party would not be entitled to indemnification under this Section 3.19.

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If advances are permissible under this Section 3.19(d), the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under this Section 3.19. The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

(e) Notwithstanding anything to the contrary set forth above, the Company shall not indemnify a Manager, its Affiliates, agents or attorneys, or any securities broker or dealer for any liability or loss suffered by any such party, nor shall any such party be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) the Managers have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(ii) the Indemnified Party was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of the negligence or misconduct by the Indemnified Party; and

(iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

(f) Nothing herein shall prohibit the Company from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the Managers or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Company including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom; provided that the Company may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified under this Section 3.19.

ARTICLE 4

CAPITAL CONTRIBUTIONS; THE MEMBERS

4.1 Units. A Member’s Membership Interest in the Company, including such Member’s share of the Profits and Losses of, and right to receive distributions from, the Company, shall be represented by the “Unit” or “Units” held by such Member.

4.2 Capital Contribution by Managers; Managers’ Purchase of Units.  The Managers, collectively, shall contribute to the Company an amount in cash equal to 1/10 of 1% of the aggregate Capital Contributions of the Members.  Such Capital Contribution of the Managers shall not entitle the Managers to any Units. The Managers may, in their discretion, make additional Capital Contributions to the capital of the Company in exchange for the purchase of Units on the same basis as the other Members. If the Managers purchase Units, then they shall continue, in all respects, to be treated as a Manager but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Members may receive with respect to their Units.

4.3 Capital Contribution by Initial Member.  The Initial Member made a cash Capital Contribution to the Company of $10,000. Upon the admission of additional Members to the Company, the Company promptly refunded to the Initial Member its $10,000 Capital Contribution and upon receipt of such sum the Initial Member was withdrawn from the Company as its Initial Member.

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4.4 Capital Contributions of New Members.  The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a) Each Unit shall be issued for a purchase price of one dollar ($1.00).

(b)  Except as set forth below, the minimum purchase of Units shall be two thousand (2,000) Units (or such greater minimum number of Units as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan.

(c) The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(d) The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(e) Each Unit sold to a subscriber shall be fully paid and nonassessable.

(f) The Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Company.

4.5 Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate one year from the original effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Managers, or unless extended by the Managers for up to two additional one year periods. Except as otherwise provided in this Agreement, the Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

4.6 Minimum Capitalization. The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

4.7 Escrow Account.  Until subscriptions for the Minimum Offering are received and accepted by a Manager, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Managers. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The Managers are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Managers reflecting the requirements of this Section 4.7 and containing such additional terms as are not inconsistent with this Section.

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4.8 Subscription Account.  Subscriptions received after the Minimum Offering will be deposited into a subscription account at a federally insured commercial bank or other depository (the “Subscription Account”) and invested in short-term certificates of deposit, a money market or other liquid asset account. No asset management fees (as described in Section 11.5) shall be payable on or with respect to any funds held in the Subscription Account. During the period prior to admittance of investors as Members, proceeds from the sale of Units are irrevocable, and will be held by the Managers for the account of Members in the Subscription Account. Investors’ funds will be transferred from the Subscription Account into the Company on a first-in, first-out basis. Upon admission to the Company, subscription funds will be released to the Company and Units (which may include fractional Units) will be issued at the rate of $1 per Unit. Interest earned on subscription funds while in the Subscription Account will be returned to the subscriber.

4.9           Admission of Members.  No action or consent by any Members shall be required for the admission of Members to the Company.  Subscriptions shall be accepted or rejected by the Managers on behalf of the Company within thirty (30) days of their receipt by the Company, and if rejected, all funds shall be returned to subscribers within ten (10) business days after such rejection without interest.  Pending the receipt and acceptance by the Company of the Minimum Offering, the funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 4.7 above.  Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering. Upon the receipt and acceptance by the Company of the Minimum Offering, such subscribers shall be admitted as Members not later than fifteen (15) days after the release from the Escrow Account of the subscriber’s funds to the Company, and thereafter investors shall be admitted as Members of the Company not later than the last day of the calendar month following the date their subscription was accepted by the Company. During the period prior to your admittance as a Member, proceeds of the sale are irrevocable and will be held by our managers for your account in the subscription account. Your funds will be transferred from the subscription account into our operating account on a first-in, first-out basis.  Upon your admission as a Member of the limited liability company, your subscription funds will be released to us and Units will be issued to you at the rate of $1 per Unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to you.

The Company shall amend Schedule A to this Agreement from time to time (but, in any event, no less than once each calendar quarter) to reflect changes in the Members of the Company and their Membership Interests or Units.

No Person who subscribes for Units in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the Managers of a power of attorney in form and substance as described in Section 2.11 hereof.

4.9 Names, Addresses, Date of Admissions, and Contributions of Members.  The names, addresses, date of admissions, Capital Contributions and ownership of Units of the Members shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference. The Managers shall update Schedule A to reflect then-current ownership of Units without any further need to obtain the consent of any Member, and Schedule A, as revised from time to time by the Managers, shall be presumed correct absent manifest error.

4.10 Interest on Capital Contributions.  No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

4.11 Ownership by Member of Interest in Affiliates of Managers.  No Member (other than a Manager, in the event that he or it is also a Member) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any Manager if such ownership, by itself or in conjunction with the stock or other interest owned by other Members would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal income tax purposes or create a material risk that the Company would be treated as a publicly traded partnership as defined under Section 7704 of the Code. The Managers shall be entitled to make such reasonable inquiry of the Members and prospective Members as is required to establish compliance by the Members with the provisions of this Section 4.12.

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4.12 Loans.

(a)           Any Manager or Member or their respective Affiliates may, with the written consent of the Managers, lend or advance money to the Company. If the Managers or, with the written consent of the Managers, any Member shall make any loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any such loan or advance by a lending Manager or Member or an Affiliate of a Manager or a Member shall be repayable out of the Company’s cash.

(b)           On loans made available to the Company by a Manager or its Affiliate, the Manager or its Affiliate shall not receive interest (or similar charges or fees) in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, and in the same locality of the property if the loan is made in connection with a particular property.  No prepayment charge or penalty shall be required by a Manager or its Affiliate on a loan to the Company secured by either a first or junior or all-inclusive Deed of Trust, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance.  None of Managers or Members or their respective Affiliates shall be obligated to make any loan or advance to the Company.

(c)           The Managers shall not provide Financing to the Company except as permitted by Section 4.13(b), in which case there shall be independent advisers for each publicly registered party to the transaction.

4.13 No Participation in Management.  Except as expressly provided herein, no Member (other than a Manager) shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

4.14 Voting and Other Rights of Members.  The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers.

(a) Dissolve and terminate the Company prior to the expiration of the term of the Company.

(b) Amend this Agreement, subject to the limitations set forth in Section 12.4;

(c) Approve or disapprove a transaction entailing the sale of all or substantially all of the assets of the Company, except in connection with the orderly liquidation and winding up of the business of the Company upon its termination and dissolution;

(d) Remove a Manager or any successor Manager, as provided in Section 3.11; or

(e) Elect an additional Manager or a new Manager or Managers upon the removal of a Manager or any successor Manager, or upon the withdrawal or death of a Manager or any successor Manager, all in the manner and subject to the conditions described in Section 3.11 and Section 7.1.

Without the affirmative vote or consent of the Majority of the Members, the Managers shall not:

(a)           sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business;

(b)           subject to Sections 3.16 and 4.19(a), cause the merger or other reorganization of the Company;

(c)           dissolve the Company, or

(d)           appoint a new Manager, provided, however, that an additional Manager may be appointed without obtaining the vote or consent of the Members if the addition of such person is necessary to preserve the tax status of the Company, such person has no authority to manage or control the Company under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Company, and the admission of such person as an additional Manager does not materially adversely affect the Members.

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With respect to any Units owned by the Managers, the Managers may not vote or consent on matters submitted to the Members regarding the removal of the Managers or regarding any transaction between the Company and the Managers.  In determining the existence of the requisite percentage of Units necessary to approve a matter on which the Managers may not vote or consent, any Units owned by the Managers shall not be included.

4.15 Meetings.  The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Section 2.3. At any meeting of the Company, Members may vote in person or by proxy. A majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting.  Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot.  Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

4.16 Limited Liability of Members.  No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

4.17 Representation of Company.  Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

4.18 Dissenting Members’ Rights.

(a) If the Company participates in any acquisition of the Company by another entity, any combination of the Company with another entity through a merger or consolidation, or any conversion of the Company into another form of business entity (such as a corporation) that requires the approval of the Members, the result of which would cause the other entity to issue securities to the Members, then each Member who does not approve of such reorganization (the “Dissenting Member”) may require the Company to purchase for cash, at its fair market value, the interest of the Dissenting Member in the Company in accordance with Section 4.19(c) of this Agreement. The Company, however, may itself convert, without the approval or consent of the Members, to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Members, (ii) the termination date of the Company (currently, October 8, 2028, unless terminated earlier in accordance with this Agreement), (iii) the compensation payable to the Managers or their Affiliates, or (iv) the Company’s investment objectives.

(b) The Managers will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Company; the tax consequences (from the standpoint of the Members) of the conversion of the Company to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which the Company would be converted; the historic and projected operating results of the Company’s Loans, and the then-current value and marketability of the Company’s Loans. In general, the Managers would consider any material limitation on the voting rights of the Members or any substantial increase in the compensation payable to the Managers or their Affiliates to be a significant adverse change in the listed provisions.

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(c) In the absence of fraud in the transaction, the remedy provided by this Section 4.19(c) to a Dissenting Member is the exclusive remedy for the recovery from the Company of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new limited liability company, limited partnership or other entity, as the case may be, complies with the requirements of this 4.19, any Dissenting Member who fails to comply with the requirements of this Section 4.19 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction.  Units of Dissenting Members for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Members.  Within sixty (60) days after a Dissenting Member votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Members of the receipt by the Company of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Member may demand in writing that payment for his Membership Interests be made in accordance with this 4.19(c), and the Managers shall (i) make a notation on the records of the Company that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Company to pay to the Dissenting Member the fair market value of such Dissenting Member’s Units without interest. The fair value of a Dissenting Member’s Units shall be an amount equal to the Dissenting Member’s pro rata share of the appraised value of the net assets of the Company, as determined by a Competent Independent Expert.

If a Dissenting Member shall fail to make a payment demand within the period provided in Section 4.19(c) hereof, such Dissenting Member and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Member to be paid the alternative compensation for his Membership Interest in accordance with this Section 4.19 shall cease, and his status as a Member shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Member shall be entitled to receive any distributions made to Members in the interim.

ARTICLE 5

PROFITS AND LOSSES; CASH DISTRIBUTIONS

5.1 Profits and Losses.  Except as otherwise provided in Section 5.2, Profits and Losses of the Company shall be allocated for each Fiscal Year of the Company (and at such other times as the Managers determine) amongst the Members and the Managers in such a manner that, as of the end of each such taxable year, the sum of (i) the Capital Account of each Member and Manager, (ii) such Member’s and Manager’s share of Company Minimum Gain, and (iii) such Member’s and Manager’s share of Member Minimum Gain shall be equal to the respective amounts (positive or negative) which would be distributed to the Members and the Managers if the Company were to liquidate its assets for an amount equal to their fair market value and distribute the proceeds of such liquidation in accordance with Section 5.6.

5.2 Special Allocation Rules.

(a) Qualified Income Offset. Except as provided in Section 5.2(c), in the event any Member or a Manager unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), that create an Adjusted Capital Account deficit in such Member or Manager’s Capital Account, items of Company gross income and gain shall be specially allocated to such Member or Manager in an amount and manner sufficient to eliminate, to the extent required by the Treasury Department regulations, the Adjusted Capital Account deficit created by such adjustment, allocation or distribution as quickly as possible.

(b) Gross Income Allocation. Loss shall not be allocated to any Member or Manager to the extent such allocation would cause any Member or Manager to have an Adjusted Capital Account deficit at the end of a Fiscal Year. In the event any Member or Manager has an Adjusted Capital Account deficit at the end of any Fiscal Year, each such Member or Manager shall be specially allocated items of Company gross income and gain in an amount sufficient to eliminate such Adjusted Capital Account deficit as quickly as possible.

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(c) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, each Member or Manager shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 5.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member’s or Manager’s share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Non-recourse Debt, and such Member or Manager bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member or Manager contributes cash to the capital of the Company that is used to repay the Non-recourse Debt, and the Member’s or Manager’s share of the net decrease in Company Minimum Gain results from the repayment.

(d) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Company Fiscal Year, any Member or Manager with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of such Fiscal Year shall be allocated items of Company gross income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Non-recourse Debt due to a conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Non-recourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

(e) Non-Recourse Deductions. Non-Recourse Deductions for any Fiscal Year or other period shall be allocated 99% to the Members in proportion to their Units and 1% to the Managers and each Member’s and the Manager’s share of Excess Non-recourse Liabilities shall be in the same proportion.

(f) Member Non-Recourse Deductions. Member Non-Recourse Deductions for any Fiscal Year shall be allocated to the Member or the Manager who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Non-Recourse Debt. If more than one Member or Manager bears the economic risk of loss for a Member Non-Recourse Debt, any Member Non-Recourse Deductions attributable to that Member Non-Recourse Debt shall be allocated among the Members or the Managers according to the ratio in which they bear the economic risk of loss.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members and the Managers in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

5.3 Contributed Property. Notwithstanding any other provision of this Operating Agreement, the Members shall cause Depreciation and or cost recovery deductions and gain or loss attributable to Property contributed by a Member or the Manager or revalued by the Company to be allocated among the Members or the Managers for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder using the method selected by the Managers.

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5.4 Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Profit or Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profit or Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Profit or Loss was realized shall be allocated to the Member in the same proportion. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.5 Operating Distributions.

(a) Cash Available for Distribution at the end of each calendar month shall be allocated ninety-nine percent (99%) to the Members and one percent (1%) to the Managers.

(b) Cash Available for Distribution allocated to the Members shall be allocated among the Members in proportion to their Percentage Interests and in proportion to the number of days during the applicable month that they owned such Percentage Interests.  Cash Available for Distribution allocated to the Managers shall be allocated among the Managers in such proportion and manner as mutually agreed upon by the Managers from time to time.

(c) Distributions allocable to Managers and Members (other than those participating in the Distribution Reinvestment Plan) shall be distributed to them in cash at the end of each calendar month.  The Managers’ allocable share of Cash Available for Distribution shall also be distributed concurrently with cash distributions to Members.  Cash Available for Distribution allocable to Members who are participating in the Distribution Reinvestment Plan shall be credited to their respective Capital Accounts at the end of each calendar month.

(d) Assignees of a Membership Interest shall be deemed to be the owner of such Membership Interest as of the first day following the day the transfer of such Membership Interest is completed in accordance with Sections 7.2 and 7.3 and shall not participate in distributions for the period prior to which the transfer occurs.

5.6 Cash Distributions Upon Termination.  Upon dissolution and termination of the Company, Cash Available for Distribution shall thereafter be distributed to Members in accordance with the provisions of Section 10.3 below.

ARTICLE 6

BOOKS AND RECORDS, REPORTS AND RETURNS

6.1 Books and Records.  The Managers shall cause the Company to keep the following:

(a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company.

(b) A copy of the Certificate and all amendments thereto.

(c) Copies of the Company’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

(d) Copies of this Agreement, including all amendments thereto, and the financial statements of the Company for the three (3) most recent years.

All such books and records shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during reasonable business hours.

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6.2 Member List.  The Managers shall maintain an alphabetical list of the full names, last known business or residence addresses and business telephone numbers of the Members of the Company along with the number of Units held by each of them (the “Member List”) as a part of the books and records of the Company which shall be available for inspection by any Member or his designated representative at the principal office of the Company upon the request of the Member.  The Member List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Member List shall be mailed to any Member requesting the Member List within ten (10) days of the request.  The copy of the Member List to be mailed to a Member shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company. The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to the Members’ voting rights under this Agreement and the exercise of the Members’ rights under federal proxy laws. If the Managers neglect or refuse to exhibit, produce or mail a copy of the Member List as requested, it shall be liable to the Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List and for actual damages suffered by the Member by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Managers may require any Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to such Member’s interest in the Company. The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or under the laws of any state.

6.3 Tax Information. The Managers shall cause to be prepared and distributed to the Members not later than 75 days after the close of each Fiscal Year, Company information necessary for the preparation of the Members’ federal income tax returns.

6.4 Annual Report.  The Managers shall cause to be prepared at least annually, at Company expense, an annual report containing Audited Financial Statements accompanied by a report of an independent registered public accounting firm (which, for purposes of this Section 6.4 only, may contain a qualified, adverse or disclaimer opinion or explanatory paragraph), and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes.  Such financial statements will include a balance sheet of the Company, and statements of income, changes in Members’ capital and cash flow.  The annual report for each Fiscal Year shall (i) include a report on the Company’s activities for such Fiscal Year, (ii) identify the sources of distributions to Members, including (as applicable) from (A) cash flow from operations during the Fiscal Year; (B) cash flow from operations during a prior period which had been held as reserves; (C) proceeds from Capital Transactions; and (D) reserves from the gross proceeds of the Offering of Units; (iii) set forth the compensation paid to the Managers and their Affiliates and a statement of the services performed in consideration therefore; and (iv) contain such other information as deemed reasonably necessary by the Managers to advise Members of the affairs of the Company. Copies of the financial statements and annual reports shall be furnished or made available to each Member within 120 days after the close of each Fiscal Year, in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies.

6.5 Quarterly Reports.  If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies) to Members after such report is filed with the Securities and Exchange Commission, but no later than sixty (60) days after the end of the relevant quarter for the quarterly report on Form 10-Q.  If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies), within sixty (60) days after the end of each of the first three quarters of each Fiscal Year an unaudited financial report for that quarter including a balance sheet, a statement of income and a cash flow statement.  Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

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6.6 Filings.  The Managers, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Managers, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him.  The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article 6.

6.7 Fiscal Matters.

(a) Fiscal Year.  The Company shall adopt a Fiscal Year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the Managers in their sole discretion may, subject to any required approval by the Internal Revenue Service and the applicable state taxing authorities, at any time without the approval of the Members change the Company’s Fiscal Year to a period to be determined by the Managers.

(b) Method of Accounting.  The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

(c) Adjustment of Tax Basis.  Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Managers, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

6.8 Tax Matters Partner.  Redwood Mortgage Corp. shall be the initial “tax matters partner” (within the meaning of Section 6231 of the Code) of the Company (“TMP”), and as such, shall have all powers and authorities granted TMPs under the applicable provisions of the Code and the Treasury Regulations thereunder. Redwood Mortgage Corp. (or any successor TMP) may be replaced as TMP, from to time, upon the unanimous approval of the Managers. All costs and expenses incurred by the TMP in connection with an audit by the Internal Revenue Service or other government tax agency of a Company income tax return shall be borne by the Company.

ARTICLE 7

TRANSFER OF INTERESTS OF MANAGERS AND MEMBERS

7.1 Interest of Managers.  A successor or additional Manager may be admitted to the Company as follows:

(a) With the consent of all Managers and the affirmative vote or consent of the Majority of the Members, any Manager may at any time designate one or more Persons to be successors to such Manager or to be additional Managers, in each case with such participation in the Manager’s Interest as the Managers may agree upon, provided that the Membership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 10.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

(b) Upon any sale or transfer of a Manager’s Interest, the successor Manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of such transfer.  The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate Manager, or of any interest therein, or an assignment of a Manager’s Interest for security purposes only, shall not be deemed to be a sale or transfer of such Manager’s Interest subject to the provisions of this Section 7.1.

(c) In the event that the Members elect an additional Manager, without the concurrence of the existing Managers, pursuant to Section 4.15 or in the event that all or any one of the initial Managers are removed by the affirmative vote or consent of the Majority of the Members and a successor or additional Manager(s) is designated pursuant to Section 3.11, prior to a Person’s admission as a successor or additional Manager pursuant to this Section 7.1, such Person shall execute and deliver to the existing Managers or initial Managers (as the case may be) a written acknowledgement and agreement:

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(i) that Redwood Mortgage Corp., a Manager, has been repaying the Formation Loan, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Company, and

(ii) that if such successor or additional Manager(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loan (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

7.2 Transfer of Membership Interest.  Except as specifically provided in this Article 7 or Article 8, none of the Members shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its Membership Interest. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio. No assignee of the whole or any portion of a Membership Interest shall have an Economic Interest or any other rights of a Member until such assignee becomes a substituted Member in accordance with Section 7.3.

7.3 Substituted Members.  No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met.

(a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b) The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business.  In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards), or (iii) one of the other conditions in Sections 7.3 or 7.4 hereof would not be met;

(c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.11 and 2.12 above;

(d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e) Such assignee shall pay or, at the election of the Managers, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

(f) The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense.

7.4 Further Restrictions on Transfers.  Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

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(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve month period, would, in the opinion of counsel for the Company, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any regulations or rules promulgated thereunder.

(c) Instruments evidencing a Membership Interest (if any) shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(d) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee.  Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

7.5 Elimination or Modification of Restrictions.  Notwithstanding any of the foregoing provisions of this Article 7, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE 8

REDEMPTION OF UNITS

8.1 Redemption of Units. No Member shall have the right to redeem its Units, withdraw from the Company or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Member’s initial purchase of Units, except in the event of the Member’s death within the first year of his or her purchase of Units.  Redemptions of Units after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with this Article 8. The Managers shall have the right, in their sole discretion, to redeem the Units of any Member who holds less than 2,000 Units. No penalty will be assessed in connection with such redemption of less than 2,000 Units by the Managers. Additionally, as set forth below there shall be a limited right of withdrawal upon the death of a Member.  A Member may redeem its Units upon the following terms:

(a) A Member wishing to have his Units redeemed must mail or deliver a written request (a “Redemption Request”) to the Company (executed by the trustee or authorized agent in the case of Retirement Plans) in substantially the form of Exhibit A attached hereto indicating the number of Units that such Member wishes to be redeemed.  A Member may request that fewer than all of such Member’s Units be redeemed. In connection with a Redemption Request, a Member shall provide such information and documents as may be reasonably requested by the Managers.

(b) In the event that the Managers decide to honor a Redemption Request, they will cause the Company to redeem all the Units (or portion thereof) requested to be redeemed by the Member, subject to the conditions and limitations set forth herein.

(c) The Company shall attempt to redeem Units on a quarterly basis.  Redemptions (or partial redemptions), if any, shall be paid at the end of the calendar quarter following the quarter in which the Redemption Request is received by the Company.  Units redeemed by the Company pursuant to this Article 8 shall be promptly canceled.

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(d) The purchase price for redeemed Units shall be equal to:

(i) For redemptions beginning after one year (but before two years) following the date of acquisition of the redeemed Units, 92% of the actual purchase price for the Units paid by the redeeming Member or 92% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(ii) For redemptions beginning after two years (but before three years) following the date of acquisition of the redeemed Units, 94% of the actual purchase price for the Units paid by the redeeming Member or 94% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iii) For redemptions beginning after three year (but before four years) following the date of acquisition of the redeemed Units, 96% of the actual purchase price for the Units paid by the redeeming Member or 96% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iv) For redemptions beginning after four years (but before five years) following the date of acquisition of the redeemed Units, 98% of the actual purchase price for the Units paid by the redeeming Member or 98% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(v) For redemptions beginning after five years following the date of acquisition of the redeemed Units, 100% of the actual purchase price for the redeemed Units or 100% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less.

Notwithstanding the foregoing, with respect to any Redemption Request, the maximum number of Units which may be redeemed per quarter shall not exceed the greater of (i) 100,000 Units, or (ii) 25% of the Member’s total outstanding Units.  For Redemption Requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter.  The percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all Units covered by such Redemption Request regardless of when the final redemption payment is made.  Units purchased through the Company’s Distribution Reinvestment Program shall be subject to the same holding period and redemption values applicable to original purchases of Units.

(e) A portion of the early withdrawal penalty payments shall be applied toward the next installment(s) of principal under the Formation Loan owed to the Company by Redwood Mortgage Corp., thereby reducing the amount owed to the Company from Redwood Mortgage Corp.  Such portion will be determined by the ratio between the initial amount of the Formation Loan and the total amount of the offering costs incurred by the Company in the Offering of Units.  Once offering expenses are repaid, early redemption penalties will be applied to the Formation Loan, and then the Company’s own account.

(f) Notwithstanding the foregoing, the Company will not, (i) in any calendar year, redeem more than 5%, or (ii) in any calendar quarter, redeem more than 1.25%, of the weighted average number of Units outstanding during the twelve (12) month period immediately prior to the date of the redemption.  In addition, the Managers may, in their sole discretion, further limit the percentage of the total Members’ Units that may be redeemed or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any Treasury Regulations promulgated thereunder (determined without reference to Code Section 469(i)).

In the event that Redemption Requests in excess of the foregoing limitations are received by the Managers, such Redemption Requests will be honored in the following order of priority: (1) first, to redemptions upon the death of a Member; and (2) next, to other Redemption Requests until all other requests for redemption have been met.  All Redemption Requests shall be honored on a pro rata basis, based on the amount of Redemption Requests received in the preceding quarter plus unfulfilled Redemption Requests that the Company was unable to honor in prior quarter(s).

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(g) Unfulfilled Redemption Requests carried over from a prior quarter shall not receive priority over Redemption Requests received by the Managers in the current quarter.

(h) In the event that a Member has an unfulfilled Redemption Request, the Member may withdraw such Redemption Request at any time by sending a written notice of withdrawal to the Company.  If the Company receives the notice of withdrawal on a date that is less than thirty (30) days prior to the next scheduled redemption payment, then that payment shall be made but all subsequent payments to the Member shall cease.  If the Company receives the notice of withdrawal on a date that is more than thirty (30) days prior to the next scheduled redemption payment, then all redemption payments to such Member shall cease.

(i) After withdrawing a pending Redemption Request in accordance with subsection (h) above, the withdrawing Member may thereafter submit another Redemption Request to the Company at a later date. The purchase price for the redeemed Units covered by such later Redemption Request shall be determined based on the date of the later Redemption Request, and accordingly, may have a lower penalty than what was applied to the initial Redemption Request.

(j)          Payments to redeeming Members shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Company’s business, and the Company shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the Redemption Requests of Members.  For this purpose, cash flow shall be considered to be available only after all current Company expenses have been paid (including compensation to the Managers and their Affiliates), adequate provision has been made for payment of the Company’s current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to Members who do not reinvest distributions pursuant to the Distribution Reinvestment Plan.

(k)          The Managers shall have the right, in their sole discretion, at any time and from time to time, (i) to reject any Redemption Request or to suspend or terminate the acceptance of new Redemption Requests without prior notice, or (ii) to terminate, suspend and/or amend the unit redemption program. Without limiting the generality of the foregoing, the Managers may choose to terminate or suspend the unit redemption program in the event the Managers determine, in their sole discretion, that (i) the Company has insufficient available cash flow, in accordance with subsection (j) above or (ii) such termination or suspension would otherwise be in the best interests of the Company.  In addition, the Managers may, at any time and without prior notice, reduce the number of Units purchased under the unit redemption program if the Managers determine, in their sole discretion, that the funds otherwise available to fund the unit redemption program are needed for other Company purposes. The foregoing limitations shall apply to all redemptions, including redemptions upon the death of a Member. In the event that the Company shall terminate, suspend or amend its Unit redemption program, the Company shall send to the Members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment; provided, however, the Company may suspend or terminate the acceptance of new Redemption Requests at any time without prior notice, and the Company may reduce the number of Units purchased under the unit redemption program at any time without prior notice.  In addition, the Managers may, in their sole discretion, waive any applicable holding periods or penalties in the event of the death of a Member or other exigent circumstances or if the Managers believe such waiver is in the best interests of the Company.

(l)           The Company shall not be required to establish a reserve from which to fund redemptions.

8.2 Redemptions Upon Death of a Member.  Upon the death of a Member (including in the event of a Member’s death during the first year of its ownership of Units), an executor, heir or other administrator of the Member’s estate may, subject to certain conditions as set forth herein, redeem all or a portion of the deceased Member’s Units without penalty.  The total amount of Units available to be redeemed in any one quarter shall be limited to the greater of (i) 100,000 Units, or (ii) twenty-five percent (25%) of the deceased Member’s outstanding Units. The executor, heir or other administrator of the Member’s estate shall give a Redemption Request to the Managers within six (6) months of the Member’s date of death or the Units will become subject to the standard redemption provisions set forth in Section 8.1 (a) through (i) above.  If spouses are joint registered holders of Units, the request to redeem the Units may be made if either of the registered holders dies.  Due to the complex nature of administering a decedent’s estate, the Managers reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The Managers retain the discretion to refuse or to delay the redemption of a deceased Member’s investment unless or until the Managers have received all such information they deem relevant.  The redemption of a Member’s Units pursuant to this Section 8.2 is subject to the provisions of the last paragraph of subsection 8.1(d) above and subsections 8.1 (c), (f), (g), (h) and (i) above.

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ARTICLE 9

DISTRIBUTION REINVESTMENT PLAN

9.1 Distribution Reinvestment Plan.

(a) A Member may elect to participate in the Company’s Distribution Reinvestment Plan (as amended from time to time, the “Distribution Reinvestment Plan”) and have its Cash Available for Distribution reinvested in Units of the Company upon the terms described in the Distribution Reinvestment Plan as adopted by the Managers and subject to the limitations and conditions specified therein.

(b) The Company may only offer the Members the option to participate in the Distribution Reinvestment Plan if the following conditions are met: (i) the Company is registered or exempted under any relevant state blue sky laws; (ii) the Company’s legal counsel has submitted an opinion that the pooling of the funds for reinvestment is not in itself a security; (iii) the Members are free to elect to revoke reinvestment within a reasonable time and such right is fully disclosed in the Offering documents; (iv) prior to each reinvestment, the Members receive a current updated disclosure document that contains at minimum the minimum investment amount, the type or source of the proceeds that may be invested and the tax consequences of reinvestment to the Members; (v) the Company’s legal counsel has submitted an opinion that different consideration paid on reinvestment is not in violation of applicable state law; and (vi) the broker-dealer or the Company assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable state suitability standards for participation in each reinvestment.

9.2 Purchase of Additional Units.  Under the Distribution Reinvestment Plan, participating Members effectively use amounts otherwise distributable to them to purchase additional Units at a price per Unit so that the Capital Accounts of the Members immediately after the subject distribution and the deemed reinvestment are equal on a per-Unit basis. The Managers will credit Units purchased under the Distribution Reinvestment Plan to the participating Members as of the pertinent distribution date. If a Member revokes a previous election to participate in the Distribution Reinvestment Plan, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional Units from and after the effectiveness of the notice.

9.3 Statement of Account.  Within sixty (60) days after the end of each calendar quarter, the administrator will furnish or make available to each participating Member a statement of account describing as to such Member, the distributions received during the quarter, the number of Units or other interests purchased during the quarter, the purchase price for such Units or interests, and the total Units or interests purchased on behalf of such Member pursuant to the Distribution Reinvestment Plan.

9.4 Continued Suitability Requirements.  Each Member who is a participant in the Distribution Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and the Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Managers promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

9.5 Changes or Termination of the Distribution Reinvestment Plan.  The terms and conditions of the Distribution Reinvestment Plan may be amended, supplemented, suspended or terminated for any reason by the Managers at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

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ARTICLE 10

DISSOLUTION OF THE COMPANY; MERGER OF THE COMPANY

10.1 Events Causing Dissolution.  The Company shall dissolve upon occurrence of the earlier of the following events:

(a) Expiration of the term of the Company as stated in Section 2.9 of this Agreement.

(b) The affirmative vote or consent of the Majority of the Members.

(c) The sale of all or substantially all of the Company’s assets; provided, for purposes of this Agreement the term “substantially all of the Company’s assets” shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Company’s total assets as of the time of sale.

(d) The retirement, death, insanity, dissolution or bankruptcy of a Manager unless, within ninety (90) days after any such event (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, Members holding more than two-thirds (2/3) of the total outstanding Percentage Interests of the Company agree to continue the business of the Company and to the appointment of a successor Manager who executes a written acceptance of the duties and responsibilities of a Manager hereunder.

(e) The removal of a Manager, unless within ninety (90) days after the effective date of such removal (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, a successor Manager is approved by the affirmative vote or consent of the Majority of the Members as provided in Section 3.11 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Company.

(f) The withdrawal of a Manager pursuant to the provisions of Section 3.12, unless pursuant to the provisions of Section 3.12, the Majority of the Members elect to continue the business of the Company.

(g) Any other event causing the dissolution of the Company under the laws of the State of Delaware.

10.2 Winding Up and Termination.  Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Act.  Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Managers will wind up the Company’s affairs as follows:

(a) No new Loans shall be made or purchased;

(b) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, the Managers shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company’s outstanding Loans in accordance with their terms; provided, however, the Managers shall liquidate all Company assets for the best price reasonably obtainable in order to completely wind up the Company’s affairs within five (5) years after the date of dissolution;

(c) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, all sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 10.3 below.

10.3 Order of Distribution of Assets.  In the event of dissolution as provided in Section 10.1 above, the cash of the Company shall be distributed as follows:

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(a) All of the Company’s debts and liabilities to persons other than Members and Managers shall be paid and discharged;

(b) All of the Company’s debts and liabilities to Members and Managers shall be paid and discharged;

(c) The balance of the cash of the Company shall be distributed to the Members and Managers in accordance with Section 5.5.

10.4 Deficit Capital Account Balances of Managers.  If any Manager’s Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

10.5 No Recourse to Manager. Upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against the Managers or any other Member.  The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers. The Managers are hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the Managers or removal of the Managers by the Members, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by the affirmative vote or consent of the Majority of the Members, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

10.6 Merger or Consolidation of the Company.  The Company may be merged or consolidated with one or more limited liability companies, limited partnerships or other entities (including with Affiliates of the Company), provided that, except for conversions covered by Section 4.19(a), the affirmative vote or consent of the Majority of the Members is obtained pursuant to Section 4.15. Any such merger or consolidation may be effected by way of a sale of the assets of, or Units in, the Company or purchase of the assets of, or Units in, another limited liability company, limited partnership or other entity, or by any other method approved pursuant to Section 4.15.  In any such merger or consolidation, the Company may be either a disappearing or surviving entity.

ARTICLE 11

TRANSACTIONS BETWEEN THE COMPANY,
THE MANAGERS AND AFFILIATES

11.1 Loan Brokerage Commissions.  The Company will enter into Loan transactions where the borrower has engaged and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the Loan. The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately two percent (2%) to five percent (5%) of the principal amount of each Loan made during that year. The loan brokerage commissions shall be capped at 4% per annum of the Company’s total assets per year (except during the first year of operations), based on the asset amount at the beginning of each year.

11.2 Loan Servicing Fees.  A Manager or an Affiliate of a Manager may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular Loan, shall not exceed 0.25% of the total unpaid principal balance of each Loan serviced. The Managers or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above. The servicing fee shall be payable to the servicing agent regardless of whether specific Loan payments are collected.

11.3 Loan Administrative Fees. A Manager or an Affiliate of a Manager may receive a loan administrative fee in an amount of up to 1% of the principal amount of each new Loan originated or acquired on the Company’s behalf for services rendered in connection with the selection and underwriting of potential Loans. Such fees shall be payable by the Company upon the closing of each Loan.

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11.4 Processing and Escrow Fees.  A Manager or an Affiliate of a Manager may receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged for comparable services in the geographical area where the property securing the Loan is located, payable solely by the borrower and not by the Company.

11.5 Asset Management Fee.  The Managers shall receive a monthly fee for managing the Company’s Loan portfolio and general business operations in an amount up to 0.75% annually of the Base Amount, payable on the first day of each calendar month until the Company is finally wound up and terminated. The Managers, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above. No asset management fee shall be payable on amounts held in the Subscription Account or otherwise on Capital Contributions temporarily held while awaiting investment.  No asset management fee shall be paid from reserves of the Company.

11.6 Reconveyance Fees.  The Managers may receive a fee from a borrower for reconveyance of a property upon full payment of a Loan in an amount as is generally prevailing in the geographical area where the property is located.

11.7 Assumption Fees.  A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

11.8 Extension Fee.  A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

11.9 Prepayment and Late Fees.  Any prepayment and late fees collected by a Manager or an Affiliate of the Managers in connection with Loans shall be paid to the Company.

11.10 No Rebates and Reciprocal Arrangements.

(a) The Managers and their Affiliates may not receive from the Company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the Managers or any of their Affiliates to do so.

(b) None of the Managers nor any of their Affiliates shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of Units in the Company; provided, however, that this clause shall not prohibit the normal Sales Commissions payable to a registered broker-dealer or other properly licensed Person for selling Units.

11.11 Other Fees. The Managers and their Affiliates may not receive any fees or other compensation from the Company except as specifically provided for in this Agreement or as described in the Prospectus. The Managers and their Affiliates may not receive real estate brokerage commissions, Property Management Fees or insurance services fees.

11.12 Formation Loan to Redwood Mortgage Corp.  The Company may lend to Redwood Mortgage Corp., a sum not to exceed 7% of the total amount of Capital Contributions to the Company by the Members, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the Managers.  The Formation Loan shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Company. Upon completion of the Offering, the balance of the Formation Loan shall be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the Offering terminates.

11.13 Sale of Loans to Managers or Affiliates.  The Company may not sell a Loan to any of the Managers or their Affiliates unless all of the following criteria are met: (i) the Company does not have sufficient offering proceeds available to retain the Loan  (or contract rights related thereto); (ii) the Prospectus discloses that the Managers or their Affiliates will purchase all Loans (or contract rights) that the Company does not have sufficient proceeds to retain; (iii) the Managers or their Affiliates pay the Company an amount in cash equal to the cost of the Loan (or contract rights) to the Company (including all cash payments and carrying costs related thereto); (iv) the Managers or their Affiliates assume all of the Company’s obligations and liabilities incurred in connection with holding the Loan (or contract rights) by the Company; (v) the sale occurs not later than 90 days following the termination date of the Offering; and (vi) the methodology to be used by the Company in determining which Loans it will sell in the event that the Offering proceeds are insufficient to retain all Loan is fully disclosed in the Prospectus.

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11.14 Purchase of Loans from Managers or Affiliates.  The Company may not acquire a Loan in which any of the Managers or their Affiliates have an interest unless: (i) the Managers or their Affiliates acquired the Loan in its name and temporarily held title thereto for the purpose of facilitating the acquisition of the Loan, provided that such Loan is purchased by the Company for a price no greater than the cost of such Loan to the Managers or their Affiliates, except compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a Program formed by the Managers or their Affiliates pursuant to the rights of first refusal required by Section 11.17 below (in such case the Purchase Price should be no more than  fair market value as determined by the appraisal of a Competent Independent Expert.).  A Manager or its Affiliates shall not sell a Loan to the Company pursuant to clause (i) of this Section 11.14 if the cost of the Loan exceeds the funds reasonably anticipated to be available to the Company to purchase the Loan.

11.15 Participation in Loans.  The Company may participate in Loans with other Programs organized by the Managers, whereby the Company acquires a fractional undivided interest in a Loan. The Company may also participate in Loans with nonaffiliated lenders, individuals or pension funds. Notwithstanding anything to the contrary in this Agreement, the Company may acquire from or sell to publicly registered Programs affiliated with the Company, participation interests in Loans.

11.16 Dealings with Related Programs.  The Company shall not acquire a Loan from, or sell a Loan to a Program in which a Manager has an interest, except as otherwise allowed by this Article 11.

11.17 Investments in or with other Programs.

(a) The Company may invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met:  (i) the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the compensation to the managers or general partners is substantially identical in each Program; (iv) each Program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(b) Other than as specifically permitted in subsection (a) above or in Section 11.15, the Company shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

(c) The Company may invest in general partnership interests of limited partnerships only if the Company alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (a) above acquires a “controlling interest” (as that term is defined in Section V.G.1. of the NASAA Mortgage Guidelines), no duplicate fees are permitted and no additional compensation beyond that permitted by this Agreement shall be paid to the Managers.

(d) The Company shall not invest in interests of other Programs (i.e. “lower-tier Programs”).

11.18 Commissions on Reinvestment or Distribution.  Except as otherwise permitted under this Agreement, the Company shall not pay, directly or indirectly, a commission or fee to a Manager or its Affiliate in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

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11.19 Sales Commissions.

(a) The Units shall be offered to the public on a best efforts basis through participating broker-dealers.  The participating broker-dealers may receive such commissions, reallowances, fees and other compensation as are set forth in the Prospectus, except that no such fees or reallowances shall be paid with respect to sales of Units under the Distribution Reinvestment Plan.  The Offering shall be made in compliance with Rule 2810 of the NASD Conduct Rules, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members.  In the event the Company receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker dealer, Redwood Mortgage Corp. through the Formation Loan may pay to the Company an amount equal to the amount of the Sales Commissions otherwise attributable to a sale of a Unit through a participating broker dealer.  The Company will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.  All unsolicited orders will be handled only by the Managers.  Sales Commissions will not be paid by the Company out of the proceeds of the Offering. All Sales Commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section 11.1 above.  Units may also be offered or sold directly by the Managers for which they will receive no Sales Commissions.

(b) The Managers may accept unsolicited orders received directly from an investor utilizing the services of a Registered Investment Advisor and may pay “client fees” to the Registered Investment Advisor in the manner and subject to the conditions and limitations set forth in the Prospectus.

11.20 Reimbursement of Offering Expenses.  The Managers may be reimbursed for, or the Company may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions), in the amounts set forth in the Prospectus.  The Managers may, at their election, pay any offering and organizational expenses in excess of this amount.

11.21 Reimbursement.  The Company shall reimburse the Managers or their Affiliates for the actual cost to the Managers or their Affiliates (or pay directly), the cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Managers or their Affiliates. The Company shall also pay or reimburse the Managers or their Affiliates for the cost of administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Managers or their Affiliates of providing such services, or (B) 90% of the amount the Company would be required to pay to non-affiliated Persons rendering comparable administrative services in the same geographical location. No reimbursement shall be permitted for services for which the Managers are entitled to compensation by way of a separate fee. The cost of administrative services as used in this Section 11.21 shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Company’s independent certified public accountant. The annual report to Members shall include a breakdown of the costs reimbursed to the Managers. Within the scope of the annual audit of the Managers’ financial statements, the independent certified public accountant must verify the allocation of such costs to the Company. The method of verification shall at a minimum provide:  (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the Managers’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a Program-by-Program basis and may be reimbursed to the Managers by the Company in accordance with this Section 11.21 only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

11.22 Non-reimbursable Expenses.  The Managers will pay and will not be reimbursed by the Company for any general or administrative overhead incurred by the Managers in connection with the administration of the Company which is not directly attributable to services authorized by Sections 11.20, 11.21 or 11.23.

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11.23 Operating Expenses.  Subject to Sections 11.20, 11.21 or 11.22, all expenses of the Company shall be billed directly to and paid by the Company which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the business of the Company including persons who may also be employees of the Managers or Affiliates of the Managers, but excluding such items incurred or allocated to any control persons of either the Managers or their Affiliates, (ii) all costs of borrowed money, taxes and assessments on Company properties foreclosed upon and other taxes applicable to the Company, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property (provided that the total compensation paid to all Persons for the sale of a property held by the Company as the result of foreclosure shall be limited to a Competitive Real Estate Commission, not to exceed 6% of the contract price for the sale of the property), (vii) the cost of insurance as required in connection with the business of the Company, (viii) expenses of organizing, revising, amending, modifying or terminating the Company, (ix) expenses in connection with distributions made by the Company, and communications, bookkeeping and clerical work necessary in maintaining relations with the Members and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Company, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, or other reports to the Members which the Managers deem to be in the best interests of the Company, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Company including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Company property, (xiii) costs incurred in connection with any litigation in which the Company is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company including legal and accounting fees incurred in connection therewith, (xiv) costs of any computer services used for or by the Company, (xv) expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.  For the purposes of Section 11.23(i), a control person is any person, whatever their title, who performs functions for the Managers similar to those of:  (1) chairman or member of the board of directors; (2) executive management, such as the president, vice-president or senior vice-president, corporate secretary, or treasurer; (3) senior management, such as the vice-president of an operating division who reports directly to executive management; or (4) those holding a 5% or greater equity interest in the Managers or their Affiliates or a Person having the power to direct or cause the direction of the Managers or their Affiliates, whether through the ownership of voting securities, by contract or otherwise.

11.24 Deferral of Fees and Expense Reimbursement.  The Managers may defer payment of any fee or expense reimbursement provided for herein.  The amount so deferred shall be treated as a non-interest bearing debt of the Company and shall be paid from any source of funds available to the Company, including Cash Available for Distribution prior to the distributions to Members provided for in Article 5.

11.25 Payment Upon Termination.  Upon the occurrence of a terminating event specified in Article 10, the Company shall pay the Manager, within thirty (30) days of the terminating event, in cash all amounts then accrued and owing to the Manager under this Agreement.

11.26           Sale of Foreclosed Properties.  The Company shall not sell a foreclosed property to a Manager or its Affiliate or to a Program in which a Manager has an interest, except in accordance with the following procedures and subject to the following limitations:

(a)          In the event the Company shall become the owner of any Real Property by reason of foreclosure on a Loan, the Managers shall, as its first priority, use its reasonable best efforts to arrange for the sale of the property at a price that will permit the Company to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions.  No foreclosed property shall be sold to a Manager or its Affiliate unless the Managers have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

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(b)          Subject to Section 11.26(a), the Company may sell a foreclosed property to a Manager or its Affiliate, provided that the net purchase price for the property must be more favorable to the Company than any third party offer received.  The purchase price shall, in any event, be (1) no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of the Company’s “investment” in the property. For purposes of the foregoing, the amount of the Company’s investment in the property shall include, without limitation, the following:  (i) the unpaid principal amount of the Loan; (ii) unpaid interest accrued to the date of foreclosure; (iii) expenditures made to protect the Company’s interest in the property, including payments to senior lienholders and insurance and tax payments; (iv) costs of foreclosure (including attorneys’ fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy); and (v) any advances made by the Managers on behalf of the Company for any of the foregoing, less any income or rents received, condemnation proceeds or other awards received or similar monies received. A portion of the purchase price may be paid by the Affiliate executing a promissory note in favor of the Company.  Any such note will be secured by a deed of trust on the subject property. The principal amount of such a note, plus any obligations secured by senior liens, shall not exceed 90% of the purchase price of the property. The terms and conditions of such note shall be comparable to those required by the Company when selling foreclosed properties to third parties.

(c)          Neither the Managers nor any of its Affiliates shall be eligible to receive a real estate commission in connection with the Company’s sale of a foreclosed property to a Manager or its Affiliate.

11.27           Investment in Mortgages.

(a)           The Managers shall be required to commit a substantial portion of the Company’s Capital Contributions toward Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees.  The total amount of Front-End Fees, whenever paid and from whatever source, shall be limited to an amount equal to the initial amount of Capital Contributions not applied to Investment in Mortgages.

(b)           The Company shall invest not less than 84% of the Capital Contributions as the Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid, shall be limited to the initial amount of Capital Contributions not applied to Investment in Mortgages. Of this Investment in Mortgages, not more than 3.0% of the Capital Contributions may be included as a working capital reserve.

ARTICLE 12

MISCELLANEOUS

12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.11 and 2.12, each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

12.2 Notices.  Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.  Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any Manager shall constitute notice to all Managers.

12.3 Right to Engage in Competing Business.  Nothing contained herein shall preclude any Manager or Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Managers or Members, without participation by the other Managers or Members, and without liability to them or any of them. Each Member waives any right he may have against the Managers for capitalizing on information received as a consequence of the Managers’ management of the affairs of this Company.

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12.4 Amendment.  This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Section 4.15 provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby). This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members.  Any amendment to this Agreement modifying the compensation or distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a) There is a change in the name of the Company or the amount of the contribution of any Member;

(b) A Person is substituted as a Member;

(c) An additional Member is admitted;

(d) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e) There is a change in the time as stated in the Agreement for the dissolution of the Company, or the redemption of Units by the Company;

(f) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(g) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Members;

(h) To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(i) To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(j)	To amend the unit redemption provisions of this Agreement.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

12.5 Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

12.6 Waiver.  No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

12.7 Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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12.8 Application of Delaware law.  This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

12.9 Captions.  Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

12.10 Number and Gender.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

12.11 Counterparts.  This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

12.12 Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

12.13 Assignability.  Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

12.14 No Mandatory Arbitration of Disputes. Except as set forth in Section 3.13, nothing in this Agreement or the Subscription Agreement shall be deemed to require the mandatory arbitration of disputes between a Member and the Company or any Manager. Nothing in this Section 12.14 is intended to apply to preexisting contracts between broker-dealers and Members.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

MANAGERS:	GYMNO CORPORATION
A California Corporation

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

REDWOOD MORTGAGE CORP.
A California Corporation

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

MEMBERS:	GYMNO CORPORATION
(Manager and Attorney-in-Fact)

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

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Exhibit A

NOTICE OF REDEMPTION REQUEST

The undersigned Member hereby (i) requests that Redwood Mortgage Investors IX, LLC (the “Company”) redeem ___________________ Units of Membership Interests in the Company held by such Member in accordance with the terms of the Limited Liability Company Operating Agreement of the Company, as such agreement may be amended from time to time (the “Operating Agreement”); (ii) agrees to surrender such Units and all right, title, and interest therein promptly upon payment of the purchase price for such Units; (iii) directs that the purchase price payable upon redemption of such Units be delivered to such Member.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has not transferred or encumbered title to such Units; (b) has the full right, power and authority to redeem and surrender such Units as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such redemption and surrender.

Capitalized terms in this notice have the meaning as set forth in the Operating Agreement.

Dated: ____________________

By: ________________________________
(Name of Member)

________________________________
(Signature)

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Schedule A

LIST OF MEMBERS

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EXHIBIT B

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

REDWOOD MORTGAGE INVESTORS IX, LLC
A DELAWARE LIMITED LIABILITY COMPANY

The undersigned hereby applies to purchase units in REDWOOD MORTGAGE INVESTORS IX, LLC (the “company”) in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the prospectus dated June 8, 2009.

1.           Representations and Warranties.  The undersigned represents and warrants to the company and its managers as follows:

(a)           I have received the prospectus dated June 8, 2009 and I accept and agree to be bound by the terms and conditions of the organizational documents of the company.

(b)           I am aware that this subscription may be rejected in whole or in part by the managers in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the company.

(c)           I understand that units may not be sold or otherwise disposed of without the prior written consent of the managers, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited liability company operating agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations.  I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(d)           I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the company.  If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(e)           I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(f)           I acknowledge and agree that counsel representing the company, the managers and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

(g)           If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the company.

BY MAKING THESE REPRESENTATIONS, THE INVESTOR HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2.           Power of Attorney.  The undersigned hereby irrevocably constitutes and appoints the managers, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)           The limited liability operating agreement and any amendments thereto or cancellations thereof required under the laws of the State of Delaware;

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(b)           Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the company is doing or intends to do business; and

(c)           Any documents which may be required to effect the continuation of the company, the admission of an additional or substituted member, or the dissolution and termination of the company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof.  The power of attorney shall also survive the delivery of an assignment of units by a member; provided, that where the assignee thereof has been approved by the managers for admission to the company as a substituted member, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the managers to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.           Acceptance.  This subscription agreement will be accepted or rejected by the managers within thirty (30) days of its receipt by the company.  The managers also reserve the right to revoke its acceptance within such thirty (30) day period.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit.  The managers will return a countersigned copy of this subscription agreement to accepted members, which copy (together with my canceled check) will be evidence of my purchase of units.

4.           Payment of Subscription Price.  The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement.  I understand that my subscription funds will be deposited into a subscription account upon receipt, but that I will not be admitted as a member of the company until this subscription agreement has been accepted by the managers. If my subscription is accepted, I will be admitted as a member of the company not later than the last day of the calendar month following the date my subscription was accepted.  In the interim, my subscription funds will earn interest at passbook savings accounts rates.  Such interest will be returned to me after I am admitted to the company.

5.           THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS IX, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ITS MANAGERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6.           Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the managers immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

Type of Ownership: (check one)

	[ ]	INDIVIDUAL	*	[ ]	IRA (Investor and Custodian must sign)

	[ ]	TRUST (Trustee signature required)	*	[ ]	ROTH IRA (Investor and Custodian must sign)
(Title page, Successor Trustee page and signature
		pages of the Trust Agreement MUST be enclosed)	*	[ ]	SEP/IRA (Investor and Custodian must sign)

*	[ ]	JOINT TENANTS WITH RIGHTS		[ ]	PENSION PLAN (Trustee signature required)
OF SURVIVORSHIP

*	[ ]	COMMUNITY PROPERTY		[ ]	PROFIT SHARING PLAN (Trustee signature required)

*	[ ]	TENANTS IN COMMON		[ ]	401(k) (Trustee signature required)

	[ ]	TOD – Transfer On Death		[ ]	OTHER (Please describe)
(must be titled as an Individual or as
Joint Tenants only – special form required)

*  Two or more signatures required.

106

1.	INVESTOR NAME AND ADDRESS
Complete this section for all accounts.  If asset is in a qualified plan Item 2 must also be completed.  All checks and correspondence will go to this address unless another address is listed in Items 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

		City	State	Zip Code

		Home Phone Number	Social Security #/Taxpayer ID#
A Social Security Number or Tax ID is
		Alternate Phone Number	required for all accounts.

2.	CUSTODIAN REGISTRATION	Name of Custodian:
Please print here the exact name of Custodian

Address

		City	State	Zip Code

		Taxpayer ID#	Client Account Number

SIGNATURE:

	(X)	(Custodian)

3.	INVESTMENT	Number of units to be purchased
Minimum initial investment
	2,000 units ($2,000);	Amount of payment enclosed
minimum additional
investment for existing
	member 1,000 units ($1,000). Partial unit	Please make check payable to “Redwood Mortgage Investors IX, LLC”.
purchases are acceptable.

		Check one: [ ] Initial Investment	[ ] Additional Investment

A completed Subscription Agreement is required for each initial and additional investment

4.	DISTRIBUTIONS
Please check one of the following.  Please note that all custodial account distributions not reinvested pursuant to the Distribution Reinvestment Plan will be directed to the custodian listed in Item 2.

Check One:[ ] I elect to participate in the Distribution Reinvestment Plan.

[ ] I elect to have cash distributions paid to me.

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5.	ALTERNATE ADDRESS FOR DISTRIBUTIONS
If cash distributions are to be sent to an address other than that listed in Item 1 or 2; please enter the information here.  All other communications will be mailed to the investor’s registered address of record under Item 1.  In no event will the company or its affiliates be responsible for any adverse consequences of direct deposits.

		Name	Client Account #

Address

		City	State	Zip Code

	DIRECT DEPOSIT (Electronic Funds Transfer)	Check one: Checking: [ ] Savings: [ ]

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES	Please read and initial each of the representations below:
Joint
			Investor	Investor
(a)I have received the Prospectus for the company, and I accept and agree to be bound by the terms and conditions of the Prospectus

(b)I have a net worth (exclusive of home, furnishings, auto) of $70,000 and an annual gross income of at least $70,000 or a net worth of $250,000 (exclusive of home, furnishings, auto), or that I meet the higher suitability requirements imposed by my state of residence as set forth in the prospectus (including any supplements thereto) under “Investor Suitability Standards.”

(c)I am purchasing the units for my own account, and I acknowledge that there is no public market for the units.

(d)I am not an Unacceptable Investor; as such term is defined in the Prospectus under “Suitability Standards – Restrictions Imposed by the USA Patriot and Related Acts.”

(e)I am able to withstand the loss of my investment.

(f)I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.

You do not waive any right you may have under the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law by executing the Subscription Agreement.  A sale of units may not be completed until you have been in receipt of the final Prospectus for at least 5 business days.  If your Subscription Agreement is accepted, we will return to you a countersigned copy of the Subscription Agreement, which will constitute confirmation of your purchase of units.

IN WITNESS WHEREOF, the undersigned has executed below this ________day of _______________, 20_____, at (City)

	Investor’s primary residence is in	(State)

(X)
(Investor Signature and Title)

(X)
(Investor Signature and Title)

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7.	BROKER-DEALER INFORMATION (To be completed by selling broker-dealer)
The undersigned broker-dealer hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor the requisite number of days prior to the date the Subscription Agreement was delivered to the company; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

Original Signatures Required
(X)
Broker-Dealer Authorized Signature (required on all applications by broker-dealer affiliated representatives)

Broker-Dealer Name:

Street Address:

City, State, Zip Code:

Registered Representative/Advisor

Name:

Street Address:

City, State, Zip Code

Phone No.:

Email:

The registered representative or advisor, by signing below, certifies that he or she has reasonable grounds to believe, on the basis of information obtained from the investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by the selling broker-dealer, if any, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he or she has informed the investor of all pertinent facts relating to the liquidity and marketability of the units.

Registered Representative/Advisor Signature:

(X)

Registered Investment Advisor (RIA) and Non-Commission Sales

[  ]  Please check the box if this investment is made through an RIA charging no commission on this sale or otherwise is made with no commission paid to the RIA or participating broker-dealer.

This option is not available through all broker-dealers.  Please contact Redwood Mortgage Investors for more information.

(If an owner or principal or any member of the RIA firm is a FINRA licensed registered representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer for administrative purposes, not through the RIA.)

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Complete this page only if this is an RIA/non-commission sale

REGISTERED INVESTMENT ADVISOR INFORMATION

Are you a Registered Investment Advisor ("RIA") under applicable state or federal law?  [  ]YES[  ]NO

Broker-Dealer Affiliated?    [  ]YES                                                                 [  ]NO       Broker-Dealer Name  ____________________________________

The advisor certifies (i) that if the advisor is affiliated with an FINRA firm, that all fees received by him in connection with this transaction will be run through the books and records of the FINRA member firm in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules;  (ii) that if the investor has elected to pay client fees from earnings, the advisor hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (iii) that, if applicable, the advisor understands and acknowledges that neither  the company or the managers shall have any liability to him with respect to any client fees paid from members' earnings under the authorization agreement and that the managers and the company in no way guarantee that there will be sufficient cash for distribution to members and, thus in the case of a signed authorization agreement, sufficient cash for the member to pay the client fees from earnings; and (iv) that, in any dispute between the advisor and the member regarding payment of client fees, the company and the managers will respect the wishes of the member and that the managers and the company will have no liability to the advisor as a result thereof.

Please check applicable box.

[  ]  Yes, client fees paid.                                           If client fees are to be paid, the AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES (below) must be completed and signed by the investor and the advisor.

[  ]  No client fees paid from earnings or distributions

REDWOOD MORTGAGE INVESTORS IX, LLC
AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
FOR MEMBERS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS

By signing this authorization the undersigned hereby authorizes and directs the company to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned’s capital account (“client fees”). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the member at the end of the month, and such client fees shall be paid to the advisor on a monthly basis.  The capital accounts of the members who elect to pay client fees through the company will be less than the capital accounts of members who do not pay client fees or who do not pay client fees through the company.

The undersigned acknowledges and agrees that neither the company nor the managers shall have any liability for disbursements made pursuant to this authorization.  The undersigned acknowledges that all periodic cash distributions by the company are non-cumulative.  Further, the undersigned acknowledges that the managers are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement.  In the event of insufficient earnings, the company and the managers shall have no liability to the undersigned or the payee.  The undersigned further acknowledges and agrees that the company is authorized to comply with this request unless and until this authorization is expressly revoked in writing.

PAYEE (ADVISOR) 1	INVESTOR

Name of Payee - Please Print	Name of Investor - Please Print

Authorized Signature of Payee	Signature of Investor

Firm Name	Signature of Joint Investor (if applicable)

____________________________
1If the advisor is affiliated with a FINRA broker-dealer firm, all fees received by him or her in connection with this transaction will be run through the books and records of the FINRA member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules

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(Office Use Only)

8.	ACCEPTANCE	This subscription accepted
This subscription will not
	be an effective agreement	REDWOOD MORTGAGE INVESTORS IX, LLC,
	until it or a facsimile is	A Delaware Limited Liability Company
	signed by a manager of	900 Veterans Blvd., Suite 500
	Redwood Mortgage	Redwood City CA 94063
	Investors IX, LLC, a	(650) 365-5341
Delaware Limited Liability
Company
By:

Investor #:		Date Entered:

Check Amount:	$	Check Date:

Check Number:

111

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11
260.141.11 RESTRICTION ON TRANSFER

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)
to the transferor’s ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)
by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)
by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)
by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)
by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

112

Instructions for completing Subscription Agreement
Redwood Mortgage Investors IX, LLC

Please follow these instructions and complete each section carefully, as failure to do may result in rejection of your Subscription Agreement.

Type of Ownership (page 2)

Check the appropriate box to indicate what type of investment you are making.  Note under each classification any additional signatures or documents that may be required.  If the investment type you are making is not listed, enter it in the section titled OTHER.

Item 1. Investor Name and Address

Enter the full name of the investor.  For trust accounts and non-custodial qualified plans enter the name of the trustee(s) on the first line and the trust or plan name on the second line.  On custodial accounts this section must be completed for the benefit plan investor; custodial information is entered in Item 2.

Enter the investor’s mailing address, phone and Social Security Number or Tax ID Number.  If the investment is made in more than one name, only one Tax ID Number will be used and should be that of the first person listed.

Item 2. Custodian Registration

Custodian should complete this section, entering all pertinent information and signing accordingly.

Item 3. Investment

Enter the number of units purchased and the dollar amount of the investment.

Mark whether the investment is an initial or additional investment.

Item 4. Distributions

Check the appropriate box to indicate whether the investor elects to participate in the Distribution Reinvestment Plan or to have earnings distributed monthly.

Each investor who elects to have distributions reinvested agrees to notify the company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.

Item 5. Special Address for Distributions

If distributions are to be sent to an address other than that provided in Item 1 or 2, provide the name, address and account number.

If distributions are to be made to a checking or savings account via electronic funds transfer, check the appropriate box and attach an original voided check for checking accounts or an original deposit slip for savings accounts.

Your request for EFT deposit may be rejected if it is not accompanied by the proper bank document as indicated above.

Item 6. Signatures

The investor initials each representation separately.  If investment is held jointly or severally all investors must initial the representations.

Enter the date, city and state the Subscription Agreement was signed.  If investment is held jointly or severally all investors must sign the Subscription Agreement. Only original signatures will be accepted.

113

Item 7. Broker-Dealer Information

All pertinent broker-dealer and registered representative/advisor information must be completed.

Subscription Agreement for commission sales must be signed by both the registered representative and the broker-dealer.  Please note that if the registered representative is authorized to sign on behalf of the broker-dealer they must sign in both areas.

Registered Investment Advisors (RIA’s) must fill in all pertinent advisor information and sign the Registered Representative/Advisor section.

The Subscription Agreement may be rejected if the pertinent sections are not fully completed and signed.

Only an original, completed copy of the Subscription Agreement can be accepted.  Photocopied or otherwise duplicated Subscription Agreements can not be accepted.

Registered Investment Advisor and Non-Commission Sales

For sales made by RIA’s or other non-commission sales, check the box at the end of Item 7 indicating as such.  RIA’s must also complete page 6 of the Subscription Agreement.

If the RIA is taking client fees paid from member earnings he or she must complete the AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES and both the RIA and the investor must sign the authorization.

Item 8. Acceptance

Item 8 is for Redwood Mortgage Investors office use only

Forward the completed and signed original Subscription Agreement along with your payment to the following address.  Wiring instructions are available.  Please contact Investor Services for current wiring instructions.

Mailing Address Redwood Mortgage Investors IX, LLC P.O. Box 5096 Redwood City, CA 94063	Overnight Address Redwood Mortgage Investors IX, LLC 900 Veterans Blvd, Suite 500 Redwood City, CA 94063

If you have any questions or require additional assistance in completing the Subscription Agreement, please contact Investor Services at (800) 659-6593, option 1.

114

REDWOOD MORTGAGE INVESTORS IX, LLC

Up to 150,000,000 Units of Limited Liability Company Interest, $1 per Unit – Maximum Offering
1,000,000 Units of Limited Liability Company Interest, $1 per Unit – Minimum Offering
37,500,000 Units of Limited Liability Company Interest, $1 per Unit – issuable under the distribution reinvestment plan
Minimum Initial Investment: 2,000 Units (may be higher in certain states)

Redwood Mortgage Investors IX, LLC, is a Delaware limited liability company formed on October 8, 2008 to engage in business as a mortgage lender.  We will make loans secured primarily by first and second deeds of trust on residential, investment or commercial property in California.  Loans will be arranged and serviced by Redwood Mortgage Corp.  We do not have an existing portfolio of loans, and we have not committed to or identified any loans that will be made from the proceeds of this offering.  Our primary investment objectives are to:  (1) yield a high rate of return from mortgage lending, (2) preserve and protect our capital, and (3) generate and distribute cash flow from operations to investors.

	Price to Public (1)	Selling Commission (2)	Proceeds to Company
Primary Offering
Per Unit	$1.00	$—	$1.00
Total Minimum	$1,000,000	$—	$1,000,000
Total Maximum	$150,000,000	$—	$150,000,000
Distribution Reinvestment Plan
Per Unit	$1.00	$—	$1.00
Total Maximum	$37,500,000	$—	$37,500,000

(1)   We reserve the right to reallocate units being offered between the primary offering and our distribution reinvestment plan.

(2)
Selling commissions with respect to our primary offering will be paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from us.  The formation loan is unsecured, non-interest bearing and is not guaranteed.  The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of early redemption penalties paid to us.  The maximum selling commissions paid by Redwood Mortgage Corp. will not exceed 7% of gross offering proceeds.  No selling commissions will be paid in connection with sales of units under our distribution reinvestment plan (See “PLAN OF DISTRIBUTION – Formation Loan” at page 107).

This offering will terminate one year from the effective date of this prospectus unless, the managers in their discretion, terminate the offering earlier or extend the offering for up to two additional one year periods.  The units are being offered on a "best efforts" basis, which means that no one is guaranteeing that any number of units greater than the minimum of 1,000,000 units ($1,000,000) will be sold in the primary offering.  There is no minimum number of units that must be sold under the distribution reinvestment plan.  Your subscription payments for units in the primary offering will be placed in an account held by the escrow agent, California Bank & Trust, and will be held in trust for your benefit, pending release to us.  If we do not sell at least $1,000,000 of units in the primary offering by one year from the effective date of this prospectus, we will stop selling units and your funds in the escrow account, including interest, will be returned to you within ten days after termination of the offering.

There is a high degree of risk associated with investing in the units.  You should purchase the units only if you can afford a complete loss of your entire investment (See “RISK FACTORS” beginning on page 18).  The most significant risks include the following:

•
We are a “blind pool” because we do not currently own any mortgage loans and we have not identified any specific loans to make with the proceeds of this offering.  We have only a limited operating history.

•	We will be subject to various conflicts of interest arising out of our relationship to our managers and their affiliates.
•	Transfer of units is restricted; no public market for the units exists and none is likely to develop.
•
You will have limited ability to liquidate your investment and will be subject to early redemption penalties and other restrictions.  You will have no right to participate in our management and will have only limited voting rights.

•	Future declines in real estate values would impair our security and financial position.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited.  Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the units are not permitted.

The date of this prospectus is June 8, 2009

TABLE OF CONTENTS

                                                                                                 Page

INVESTOR SUITABILITY STANDARDS...1

NOTICE TO CALIFORNIA RESIDENTS...3

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS...4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...4

SUMMARY OF THE OFFERING...5

RISK FACTORS...18
MORTGAGE LENDING AND REAL ESTATE RISKS...18
INVESTMENT RISKS...28
TAX RISKS...36
ERISA RISKS...38

TERMS OF THE OFFERING...38

USE OF PROCEEDS...39

CAPITALIZATION OF REDWOOD MORTGAGE INVESTORS IX, LLC...42

CAPITAL CONTRIBUTION OF THE MANAGERS...42

COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES...42

CONFLICTS OF INTEREST...49

RELATED PARTY POLICIES...53

FIDUCIARY RESPONSIBILITY OF OUR MANAGERS...53

PRIOR PERFORMANCE SUMMARY...54

MANAGEMENT...58

SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...59

SELECTED FINANCIAL DATA...59

ORGANIZATIONAL CHART...60

INVESTMENT OBJECTIVES AND CRITERIA...61

HOW WE ARE REGULATED...67

CERTAIN LEGAL ASPECTS OF LOANS...70

i

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION...73
OVERVIEW...73
CRITICAL ACCOUNTING POLICIES...74
RELATED PARTIES...74
LIQUIDITY AND CAPITAL RESOURCES...76
MARKET RISK...76
ASSET QUALITY...77
ALLOWANCE FOR LOSSES...77
UNIT VALUATIONS...78
COMPETITION...78

MATERIAL FEDERAL INCOME TAX CONSEQUENCES...78
TAX CLASSIFICATION OF THE COMPANY...79
TAXATION OF MEMBERS...81
TAXATION OF COMPANY INVESTMENTS...83
OTHER ASPECTS OF TAXATION OF MEMBERS...84
INVESTMENT BY TAX-EXEMPT INVESTORS...87
FOREIGN INVESTORS...89
STATE AND LOCAL TAXES...89

ERISA CONSIDERATIONS...89

DESCRIPTION OF UNITS...93

SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT...93

TRANSFER OF UNITS...99

DISTRIBUTION POLICIES...102

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN...102

REPORTS TO MEMBERS...104

PRIVACY POLICY...104

PLAN OF DISTRIBUTION...105

SUPPLEMENTAL SALES MATERIAL...108

LEGAL PROCEEDINGS...109

LEGAL MATTERS...109

EXPERTS...109

ADDITIONAL INFORMATION...110

TABULAR INFORMATION CONCERNING PRIOR PROGRAMS...110

ii

GLOSSARY...111

INDEX TO THE FINANCIAL STATEMENTS...112
Redwood Mortgage Investors IX, LLC...113
Redwood Mortgage Corp...127
Gymno Corporation...148

APPENDIX I - PRIOR PERFORMANCE TABLES...156

EXHIBIT A – AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT...........................................................................................................................................................................................174

EXHIBIT B – SUBSCRIPTION AGREEMENT...215

EXHIBIT C – FORM OF DISTRIBUTION REINVESTMENT PLAN...225

iii

INVESTOR SUITABILITY STANDARDS

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Minimum Suitability Standards
We have established a minimum suitability standard which requires that you have either:

• a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 plus an annual gross income of at least $70,000; or

• irrespective of annual gross income, a net worth of $250,000 (determined with the same exclusions).

In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

We have established these standards because the purchase of units is an illiquid investment.  You will be required to represent to us that:

• you comply with the applicable standards; or

• you are purchasing in a fiduciary capacity for a person meeting such standards; or

• the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above.  Units will be sold only to investors in these states who meet the special suitability standards set forth below.

California – Investors in California must have (exclusive of such investor’s home, furnishings and automobiles) (a) a gross annual income of not less than $65,000 and a liquid net worth of not less than $250,000, or (b) a liquid net worth of at least $500,000.  In addition, investors in California must have an individual net worth of at least ten times their investment in our units (exclusive of such investor’s home, furnishings and automobiles).

The participating broker-dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards.  We will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards.

Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member in the limited liability company.  We will require certain assurances that such standards are met before agreeing to any transfer of the units.

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Suitable Investors
Investment in the units involves certain risks and, accordingly, is suitable only for entities or persons of adequate means.  Due to the nature of the loans we invest in, it is likely that all or substantially all of the income you derive from the units will be taxable to you as ordinary income (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 78).  The units may, therefore, be suitable for:

• Pension or profit sharing plan

• Individual retirement account

• A simplified employee pension

• Persons seeking current, taxable income

An investment in units may not be suitable for charitable remainder trusts or other entities exempt from federal income taxation, including certain foundations and other charitable organizations.

All persons or entities considering an investment in units should consult their own legal and/or financial advisor with respect to whether an investment in units is appropriate.
Minimum Purchase Amount	We have established the minimum initial purchase at 2,000 units ($2,000).
IRA Investors
A minimum of 2,000 units ($2,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account (“IRA”) established under Section 408 of the Internal Revenue Code of 1986, as amended (“Code”).  You should be aware, however, that an investment in the units will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

ERISA Investors
Our investment objectives and policies have been designed to make the units suitable investments for employee benefit plans under current law.  In this regard, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), provides a comprehensive regulatory scheme for “plan assets.”  We will manage the company so as to assure that an investment in the units by an employee benefit plan subject to ERISA or by a plan subject to the prohibited transaction provisions of Section 4975 of the Code or by an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in such entity (a “Benefit Plan Investor”), including tax-qualified pension and 401(k) plans and IRAs, will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the company so as to make the assets of the company “plan assets” (See “ERISA RISKS –Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38).

We will not allow the purchase of units with assets of any Benefit Plan Investor if our managers (i) have investment discretion with respect to the assets of the Benefit Plan Investor in the units, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.  This prohibition is designed to prevent violation of certain provisions of ERISA and the Code.

Blue Sky Requirements
If we qualify units for sale in states which have established suitability standards and minimum purchase requirements different from those we have set for the offering in general or for the states described above, such suitability standards and minimum purchase requirements will be set forth in a supplement to this prospectus.

Subscription Agreement Warranties
The subscription agreement requires that you warrant that:

• you have received the prospectus;

• you meet the applicable suitability standards set forth in the prospectus;

• you are aware that we may reject your subscription;

• you are aware that there will be no public market for the units;

• you have been informed by your participating broker-dealer of all facts relating to lack of liquidity or marketability;

• you understand the restrictions on transferability;

• you understand that, if you are a California resident or ever propose to transfer your units to a California resident, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our operating agreement, a copy of which is attached as Exhibit A to this prospectus;

• you have sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity will not affect its ability to make timely distributions;

    • you have the power, capacity and authority to make the investment; and

• you are making the investment for your own account or your family’s or in your fiduciary capacity and not as an agent for another.

The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement.  We intend to rely on the warranties in accepting a subscription.  In any claim or action against us or our managers, we or our managers may use the warranties against you as a defense or basis for seeking indemnity from you.

Subscription Procedure	In order to subscribe for units, you must read carefully and execute the “SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.” For each unit subscribed, you must tender the sum of $1 per unit.

NOTICE TO CALIFORNIA RESIDENTS

Any certificates of units resulting from any offer and/or sale in California will bear the following legend restricting transfer:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the units offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•
a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•
subject to additional restrictions imposed by the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevent Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus which are not historical facts may be considered forward-looking statements, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future.  Forward-looking statements include statements regarding trends in the California real estate market, estimates of future redemptions of units, estimates of the compensation to our managers and estimates of the formation loan.  Actual results may be materially different from what is projected by such forward-looking statements.  Factors that might cause such a difference include unexpected changes in economic conditions and interest rates, the impact of competition and competitive pricing and downturns in the California real estate markets.  All forward-looking statements and reasons why results may differ included in the prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

SUMMARY OF THE OFFERING

This summary highlights selected information contained elsewhere in this prospectus.  It does not contain all the information that is important to your decision to invest in the units.  To understand this offering fully, you should read the entire prospectus carefully, including the “RISK FACTORS” section and the financial statements.  Certain terms used in the prospectus are defined in the glossary on page 111.

The Company
We are Redwood Mortgage Investors IX, LLC, and we were formed as a Delaware limited liability company on October 8, 2008.  We are located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063 and our telephone number is (650) 365-5341.

We will engage in business as a mortgage lender.  We will make loans to individuals and business entities secured by residential, investment or commercial property in California.  In order to secure repayment of the loans, the loans will be secured by first and second, and in some limited cases, third deeds of trust on the property.  We do not have an existing portfolio of loans, and we have not committed to or identified any loans that will be made from the proceeds of this offering.  We are a “blind pool” offering.

The Sponsors and the Managers
The sponsors of Redwood Mortgage Investors IX, LLC, are Redwood Mortgage Corp., a California corporation, and Gymno Corporation, a California corporation.  Redwood Mortgage Corp. and Gymno Corporation will also act as our managers and will jointly manage and control our affairs and make all investment decisions for us.  In their capacity as managers, Redwood Mortgage Corp. and Gymno Corporation will not have separate roles in managing our operations.  Apart from acting as our manager, Redwood Mortgage Corp. will arrange and service the loans made by us, for which it will receive separate compensation.

The managers’ offices are located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063 and their telephone number is (650) 365-5341.

Risk Factors
An investment in the units involves certain risks.  The following are the most significant risks relating to an investment in the units:

• We have no existing loan portfolio, and you will not have an opportunity to review loans to be made by us from the proceeds of this offering until after the loans have been made.  Such decisions will be made exclusively by our managers.

• Our managers and their affiliates will receive fees from us.  Most fees will be paid regardless of the economic return to you and other investors in the units or how successful we are.  The compensation to be received by our managers is based primarily upon the length of time we continue to operate, our loan balances, the principal amounts of loans originated and the amount of capital originally committed to investment in mortgages.  Loan balances outstanding and the amount of loans originated will fluctuate during our term because loans will be continually maturing and “turning over”.  Accordingly, the exact amount of future compensation payable to our managers and their affiliates cannot be precisely determined.

• There are limits on your ability to transfer units.  No public market exists for units and none is likely to develop.

• We do not intend to cease operations prior to the end of our term on October 8, 2028 and do not anticipate providing liquidity to our members prior to that date (except on a limited basis through our unit redemption program), unless we dissolve and terminate earlier upon the occurrence of various events described in our operating agreement or by operation of law.  In addition, upon our dissolution, delays in liquidation may arise due to market conditions and other factors beyond our control.  Any such delays would affect our ability to timely distribute any remaining proceeds to members.

• Our anticipated concentration of mortgage loans in the San Francisco Bay Area may expose us to greater risk than if the loan portfolio were more diversified.

• Declines in real estate values could impair our security in outstanding loans, and were we to foreclose on loans with respect to properties that have declined in value, we may ultimately recover less than the amount of such loans.

• You may not redeem your units for one year after the date the units are purchased and your ability to redeem your units under our unit redemption program is subject to significant restrictions and limitations.

• You do not have the ability to direct or exercise control over the management’s affairs and you may only vote on those matters which are set forth in our operating agreement.

Thus you may not be able to sell your units quickly or profitably if the need arises. Before you invest in the units, you should see the complete discussion of the “RISK FACTORS” beginning on page 18 of this prospectus

Terms of the Offering
A minimum of 1,000,000 units ($1,000,000) and a maximum of 150,000,000 units ($150,000,000) are being offered in our primary offering.  The purchase price is $1 per unit.  The units are being offered by selected registered broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or FINRA (the “participating broker-dealers”).  They are being offered on a “best efforts” basis, which means that no one is guaranteeing that any number of units greater than the minimum will be sold.  We may also accept orders from you if you utilize the services of a registered investment advisor.

We are also offering up to 37,500,000 units pursuant to our distribution reinvestment plan at $1 per unit.

This offering will terminate one year from the effective date of this prospectus unless the managers, in their discretion, terminate the offering earlier or extend the offering for up to two additional one year periods.

Estimated Use of Proceeds
We will use the proceeds from the sale of the units to make loans and pay expenses relating to this offering.  We estimate that, initially, a minimum of 88.5% of the proceeds will be used to make loans or be held as cash reserves.  After the repayment of the formation loan, and assuming that all units being offered are sold (including all units under our distribution reinvestment plan), we estimate that approximately 96.4% of the proceeds of this offering will be used to make loans or be held as cash reserves.  The remaining proceeds will be used to pay expenses relating to this offering.  A portion of the proceeds of this offering will initially be used to fund the formation loan.  Consequently, until the formation loan is repaid, not all of such 96.4% of the proceeds will be available to make loans or be held as cash reserves and, until such repayment, a minimum of 90.8% of the proceeds will be used to make loans or be held as cash reserves.  If all of the units we are offering (including units under our distribution reinvestment plan) are not sold, the amount of proceeds available to make loans will be less.  We are permitted under the terms of our operating agreement to borrow money for the purpose of making loans, as well as for other proper purposes.  However, our total indebtedness may not at any time exceed 50% of members’ capital.

The table below sets forth the gross proceeds, the resulting cash available for extension of loans and other items in the event that (i) the minimum primary offering amount of $1,000,000 is sold, (ii) the maximum primary offering amount of $150,000,000 is sold, and (iii) the maximum total offering amount of $187,500,000 (including $37,500,000 from the distribution reinvestment plan) is sold.

	Minimum Primary Offering (1)		Maximum Primary Offering (1)		Maximum Total Offering (includes DRIP units) (1)
	1,000,000 Units		150,000,000 Units		187,500,000 Units
	($1,000,000) sold		($150,000,000) sold		($187,500,000) sold
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$1,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Leveraged Funds	0	0	0	0	0	0

Total Company Funds	$1,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Less: Offering Expenses (2)	$45,000	4.5%	$6,750,000	4.5%	$6,750,000	3.6%

Total Amount Available for Investment
after Repayment of Formation Loan (3)	$955,000	95.5%	$143,250,000	95.5%	$180,750,000	96.4%

Less: Formation Loan to pay sales
commissions (3)	$70,000	7.0%	$10,500,000	7.0%	$10,500,000	5.6%

Initial Amount Available for Investment	$885,000	88.5%	$132,750,000	88.5%	$170,250,000	90.8%

Less: Reserve Liquidity Fund (4)	$20,000	2.0%	$3,000,000	2.0%	$3,750,000	2.0%

Cash Available for Extension of Loans (5)	$865,000	86.5%	$129,750,000	86.5%	$166,500,000	88.8%
____________________

(1)For purposes of this table, the minimum primary offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 37,500,000 units being offered under our distribution reinvestment plan.

(2) Consists of expenses incurred in connection with our formation and the offering of our units, including legal and accounting fees and expenses, printing, mailing and distribution costs, filing fees, reimbursements to participating broker-dealers for due diligence expenses which are separately and specifically invoiced, and reimbursements for training and education meetings for associated persons of a FINRA member.  The offering expenses also include marketing reallowances of up to 1% of gross offering proceeds which may be payable to participating broker-dealers, except that no such reallowances will be paid with respect to sales pursuant to our distribution reinvestment plan.  To the extent total expenses exceed 4.5% of the gross offering proceeds, Redwood Mortgage Corp. will be responsible for the payment of such excess amount.  In no event will the total compensation payable to participating broker-dealers in connection with this offering, including sales commissions (see footnote 3 below), marketing reallowances and expense reimbursements, including reimbursements for training and education meetings for associated persons of a FINRA member, exceed 10% of gross offering proceeds.  FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds (See “COMPENSATION OF THE MANAGERS AND THEIR AFFILIATES” at page 42).

(3) The amount of the formation loan payable to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions to participating broker-dealers of 7.0%.  Consequently, as the maximum sales commission is 7.0%, the formation loan will not exceed 7.0% of the total gross proceeds of the offering (See “PLAN OF DISTRIBUTION - Formation Loan” at page 107).  No sales commissions will be applied to units purchased under the distribution reinvestment plan.  The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions to be paid in connection with the offering and amounts payable in connection with unsolicited sales.  Although the exact amount of sales commissions is not known, we have assumed the maximum amount payable of 7.0% or $10,500,000.  From the proceeds of the formation loan, Redwood Mortgage Corp. will pay the participating broker-dealers all amounts as sales commissions owed.  We do not pay any sales commissions directly.  Redwood Mortgage Corp. is required to repay the formation loan to us.  The terms of repayment of the formation loan are as follows.  During the offering period, Redwood Mortgage Corp. will repay annually, one tenth of the principal balance of the formation loan as of December 31 of the prior year.  Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments.  The formation loan is unsecured, non-interest bearing and is not guaranteed.  The amount of the formation loan and thus the amount repaid to us will be reduced partially by a portion of the early redemption penalties paid to us.

(4) We anticipate maintaining an average balance of a reserve liquidity fund equal to the lesser of 2% of the gross proceeds of the offering or 2% of our capital originally committed to investment in mortgages.

(5) These proceeds will be used to make loans (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 61). The exact amount of the cash available for extension of loans will depend upon the amount of the offering expenses, the amount of the formation loan, the amount of the reserve liquidity fund and the use of leveraged funds.  We are permitted under the terms of the operating agreement to borrow money to fund loans.  However, our managers may not leverage more than, and our total indebtedness may not at any time exceed, 50% of members’ capital.

Compensation of Our Managers and Their Affiliates
Our managers and their affiliates will receive substantial compensation in connection with the offering and the investment and management of our assets.  An affiliate of a manager includes generally any entity in which a manager owns 10% or more or otherwise controls such entity, any person owning directly or indirectly 10% or more of a manager and any officer, director or partner of a manager.  The receipt of this compensation is not the result of arms length negotiations (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 42).  The amount of compensation to be paid to our managers and their affiliates are estimates and actual amounts paid may vary.  Except as noted in “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” on page 42 of this prospectus, there is no limit on the dollar amount of compensation and fees to be paid to our managers and their affiliates.  These fees include the following:

• Loan brokerage commissions paid by the borrowers

• Loan administrative fees paid by us from operations

• Loan processing and escrow fees paid by the borrowers

• Loan servicing fees paid by us from operations

• Asset management fees paid by us from operations

• Reimbursement of expenses relating to our administration

• Reconveyance fees paid by the borrowers

• Assumption fees paid by the borrowers

• Extension fees paid by the borrowers

• 1% interest in profits and losses

• Reduction in the amount of the formation loan due to early redemption penalties

• Reimbursement of organizational and offering expenses

The tables below set forth the fees that our managers might receive from the offering and sale to the public of (1) the minimum offering of $1,000,000 of units in the primary offering, and (2) the maximum offering of $150,000,000 of units in the primary offering and $37,500,000 of units under our distribution reinvestment plan and the use of the proceeds from such offering.  The tables below also set forth the estimated fees that the managers might receive from the sale of the minimum and maximum number of units being offered, assuming we obtain maximum leverage in an amount equal to 50% of members’ capital.  These tables assume that the proceeds are fully invested in mortgage loans or cash reserves.  There can be no assurance that all such units will be sold or that all proceeds from such sales will be fully invested in mortgage loans.

Organizational and Offering Stage

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp.	Reimbursement of organizational and offering expenses up to 4.5% of the gross offering proceeds. Redwood Mortgage Corp. will be responsible for any portion of organizational and offering expenses exceeding 4.5% of gross offering proceeds.	$45,000	$45,000	$500,000	$500,000

Operating Stage

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp.
Loan brokerage commissions in an amount negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately 2% to 5% of the principal amount of each loan made.  The loan brokerage commissions will be capped at 4% of our total assets per year (except during the first year of operations).  Loan brokerage commissions are payable solely by the borrower and not by us (See “TERMS OF THE OFFERING” at page 38).

		$5,000 per year	$8,000 per year	$940,000 per year	$1,546,000 per year
Redwood Mortgage Corp.
Loan administrative fees in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by us upon the closing of each loan.
		$2,000 per year	$3,000 per year	$342,000 per year	$562,000 per year

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp.
Processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by us.

		$1,000 per year	$1,000 per year	$45,000 per year	$74,000 per year
Redwood Mortgage Corp.
Loan servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular loan, does not exceed 0.25% per year of the outstanding principal amount of the loan.

		$2,000 per year	$3,000 per year	$357,000 per year	$566,000 per year
Redwood Mortgage Corp. (75%) Gymno Corporation (25%)
Asset management fee payable monthly in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves.  This amount will be recomputed annually after the second full year of our operations by subtracting from the then fair market value of our loans plus the working capital reserves, an amount equal to our outstanding debt.

		$6,000 per year	$6,000 per year	$1,195,000 per year	$1,195,000 per year
Redwood Mortgage Corp.	Reimbursement of salaries, compensation, travel expenses and fringe benefits of personnel employed by us and involved in our business.	$700 per year	$700 per year	$200,000 per year	$200,000 per year
Redwood Mortgage Corp.	Reimbursement of expenses relating to our administration, subject to certain limitations; see Article 11 of the operating agreement.	$300 per year	$300 per year	$97,000 per year	$97,000 per year

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Gymno Corporation	Reconveyance fee for reconveyance of property upon full payment of loan, payable by borrower.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.
Redwood Mortgage Corp.	Assumption fee for assumption of loans payable by borrower of between 0.5% and 1.5% of the loan principal balance.	$0 per year	$0 per year	$7,000 per year	$11,000 per year
Redwood Mortgage Corp.	Extension fee for extending the loan period payable by borrower as a percentage of the loan principal balance.	$0 per year	$0 per year	$14,000 per year	$22,000 per year
Redwood Mortgage Corp. (50%) Gymno Corporation (50%)	1% interest in profits and 1% interest in losses.	$1,000 per year	$1,000 per year	$119,000 per year	$119,000 per year
Managers or Third Parties
The total compensation paid to all persons for the sale of property held by us as a result of foreclosure may not exceed 6% of the contract price for the sale of such property. Neither our managers nor any of their affiliates will receive a real estate commission in connection with such a sale.  Foreclosed properties may be sold to our managers or any of their affiliates.

		Not determinable at this time	Not determinable at this time	Not determinable at this time	Not determinable at this time

Liquidating Stage

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp.
Redwood Mortgage Corp.’s obligation to repay the principal amount of the formation loan owed to us will be reduced by a portion of the early redemption penalties received by us.  Initially, a portion of the early redemption penalties will be used to reduce the formation loan obligation and a portion will be used to pay our offering expenses.  This portion will be determined by the ratio between the initial amount of the formation loan and the total amount of the offering expenses incurred by us.  Assuming that the maximum formation loan is $10,500,000 and the maximum organizational costs are $6,750,000, the ratio would be 61:39.  This amount could be higher or lower, depending upon actual total offering expenses.  That ratio will be determined by the actual formation loan and offering expenses incurred.  The ratio will change as offering expenses are amortized (See “TRANSFER OF UNITS – Unit Redemption Program” at page 99).
		$200 per year	$200 per year	$27,000 per year	$27,000 per year

For further explanation of the compensation to be paid to our managers and their affiliates described in these tables, see footnotes (1) – (8) to the tables set forth in “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” on page 42 of this prospectus.

Conflicts of Interest
Our managers and their affiliates will experience conflicts of interest in connection with our management, including the following:

• Our managers and their affiliates have legal and financial obligations with respect to other entities which are similar to their obligations to us.

• Our managers and their affiliates have to allocate their time between us and other activities, including other real estate entities with which they are involved.

• The amount of the loan brokerage commissions payable to our managers will affect the overall rate of return on the units.

• The fees of our managers are not determined based on arms-length negotiations.

• The same legal counsel currently represents us and the managers.

• Our managers and their affiliates have the right to conduct other business and to compete with our business.

• Our managers are responsible for arranging substantially all of the loans invested by us, and can place loans in our portfolio or other funds that are also managed by our managers.

• In the event of default of the formation loan, a conflict of interest would arise on the managers’ part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fees, loan administrative fees and asset management fees.

Prior Performance Summary
Our managers and their affiliates have previously sponsored nine prior real estate lending programs with investment objectives similar to Redwood Mortgage Investors IX, LLC, and they have been engaged in mortgage lending in California, primarily in the San Francisco Bay Area, since 1977.  For a description of operations of the prior programs of our managers and their affiliates, see “PRIOR PERFORMANCE SUMMARY” at page 54 of this prospectus.  Certain statistical data relating to these prior programs with investment objectives similar to ours is also provided in the “Prior Performance Tables” included at the end of this prospectus.  You should not assume, however, that our performance will be similar to these prior programs.  The results achieved with these prior programs are not necessarily indicative of the results we may achieve.

Investment Objectives and Criteria
Our primary investment objectives are to:

• Yield a high rate of return from mortgage lending;

• Preserve and protect the capital of Redwood Mortgage Investors IX, LLC; and

• Generate and distribute cash flow from operations to investors.

Federal Income Tax Consequences
The section of this prospectus entitled “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 78 contains a discussion of the most significant federal income tax issues pertinent to us.  Prospective investors should consult their tax advisors concerning the tax consequences of an investment in the units in light of the investor’s particular circumstances.

Distributions
We intend to make monthly distributions of net income limited to cash available for distribution.  Available cash will be distributed 99% to the members and 1% to the managers.  Amounts distributed to the members will be allocated among the members in proportion to their units.

Distribution Reinvestment Plan
You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units.  Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan would mean that you will have to rely solely on sources other than distributions from us to pay such taxes.  As a result, you may incur a tax liability without receiving cash distributions to pay the liability.  We may terminate the distribution reinvestment plan in our discretion at any time.  For further explanation of our distribution reinvestment plan, see “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102 of this prospectus.  A complete copy of our distribution reinvestment plan is included as Exhibit C to this prospectus.

Capital Account
A capital account will be established and maintained for each member.  If a member utilized the services of a participating broker-dealer, his capital account will be credited with his capital contribution.  If a member acquired his units through an unsolicited sale, his capital account will be credited with his capital contribution plus the amount of the sales commissions, if any, paid by Redwood Mortgage Corp. that are specially allocated to the member.  Each member’s capital account will be adjusted to reflect allocations of our net profits or net losses.  Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or of expenses or losses.  For a more detailed explanation of the capital account maintained for each member, see “GLOSSARY” at page 111 of this prospectus.  A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of a member’s interest in the company.

Unit Redemption Program
You have no right to redeem any units for one year after the date the units are purchased.  In order to provide a certain degree of liquidity, one year after purchasing your units, you may redeem all or part of your units, subject to certain significant restrictions and limitations.  The price paid for redeemed units will be based on the lesser of the purchase price paid by the redeeming member or the member’s capital account balance as of the date of each redemption payment.

Redemption value will be calculated as follows:

• For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less.

• For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less.

• For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less.

• For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less.

• For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

If, as provided above, a redemption is for less than 100% of the purchase price or the capital account balance, as the case may be, then the penalty amount (the difference between 100% and the redemption percentage paid to the redeeming member) will reduce the amount of the formation loan owned to us from Redwood Mortgage Corp., on a dollar-for-dollar basis (See “PLAN OF DISTRIBUTION – Formation Loan” at page 107).

We will attempt to redeem units quarterly, subject to certain limitations.  Notwithstanding the foregoing, with respect to any redemption, the number of units you may redeem per quarter will be subject to a maximum of the greater of 100,000 units or 25% of your units outstanding.  For redemption requests that require more than one quarter to fully redeem, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request regardless of when the final redemption payment is made.  Units purchased through our distribution reinvestment program will be subject to the same holding period, redemption values and other limitations on redemptions applicable to initial purchases of units.

We will fund redemptions solely from available company cash flow and will not establish a reserve from which to fund redemptions.  For this purpose, cash flow is considered to be available only after all current company expenses have been paid (including compensation to our managers and their affiliates), adequate provision has been made for payment of our current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to members who do not reinvest distributions pursuant to our distribution reinvestment plan.  Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

In any event, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the twelve month period immediately prior to the date of the redemption.  In addition, our managers reserve the right, in their sole discretion, at any time and from time to time (1) to reject any request for redemption or to suspend or terminate the acceptance of new redemption requests without prior notice, or (2) to terminate, suspend or amend the unit redemption program upon 30 days written notice.

If redemption notices in excess of these limitations are received by our managers, the priority of redemptions among members will be determined as follows: (i) redemptions upon the death of an investor; and (ii) all other redemption requests.  All redemptions will be honored on a pro rata basis, based on the amount of redemption requests received in the preceding quarter plus unfulfilled redemption requests that we were unable to honor in prior quarter(s).  Unfulfilled redemption requests carried over from a prior quarter will not receive any priority over redemption requests received by our managers in the current quarter. Members with an unfulfilled redemption request may withdraw such request and submit another redemption request at a later date, in accordance with the terms of the unit redemption program.

With the exception of a redemption in connection with a member’s death, redemption after the one year holding period will be permitted only upon the terms set forth above.  In addition, our managers reserve the right to reject any request for redemption or to terminate, suspend or amend the unit redemption program at any time.

For a full discussion of all the limitations and restrictions regarding the redemption of units, see “TRANSFER OF UNITS — Unit Redemption Program” at page 99 of this prospectus.

Restrictions on Sale and Transfer of Units
Some of the factors that may prevent you from transferring your units include:

• No public market exists for the units, and we do not expect one ever to develop;

• Securities law restrictions;

• The application of the investor suitability standards to the proposed transferees of your units;

• Our operating agreement contains transfer restrictions, including restrictions regarding the potential of the company to become a “publicly traded partnership” under the Code; or

• Restrictions regarding the status of the company as a partnership for federal income tax purposes.

Summary of Limited Liability Company Operating Agreement and Units
Your rights and obligations as a member of the limited liability company and your relationship with the managers of the company will be governed by the operating agreement.  Please refer to the “SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT” section at page 93 of this prospectus for more detailed information concerning the terms of the agreement.  A complete copy of the agreement is attached as Exhibit A to this prospectus.  Some of the significant features of the agreement include:

Members representing a majority of the outstanding units may, without the concurrence of the managers, vote to:

• dissolve and terminate the company;

• amend our operating agreement, subject to certain limitations;

• approve or disapprove the sale of all or substantially all of our assets; or

• remove one or all of our managers or elect additional or new managers.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

We may not merge or consolidate without approval by a majority in interest of the members.

Additional Information
We have filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the units offered pursuant to this prospectus.  For further information, you should review the registration statement and the exhibits thereto which are available for inspection at no fee at the offices of the Commission in Washington, D.C.  Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as us.  The address of the Commission website is www.sec.gov.

Subscription Procedures
In order to subscribe for units, you will be required to deliver the following:

1. One executed copy of the subscription agreement, which incorporates a power of attorney to our managers.

2. The minimum purchase is 2,000 units ($2,000) for initial investments.  All checks should be made payable to California Bank & Trust, as escrow agent and should be delivered to the offices of Redwood Mortgage Investors IX, LLC.

RISK FACTORS

Investing in units involves a high degree of risk.  You should specifically consider the risks discussed below.

Certain statements in this prospectus which are not historical facts may be considered forward-looking statements, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future.  Forward-looking statements include statements regarding trends in the California real estate market, estimates of the compensation to our managers and estimates of the formation loan.  Actual results may be materially different from what is projected by such forward-looking statements.  Factors that might cause such a difference include unexpected changes in economic conditions and interest rates, the impact of competition and competitive pricing and downturns in the California real estate market.  All forward-looking statements and reasons why results may differ included in the prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

MORTGAGE LENDING AND REAL ESTATE RISKS

Since We Have Not Identified Any Loans to Fund With the Proceeds of This Offering, You Will Be Unable to Evaluate Any Loans or Underlying Properties
We have not yet identified any specific loans to fund with the proceeds we will receive from this offering.  This means:

• You must rely entirely on the judgment of our managers in investing the proceeds of this offering.

• You will be unable to evaluate, in advance, any of the terms of the loans including the selection of borrowers, and the terms of the loans that will be made.

• You will have no ability to evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure the loans.

• We could suffer delays from placing suitable investments, which could adversely affect our ability to pay distributions to our members.

If We Are Unable to Raise Substantial Funds, We Will Be Limited in the Number and Type of Properties We May Finance
This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. As a result, we cannot assure you that any amount of proceeds greater than the minimum will be raised in this offering.  If we are unable to raise substantially more than the minimum offering amount, we will originate and purchase fewer loans resulting in less diversification in terms of the number of properties financed, the geographic regions in which such properties are located and the types of properties securing the mortgages in which we invest. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  Your investment in our units will be subject to greater risk to the extent that we lack a diversified portfolio of mortgage assets. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

Suitable Mortgage Loans May Not Be Available From Time to Time, Which Could Reduce Your Return on Investment
Our managers receive referrals from a variety of sources, but will only make loans that satisfy our investment criteria (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 61).  The ability to find suitable loans is more difficult when the economy is weaker and there is less activity in the real estate market.  For example, currently the residential real estate market in the San Francisco Bay Area is in a downturn, leading to less activity in the market and less demand for residential mortgage loans.  In the event that the current decrease in demand for loans continues, we may be unable to find a sufficient number of suitable loans which could leave us with excess cash.  In such event, we will make short term, interim investments in government obligations, certificates of deposit, money market or other liquid asset accounts, with the offering proceeds pending investment in suitable loans.  Interest returns on these investments are usually lower than on mortgage loans, which would reduce the yield to holders of units, depending on how long these investments are held.

Loan Defaults and Foreclosures May Adversely Affect Us
We will engage in the business of lending money and, as such, will take the risk that borrowers may be unable to repay the loans we have made to them.  Most loans will be interest only or interest with small periodic repayments of principal.  This means:

• The loans are structured to provide for relatively small monthly payments with a large “balloon” payment of principal due at the end of the term.  Many borrowers are unable to repay such loans at maturity out of their own funds and are compelled to refinance or sell their property.

• Defaults and foreclosures may increase if the economy weakens further or if interest rates increase, which may make it more difficult for borrowers to refinance their loans at maturity or sell their property.

• If a borrower is unable to repay the loan and defaults, we may be forced to purchase the property at a foreclosure sale.  If we cannot quickly sell or refinance such property, and the property does not produce any significant income, our profitability will be adversely affected.

• Recently enacted borrower protection laws in California impose additional notice and disclosure requirements on lenders which may slow or limit a lender’s ability to exercise remedies against residential real property collateral, including its right to sell the property in a foreclosure sale.  We are aware of other proposed federal legislation under consideration which, if enacted, may also limit a lender’s ability to exercise remedies against residential real property collateral following a borrower’s default in the performance of its loan obligations.

In addition, any litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.  A “lien” is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien.  In the event our right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete.

Our Entry Into Workout Agreements with Delinquent Borrowers Could Lead to a Loss of Revenue
We may periodically enter into workout agreements with borrowers who are past maturity or delinquent in their regular payments.  Typically, a workout agreement allows the borrower to extend the maturity date of the balloon payment and/or allows the borrower to make current monthly payments while deferring for periods of time, past due payments, and allows time to pay the loan in full.  In the event we enter into workout agreements, we may experience a loss of revenue, which could adversely affect our profitability and the returns to our members.

We Must Rely on Appraisals Which May Not Be Accurate or May Be Affected by Subsequent Events
We will primarily be an “asset” rather than a “credit” lender and will rely mainly on the real property securing the loans to protect our investment.  We will rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure our loans.  We cannot guarantee that such appraisals will, in any or all cases, be accurate.  If an appraisal is not accurate or subsequent events adversely affect the value of the property, our loan would not be as secure as we anticipated.  In the event of foreclosure, we may not be able to recover our entire investment.  Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.

Our Lack of Emphasis on the Creditworthiness of a Borrower May Increase the Risk of Loan Defaults
While we will review and consider the income level and general creditworthiness of a borrower as part of our overall evaluation process, such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy required loan-to-value ratios.  Our lack of emphasis on the creditworthiness of a borrower may increase the risk of defaults on loans we make.  In the event of a loan default, we may be forced to purchase the property securing the loan at a foreclosure sale.  If we cannot quickly sell or refinance the foreclosed property, and if the property does not produce significant income, our profitability will be adversely affected.

We Compete With Many Other Mortgage Lenders for Loans Which Could Lead to Lower Yields and Fewer Lending Opportunities
Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities.  The mortgage lending business is highly competitive, and we will compete with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than our managers.  We will encounter significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other lenders with objectives similar in whole or in part to ours.

Some of Our Loans are Junior in Priority and More Difficult and Costly to Protect
We anticipate that our loans will eventually be diversified as to priority approximately as follows:

• first mortgages – 40-60%
• second mortgages (which will be junior to a first mortgage) – 40-60%
• third mortgages (which will be junior to the two other mortgages) – 0-10%.

The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan.  In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us.  To protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property.  These expenditures could have an adverse effect on our profitability.

We Make Construction Loans Which May Subject Us to Greater Risks
We may make construction loans up to a maximum of 10% of our loan portfolio.  Construction loans are those loans made to borrowers constructing entirely new structures or dwellings, whether residential, commercial or multi-family properties.  Investing in construction loans subjects us to greater risk than loans related to properties with operating histories.  If we foreclose on property under construction, construction will generally have to be completed before the property can begin to generate an income stream or could be sold.  We may not have adequate cash reserves on hand with respect to junior encumbrances and/or construction loans at all times to protect our security.  If we have inadequate cash reserves, we could suffer a loss of our investment.  Additionally, we may be required to obtain permanent financing of the property in addition to the construction loan which could involve the payment of significant fees and additional cash obligations for us (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 70).

We Make Rehabilitation Loans Which May Subject Us to Greater Risks
In addition to construction loans, we may make “rehabilitation loans” to finance remodeling, adding to and/or rehabilitating an existing structure or dwelling, whether residential, commercial or multi-family properties.  We may make rehabilitation loans up to a maximum of 15% of our loan portfolio.  Investing in rehabilitation loans subjects us to greater risk than standard acquisition loans for properties.  If we foreclose on a property undergoing remodeling or rehabilitation, such remodeling or rehabilitation will generally have to be completed before the property can realize the anticipated increase in value from such remodeling or rehabilitation.  We may not have adequate cash reserves on hand with respect to junior encumbrances and/or rehabilitation loans at all times to protect our security.  If we have inadequate cash reserves, we could suffer a loss of our investment.  Additionally, we may be required to obtain permanent financing of the property in addition to the rehabilitation loan which could involve the payment of significant fees and additional cash obligations for us (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 70).

Owning Real Estate Following Foreclosure Will Subject Us to Many Additional Risks
If a borrower is unable to pay our loan or refinance it when it is due, we may be required to institute foreclosure proceedings against the borrower.  Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time.  We will be subject to certain economic and liability risks attendant to all property ownership which could affect our profitability.  The risks of ownership will include the following:

• The property could generate less income for us than we could have earned from interest on the loan.

• If the property is a rental property we will be required to find and keep tenants.

• We will be required to oversee and control operating expenses.

• We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property.

• We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards.

• We will be potentially liable for any injury that occurs on or to the property.

If We Decide to Develop Property Acquired by Us, We Will Face Many Additional Risks
If we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in our best interest not to immediately sell the property, but to develop it ourselves.  Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multi-family) or commercial.  Development of any type of real estate involves risks including the following:

• We will be required to rely on the skill and financial stability of third party developers and contractors.

• Any development or construction will involve obtaining local government permits.  We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits.

• Any type of development and construction is subject to delays and cost overruns.

• There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale.

• Economic factors and real estate market conditions could adversely affect the value of the property.

Bankruptcy and Legal Limitations on Personal Judgments May Adversely Affect Our Profitability
Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy.  The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of the loan.  The length of this delay and the costs associated with it will generally have an adverse impact on our profitability.  We also may not be able to obtain a personal judgment against a borrower (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 70).

Unintended Violations of Usury Statutes May Adversely Affect Us
Usury laws impose restrictions on the maximum interest that may be charged on our loans.  Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions.  Since Redwood Mortgage Corp., a licensed California real estate broker and a holder of a California Finance Lenders license, or CFL license, will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur.  In such an event, we may have insufficient cash to pay any damages, thereby adversely affecting our operations.  We could also lose our entire investment.  We intend to apply for a CFL license.  Once we have obtained and are operating under a CFL license, we should be exempt from the applicable California usury provision.

If We Make High Cost Mortgages, We Will Be Required to Comply With Additional Regulations
Although we anticipate making relatively few loans that would qualify as “high cost mortgages,” as defined by regulations of the Federal Reserve, the failure to comply with these regulations could adversely affect us.  A high cost mortgage is any loan made to a consumer secured by the consumer’s principal residence if either (i) the annual percentage rate exceeds by more than 8%, the yield on Treasury securities having comparable periods of maturity for first mortgages, or 10% for junior mortgages or (ii) the total fees payable by a consumer at or before closing exceeds 8% of the total loan amount.  These regulations primarily focus on:

• additional disclosure with respect to the terms of the loan to the borrower;

• the timing of such disclosures; and

• the prohibition of certain terms in the loan including balloon payments and negative amortization.

The failure to comply with the regulations, even if the failure was unintended, will render the loan rescindable for up to three years.  The lender could also be held liable for attorneys’ fees, finance charges and fees paid by the borrower and certain other money damages.

In addition, under California law residential mortgage and consumer loans secured by liens on real property of $250,000 or less are considered to be “high cost loans” if they have (i) an annual percentage rate at least 8% above the interest rate on U.S. Treasury securities of a comparable maturity, or (ii) points and fees in excess of 6% of the loan amount, exclusive of the points and fees.  While it is unlikely that we would make many high cost loans, the failure to comply with California law regarding such loans could have significant adverse effects on us.  The law prohibits certain lending practices with respect to high cost loans, including the making of a loan without regard to the borrower’s income or obligations.  When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan.  The reckless or willful failure to comply with any provision of this law, including the mandatory disclosure provisions, could result in, among other penalties, the imposition of administrative penalties of $25,000, loss or suspension of the offending broker’s license, as well as exposure to civil liability to the consumer/borrower (including the imposition of actual and punitive damages).

We Operate in a Highly Regulated Industry and the Failure to Comply with Such Regulations Will Materially Adversely Affect Our Business
The mortgage business has traditionally been highly regulated.  The costs of complying with these regulations could adversely affect our profitability, and violations of these regulations could materially adversely affect our business and financial results.  Recently, the turmoil in our industry has led to various proposed new legislation, rules and regulations by federal, state and local authorities relating to the origination and servicing of mortgage loans.  If enacted, these initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs.  These legislative and regulatory initiatives could ultimately increase our administrative burdens and adversely affect the returns to our members.

Since We Are Not Regulated As a Bank, Our Members and Borrowers May Have Fewer Protections
Although we are engaged in mortgage lending, we and our affiliates are not banks and accordingly, are not generally subject to the federal and state banking regulations, policies and oversight applicable to banks.  For example, banks are subject to federal regulation and examination by the Federal Deposit Insurance Corporation, or FDIC, which insures bank deposits up to applicable limits.  The operations of banks are also subject to the regulation and oversight of the Federal Reserve Board and state banking regulators.  Banks are required to maintain a minimum level of regulatory capital in accordance with stringent guidelines established by federal law.  Federal and state banking agencies also regulate the lending practices, capital structure, investment practices and dividend policy of banks, among other things.

Because we and our affiliates are generally not subject to the capital requirements and other regulations and oversight applicable to banks, our members and borrowers may not have the same level of protections and safeguards afforded to owners and customers of banks.

Loan-To-Value Ratios are Determined by Appraisals, Which May Be in Excess of the Ultimate Purchase Price of the Underlying Property
The so-called “loan-to-value ratio” will not exceed the following:

• 80% of the appraised value for residential properties and multi-unit property;

• 75% of the appraised value for commercial property; and

• 50% of the appraised value for unimproved land.

The loan-to-value ratios are determined based on the appraised value of a property which may be in excess of the ultimate purchase price of the underlying property.  We cannot assure you that such appraisals will reflect the actual amount buyers will pay for the property.  In the case of a loan made in connection with a pending property purchase, an appraisal may, for various reasons, reflect a higher or lower value than the purchase amount; we will nevertheless base our loan-to-value ratios on the appraised value, rather than on such purchase amount.  Further, if the value of the property declines to a value below the amount of the loan, the loan could become under-collateralized.  This would result in a risk of loss for us if the borrower defaults on the loan.

Larger Loans Result in Less Diversity and May Increase Risk
We can as a general rule decrease risk of loss from delinquent mortgage loans by investing in a greater total number of loans.  Investing in fewer, larger loans generally decreases diversification of the portfolio and increases risk of loss and possible reduction of yield to our members in the case of a delinquency of such a loan.  However, since larger loans generally will carry a somewhat higher interest rate, our managers may determine, from time to time, that a relatively larger loan is advisable for us.  Our maximum investment in a loan will not exceed 10% of our then total assets.

Use of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation
We will be permitted to borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other proper purpose on any terms commercially available.  We may assign all or a portion of our loan portfolio and/or all or a portion of real estate that we own as security for such loans.  Our managers may not leverage more than, and our total indebtedness may not at any time exceed, 50% of members’ capital.

Changes in the interest rate will have a particularly adverse effect on us if we have borrowed money to fund loans.  Borrowed money will likely bear interest at a variable rate, whereas we are likely to be making fixed rate loans.  Thus, if prevailing interest rates rise, we may have to pay more in interest on the borrowed money than we make on loans to our borrowers. This will reduce our profitability or cause losses through liquidation of loans in order to repay the debt on the borrowed money.  It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money (See “INVESTMENT OBJECTIVES AND CRITERIA - Borrowing” at page 66).

Changes in Interest Rates May Affect Your Return on Your Investment
We expect that our loans will typically have fixed rates and the majority of our loans will be for terms of one to five years.  Consequently, due to the terms of our loans, if interest rates rapidly increase, such interest rates may exceed the average interest rate earned by our loan portfolio.  If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units, as they are an illiquid investment, in order to take advantage of higher returns available from other investments.  In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible.  This is true regardless of the market value of the underlying property at the time such balloon payments are due.  In such event, the property may be foreclosed upon (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 70).

Moreover, we expect that the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity.  The absence of a prepayment penalty in our loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates.  This would then require us to reinvest the prepayment proceeds in loans or alternative short term investments with lower interest rates and a corresponding lower yield to members (See “RISK FACTORS” at page 18).

Marshaling of Assets Could Delay or Reduce Recovery of Loans
As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing.  In the event of a default by the borrower, we may be required to “marshal” the assets of the borrower.  Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being “squeezed out” by a senior lienholder, such as us, with security interest not only in the property, but in one or more additional properties.  Accordingly, if another creditor of the borrower forced us to marshal the borrower’s assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased.

We May Provide Loans to Borrowers Who Are in Default Under Other of Their Obligations
While we are primarily an “asset” rather than a “credit” lender and will rely mainly on the real property securing the loans to protect our investment, we may also consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms.  Accordingly, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.  There is a greater risk that such borrowers will default under loans we make to them.

We May Face Potential Liability for Toxic or Hazardous Substances
If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans.  In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred.  In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages.  Consequential damages are damages which are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business.

If Properties We Own Contain Hazardous Substances, We Could Be Required to Pay for Their Removal or Clean Up
If we became the “owner” of any real property containing hazardous substances, we would also be exposed to risk of lost revenues during any cleanup, the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property were a health risk.  If we fail to remove the substances or sources and clean up the property, federal, state, or local environmental agencies could perform such removal and cleanup.  Such agencies would impose and subsequently foreclose liens on the property for the cost thereof.  We may find it difficult or impossible to sell the property prior to or following any such cleanup.  If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if our managers knew or had reason to know that such substances or sources existed.  In such case, we could also be subject to the costs described above.

If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability.  Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower’s inability to repay its loan from us.

Conflicts May Arise if We Participate in Loans With Other Programs Organized by Our Managers
In certain limited circumstances and subject to compliance with applicable regulations or guidelines, we may participate in loans with other programs organized by our managers, where we purchase a fractional undivided interest in a loan.  Our portion of the total loan may be smaller or greater than the portion of the loan made by the other programs.  You should be aware that participating in loans with other programs organized by our managers could result in a conflict of interest between us and our managers as well between us and such other programs, in the event that the borrower defaults on the loan and our managers protect the interests of other programs, which they have organized, in the loan and in the underlying security.

The Reduction in Availability of Mortgage Lending and the Volatility and Reduction in Liquidity in the Financial Markets May Adversely Affect Our Results.
In recent years, the mortgage lending industry has experienced significant instability.  Due to factors such as defaults on subprime loans and the resulting decline in the market value of such loans, lenders, investors and regulators have questioned the adequacy of lending standards and other credit requirements for mortgage loans in recent years.  A deterioration in credit quality among subprime and other nonconforming loans has caused substantially all lenders to eliminate subprime mortgages and most other non-conforming loans, FHA/VA-eligible loans or jumbo loans (which meet conforming underwriting guidelines other than loan size). Fewer loan options, stricter loan qualifications and other limitations or restrictions on the availability of those types of financings make it more difficult for some borrowers to finance the purchase of new and existing homes. These factors have reduced the affordability of homes and the pool of qualified homebuyers and made it more difficult to sell to first time and first time move-up buyers which have long made up a substantial part of the affordable housing market. These reductions in demand would increase the likelihood of defaults on our loans and, consequently, reduce our ability to pay distributions to our shareholders, and the duration and severity of the effects remain uncertain.

Our Operating Results May be Affected by Economic and Regulatory Changes That Have an Adverse Impact on the Real Estate Market.
Our operating results will be subject to risks generally associated with the ownership of assets related to the real estate industry, including:

• changes in interest rates and availability of permanent mortgage funds;

• changes in general economic or local conditions;

• changes in tax, environmental, zoning and other real estate laws; and

• periods of high interest rates and tight money supply.

Due to these reasons, among others, we cannot assure you that we will be profitable or that we will increase profitability from income we receive from our investments.

The Concentration of Loans with a Single Borrower May Increase Our Risks.
We may invest in multiple secured loans that share a common borrower.  The aggregate of our loans, however, to any one borrower may not exceed 10% of the gross proceeds of this offering.  The bankruptcy, insolvency or other inability of any borrower that is the subject of multiple loans to pay interest or repay principal on its loans would have adverse effects on our income and reduce the amount of funds available for distribution to members. The more concentrated our portfolio is with one or a few borrowers, the greater credit risk we face. The loss of any one of these borrowers would have a material adverse effect on our financial condition and results of operations.

INVESTMENT RISKS

Our Lack of Operating History Makes It Difficult to Evaluate Our Future Prospects
We are a newly formed entity and have not yet commenced operations.  Our activities to date have been limited primarily to organization and initial capitalization.  We have no operating history and have not proved we can operate successfully.  The lack of operating history makes it difficult to evaluate the future prospects of our business.  The past performance of other mortgage programs sponsored by our managers is not necessarily indicative of our future performance and there can be no assurance that we will achieve comparable results.

We have not generated any revenues to date.  We are subject to all of the risks inherent in the establishment of a new business enterprise.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business.

There is no way to tell at this stage of our history whether we will be able to successfully implement our investment strategy or achieve our investment objective.  There can be no assurance that we will ever achieve any revenues or profitability or that investors will receive any return on investments or the return of their capital contributions.

Lack of Liquidity of Units Increases Their Risks
There are substantial restrictions on the transferability of the units. You will not be free to sell or transfer your units at will, and they may not be acceptable by a lender as security for borrowing.  No public trading market for the units is expected to exist after the offering.  It is highly unlikely that a public trading market will ever develop.  The California Commissioner of Corporations also imposes a restriction on sale or transfer, except to specified persons, because of the investor suitability standards that apply to a purchaser of units who is a resident of California.  Units may not be sold or transferred without consent of the Commissioner, except to family members, other holders of units, and us.

Our operating agreement also imposes substantial restrictions upon your ability to transfer units (See “SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT” at page 93 and “TRANSFER OF UNITS” at page 99).  The operating agreement provides you with a limited right to redeem units, subject to certain limitations and requirements. The amount that a redeeming member will receive from the company is based on the lesser of the purchase price paid by the redeeming member or the redeeming member’s capital account balance as of the date of each redemption payment (See “TRANSFER OF UNITS – Unit Redemption Program” at page 99).  A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such member’s interest in the company.  The fair market value of your units will be irrelevant in determining amounts to be paid upon redemption.  As described above, the amount received by a redeeming member may, under certain circumstances, be based on the member’s capital account balance as of the date of each redemption payment, rather than the date of the redemption request.  Accordingly, the amount paid to a member upon redemption may not reflect the redeeming member’s capital balance as of the date on which the redemption request was made.  In addition, your units may not be readily accepted as collateral for a loan.  Consequently, you should consider the purchase of units only as a long-term investment.

You are Limited in Your Ability to Have Your Units Redeemed Under Our Unit Redemption Program
Our unit redemption program contains significant restrictions and limitations that limit your ability to redeem your units.  The number of units you may redeem per quarter will be subject to a maximum of the greater of 100,000 units or 25% of your units outstanding.  In addition, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the twelve month period immediately prior to the date of the redemption.

Moreover, our managers reserve the right, in their sole discretion, at any time, to reject any request for redemption, or to suspend or terminate the acceptance of new redemption requests without prior notice, or to terminate, suspend or amend the unit redemption program upon 30 days written notice.  Therefore, in making a decision to purchase units, you should not assume that you will be able to sell any of your units back to us pursuant to our redemption program.

We will fund redemptions solely from available company cash flow and will not establish a reserve from which to fund redemptions.  Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

There is No Assurance You Will Receive Cash Distributions
Our managers and their affiliates will be paid and reimbursed by us for certain services performed for us and expenses paid on our behalf (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 42).  We will bear all other expenses incurred in our operations.  All of these fees and expenses are deducted from cash funds generated by our operations prior to computing the amount that is available for distribution to you.  Our managers, in their discretion, may also retain a portion of cash funds generated from operations for working capital purposes.  Accordingly, there is no assurance as to when or whether cash will be available for distributions to you.

Your Ability to Recover Your Investment on Dissolution and Termination Will Be Limited
In the event of our dissolution or termination, the proceeds realized from the liquidation of assets, if any, will be distributed to the members only after the satisfaction of claims of creditors.  Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.  Additionally, if you have elected to reinvest your distributions into additional units through your participation in our distribution reinvestment plan, you could lose such reinvested distributions in addition to the amount of your initial investment.

We Established the $1 Per Unit Offering Price on an Arbitrary Basis
We arbitrarily determined the $1 per unit selling price for this offering as well as the $1 per unit price for reinvestment of distributions.  Such price bears no relationship to our book or asset values.  Such price also is not necessarily the amount you may receive pursuant to your limited right to redeem units, subject to certain requirements. The amount that a redeeming member will receive is the lesser of the purchase price for the redeemed units or the redeeming member’s capital account balance as of the date of each redemption payment (See “TRANSFER OF UNITS – Unit Redemption Program” at page 99).  The fair market value of your interest in the company will be irrelevant in determining amounts to be paid upon redemption.

Our Managers Will Make Only a Limited Cash Contribution to Us and We Will Initially Be Thinly Capitalized
In connection with our formation, one of our managers, Gymno Corporation, made a cash capital contribution to us of $10,000.  Upon the admission of members pursuant to this offering, we will promptly refund the $10,000 capital contribution to Gymno Corporation, upon which it will be withdrawn as our initial member.  Accordingly, we will have an initial capitalization of only $10,000 until sufficient proceeds are raised in this offering.  Once members are admitted pursuant to this offering, our managers will collectively contribute to the company cash in the amount of 1/10 of 1% of the total capital contributed by our members.  Our managers and their affiliates may, but are not obligated to, make any additional capital contributions to the company.
Pending the receipt of proceeds from this offering, we will be dependent on our managers for the payment of our organizational and offering expenses.  There can be no assurance that our managers will have sufficient funds to financially support us.

Our Managers and Their Affiliates May Purchase Units and Such Units Will Count Towards the Minimum Offering
Our managers and their affiliates may, in their discretion, purchase units for their own account.  The maximum amount of units that may be purchased by our managers or their affiliates is 1,000,000 units ($1,000,000).  Upon any such purchases of units, our managers or their affiliates will have the same rights as other members in respect of the units owned by them, including the right to vote on matters subject to the vote of members, subject to certain exceptions.  In addition, any units purchased by our managers and their affiliates will be counted toward the minimum of 1,000,000 units ($1,000,000) that must be sold in the primary offering.  As a result, at the time that we sell the minimum offering and commence operations, our managers and their affiliates could represent a significant percentage of the outstanding units and exert control over matters requiring the approval of our members.

We May Be Unable to Insure Against Certain Kinds of Losses
We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which we acquire a security interest.  Generally, such insurance will be obtained by and at the cost of the borrower.  However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God such as earthquakes, floods and slides) which are either uninsurable or not economically insurable.  Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment.  In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner’s liability insurance.  However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property thereby adversely affecting our profitability.

Our Anticipated Concentration of Mortgages in the San Francisco Bay Area Exposes Us to Greater Risks of Loss if the Local Economy Weakens
We expect that a significant majority of our loans will be secured by properties located in nine counties that comprise the San Francisco Bay Area (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, Marin, Napa, Solano and Sonoma).  As is the case nationally, the residential real estate market in California, including the San Francisco Bay Area, is in a downturn.  Our anticipated concentration of loans in the San Francisco Bay Area exposes us to greater risk of loss if the economy in the San Francisco Bay Area weakens than would be the case if our loans were spread throughout California or the nation.  The San Francisco Bay Area economy and/or real estate market conditions could be weakened by:

• An extended economic slowdown or recession in the area

• Overbuilding of commercial and residential properties

    • Relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region

• Increased interest rates, thereby weakening the general real estate market

• Reductions in the availability of credit

If the economy were to weaken, it is likely that there would be more property available for sale, values would fall and lending opportunities would decrease.  In addition, a weak economy and increased unemployment could adversely affect borrowers resulting in an increase in the number of loans in default.

You Must Rely on Our Managers for Management Decisions; You Will Have No Control Over Our Operation
All decisions with respect to our management will be made exclusively by our managers.  In addition, our managers originate or arrange all of our mortgage loans.  Our success will, to a large extent, depend on the quality of our management, particularly as it relates to lending decisions.  You have no right or power to take part in our management.  Accordingly, you should not purchase any of the units offered hereby unless you are willing to entrust all aspects of management to our managers.  You should carefully evaluate our managers’ capabilities to perform such functions (See “MANAGEMENT” at page 58).

You Will Be Bound by Decision of Majority Vote
Subject to certain limitations, members holding a majority of units may vote to, among other things:

• dissolve and terminate the company;

• amend the operating agreement, subject to certain limitations;

• approve or disapprove the sale of all or substantially all of our assets; or

• remove or replace one or all of our managers or elect additional or new managers.

If you do not vote with the majority in interest of the other members, you nonetheless will be bound by the majority vote.  Our managers will have the right to increase this offering or conduct additional offerings of units without obtaining your consent or the consent of any other member (See “SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT” at page 93 and “TRANSFER OF UNITS” at page 99).

Because We Do Not Have Independent Directors, Members May Have Less Protection Against Affiliated Transactions and Conflicts of Interests
We are managed by our managers who have various conflicts of interest in connection with their management of us.  We do not have a board of directors, nor any independent directors.  The absence of independent directors may leave our members with less protection against affiliated transactions and conflicts of interest arising out of our relationship with our managers and their affiliates and similar matters.  These include arrangements pursuant to which our managers and their affiliates are compensated by us.  If actions are taken by our managers, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations.

Because We Do Not Have an Audit or Compensation Committee, Members Will Have to Rely on Our Managers, Who are Not Independent, to Perform These Functions
Since the units are not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance rules established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002.  Among other things, these rules relate to independent director standards, audit and compensation committees standards and the use of an audit committee financial expert.  Accordingly, our members will not receive the protections these rules and standards were enacted to provide, such as protections against interested director transactions, conflicts of interest and similar matters.

We do not have an audit or compensation committee.  As a result, members will have to rely on our managers, none of whom are independent, to perform these functions.  Thus, there is a potential conflict in that our managers, who are engaged in management, will participate in decisions concerning management compensation and audit issues that may affect management performance.

The Formation Loan May Be Forgiven Under Certain Circumstances
We will loan to Redwood Mortgage Corp., a manager, funds in an amount equal to the sales commissions and amounts payable in connection with unsolicited sales (See “PLAN OF DISTRIBUTION - Formation Loan” at page 107).  The formation loan will be an unsecured loan that will not bear interest and will be repaid in annual installments.  During the offering period, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of the prior year.  Such payment will be due and payable by December 31 of the following year.  Prior to the termination of this offering, the principal balance of the formation loan will increase as additional sales of units are made each year.  Upon completion of this offering, the balance of the formation loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates.

A portion of the amount we receive from redeeming members as early redemption penalties may first be applied to reduce the principal balance of the formation loan.  This will have the effect of reducing the amount owed by Redwood Mortgage Corp. to us.  If all or any one of the initial managers are removed as a manager by the vote of a majority in interest of the members and a successor or additional manager begins using any other loan brokerage firm for the placement of loans or loan servicing, Redwood Mortgage Corp. will be immediately released from any further payment obligation under the formation loan.  If all of the managers are removed, no other managers are elected, the company is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, we will forgive the debt on the formation loan and Redwood Mortgage Corp. will be immediately released from any further obligations under the formation loan.  The non-interest bearing feature of the formation loan will have the effect of slightly diluting your rate of return, but to a much lesser extent than if we were required to bear all of our own syndication expenses out of the offering proceeds.

You Will Have Limited Ability to Liquidate Your Investment Prior to the End of Our Term and May Experience Delays in Receiving Distributions Upon Liquidation
Under our operating agreement, we will continue to operate until October 8, 2028, unless our term is extended by the vote of a majority in interest of the members.  While we do not currently intend to cease operations prior to the end of our term and do not anticipate providing liquidity to our members prior to such time (other than on a limited basis through our unit redemption program), we may dissolve and terminate earlier upon the occurrence of various events described our operating agreement or by operation of law.  Upon our dissolution, our managers will seek to promptly liquidate our assets for the best price reasonably obtainable and to use any proceeds to satisfy our debts, and then to distribute any remaining proceeds to our members and managers in accordance with the terms of our operating agreement.  However, there is no assurance that our managers will be successful in liquidating us on our anticipated termination date or any earlier dissolution date.  Delays in liquidation may arise due to market conditions and other factors beyond the control of our managers.  In the event we are unable to liquidate on or prior to the end of our anticipated term, you and other members may not receive distributions of remaining proceeds, if any, in a timely manner or at all.

Our Managers Have Limited Assets Which May Affect Their Ability to Fulfill Their Obligations to Us
Our managers have limited assets and financial resources.  As a result, they may not be unable to fulfill their obligations and responsibilities to us (See “MANAGEMENT” at page 58).  Our managers also serve as the sponsors and managers of other mortgage programs and have legal and financial obligations with respect to these other programs.  Additionally, they may have contingent liability for the obligations of such other programs.  To the extent that our managers are required to expend a significant portion of their assets and financial resources to satisfy their obligations or liabilities to such other programs or otherwise, their ability to fulfill their financial and other obligations to us may be adversely affected.

Delays in Investment Could Adversely Affect Your Return
A delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested.  This delay could adversely affect the return paid to you.  In order to mitigate this risk, pending the investment of the proceeds of this offering, funds will be placed in such highly liquid, short-term investments designated by our managers.  The interest earned on such interim investments is expected to be less than the interest we would earn on loans.

We Cannot Precisely Determine Compensation to be Paid to Our Managers and Their Affiliates
Our managers and their affiliates are unable to predict the amounts of compensation to be paid to them as set forth under “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 42 of this prospectus.  Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time.  As a result, there is a risk that members will not have the opportunity to judge ahead of time whether the compensation realized by our managers is commensurate with the return generated by the loans.

Payment of Fees to Our Managers and Their Affiliates Will Reduce Cash Available for Investment and Distribution
Our managers and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our investments and the administration of our investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to members.

Working Capital Reserves May Not be Adequate
We intend to maintain working capital reserves to meet our obligations, including our carrying costs and operating expenses.  Our managers believe such reserves are reasonably sufficient for our contingencies.  If for any reason those reserves are insufficient, we will have to borrow the required funds or liquidate some or all of our loans.  In the event our managers deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to us.  Such a result might require us to liquidate our investments and abandon our activities.

We May be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Company Act of 1940
Our managers intend to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940.  Among other things, they will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such Act.  As a result, we may have to forego certain investments which would produce a more favorable return.

Conflicts May Arise as a Result of Our Managers’ Legal and Financial Obligations to Other Mortgage Programs
Our managers and their affiliates are currently involved with five mortgage programs with investment objectives similar to ours.  They may also organize other mortgage programs in the future with investment objectives similar to ours.  Our managers and such affiliates have legal and financial obligations with respect to these other mortgage programs which are similar to their obligations with respect to us.  These obligations may at times conflict or require our managers to limit the resources allocated to us and these other programs.

Conflicts May Arise From Our Managers’ Allocation of Time Between Us and Other Activities
Our managers and their affiliates have conflicts of interest in allocating the time of their personnel between us and other activities in which they are involved.  Redwood Mortgage Corp. also provides loan brokerage services to investors other than us.  As a result, there will exist conflicts of interest on the part of our managers between us and the other mortgage programs or investors with which they are affiliated at such time.

The Amount of Loan Brokerage Commissions and Other Compensation to Our Managers May Affect the Rate of Return to You.
None of the compensation payable to our managers was determined by arms length negotiations.  We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp., one of our managers, will average approximately 2-5% of the principal amount of each loan, but may be higher or lower depending upon market conditions.  Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect upon the interest rates we charge on loans and thus the overall rate of return to you.  This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of our managers to protect your interests.

Conflicts May Arise From the Representation of Both Us and Our Managers by the Same Legal Counsel
The same legal counsel currently represents us and the managers, and if the interests of the parties become adverse, under the code of professional responsibility, our legal counsel may be precluded from representing either party.

If Our Managers Lose or are Unable to Obtain Key Personnel or One or More of Their Key Personnel Decides to Compete With Us, Our Ability to Implement Our Strategic Plans Could be Impaired
We depend on the diligence, experience and skills of certain executive officers and other key personnel of our managers and their affiliates, including Michael R. Burwell, Diana B. Mandarino and Theodore J. Fischer, for the selection, acquisition, structuring and monitoring of our lending and investment activities. These individuals are not bound by employment agreements with the managers or with us.  If any of our managers’ key personnel were to cease their employment with them or their affiliates, our operating results could suffer.  One of our managers has obtained life insurance policies on two of their key personnel.  There is no assurance that such insurance will be sufficient to protect against events that may adversely affect our ability to implement our strategies.  We also believe that our future success depends, in large part, upon the ability of our managers or their affiliates to hire and retain highly skilled managerial, operational and marketing personnel. We cannot assure you that they will be successful in attracting and retaining such personnel. The loss of key personnel and the inability of our managers to hire any key person could harm our business, financial condition, cash flow and results of operations.

TAX RISKS

Risks Associated With Treatment of the Limited Liability Company as a Partnership for Federal Income Tax Purposes
We intend to be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes and not as a corporation.  Although we have received an opinion from Baker & McKenzie LLP to the effect that we will be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes, we will not seek a ruling from the Internal Revenue Service (“IRS”) on the tax treatment of us or our members.  Counsel’s opinion represents only its best legal judgment based upon existing law and, among other things, factual representations provided by our managers.  The opinion of counsel has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if challenged by the IRS.

If we were taxable as a corporation, the “pass through” treatment of our income and losses would be lost.  Instead, we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and our losses, if any, would not be deductible by the members.  Members would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends.  In addition, if we were classified as a publicly traded partnership but nonetheless remained taxable as a partnership, the passive activity loss rules would apply in a manner that could adversely affect members (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – TAX CLASSIFICATION OF THE COMPANY” at page 79).

Your Ability to Offset Income With Our Losses May be Limited
We are engaged in mortgage lending.  We take the position that most of our income is nonpassive income for purposes of certain limitations on the use of losses from passive activities.  It is possible, however, that the IRS could assert that our income is properly treated as portfolio income for purposes of those limitations.  Such treatment is subject to the interpretation of complex Treasury regulations, and is dependent upon a number of factors, such as whether we are engaged in a trade or business, the extent to which we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of income.  There can be no assurance that an IRS challenge to our characterization of our income will not succeed.  It also is possible that we might be unable to allocate expenses to the income produced, in which case members might find their ability to offset income with allocable expenses limited by the 2% floor on miscellaneous investment expenses.

Your Tax Liability May Exceed the Cash You Receive
Your tax liabilities associated with an investment in the units for a given year may exceed the amount of cash we distribute to you during such year.  As a member, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us.  Your taxable income could exceed cash distributions you receive, for example, if you elect to reinvest into additional units the cash distributions you would otherwise have received.  Taxable income in excess of cash distributions also could result if we were to generate so-called “phantom income” (taxable income without an associated receipt of cash).  Phantom income could be recognized from a number of sources, including, without limitation, repayment of principal on loans incurred by the company as well as imputed income due to original issue discount, market discount, imputed interest and significant modifications to existing loans (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 78).

We Expect to Generate Unrelated Business Taxable Income
Tax-exempt investors (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the units is treated as unrelated business taxable income, or UBTI.  We borrow funds on a limited basis, which can cause a portion of our income to be treated as UBTI.  We may also receive income from services rendered in connection with making or securing loans, which is likely to constitute UBTI.  In addition, although we do not currently intend to own and lease personal property, it is possible we may do so as a result of a foreclosure upon a default.  Although we use reasonable efforts to prevent any borrowings and leases of personal property from causing any significant amount of income from the units to be treated as UBTI, we expect that some portion of our income will be UBTI.  Prospective investors that are tax-exempt entities are urged to consult their own tax advisors regarding the suitability of an investment in units.  In particular, an investment in units may not be suitable for charitable remainder trusts.

IRS Audits Could Result in Adjustments to Your Tax Returns
The IRS could challenge certain federal income tax positions taken by us if we are audited.  Any adjustment to our return resulting from an audit by the IRS would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to your investment in the units or an examination of tax returns for prior or later years.  Moreover, we and our members could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome.  Our managers generally will have the authority and power to act for, and bind the company in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

You May be Subject to State and Local Tax Laws
The state in which you reside may impose an income tax upon your share of our taxable income.  Furthermore, states such as California, in which we will own property generally impose income tax upon a member’s share of the company’s taxable income considered allocable to such states, whether or not a member resides in that state.  As a result, a nonresident member may be required to file a tax return in California and any other such state.  Differences may exist between federal income tax laws and state and local income tax laws.  We may be required to withhold state taxes from distributions to members in certain instances.  You are urged to consult with your own tax advisers with respect to state and local taxation.

Changes in Tax Laws Could Have an Adverse Effect on Your Investment
In recent years, legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a member. Any such changes could have an adverse effect on an investment in our units or on the market value of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our units.

ERISA RISKS

Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors
In considering an investment in the units, if you are an employee benefit plan subject to ERISA, you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; or (ii) whether the investment is prudent, since there may not be a market created in which you can sell or otherwise dispose of the units.  In addition if you are a Benefit Plan Investor, including a tax-qualified pension or 401(k) plan or an IRA, you should consider (i) whether a distribution of units from a tax-qualified plan or IRA would be accepted by an IRA custodian as a rollover, and if not, the automatic 20% income tax withholding which you may need to satisfy out of other assets that you own; (ii) whether a required distribution from a tax-qualified plan or IRA commencing on the April 1 following the  calendar year in which you attain age 70 ½ or,  with respect to a tax-qualified plan distribution, retire, if later, could cause you to become subject to income tax that you would need to satisfy out of other assets if you were not able to transfer the unit for cash; and (iii) whether interests in us or the underlying assets owned by us constitute “plan assets” for purposes of Section 406 of ERISA or Section 4975 of the Code which could cause certain transactions with us to constitute non-exempt prohibited transactions.  Finally, all tax-exempt investors, including tax-qualified pension and 401(k) plans and IRAs should consider (i) whether the investment will impair the liquidity of your plan or other entity; and (ii) whether the investment will create unrelated business taxable income for the plan or other entity.  ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until we sell or otherwise dispose of our investments (See “ERISA CONSIDERATIONS” at page 89).

TERMS OF THE OFFERING

We are offering in our primary offering a maximum of 150,000,000 units ($150,000,000) on a “best efforts” basis.  A best efforts basis means no one is guaranteeing that any number of units beyond the minimum of 1,000,000 units ($1,000,000) will be sold.  We are also offering up to 37,500,000 units ($37,500,000) pursuant to our distribution reinvestment plan.  We reserve the right to reallocate units between our primary offering and the distribution reinvestment plan.  The units are being sold through selected broker-dealers (“participating broker-dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”), at a price of $1 per unit.  None of the broker-dealers participating in this offering will be affiliated with our sponsors or our managers.

The minimum subscription is 2,000 units ($2,000) for initial investments.  We may also accept orders directly from you if you utilize the services of a registered investment advisor.  Subscriptions will be accepted or rejected by our managers within 30 days of receipt, and if rejected, all funds shall be returned to subscribers within ten business days after such rejection without interest.  Our managers have the option to accept subscriptions for fractional units in excess of the minimum subscription.  You must pay $1 cash for each unit upon subscription.  The offering will terminate one year from the effective date of this prospectus, unless our managers, in their discretion, terminate the offering earlier, or extend the offering for up to two additional one-year periods.

Escrow.  Subscription funds will be held in an account held by the escrow agent, California Bank & Trust, and will be held in trust for your benefit, until we receive and accept the minimum number of units.  No proceeds from the sale of units will be available to us for investment until such time.  Upon our receipt and acceptance of the minimum number of units, subscribers will be admitted as members not later than 15 days after the release from the escrow account of the subscriber’s funds to us.

Investment of Subscriptions.  Once the minimum number of units has been received, your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by our managers.  The subscription funds will be invested in short-term certificates of deposit, money market or other liquid asset accounts.  You will be admitted as a member of the company not later than the last day of the calendar month following the date your subscription was accepted.  During the period prior to your admittance as a member, proceeds of the sale are irrevocable and will be held by our managers for your account in the subscription account.  Your funds will be transferred from the subscription account into our operating account on a first-in, first-out basis.  Upon your admission as a member of the company, your subscription funds will be released to us and units (which may include fractional units) will be issued to you at the rate of $1 per unit.  Interest earned on subscription funds while in the subscription account will be returned to you.  Following our receipt of your subscription funds, but prior to your admittance as a member of the company, your rights and benefits will be generally limited to your receipt of the interest earned on the subscription funds.  Any funds held pending your admittance as a member will be accounted for as a liability of the company.

Purchase by Our Managers and Their Affiliates.  Our managers and their affiliates may, in their discretion, purchase units for their own account.  Any units so purchased will be counted toward the minimum offering.  The maximum amount of units that may be purchased by our managers or their affiliates is 1,000,000 units ($1,000,000).  Purchases of units by our managers or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

Receipt of Monthly Cash Distributions or Participation in the Distribution Reinvestment Plan.   You will receive monthly cash distributions from us unless you elect to have your distributions reinvested into additional units under our distribution reinvestment plan.

USE OF PROCEEDS

The following table sets forth an estimated application of the gross proceeds of the sale of minimum and the maximum number of units being offered in the primary offering plus the maximum total offering, which assumes that all units available under the distribution reinvestment plan are purchased.  The following table also sets forth an estimated application of the gross proceeds of the offering assuming we obtain maximum leverage of 50% of members’ capital.  We estimate that, initially, a minimum of 88.5% of the proceeds will be used to make loans or be held as cash reserves.  Upon the repayment of the formation loan, and assuming that all units offered hereby are sold (including all units under the distribution reinvestment plan), we estimate that approximately 96.4% of the proceeds of this offering will be used to make loans or held in the cash reserve liquidity fund.  Until the formation loan is repaid and assuming that all units offered hereby are sold (including all units under the distribution reinvestment plan), we estimate that after deduction of the offering expenses, approximately 90.8% of the proceeds of this offering will be used for making loans or held in the cash reserve liquidity fund.  Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

	Minimum Primary Offering (1)		Maximum Primary Offering (1)		Maximum Total Offering (includes DRIP units) (1)
	1,000,000 Units		150,000,000 Units		187,500,000 Units
	($1,000,000) sold		($150,000,000) sold		($187,500,000) sold
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$1,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Leveraged Funds	$0	0%	$0	0%	$0	0%

Total Company Funds	$1,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Less: Offering Expenses (3)	$45,000	4.5%	$6,750,000	4.5%	$6,750,000	3.6%

Total Amount Available for Investment
after Repayment of Formation Loan (3)	$955,000	95.5%	$143,250,000	95.5%	$180,750,000	96.4%

Less: Formation Loan to pay sales
commissions (4)	$70,000	7.0%	$10,500,000	7.0%	$10,500,000	5.6%

Initial Amount Available for Investment	$885,000	88.5%	$132,750,000	88.5%	$170,250,000	90.8%

Less: Reserve Liquidity Fund (5)	$20,000	2.0%	$3,000,000	2.0%	$3,750,000	2.0%

Cash Available for Extension of Loans (6)	$865,000	86.5%	$129,750,000	86.5%	$166,500,000	88.8%

	Minimum Primary Offering (1) (2)		Maximum Primary Offering (1) (2)		Maximum Total Offering (includes DRIP units) (1) (2)
	1,000,000 Units		150,000,000 Units		187,500,000 Units
	($1,000,000) sold with leveraged funds		($150,000,000) sold with leveraged funds		($187,500,000) sold with leveraged funds
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$1,000,000	66.67%	$150,000,000	66.67%	$187,500,000	66.67%

Leveraged Funds	$500,000	33.33%	$75,000,000	33.33%	$93,750,000	33.33%

Total Company Funds	$1,500,000	100%	$225,000,000	100%	$281,250,000	100.0%

Less: Offering Expenses (3)	$45,000	3.00%	$6,750,000	3.00%	$6,750,000	2.40%

Total Amount Available for Investment
after Repayment of Formation Loan (3)	$1,455,000	97.00%	$218,250,000	97.00%	$274,500,000	97.60%

Less: Formation Loan to pay sales
commissions (4)	$70,000	4.67%	$10,500,000	4.67%	$10,500,000	3.74%

Initial Amount Available for Investment	$1,385,000	92.33%	$207,750,000	92.33%	$264,000,000	93.86%

Less: Reserve Liquidity Fund (5)	$20,000	1.33%	$3,000,000	1.33%	$3,750,000	1.33%

Cash Available for Extension of Loans (6)	$1,365,000	91.00%	$204,750,000	91.00%	$260,250,000	92.53%
____________________

(1)
For purposes of the above tables, the minimum primary offering and maximum primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the maximum total offering amounts assume the sale of all 37,500,000 units being offered under our distribution reinvestment plan.

(2)
Our maximum leverage is limited to, and our total indebtedness may not at any time exceed, 50% of members’ capital.  The lower table assumes that the managers can leverage approximately 50% of members’ capital thereby increasing the funds available to make loans.  We may borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other company purposes.

(3)
Consists of expenses incurred in connection with our formation and the offering of our units, including legal and accounting fees and expenses, printing, mailing and distribution costs, filing fees, reimbursements to participating broker-dealers for due diligence expenses which are separately and specifically invoiced, and reimbursements for training and education meetings for associated persons of a FINRA member.  The offering expenses also include marketing reallowances of up to 1% of gross offering proceeds which may be payable to participating broker-dealers, except that no such reallowances will be paid with respect to sales pursuant to our distribution reinvestment plan.  To the extent total expenses exceed 4.5% of the gross offering proceeds, Redwood Mortgage Corp. will be responsible for the payment of such excess amount.  In no event will the total compensation payable to participating broker-dealers in connection with this offering, including sales commissions (see footnote 4 below), marketing reallowances and expense reimbursements, including reimbursements for training and education meetings for associated persons of a FINRA member, exceed 10% of gross offering proceeds.  FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

(4)
The amount of the formation loan to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions to participating broker-dealers of 7.0%.  Consequently, as the maximum sales commission is 7.0%, the formation loan will not exceed 7.0% of the total gross proceeds of the offering (See “PLAN OF DISTRIBUTION - Formation Loan” at page 107).  No sales commissions will be applied to units purchased under the distribution reinvestment plan.  The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions to be paid in connection with the offering and amounts payable in connection with unsolicited sales.  Although the exact amount of sales commissions is not known, we have assumed the maximum amount payable of 7.0% or $10,500,000.  From the proceeds of the formation loan, Redwood Mortgage Corp. will pay the participating broker-dealers all amounts as sales commissions owed.  We do not pay any sales commissions directly.  Redwood Mortgage Corp. is required to repay the formation loan to us.  The terms of repayment of the formation loan are as follows.  During the offering period, Redwood Mortgage Corp. will repay annually, one tenth of the principal balance of the formation loan as of December 31 of the prior year.  Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments.  The formation loan is unsecured, non-interest bearing and is not guaranteed.  The amount of the formation loan and thus the amount repaid to us is reduced partially by a portion of the early redemption penalties paid to us.

(5)
We anticipate maintaining an average balance of a reserve liquidity fund equal to the lesser of 2% of the gross proceeds of the offering and 2% of our capital originally committed to investment in mortgages.

(6)
These proceeds will be used to make loans (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 61). The exact amount of the cash available for extension of loans will depend upon the amount of the offering expenses, the amount of the formation loan, the amount of the reserve liquidity fund and the use of leveraged funds.  We are permitted under the terms of the operating agreement to borrow money to fund loans.  Our maximum leverage is limited to, and our total indebtedness may not at any time exceed, 50% of members’ capital.  Until required in connection with the funding of loans, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

CAPITALIZATION OF REDWOOD MORTGAGE INVESTORS IX, LLC

If we sell the minimum number of units in the primary offering, and assuming that the formation loan, marketing reallowances and other offering expenses in the aggregate amount to $115,000, our capitalization would be $885,000.  If we sell the maximum number of units in the primary offering, and assuming formation loan, marketing reallowances and other offering expenses of $17,250,000, our capitalization would be $132,750,000.  If we sell the total maximum number of units, which would include all 37,500,000 units being offered under our distribution reinvestment plan, and assuming formation loan, marketing reallowances and other offering expenses of $17,250,000, our capitalization would be $170,250,000.  The formation loan and marketing reallowances will not apply to units sold under our distribution reinvestment plan.

CAPITAL CONTRIBUTION OF THE MANAGERS

The managers are required to contribute to capital 1/10th of 1% of the aggregate capital accounts of the members. One percent of our net profits and one percent of our net losses will be allocated to our managers.

Our managers and their affiliates may, but are not obligated to (other than their obligation to make a capital contribution in the amount of 1/10 of 1% of the capital contributed by members, as described above), acquire units and make additional capital contributions to the company.  Proceeds from the purchase of units by managers and their affiliates will count toward the minimum offering.

COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES

Set forth below in tabular form is a description of compensation that we may pay our managers and their affiliates in connection with this offering and the use of proceeds from this offering.  With respect to such offering and such use of proceeds, no other compensation will be paid to the managers or any affiliates from us.  These compensation arrangements have been established by the managers and are set forth in the operating agreement and are not the result of arms-length negotiations.  The managers have compared their compensation arrangements to those of unrelated parties providing the same services.  The managers have set, in some instances, maximum levels of compensation to be received by them; however, they have the discretion to set the actual fee received by them at an amount lower than the maximum amount allowable.  The ability to set a fee at below the maximum amount permitted to be received under the operating agreement is solely within the discretion of the managers and does not require approval of the members.  In order for the managers to receive any fees in excess of the maximum amounts allowable, the managers, under the terms of the operating agreement, would be required to obtain a vote of at least a majority in interest of members.  The managers have determined the following compensation levels are fair and reasonable.  In their review, the managers have:

•	analyzed the compensation arrangements in other offerings;
•	spoken to other professionals in the industry including issuers, promoters and broker-dealers;
•
examined “rate sheets” from banks, savings & loans, mortgage brokers, mortgage bankers and consumer finance lenders, which set forth the rates being charged by those institutions for the same or similar services; and

•	collected data regarding compensation from trade association meetings, relevant periodicals and/or other sources.

Thus, we believe the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

The exact amount of future compensation payable to our managers cannot be precisely determined.  The compensation to be received by our managers is based primarily upon the length of time we continue to operate, our loan balances, the principal amounts of loans originated and the amount of capital originally committed to investment in mortgages.  Loan balances outstanding and the amount of loans originated will fluctuate during our term because loans will be continually maturing and “turning over”.  Accordingly, the exact amount of fees to be paid to our managers and their affiliates cannot be determined.  However, based upon the managers’ prior experience with similar programs and upon certain assumptions made as a result of that experience as set forth below, the managers have provided an estimate, on an annual average basis, assuming the company operates for 12 years, the amount of fees they and their affiliates will receive.  Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the managers and their affiliates.

The amount of fees to be paid will vary from those estimated below due to varying economic factors over which the managers have no control, including, but not limited to, the state of the economy, lending competition in the area where company loans are made, and interest rates, all of which affect company earnings.  We are subject to public reporting requirements and we will file quarterly and annual reports with the Securities and Exchange Commission.  These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to our managers and their affiliates.

The managers’ or their affiliates’ ability to affect the nature of the compensation by undertaking different actions is limited.  Because we are only one of many lenders in the industry, the managers’ ability to affect fees charged is limited.  Additionally, to a large extent, the amount of fees paid to the managers and their affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan.  The relationships among the managers of the various entities referred to herein are described under the caption “MANAGEMENT” at page 58 of this prospectus.

The “Organizational and Offering Stage, Operating Stage and Liquidating Stage” tables below set forth the fees that the managers might receive from the offering and sale to the public of (1) the minimum offering of $1,000,000 of units in the primary offering, and (2) the maximum offering of $150,000,000 of units in the primary offering and $37,500,000 of units under our distribution reinvestment plan and the use of the proceeds from such offering.  The tables below also set forth the estimated fees that the managers might receive from the sale of the minimum and maximum number of units being offered, assuming we obtain maximum leverage of 50% of members’ capital.  These tables assume that proceeds are fully invested in mortgage loans or cash reserves.  There can be no assurance that all such units will be sold or that all proceeds from such sales will be fully invested in mortgage loans.  Our managers and their affiliates may not receive any fees or other compensation from us except as specifically provided for below.

ORGANIZATIONAL AND OFFERING STAGE

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.	Reimbursement of organizational and offering expenses up to 4.5% of the gross offering proceeds. Redwood Mortgage Corp. will be responsible for any portion of organizational and offering expenses exceeding 4.5% of gross offering proceeds.	$45,000	$45,000	$500,000	$500,000

OPERATING STAGE

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged) (6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.
Loan brokerage commissions in an amount negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately 2% to 5% of the principal amount of each loan made.  The loan brokerage commissions will be capped at 4% of our total assets per year assets (except during the first year of operations).  Loan brokerage commissions are payable solely by the borrower and not by us (See “TERMS OF THE OFFERING” at page 38).

		$5,000 per year (7) (8)	$8,000 per year (7) (8)	$940,000 per year (7) (8)	$1,546,000 per year (7) (8)
Redwood Mortgage Corp.
Loan administrative fees in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by us upon the closing of each loan.

		$2,000 per year (7) (8)	$3,000 per year (7) (8)	$342,000 per year (7) (8)	$562,000 per year (7) (8)
Redwood Mortgage Corp.
Processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by us.
		$1,000 per year (7)	$1,000 per year (7)	$45,000 per year (7)	$74,000 per year (7)

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		Unleveraged	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.
Loan servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular loan, does not exceed 0.25% per year of the outstanding principal amount of the loan.  (1)

		$2,000 per year (7)	$3,000 per year (7)	$357,000 per year (7)	$566,000 per year (7)
Redwood Mortgage Corp. (75%) Gymno Corporation (25%)
Asset management fee payable monthly in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves.  This amount will be recomputed annually after the second full year of our operations by subtracting from the then fair market value of our loans plus the working capital reserves, an amount equal to our outstanding debt. (2)

		$6,000 per year (7)	$6,000 per year (7)	$1,195,000 per year (7)	$1,195,000 per year (7)
Redwood Mortgage Corp.	Reimbursement of salaries, compensation, travel expenses and fringe benefits of personnel employed by us and involved in our business. (3)	$700 per year	$700 per year	$200,000 per year	$200,000 per year
Redwood Mortgage Corp.	Reimbursement of expenses relating to our administration, subject to certain limitations; see Article 11 of the operating agreement. (4)	$300 per year	$300 per year	$97,000 per year	$97,000 per year
Gymno Corporation	Reconveyance fee for reconveyance of property upon full payment of loan, payable by borrower.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.
Redwood Mortgage Corp.	Assumption fee for assumption of loans payable by borrower of between 0.5% and 1.5% of the loan principal balance. (5)	$0 per year (7)	$0 per year (7)	$7,000 per year (7)	$11,000 per year (7)

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.	Extension fee for extending the loan period payable by borrower as a percentage of the loan principal balance. (5)	$0 per year (7)	$0 per year (7)	$14,000 per year (7)	$22,000 per year (7)
Redwood Mortgage Corp. (50%) Gymno Corporation (50%)	1% interest in profits and 1% interest in losses.	$1,000 per year (7)	$1,000 per year (7)	$119,000 per year (7)	$119,000 per year (7)
Managers or Third Parties
The total compensation paid to all persons for the sale of property held by us as a result of foreclosure may not exceed 6% of the contract price for the sale of such property. Neither our managers nor any of their affiliates will receive a real estate commission in connection with such a sale.  Foreclosed properties may be sold to our managers or any of their affiliates.

		Not determinable at this time	Not determinable at this time	Not determinable at this time	Not determinable at this time

LIQUIDATING STAGE

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Minimum Offering		Estimated Amount Payable for Maximum Offering
		(Unleveraged)	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.
Redwood Mortgage Corp.’s obligation to repay the principal amount of the formation loan owed to us will be reduced by a portion of the early redemption penalties received by us.  Initially, a portion of the early redemption penalties will be used to reduce the formation loan obligation and a portion will be used to pay our offering expenses.  This portion will be determined by the ratio between the initial amount of the formation loan and the total amount of the offering expenses incurred by us.  Assuming that the maximum formation loan is $10,500,000 and the maximum organizational costs are $6,750,000, the ratio would be 61:39.  This amount could be higher or lower, depending upon actual total offering expenses.  That ratio will be determined by the actual formation loan and offering expenses incurred.  The ratio will change as offering expenses are amortized (See “TRANSFER OF UNITS – Unit Redemption Program” at page 99).
		$200 per year (7)	$200 per year (7)	$27,000 per year (7)	$27,000 per year (7)

(1)
For purposes of the “Estimated Amount Payable for Minimum Offering” column, assuming that the minimum $1,000,000 of units offered in the primary offering are sold in the first year, that none of the members elect to purchase units in the distribution reinvestment plan, and that we do not obtain leverage, we estimate that the average annual loan portfolio resulting from unit sales will average $797,000, which amount is the basis for the above loan servicing fee calculation.  For purposes of the “Estimated Amount Payable for Maximum Offering” column, assuming that all of the maximum $150,000,000 of units offered in the primary offering are sold in the first year and $37,500,000 of units under the distribution reinvestment plan are sold over a period of years, that 60% of the members elect to purchase units in the distribution reinvestment plan, and that we do not obtain leverage, we estimate that the average annual loan portfolio resulting from unit sales will average $142,956,000, which amount is the basis for the above loan servicing fee calculation.  Our managers, who will service all of our loans, are entitled to receive a maximum loan servicing fee, payable monthly, of up to 0.25% per year of the outstanding principal amount of each loan.  Our managers, in their sole discretion, may elect to lower the loan servicing fee for any period of time and thereafter raise the fees up to the stated limits.  An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members.

(2)
The managers, in their sole discretion, may elect to lower the amount of the asset management fee they receive.  The managers may not increase the asset management fee above the maximum amount. An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members.  The asset management fee is anticipated to be paid 75% to Redwood Mortgage Corp. and 25% to Gymno Corporation.  The managers may, in their discretion, change the relative amount received by each of them.  No asset management fees will be payable on subscription funds held in the subscription account.

(3)
Includes reimbursement of salaries, compensation, travel expenses and fringe benefits of persons who may also be employees of our managers or their affiliates, but excludes such items incurred or allocated to any person holding a 5% or greater equity interest in a manager or affiliate, or a person having the power to direct a manager or affiliate.

(4)
The managers or their affiliates are reimbursed for the actual cost of goods and materials used for or by the company and obtained from unaffiliated parties.  In addition, the managers or their affiliates are reimbursed for the cost of administrative services necessary for the prudent operation of the company provided that such reimbursement will be the lesser of (i) the actual cost of such services or (ii) the amount which the company would be required to pay independent parties for comparable services.

(5)
Redwood Mortgage Corp. may receive  assumption fees and extension fees estimated to range between 0.5% and 1.5% of the outstanding principal balance of a loan when a new borrower assumes the loan obligations of the original borrower  in the case of a loan assumption or when a lender allows the extension of  the maturity date in the case of a loan extension.  The actual amount of the assumption fees and extension fees is determined by the managers at the time of the assumption or extension based on such factors as current interest rates, the amount of the outstanding loan and the credit worthiness of the new borrower. Assumption fees and extension fees are paid by the borrower.  We do not intend to sell or purchase loans and no compensation will be payable, including to our managers or their affiliates, upon any such sale or purchase of loans by us.

(6)
Our maximum leverage is limited to, and our total indebtedness may not at any time exceed, 50% of members’ capital.  The “Leveraged” columns assume that our managers have obtained leverage in an amount equal to 50% of members’ capital.  We may borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other company purposes.

(7)
The amount of fees to be paid to the managers and their affiliates related to this offering are based on certain assumptions made in light of the managers’ experience with similar programs.  For purposes of the “Estimated Amount Payable for Minimum Offering” column, in determining the average annual fees to be paid to the managers and their affiliates related to this offering the managers have assumed, based upon their experience the following:  (i) the company operates for twelve years assuming $1,000,000 is raised in the first year; (ii) none of the members elect to participate in our distribution reinvestment plan; (iii) a 8.00% yield is achieved in all 12 years; (iv) withdrawal rates of 1% in year two, 2% in year three, 2.5% in year four, 2.5% in year five and 3.5% in subsequent years through year twelve; (v) a turnover rate on loans of 5% in year two, of 10% in year three, 15% in year four and 20% in years thereafter; (vi) no leveraging of the portfolio occurs; (vii) syndication costs of $45,000 are incurred in year one; (viii) cash liquidity reserves are 2% of our capital originally committed to investment in mortgages; and (ix) a formation loan of $70,000 is incurred upon the sale of units and is repaid according to its terms in equal amortizing payments of principal beginning on December 31 of year two.  For purposes of the “Estimated Amount Payable for Maximum Offering” column, in determining the average annual fees to be paid to the managers and their affiliates related to this offering the managers have assumed, based upon their experience the following:  (i) the company operates for twelve years assuming $150,000,000 is raised in the first year; (ii) 60% of the members elect to participate in our distribution reinvestment plan until all 37,500,000 units have been sold; (iii) a 8.00% yield is achieved in all 12 years; (iv) withdrawal rates of 1% in year two, 2% in year three, 2.5% in year four, 2.5% in year five and 3.5% in subsequent years through year twelve; (v) a turnover rate on loans of 5% in year two, of 10% in year three, 15% in year four and 20% in years thereafter; (vi) no leveraging of the portfolio occurs; (vii) syndication costs of $6,750,000 are incurred in year one; (viii) cash liquidity reserves are 2% of our capital originally committed   to investment in mortgages;  and (ix) a formation loan  of $10,500,000  is incurred upon the sale of units and is repaid according to its terms in equal amortizing payments of principal beginning on December 31 of year two.  However, because the estimated amount of fees to be paid to the managers and their affiliates is based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of loans, company earnings, the duration and type of loans the company will make, and the election of members to purchase units by participating in our distribution reinvestment plan or receive periodic cash distributions, the actual amount of fees paid will vary from those set forth above.  The managers and their affiliates may receive additional fees to the extent we reinvest the principal on repaid loans.

(8)
For purposes of the “Estimated Amount Payable for Minimum Offering” column, to estimate the maximum loan brokerage commissions, we have assumed that cash available for investments in loans will average $184,000 per year and that we will receive an average of 2.75 points from the borrower on each loan.  For purposes of the “Estimated Amount Payable for Maximum Offering” column, to estimate the maximum loan brokerage commissions, we have assumed that cash available for investments in loans will average $34,199,000 per year and that we will receive an average of 2.75 points from the borrower on each loan.

CONFLICTS OF INTEREST

There are various conflicts of interest arising out of our relationship with our managers and their affiliates.  These conflicts include conflicts related to the arrangements pursuant to which our managers will be compensated by us.  Because we have been organized and are operated by our managers, these conflicts will not be resolved through arms length negotiations but through the exercise of our managers’ judgment consistent with their fiduciary responsibility to you and the other members and our investment objectives and policies.

Our managers are, and will be subject to, public reporting requirements for prior public programs and for this program.  Additionally, our operating agreement imposes upon our managers, an obligation to disclose and keep you apprised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest.  Your power as a member with respect to any such developments including the power, subject to a majority vote, to amend our operating agreement and to remove our managers, acts as a check to the actions of our managers (See “FIDUCIARY RESPONSIBILITY OF OUR MANAGERS” at page 53 and “INVESTMENT OBJECTIVES AND CRITERIA” at page 61).  These conflicts include, but are not limited to, the following:

1.           Conflicts Arising as a Result of Our Managers’ Legal and Financial Obligations to Other Mortgage Programs.  Our managers and their affiliates are currently involved with five mortgage programs with investment objectives similar to ours.  They may also organize other mortgage programs in the future with investment objectives similar to ours.  Our managers and such affiliates have legal and financial obligations with respect to these other mortgage programs which are similar to their obligations with respect to us.  Additionally, they may have contingent liability for the obligations of such other programs.

The level of compensation payable to our managers or their affiliates in connection with the organization and operation of other mortgage programs may exceed that payable in connection with our organization and operation.  However, our managers and their affiliates do not intend to offer for sale, interests in any other public programs (but not necessarily private programs) with investment objectives similar to ours, before substantially all initial proceeds of this offering are invested or committed.

Our managers believe that they have sufficient financial and legal resources to meet and discharge their obligations to us as well as the other mortgage programs with which they are involved.  In the event that a conflict were to arise, however, our managers will undertake the following steps:  (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot the programs’ financial and legal resources on a pro rata basis among the programs in a fair and equitable manner; (iii) in the event such an allotment would materially adversely affect the operations of any program, our managers will use their best efforts to apply available resources to that program so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

2.           Conflicts Arising From Our Managers’ Allocation of Time Between Us and Other Activities.   Our managers and their affiliates have conflicts of interest in allocating the time of their personnel between us and other activities in which they are involved.  However, our managers believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to us and to the other mortgage programs and ventures in which they are involved.  Redwood Mortgage Corp. also provides loan brokerage services to investors other than us.  As a result, there will exist conflicts of interest on the part of our managers between us and the other mortgage programs or investors with which they are affiliated at such time.  Our managers will decide which loans are appropriate for funding by us or by such other mortgage programs and investors after consideration of all relevant factors, including:

•	the size of the loan
•	portfolio diversification
•	amount of uninvested funds
•	the length of time that excess funds have remained uninvested

Our managers believe that they will have sufficient time, based upon the organization and personnel that they have built and retained over the past 30 years, to fully discharge their obligations to us.  In the event that a conflict were to arise, however, our managers will take the following action:  (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they would seek to allot our financial and legal resources on a pro rata basis among the programs in a fair and equitable manner; (iii) in the event such an allotment would materially adversely affect the operations of any particular program, our managers will use their best efforts to apply resources to that program to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

3.           The Amount of Loan Brokerage Commissions, Other Compensation to Our Managers and the Quality and Types of Loans Affect Rate of Return to You. None of the compensation payable to our managers was determined by arms length negotiations.  We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp., one of our managers, will average approximately 2-5% of the principal amount of each loan, but may be higher or lower depending upon market conditions.  The loan brokerage commission will be capped at 4% per annum of our assets (except during the first year of operations), based on the asset amount at the beginning of each year.  As additional units are sold in this offering and our assets increase, this 4% cap will increase in amount and Redwood Mortgage Corp. could theoretically charge higher loan brokerage commissions.  The ability of Redwood Mortgage Corp. to charge higher commissions, however, will be subject to and limited by prevailing competitive rates in the marketplace.  Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect upon the interest rates we charge on loans and thus the overall rate of return to you.  Conversely, if our managers reduced the loan brokerage commissions charged by Redwood Mortgage Corp. a higher rate of return might be obtained for us and our members.  This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of our managers to protect their interests.  In an effort to partially resolve this conflict, Redwood Mortgage Corp. has agreed that loan brokerage commissions will be limited to 4% per annum of our assets (except during the first year of operations).  In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, our managers will resolve the conflict in our favor.

Our managers and their affiliates may not receive real estate brokerage commissions upon our sale of a property.

Our managers have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage Corp., to perform the brokerage services, loan servicing and other activities in connection with our loan portfolio that are described in this prospectus.  Any such other firms may also be affiliated with our managers.

4.           Arrangement of Loans by Redwood Mortgage Corp.  Redwood Mortgage Corp. will arrange all loans we will make.  Redwood Mortgage Corp. also arranges and makes mortgage loans for its own account and for other investors, including affiliates of our managers.  There may be a conflict of interest between us and Redwood Mortgage Corp. or other investors for whom it selects mortgage loans for investment.  This could arise from the fact that Redwood Mortgage Corp. may be choosing among various loans that it may have originated with different interest rates and other terms and features, for placement either in our mortgage loan portfolio or with other investors.  You must rely on Redwood Mortgage Corp. and our other managers to honor their fiduciary duty to protect our interests in making and choosing mortgage loans.

5.           Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations. Redwood Mortgage Corp. will borrow from us an amount equal to not more than 7.0% of the gross proceeds of this offering.  This loan, referred to as the formation loan, will not bear interest.  Accordingly, our rate of return on the formation loan will be below the rate obtainable by us on our loans.  The terms of the formation loan were not the result of arms length negotiations.  This loan will be an unsecured obligation of Redwood Mortgage Corp. (See “PLAN OF DISTRIBUTION - Formation Loan” at page 107).  The amount of early redemption penalties received by us from members will reduce the principal balance of the formation loan, thus reducing the amount owed from Redwood Mortgage Corp. to us.  In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan servicing fee and asset management fee, to Redwood Mortgage Corp.  If the managers are removed, no other managers are elected, we are liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan will be forgiven by us and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.  In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage Corp., we, at our expense, will retain independent counsel, who has not previously represented the managers to represent us in connection with such conflict.

6.           Potential Conflicts if We Participate in Loans With Other Programs Organized by Our Managers.  In certain limited circumstances and subject to compliance with applicable regulations or guidelines, we may participate in loans with other programs organized by our managers.  Our portion of the total loan may be smaller or greater than the portion of the loan made by such other programs.  Any such participation would be made after a determination by our managers that the entire loan is in an amount greater than would be suitable for us to make on our own or that we would benefit through broader diversification of our loan portfolio.  However, you should be aware that participating in a loan with other programs organized by our managers could result in a conflict of interest between us and our managers, as well as between us and such other programs, in the event that the borrower defaults on the loan.  Our managers will seek to protect both our interest and the other programs’ interest in the loan and in the underlying security, as will we, but there may be conflicts between our interests and the interests of such other programs.  In order to minimize the conflicts of interest which may arise if we participate in loans with other programs, we will participate in the loan on the same terms and conditions as do the other programs and the terms of the loan will conform to the investment criteria we have established for the origination of loans.  By participating in a loan on the same terms and conditions as do the other programs, we will be entitled to enforce the same rights as the other programs in such loan and the other programs will not have greater rights in the loan than we do.

7.           Potential Conflicts if We Sell Loans to a Manager or Its Affiliates.  We may not sell a loan to a manager unless:  (i) we do not have sufficient offering proceeds available to retain the loan; (ii) the manager pays us an amount of cash equal to the cost of the loan (including all related cash payments and carrying costs); (iii) the manager assumes all of our obligations and liabilities incurred in connection with holding the loan; and (iv) the sale occurs not later than 90 days following the termination date of the offering.  A manager or its affiliate will purchase all loans that we do not have sufficient proceeds to retain.  In the event that the offering proceeds are insufficient to retain all loans, we will sell loans to the managers on a “last-in, first-out” basis.  While the above conditions are intended to minimize the conflicts of interest which may arise if we sell loans to a manager or its affiliate, such sale will not be the result of arms length negotiations and could result in a conflict of interest between us and the manager or affiliate that is purchasing the loan.

8.           Potential Conflicts if We Purchase Loans From a Manager or Its Affiliates.  We may not purchase a loan in which a manager or its affiliate has an interest unless: (i) the manager or its affiliate acquired the loan temporarily in its name for purpose of facilitating the acquisition of the loan and provided that the loan is purchased from the manager for a price no greater than the cost of the loan to the manager, except for the compensation allowed by the NASAA Mortgage Guidelines; or (ii) purchase is made from a program pursuant to the rights of first refusal required by the provisions of the NASAA Mortgage Guidelines.  In addition, existing loans may be purchased from the managers, their affiliates or other third parties, but only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the managers and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to us which they have held for more than 180 days.  In such case, the managers and affiliates will hold their 10% interest and we will hold our 90% interest in the loan as tenants in common.  Our purchase price for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.  While the above conditions are intended to minimize the conflicts of interest which may arise if we purchase loans from a manager or its affiliate, such purchase will not be the result of arms length negotiations and could result in a conflict of interest between us and the manager or affiliate that is selling the loan.

9.           Our Managers May Represent Both Parties in Sales of Real Estate to Affiliates.  In the event we become the owner of any real property by reason of foreclosure on a loan, our managers’ first priority will be to arrange the sale of the property.  Our managers will attempt to obtain a price that will permit us to recover the full amount of our invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions.  In order to facilitate such a sale, our managers may, but are not required to, arrange a sale to persons or entities controlled by them, e.g., to another program or entity formed by them for the express purpose of acquiring foreclosure properties from lenders such as us.  Our managers will be subject to conflicts of interest in arranging such sales since they will represent both parties to the transaction.  For example, we and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale.  Our managers’ decision will not be subject to review by any outside parties.

Our managers have undertaken to resolve these conflicts as follows:

(a)           No foreclosed property will be sold to our managers or one of their affiliates unless our managers have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

(b)           In the event the property will be sold to an affiliate, the net purchase price must be more favorable to us than any third party offer received.  The purchase price will also be (1) no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of our “investment” in the property.  Our investment includes without limitation the following:

•	the unpaid principal amount of our loan;
•	unpaid interest accrued to the date of foreclosure;
•	expenditures made to protect our interest in the property such as payments to senior lienholders and for insurance and taxes;
•	costs of foreclosure (including attorneys’ fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy); and
•	any advances made by our managers on our behalf for any of the foregoing less any income or rents received, condemnation proceeds or other awards received or similar monies received.

A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of us.  Any such note will be secured by a deed of trust on the subject property.  The principal amount of such a note, plus any obligations secured by senior liens, will not exceed 90% of the purchase price of the property.  The terms and conditions of such a note will be comparable to those we require when selling foreclosed properties to third parties.

(c)           Neither our managers nor any of their affiliates would receive a real estate commission in connection with such a sale.

It is our managers’ belief that these undertakings will yield a price which is fair and reasonable for all parties.  However, no assurance can be given that we could not obtain a better price from an unaffiliated third party purchaser.

10.           Lack of Separate Legal Representation.  Baker & McKenzie LLP acts as counsel to us, our managers and their affiliates.  It is anticipated that such representation will continue in the future.  Baker & McKenzie LLP does not represent you or any other member.  Under our operating agreement, you must acknowledge and agree that such law firm represents us and our managers and their affiliates and does not represent, and will not be deemed under the applicable code of professional responsibility to have represented or be representing, any or all of the members in any respect.  Such law firm, however, is obligated under the applicable code of professional responsibility not to engage in unethical or improper professional conduct.  In the event of a conflict regarding services performed by Baker & McKenzie LLP, with respect to our managers and/or us and the members, then we, at our expense, will retain independent counsel, who has not previously represented us or our managers to represent the interests of the members solely with respect to the issue of a conflict regarding the services performed by Baker & McKenzie LLP.

RELATED PARTY POLICIES

For a description of our policies and procedures for the review approval or ratification of related party transactions, see “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 42, “CONFLICTS OF INTEREST” at page 49, “INVESTMENT OBJECTIVES AND CRITERIA - Loans to Our Managers and Their Affiliates” at page 64 and “INVESTMENT OBJECTIVES AND CRITERIA - Purchase of Loans from Managers, Affiliates and Third Parties” at page 64 of this prospectus.

FIDUCIARY RESPONSIBILITY OF OUR MANAGERS

Our managers are accountable to us as fiduciaries.  As such, they are under a fiduciary duty to exercise good faith and integrity in conducting our affairs.  They must conduct such affairs in our best interest.  As set forth in our operating agreement, our managers have fiduciary responsibility for the safekeeping and use of all of our funds and assets and our managers will not use, or permit another to use our funds or assets in any manner except for our exclusive benefit.  Members may not contract away the fiduciary duty owned to them by our managers under common law.  Our managers will not allow our funds to be commingled with its funds or the funds of any other person or company.

Present State of the Law.  Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that as a member of the limited liability company you have the right, subject to the provisions of applicable procedural rules and statutes, to:

•	bring individual actions on behalf of yourself;
•	bring company class actions to enforce rights of all members similarly situated;
•	remove our managers in their capacities as managers, provided that you act with a majority in interest of the members; and
•	bring company derivative actions to enforce rights of the company if our managers fail to bring suit.

You may bring actions under federal or state securities laws, either individually or as part of a class of members, if the managers have violated these laws in connection with the offer and sale of units.

This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to members for breaches of fiduciary duty by our managers, is based on statutes and judicial and administrative decisions as of the date of this prospectus.  If you have questions concerning the duties of our managers or believe that a breach of fiduciary duty by a manager has occurred, you should consult your own counsel.

Exculpation.  Under our operating agreement and Delaware limited liability company law, our managers and their affiliates will not be liable to us or to you for errors in judgment or other actions or omission, so long as they determined in good faith that the conduct was in our best interests and the loss or liability did not result from the gross negligence or willful misconduct of the manager or affiliate.  As a result, you have a more limited right of action than you would have had absent the exculpation in our operating agreement or in states other than Delaware.

Indemnification.  Our operating agreement provides that we will indemnify our managers and their affiliates for liabilities and related expenses (including attorneys’ fees) they may incur for actions or omissions on our behalf, or in connection with our business, except for acts constituting fraud, willful misconduct or gross negligence.  We may not indemnify a manager or its affiliates for any liability or loss, unless our managers have determined, in good faith, that the conduct causing the liability or loss was in the company’s best interest and the indemnified party was acting on behalf of or performing services for the company.

We will not indemnify a manager, any of its affiliates performing services for us, or any securities broker or dealer for any liabilities incurred by them arising from an alleged violation of federal and state securities laws unless:

•	there has been a successful adjudication on the merits of the alleged securities law violation;
•	such claims have been dismissed with prejudice on the merits by a court of law; and
•
the settlement and indemnification is specifically approved by the court of law which has been advised as to the current positions of the Securities and Exchange Commission and the applicable state authority, as to indemnification for violations of securities law.

Any such indemnification will be recoverable only out of our assets and not from the members.  A successful claim for such indemnification would deplete our assets by the amount paid.

Our operating agreement provides we may advance funds to a manager or its affiliates for legal expenses and other costs incurred as a result of any legal action only if:

•	it relates to acts or omissions involving the performance of duties or services on our behalf;
•	it is initiated by a third party who is not a member, or the legal action is initiated by a member and a court of law specifically approves the advancement; and
•	the manager or its affiliates undertake to repay the advanced funds if it is not entitled to indemnification.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by our managers and their affiliates.  You should not assume that you will experience returns, if any, comparable to those experienced by other investors’ programs.

           Experience and Background of Our Managers and Their Affiliates.  During the last ten years, our managers and their affiliates have sponsored and managed one public mortgage program, Redwood Mortgage Investors VIII.  Our managers sponsored all six offerings of RMI VIII.  RMI VIII began offering units in 1993.  The second through the sixth offerings of RMI VIII closed in the last ten years.  The sixth and final offering closed in November 2008.  The public mortgage program, RMI VIII, had investment objectives similar to ours and has been treated as a partnership for federal income tax purposes, as we intend to be treated.

           The funds raised by Redwood Mortgage Investors VIII have been used to make loans secured by deeds of trust.  During the ten years ended December 31, 2008, RMI VIII raised $274,279,000 from approximately 6,900 investor accounts.  All loans are arranged and serviced by Redwood Mortgage Corp., one of our managers, for which it receives substantial compensation.  During the ten years ended December 31, 2008, RMI VIII made approximately 449 loans, totaling approximately $985,725,000, throughout California but primarily in Northern California.  RMI VIII financed these loans primarily by a combination of equity raised, leverage from a line of credit, compounding of investors earnings, as well as from the reinvestment of loan principal repayments.  Of these loans, approximately 65.9% were secured by single family residences, 28.6% were secured by commercial properties, 1.9% were secured by apartments and 3.6% were secured by land.

           Publicly Offered Mortgage Programs.  Our managers have previously sponsored three publicly offered programs, Redwood Mortgage Investors VIII (“RMI VIII”), Redwood Mortgage Investors VII (“RMI VII”) and Redwood Mortgage Investors VI (“RMI VI”).  RMI VIII is a California limited partnership for which Michael R. Burwell, Gymno Corporation and Redwood Mortgage Corp. are the general partners.  The general partners for RMI VII and VI are Michael R. Burwell and Gymno Corporation.

RMI VIII has had six offerings pursuant to which it has raised nearly $300,000,000 in gross proceeds.  As of December 31, 2008, $299,813,000 had been raised.  The first offering commenced in February 1993, offered $15,000,000 units, of which $14,932,000 were sold.  This initial offering closed in October 1996.  The second offering commenced in December 1996 and offered $30,000,000 in units.  This offering sold $29,993,000 in units and closed in August 2000.  In August 2000 the third offering commenced and offered another $30,000,000 in units.  This offering sold $29,999,000 in units and closed in April 2002.  In October 2002 the fourth offering commenced and offered an additional $50,000,000 in units.  This offering sold $49,985,000 in units and closed in October 2003.  In October 2003 the fifth offering commenced and offered $75,000,000 in units.  This offering sold $74,904,000 in units and closed in August 2005.  In August 2005 the sixth and final offering commenced and offered $100,000,000 in units.  As of December 31, 2008, $100,000,000 in units had been sold in the sixth offering, bringing the aggregate sale of units to $299,813,000.  The sixth offering closed in November, 2008.

As of December 31, 2008 RMI VIII had a total capitalization of $334,513,000 and approximately 7,814 investor accounts.  Total assets under management were $424,873,000.  RMI VIII has obtained and utilized leverage in an amount ranging from 0% to 33.49% of the gross offering proceeds.  As of December 31, 2008, 143 loans (aggregate principal balance of $363,037,000) were still outstanding.  RMI VIII financed these loans with a combination of equity raised in the six offerings described above, leverage from a line of credit, compounding of investors earnings, as well as the from the reinvestment of loan principal repayments.  All loans were secured by California properties; the majority of properties were located in Northern California.  Of these loans outstanding:

•	107 loans (aggregate principal balance of $266,113,000) were secured by single-family residences;
•	24 loans (aggregate principal balance of $83,692,000) were secured by commercial properties;
•	8 loans (aggregate principal balance of $10,727,000) were secured by multi-family units; and
•	4 loans (aggregate principal balance of $2,505,000) were secured by land.

RMI VII offered $12,000,000 in units and became effective October 20, 1989.  The partnership sold $11,998,359 in units and closed in September 1992.  As of December 31, 2008, RMI VII had a total capitalization of $9,185,575 and approximately 448 investor accounts.  RMI VII has obtained and utilized leverage in an amount ranging from 0% to 29.17% of the gross offering proceeds. As of December 31, 2008, 29 loans (aggregate principal balance of $6,425,871) were still outstanding.  RMI VII financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments.  All loans were secured by California properties; the majority of properties were located in Northern California.  Of these loans outstanding:

•	20 loans (aggregate principal balance of $3,811,235) were secured by single-family residences;
•	5 loans (aggregate principal balance of $1,793,846) were secured by commercial properties;
•	1 loan (aggregate principal balance of $99,233) was secured by a multi-family unit; and
•	3 loans (aggregate principal balance of $721,557) were secured by land.

RMI VI offered $12,000,000 in units and became effective September 3, 1987.  The partnership sold $7,744,920 in units and closed in August 1989.  As of December 31, 2008, RMI VI had a total capitalization of $5,973,239 and approximately 337 investor accounts.  RMI VI has obtained and utilized leverage in an amount ranging from 0% to 32.28% of the gross offering proceeds.  As of December 31, 2008, 24 loans (aggregate principal balance of $5,777,110) were still outstanding.  RMI VI financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments.  All loans were secured by California properties; the majority of properties were located in Northern California.  Of these loans outstanding:

•	16 loans (aggregate principal balance of $3,156,804) were secured by single-family residences;
•	6 loans (aggregate principal balance of $1,750,860) were secured by commercial properties;
•	1 loan (aggregate principal balance of $248,083) was secured by a multi-family unit; and
•	1 loan (aggregate principal balance of $621,363) was secured by land.

Ongoing, Privately Offered Mortgage Programs.  Our managers and their affiliates have sponsored six privately offered partnerships:  Redwood Mortgage Investors V (“RMI V”), Redwood Mortgage Investors IV (“RMI IV”), Redwood Mortgage Investors III (“RMI III”), Redwood Mortgage Investors II (“RMI II”), Redwood Mortgage Investors (“RMI”) and Corporate Mortgage Investors (“CMI”).  As of December 31, 2008, only RMI V and RMI IV remained (the others were dissolved in December 2005 by a vote of the Limited Partners; see “Completed, Privately Offered Mortgage Programs”).  RMI V and RMI IV are California limited partnerships for which Michael R. Burwell and Gymno Corporation are the general partners.

RMI V offered $5,000,000 in units and became effective September 15, 1986.  The partnership sold $4,988,208 in units and closed in October 1987.  As of December 31, 2008, RMI V had a total capitalization of $1,861,569 and approximately 139 investor accounts.  RMI V has obtained and utilized leverage in an amount ranging from 0% to 42.10% of the gross offering proceeds.  As of December 31, 2008, 11 loans (aggregate principal balance of $1,513,628) were still outstanding.  RMI V financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments.  All loans were secured by California properties; the majority of properties were located in Northern California.  Of these loans outstanding:

•	8 loans (aggregate principal balance of $858,569) were secured by single-family residences;
•	2 loans (aggregate principal balance of $300,000) were secured by commercial properties; and
•	1 loan (aggregate principal balance of $355,059) was secured by land.

RMI IV offered $7,500,000 in units and became effective October 1, 1984.  The partnership sold $7,494,467 in units and closed in September 1986.  As of December 31, 2008, RMI IV had a total capitalization of $5,678,151 and approximately 300 investor accounts.  RMI IV has obtained and utilized leverage in an amount ranging from 0% to 26.69% of the gross offering proceeds.  As of December 31, 2008, 18 loans (aggregate principal balance of $3,313,546) were still outstanding.  RMI IV financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments.  All loans were secured by California properties; the majority of properties were located in Northern California.  Of these loans outstanding:

•	10 loans (aggregate principal balance of $1,725,635) were secured by single-family residences;
•	6 loans (aggregate principal balance of $1,229,177) were secured by commercial properties;
•	1 loan (aggregate principal balance of $248,083) was secured by multi-family units; and
•	1 loan (aggregate principal balance of $110,651) was secured by land.

Completed, Privately Offered Mortgage Programs.  Our managers and their affiliates have sponsored six privately offered partnerships:  Redwood Mortgage Investors V (“RMI V”), Redwood Mortgage Investors IV (“RMI IV”), Redwood Mortgage Investors III (“RMI III”), Redwood Mortgage Investors II (“RMI II”), Redwood Mortgage Investors (“RMI”) and Corporate Mortgage Investors (“CMI”).  In December 2005, with substantial assets remaining in each partnership despite available liquidity options for the limited partners, the general partners of CMI, RMI, RMI II and RMI III proposed to the limited partners of each such partnership that the partnership be dissolved and the limited partners then approved such dissolutions.  Upon dissolution, remaining limited partners received their capital account balance and unused portion of the allowance for loan losses from the liquidation of assets.  RMI, RMI II and RMI III were California limited partnerships for which Michael R. Burwell and Gymno Corporation were the general partners.  They were sold only to a limited number of select California residents in compliance with applicable federal and state securities laws.  CMI was a California limited partnership for which A & B Financial Services, Inc. was the general partner.  CMI was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors.

RMI III offered $7,000,000 in units and became effective February 1, 1984.  The offering terminated in June 1984, at which time it had a total capitalization of approximately $1,429,624.  The partnership was re-offered in July 1992, and received $858,800 in additional contributions.  The offering closed in December 1996.  Upon dissolution in December 2005, RMI III had a total capitalization of $1,321,075 and approximately 34 investor accounts.

RMI II offered $1,500,000 in units and became effective February 1, 1983.  The partnership sold $1,282,802 in units and closed in June 1983.  Upon dissolution in December 2005, RMI II had a total capitalization of $147,205 and approximately 23 investor accounts.

RMI offered $1,000,000 in units and became effective April 1, 1978.  The partnership sold $977,326 in units and closed in July 1982.  Upon dissolution in December 2005, RMI had a total capitalization of $776,569 and approximately 18 investor accounts.

The offering period for CMI commenced August 1, 1978.  On January 1, 1984, a segregated portfolio (CMI II) was created within CMI, into which all new subscriptions were placed.  Together, the partnerships offered $20,000,000 in units.  The partnerships sold $8,844,444 in units and closed in January 1987.  Upon dissolution in December 2005, the two portfolios had been merged and had total capitalization of $1,145,070 and approximately 18 investor accounts.

           Additional Information.  Certain additional information regarding the prior programs is set forth in the Prior Performance Tables attached to this prospectus as Appendix I.  The Prior Performance Tables include:

TABLE I	Experience in Raising and Investing Funds.
TABLE II	Compensation to Advisors and Affiliates.
TABLE III	Operating Results of Prior Programs.
TABLE IV	Results of Completed Programs.
TABLE V	Payment of Loans.
TABLE VI	Descriptions of Open Loans of Prior Programs is contained in Part II of the registration statement.

           Upon request, our managers will provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months.  Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs.  You may review, read and copy all of our filings at the SEC’s Public Reference Room located at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549.  Our SEC filings are also available on the SEC’s website at www.sec.gov .

Liquidity Events; Major Adverse Developments.  None of the prior programs sponsored by our managers provide for a target liquidity date or time period at which such prior program might be liquidated in the applicable offering materials.  The prior programs do not provide liquidity to their investors in this manner.  Instead, such prior programs provide liquidity by (i) allowing investors to have their investment returned if they have held the investment for more than one year but less than five years, subject to a penalty, and (ii) if they have held their investment for more than five years, allowing them to have their investment returned, without penalty, over a period of time.

Under these prior programs, an investor had to elect whether to receive periodic cash distributions from the units he purchased or have the earnings relating to such units reinvested in his capital account.  Due to compounding, those investors who elected to reinvest earnings had higher annualized yields than those who elected to receive cash distributions.

Subsequent to December 31, 2008, RMI VIII experienced a decline in cash flows due to reduced loan payoffs, increased loan delinquencies and increased needs for cash reserves necessary to protect and preserve partnership assets.  Under RMI VIII’s partnership agreement, liquidation payments to withdrawing limited partners are subject to the availability of sufficient cash flow generated in the ordinary course of the partnership’s business, and the partnership is not required to sell loans to meet the liquidation requests of limited partners.  In response to the above conditions, RMI VIII suspended all liquidation payments as of March 16, 2009, and will not be accepting new liquidation requests until further notice.  RMI VIII also reduced March 2009 earnings distributions.

As of the date of this prospectus, approximately $2,600,000 of scheduled liquidation payments has not been disbursed by RMI VIII and accordingly, remain unfulfilled and outstanding. It is highly likely that there will be continued delays in disbursing scheduled liquidation payments.  While RMI VIII is unable to predict when scheduled liquidations will resume, it is currently anticipated that liquidations will not resume for the remainder of 2009.

MANAGEMENT

General.  Our managers will be responsible for the management and investment of the proceeds of the offering.  Services performed by our managers will include, but are not limited to:

•	implementation of our investment policies
•	identification, selection, origination and extension of loans
•	preparation and review of budgets
•	cash flow and taxable income or loss projections and working capital requirements
•	periodic physical inspections and market surveys
•	supervision of any necessary litigation
•	preparation and review of our reports and regulatory filings
•	communications with members
•	supervision and review of our bookkeeping, accounting and audits
•	supervision and review of our state and federal tax returns
•	supervision of professionals we employ in connection with any of the foregoing, including attorneys and accountants
•	management of real estate acquired through foreclosure

Our managers receive various forms of compensation and reimbursement of expenses from the company and compensation from borrowers under mortgage loans held by the company.  The managers are not entitled to receive real estate brokerage commissions, property management fees or insurance services fees.  The managers may not receive from the company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the managers or any of their affiliates to do so.  The managers cannot receive fees of any kind related to our investments in any other securities other than mortgage loans (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 42).

Our managers may be removed by a majority in interest of the members (See “SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT - Voting Rights of the Members” at page 93).

Our Managers.

Gymno Corporation. Gymno Corporation is a California corporation formed in 1986 for the purpose of acting as a general partner for the various mortgage programs formed by our managers.  The shares in Gymno Corporation are held equally by Michael R. Burwell and the Burwell trusts.  Michael R. Burwell is a director of Gymno. He is also its President, Chief Financial Officer and Secretary. Michael R. Burwell has a controlling interest in this company through his stock ownership and as trustee of the Burwell trusts.

Redwood Mortgage Corp. Redwood Mortgage Corp. is a licensed real estate broker and holds a California Finance Lenders license.  Redwood Mortgage Corp. was incorporated in 1978 under the laws of the State of California and is engaged primarily in the business of arranging and servicing mortgage loans. Redwood Mortgage Corp. will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other mortgage programs formed by our managers (See “PRIOR PERFORMANCE SUMMARY” at page 54).  Redwood Mortgage Corp. is a subsidiary of The Redwood Group, Ltd.

Our managers have represented that they have a combined net worth in excess of $1,000,000.  Audited and unaudited balance sheets for Gymno Corporation and Redwood Mortgage Corp. are set forth hereafter.

Affiliates of Our Managers.

The Redwood Group, Ltd.  The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business.  Its various subsidiaries have arranged over $1 billion dollars in loans secured in whole or in part by first, second and third deeds of trust.  Its subsidiaries include Redwood Mortgage Corp. and A & B Financial Services, Inc.  Michael R Burwell has a controlling interest through individual stock ownership and trusts in The Redwood Group, Ltd.

Michael R. Burwell. Michael R. Burwell, age 52, President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); President, Director, Chief Financial Officer and Secretary of Gymno Corporation (1986-present); President, Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present); past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986).  Mr. Burwell is licensed as a real estate sales person.  Mr. Burwell was a general partner of each of the RMI, RMI II and RMI III.  Mr. Burwell is a general partner of each of RMI IV, RMI V, RMI VI, RMI VII and RMI VIII.

Theodore J. Fischer. Theodore J. Fischer, age 58, Director and Vice President of Redwood Mortgage Corp. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977).

Diana B. Mandarino.  Diana B. Mandarino, age 62, Director and Executive Vice President of Redwood Mortgage Corp. (2001-present), Director of Sales and Marketing, Redwood Mortgage Investors (1995-present), Sr. Vice President, Rancon Securities Corp. (1982-1995), Marketing and Sales Assistant, Belmont Reid & Co. Investment Group, (1977-1982); Member and past President of Financial Planning Association, Silicon Valley Chapter.

SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this prospectus, no units have been sold.

In connection with our formation, Gymno Corporation, as our initial member, made a cash capital contribution to us of $10,000, but did not receive any units in consideration for such contribution.  Upon the admission of members pursuant to this offering, we will promptly refund the $10,000 capital contribution to Gymno Corporation, upon which it will be withdrawn as our initial member.

Our members will receive collectively 99% of the net income or losses of the company.  Our managers will receive collectively the remaining 1% of the net income or loss of the company, in consideration of which our managers will contribute collectively to the company, cash in the amount of 1/10 of 1% of the capital contributed by members.  Although under the terms of our operating agreement, the 1% interest of the managers is technically not considered a capital account, the managers are allocated 1% of net income or loss in the same manner that the members are allocated 99% of net income or loss. With respect to the managers’ 1% interest, our managers share such interest equally, with each manager holding 50% of our managers’ interests.

Our managers and their affiliates may, but are not obligated to (other than their obligation to make a capital contribution in the amount of 1/10 of 1% of the capital contributed by members, as described above), acquire units and make additional capital contributions to the company.  To the extent a manager or its affiliate makes a capital contribution to the company and becomes a member, such manager’s or affiliate’s capital account will be adjusted to reflect allocations of our net profits or net losses and other adjustments in the same manner as the capital accounts of all other members.

Proceeds from the purchase of units by managers and their affiliates will count toward the minimum offering.

SELECTED FINANCIAL DATA

We were formed in October 2008 and have not commenced operations and thus have no operating history.  Please see our audited financial statements included elsewhere in this prospectus.

ORGANIZATIONAL CHART

		Redwood Mortgage Investors IX, LLC		Members’ Interests 99% interest in RMI IX’s profits, losses and cash available for distribution

	Redwood Mortgage Corp. (1) (5)	Manager	Manager	Gymno Corporation (1) (3) (4) (5)

Other Affiliated Lending Partnerships
	General Partner	Redwood Mortgage VIII (2)		General Partner

	The Redwood Group Ltd. 100% owner of Redwood Mortgage Corp. (3)		Michael R. Burwell 50% owner of Gymno Corporation (4) (5)	Burwell Trusts 50% owner of Gymno Corporation

Burwell Trusts 70.07% owner of The Redwood Group Ltd.	Michael R. Burwell 29.93% owner of The Redwood Group Ltd.	Redwood Mortgage VII (2)

	Michael R. Burwell General Partner (4) (5)	Redwood Mortgage VI (2)

Redwood Mortgage V (2)

Redwood Mortgage IV (2)

1.	Each entity shares a 1% interest in profits, losses, and cash available for distribution in Redwood Mortgage Investors IX, LLC.

2.	Limited Partners hold a 99% interest in profits, losses, and cash available for distribution in Redwood Mortgage Investors VIII, VII, VI, V, and IV.

3.	Michael Burwell has a controlling interest in The Redwood Group Ltd. and Gymno Corporation through individual stock ownership, his trustee’s position and beneficial interests in the Burwell Trusts.

4.	Each entity and individual shares a 1% interest in profits, losses, and cash available for distribution in Redwood Mortgage Investors VII, VI, V, and IV.

5.	Each entity and individual shares a 1% shared interest in profits, losses, and cash available for distribution in Redwood Mortgage Investors VIII.

INVESTMENT OBJECTIVES AND CRITERIA

Principal Objectives. We will engage in business as a mortgage lender.  We will make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate.  In some limited cases, we may take third deeds of trust.  This is a newly formed mortgage program and as of the date of this prospectus we have made no loans.  We have not yet identified nor committed to make any loans from any proceeds of this offering and, as of the date of this prospectus, have not entered into any negotiations with respect to extending any loans.  Our managers expect to arrange loans through a variety of sources, including from mortgage brokers, mortgage bankers, previous borrowers and by solicitation of new borrowers.

Our primary objectives are to:

•	Yield a high rate of return from mortgage lending;
•	Preserve and protect our capital; and
•	Generate and distribute cash flow from operations to investors.

Our managers’ prior programs, which were limited partnerships, did not provide tax benefits of the type commonly associated with partnership tax shelter investments.  Similarly, an investment in our units will also not provide that type of tax benefit.  An investment in our units is intended to serve as an investment alternative for investors seeking current income.  However, unlike other investments which are intended to provide current income, your investment in us will be:

•	less liquid;
•	not readily transferable; and
•	not provide a guaranteed return over its investment life.

Our foregoing objectives will not change.  However, our operating agreement provides that our managers will have sole and complete charge of our affairs and will operate the business for the benefit of all members.

General Standards for Loans. We will engage in the business of making loans to members of the general public.  These loans will generally be secured by deeds of trust on the following types of real property, including:

•	single-family residences (including homes, condominiums and townhouses, including 1-4 unit residential buildings);
•	multi-family residential property (such as apartment buildings);
•	commercial property (such as stores, shops, offices, warehouses and retail strip centers); and
•	land.

Based on our managers’ prior experience with other mortgage programs, we anticipate that approximately 30% to 60% of the total dollar amount of our loan portfolio will be secured by single-family residences, 20% to 50% by commercial properties, 1% to 20% by apartments, and 1% to 10% by undeveloped land.

We will also make loans secured by promissory notes which will be secured by deeds of trust and will be assigned to us.  Our loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured.  With the exception of the formation loan to be made to Redwood Mortgage Corp., loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

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Priority of Mortgages. The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan.  Although we may also make wrap-around or “all-inclusive” loans, those wrap-around loans will include no more than two underlying obligations (See “CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances” at page 72).  We anticipate that our loans will eventually be diversified as to priority approximately as follows:

▪	first mortgages – 40-60%
▪	second mortgages – 40-60%
▪	third mortgages – 0-10%

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Geographic Area of Lending Activity. We will limit lending to properties located in California, and primarily in the nine San Francisco Bay Area counties.  These counties, which have an aggregate population of over 7.3 million, are San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, Marin, Napa, Solano and Sonoma.  The economy of the area where the security is located is important in protecting market values.  Therefore, our managers will limit the largest percentage of our lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites.  Our managers believe these factors generally contribute to a stable market for residential property.  Although we anticipate that our primary area of lending will be Northern California, we may elect to make loans secured by real property located throughout California.

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Construction Loans. We may make construction loans up to a maximum of 10% of our loan portfolio.  With respect to residential property, a construction loan is a loan in which the proceeds are used to construct a new dwelling (up to four units) on a parcel of property on which no dwelling previously existed or on which the existing dwelling was entirely demolished.  With respect to commercial property, a construction loan is a loan in which the proceeds are used to construct an entirely new building on a parcel of property on which no building existed or on which an existing building was entirely demolished.  It is possible that with the disbursement of undisbursed commitments, there may be times when the aggregate amount of our construction loans would exceed 10% of its total loan portfolio.  Our managers anticipate, however, that as such undisbursed commitments are disbursed, the total amount of construction loans will not exceed such 10% level because such disbursed loans will be offset by repayments of other outstanding construction loans and by the overall growth in our loan portfolio.

In addition, in no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property.  Once a property receives a certificate of occupancy from the local jurisdiction in which it is located, our loan will be reclassified as a permanent loan.  We will not make loans secured by properties determined by our managers to be special-use properties.  Special use properties are bowling alleys, churches and gas stations.

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Rehabilitation Loans.  We will also make “rehabilitation loans” to finance remodeling, additions to and/or rehabilitation of an existing structure or dwelling, whether residential, commercial or multi-family properties.  While we will not classify rehabilitation loans as construction loans, rehabilitation loans do carry some of the same risks as construction loans.  We may make rehabilitation loans up to a maximum of 15% of our total loan portfolio.

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Loan-to-Value Ratios.  The amount of our loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by an independent written appraisal at the time the loan is made.  These loan-to-value ratios are as follows:

Type of Security Property	Loan-to-Value Ratio

Residential (including apartments)	80%
Commercial Property (including retail stores, office buildings, warehouses facilities, mixed use properties)	75%
Land	50%

Any of the above loan-to-value ratios may be increased by 10% (e.g., to 90% for residential property), to the extent mortgage insurance is obtained; however, our managers do not anticipate obtaining mortgage insurance.  In addition, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default.  In such cases, our managers will be free to accept any reasonable financing terms that they deem to be in our best interests, in their sole discretion.  Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property.  The target loan-to-value ratio for loans as a whole is approximately 70% or less.

We will obtain appraisals prepared by competent, independent appraisers for each of the properties securing our mortgage loan.  Appraisers retained by us will be licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to our managers.  The appraisals will be maintained in our records for at least five years and will be available for inspection and duplication by any member.  Our managers will review each appraisal report and will conduct a “drive-by” for each property on which an appraisal is made.  A “drive by” means our managers or their affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood.  A “drive by” does not include entering any structures on the property.  In many cases our managers will not enter the structures on the property.

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Terms of Loans.  Most of our loans will be for a period of 1 to 5 years, but in no event more than 15 years.  Most loans will provide for monthly payments of interest and/or principal and interest only.  Many loans will provide for payments of interest only or are partially amortizing with a “balloon” payment of principal payable in full at the end of the term. Some loans provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.  We generally will not grant borrowers an option to refinance or extend the loan at the time the loan is made.  However, we may agree to extend or refinance a loan at its maturity if deemed appropriate and advisable for business reasons or in light of the then-current economic climate or other factors.

•	Escrow Conditions. Loans will be funded through an escrow account handled by a title insurance company, an escrow company or by Redwood Mortgage Corp., subject to the following conditions:

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Satisfactory title insurance coverage will be obtained for all loans.  The title insurance policy will name us as the insured and provides title insurance in an amount at least equal to the principal amount of the loan.  Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

▪	Satisfactory fire and casualty insurance will be obtained for all loans, naming us as loss payee in an amount equal to cover the replacement cost of improvements.

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Our managers do not intend to arrange for mortgage insurance, which would afford some protection against loss if we foreclose on a loan and there is insufficient equity in the security property to repay all sums owed.  If our managers determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

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All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name us as payee and beneficiary.  Loans will not be written in the name of our managers or any other nominee.

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Loans to our Managers and Their Affiliates.  We will make formation loans to Redwood Mortgage Corp.  However, we may not acquire a loan from, or sell a loan to a program in which a manager or its affiliate has an interest, except as allowed under our operating agreement.  In addition, we may not provide a mortgage loan to mortgage programs formed by or affiliated with us.

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Purchase of Loans from Managers, Affiliates and Third Parties.  We may not purchase a loan in which a manager or its affiliate has an interest unless: (i) the manager or its affiliate acquired the loan temporarily in its name for the purpose of facilitating the acquisition of the loan and provided that the loan is purchased from the manager for a price no greater than the cost of the loan to the manager, except for the compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a program pursuant to the rights of first refusal required by the provisions of the NASAA Mortgage Guidelines.  In addition, existing loans may be purchased from the managers, their affiliates or other third parties, but only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the managers and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to us which they have held for more than 180 days.  In such case, the managers and affiliates will hold their 10% interest and we will hold our 90% interest in the loan as tenants in common.  Our purchase price for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

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Sale of Loans.  We may not sell a loan to a manager unless:  (i) we do not have sufficient offering proceeds available to retain the loan; (ii) the manager pays us an amount of cash equal to the cost of the loan (including all related cash payments and carrying costs); (iii) the manager assumes all of our obligations and liabilities incurred in connection with holding the loan; and (iv) the sale occurs not later than 90 days following the termination date of the offering.  A manager or its affiliate will purchase all loans that we do not have sufficient proceeds to retain.  In the event that the offering proceeds are insufficient to retain all loans, we will sell loans to the managers on a “last-in, first-out” basis.  Our managers or their affiliates may sell loans to third parties (or fractional interests therein) if and when our managers determine that it appears to be advantageous to do so.  We may not give a manager or its affiliate an exclusive right or employment to sell or otherwise dispose of loans or other assets of the company.

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Note Hypothecation.  We may make loans which will be secured by assignments of secured promissory notes.  The amount of a loan secured by an assigned note will satisfy the loan-to-value ratios set forth above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed 80% of the principal amount of the assigned note.  For example, if the property securing a note is commercial property, the total amount of outstanding debt secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed 75% of the appraised value of such property, and the loan will not exceed 80% of the principal amount of the assigned note.  For purposes of making loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the last twelve months.  If such appraisal was not conducted within the last twelve months, then we will arrange for a new appraisal to be prepared for the property.  All such appraisals will satisfy our loan-to-value ratios set forth above.  Any loan evidenced by a note assigned to us will also satisfy all other lending standards and policies described herein.  Concurrently with our making of the loan, the borrower, i.e., the holder of the promissory note, will execute a written assignment which will assign to us their interest in the promissory note.  No more than 10% of our portfolio at any time will be secured by promissory notes.

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Investments in or with Other Programs. We may invest in general partnerships or joint ventures with our other publicly registered affiliates if:  (1) the programs have substantially identical investment objectives; (2) there are no duplicate fees; (3) the compensation to the managers or general partners of the programs is substantially identical in each program; (4) each program has a right of first refusal to buy if the other programs wish to sell assets held in the joint venture; and (5) the investment of each program is on substantially the same terms and conditions.  Participants in such investments may from time to time reach an impasse on joint venture decisions since no participant controls decisions.  In addition, while a joint venture participant may have the right to buy the assets from the general partnership or joint venture, it may not have the resources to do so.  We may also invest in general partnership interests of limited partnerships, but only if we, alone or together with our publicly registered affiliate meeting the above requirements, acquire a controlling interest, no duplicate fees are payable and no additional compensation beyond that permitted by the NASAA Mortgage Guidelines, are be paid to the managers.  We may not invest in interests of other programs.

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Loan Participation.  We may participate in loans with other programs organized by our managers, where we will purchase a fractional undivided interest in a loan, meeting the requirements set forth above.  Because we will not participate in a loan which would not otherwise meet our requirements, the risk of such participation is minimized.  We may also participate in loans with nonaffiliated lenders, individuals or pension funds.  Any such participation would only be on the terms and conditions set above.  We may also acquire from or sell to affiliated publicly registered mortgage programs, participation interests in loans.

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Diversification.  We may not invest in or make loans on any one property that would exceed, in the aggregate, an amount equal to 10% of the then total gross proceeds of this offering.  We may not invest in or make loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 10% of the then total gross proceeds of this offering.

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Other Limitations.  We may not make a loan secured by unimproved real property, except in amounts and upon terms which can be financed by the offering proceeds or from cash flow and provided investment in such unimproved real property does not exceed 10% of the then total gross proceeds of this offering. Properties will not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for this purpose, two years will be deemed to be presumptively reasonable. We may not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

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Reserve Liquidity Fund. A contingency reserve liquidity fund equal to the lesser of 2% of the gross proceeds of the offering or 2% of our capital originally committed to investment in mortgages will be established for the purpose of covering our unexpected cash needs.

Credit Evaluations.  We may consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above.  Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

Loan Brokerage Commissions.  We will enter into loan transactions where the borrower has engaged and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan.  The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately 2% to 5% of the principal amount of each loan made.  The loan brokerage commissions will be capped at 4% of our total assets per year (except during the first year of operations).

Loan Administrative Fees. Redwood Mortgage Corp. will receive a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by us upon the closing of each loan.

Processing and Escrow Fees.  Redwood Mortgage Corp. will receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by us.

Loan Servicing.  It is anticipated that all loans will be “serviced” (i.e., loan payments will be collected) by Redwood Mortgage Corp.  Redwood Mortgage Corp. will be compensated for such loan servicing activities (See “COMPENSATION TO OUR MANAGERS AND THEIR AFFILIATES” at page 42).  Both we and Redwood Mortgage Corp. have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days notice.

Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to Redwood Mortgage Corp.  Checks will be deposited in Redwood Mortgage Corp.’s trust account, and, after checks have cleared, funds will be transferred to our bank or money market account.

Borrowing.  We anticipate that we may borrow funds for our activities including:  (i) making loans; (ii) increasing our liquidity; (iii) preventing defaults under mortgage loans that are senior to our mortgage loans or discharging such senior loans in order to protect our investment; (iv) operating or developing a property that we acquired through foreclosure; and (v) reducing cash reserve needs.  We may assign all or a portion of our loan portfolio or real estate that we own as security for such loan(s).  We anticipate engaging in this type of transaction when the interest rate at which we can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this “spread.”  We may also borrow funds in order to protect our investment and/or to develop or operate a property that we own.  The borrowing of funds involves certain elements of risk and also entails possible adverse tax consequences (See “RISK FACTORS - Use of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation” at page 25 and “MATERIAL FEDERAL INCOME TAX CONSEQUENCES - INVESTMENT BY TAX-EXEMPT INVESTORS” at page 87).  Under our operating agreement, our total indebtedness may not at any time exceed 50% of members’ capital (See “RISK FACTORS – We Expect to Generate Unrelated Business Taxable Income” at page 37).  Under our operating agreement, our leverage policy may not be amended without the approval of a majority in interests of the members.

Reinvestment of Cash Flow.  We intend to reinvest the principal repayments we receive on loans to create or invest in new loans during the term of the company. Following the seventh anniversary of the effectiveness of this offering, a member may elect to receive his or her pro rata share of any loan principal repayments. Any capital not reinvested will be used first to return members’ capital contributions and then to pay distributions to members.

Except as permitted under our operating agreement, we will not pay, directly or indirectly, a commission or fee to a manager or its affiliate in connection with the reinvestment or distribution of the proceeds from the repayment of principal or prepayment of a loan (to the extent classified as a return of capital for federal income tax purposes), and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a loan or of a property subject to a loan, or the payment of insurance or a guarantee with respect to a loan.

Other Policies. We will not:

•	issue senior securities;
•	invest in the securities of other public companies for the purpose of exercising control;
•	underwrite securities of other public companies; or
•	offer securities in exchange for property.

If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, our managers may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

HOW WE ARE REGULATED

General. We are subject to various federal, state and local laws, rules and regulations that affect our business.  Following is a brief description of certain laws and regulations which are applicable to our business.  The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere in this prospectus, do not purport to be complete and is qualified in its entirety by reference to the applicable laws and regulations.

Regulations Applicable to Mortgage Lenders and Servicers.  We and Redwood Mortgage Corp., which originates and services our loans, are heavily regulated by laws governing lending practices at the federal, state and local levels.  In addition, proposals for further regulation of the financial services industry are continually being introduced.

These laws and regulations to which we and Redwood Mortgage Corp. are subject include those pertaining to:

•	real estate settlement procedures;
•	fair lending;
•	truth in lending;
•	compliance with federal and state disclosure requirements;
•	the establishment of maximum interest rates, finance charges and other charges;
•	secured transactions and foreclosure proceedings; and
•	privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers.

Some of the key federal and state laws affecting our business include:

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Real Estate Settlement Procedures Act (RESPA). RESPA primarily regulates settlement procedures for real estate purchase and refinance transactions on residential (1-4 unit) properties.  It prohibits lenders from requiring the use of specified third party providers for various settlement services, such as appraisal or escrow services.  RESPA also governs the format of the good faith estimate of loan transaction charges and the HUD-1 escrow settlement statement.

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Truth in Lending Act.  This federal act was enacted in 1968 for the purpose of regulating consumer financing and is implemented by the Federal Reserve Board.  For real estate lenders, this act requires, among other things, advance disclosure of certain loan terms, calculation of the costs of the loan as demonstrated through an annual percentage rate (APR), and the right of a consumer in a refinance transaction on their primary residence to rescind their loan within three days following signing.

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Home Ownership and Equity Protection Act (HOEPA) and California Bill 489.  HOEPA was passed in 1994 to provide additional disclosures for certain closed-end home mortgages.  In 1995, the Federal Reserve Board issued final regulations governing “high cost” closed-end home mortgages with interest rates and fees in excess of certain percentage or amount thresholds.  These regulations primarily focus on additional disclosure with respect to the terms of the loan to the borrower, the timing of such disclosures, and the prohibition of certain loan terms, including balloon payments and negative amortization.  The failure to comply with the regulations will render the loan rescindable for up to three years. Lenders can also be held liable for attorneys’ fees, finance charges and fees paid by the borrower and certain other money damages.  Similarly in California, Assembly Bill 489, which was signed into law in 2001 and became effective as of July 1, 2002, provides for state regulation of “high cost” residential mortgage and consumer loans secured by liens on real property, which equal or exceed the Fannie Mae/Freddie Mac conforming loan limits or less, with interest rates and fees exceeding a certain percentage or amount threshold. The law prohibits certain lending practices with respect to high cost loans, including the making of a loan without regard to the borrower’s income or obligations.  When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan.

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Mortgage Disclosure Improvement Act.  Enacted in 2008, this act amended the Truth in Lending Act regulating the timing and delivery of loan disclosures for all mortgage loan transactions governed under RESPA.

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Home Mortgage Disclosure Act.  This act was enacted to provide for public access to statistical information on a lenders’ loan activity.  It requires lenders to disclose certain information about the mortgage loans it originates and purchases, such as the race and gender of its customers, the disposition of mortgage applications, income levels and interest rate (i.e. annual percentage rate) information.

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Red Flags Rule. The Red Flags Rule, which becomes effective on August 1, 2009, requires lenders and creditors to implement an identity theft prevention program to identify and respond to loan applications in which the misuse of a consumer’s personal identification may be suspected.

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Graham-Leach-Bliley Act.  This act requires all businesses which have access to consumers’ personal identification information to implement a plan providing for security measures to protect that information.  As part of this program, we provide applicants and borrowers with a copy of our privacy policy.

Recent or Pending Legislation and Regulatory Proposals. The recent credit crisis has led to an increased focus by federal, state and local regulatory authorities on the mortgage industry.  Federal and state regulators are considering a broad variety of legislative and regulatory proposals covering mortgage loan products, loan terms and underwriting standards, risk management practices and consumer protection, which could have a broader impact across the mortgage industry.  In addition, the U.S. economy is currently experiencing a prolonged and severe recession, which has and will likely continue to cause increased delinquencies, continued home price depreciation and lower home sales.  In response to these trends, the U.S. government has taken several actions which are intended to stabilize the housing market and the banking system, maintain lower interest rates, and increase liquidity for lending institutions. These actions are intended to make it easier for borrowers to obtain mortgage financing or to avoid foreclosure on their current homes.  It is too early to tell whether these legislative and regulatory initiatives, actions and proposals will achieve their intended effect or what impact they will have on our business and the mortgage industry generally.

Following is a brief description of several key initiatives, actions and proposals that may impact the mortgage industry:

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Guidance on Nontraditional Mortgage Product Risks. On September 29, 2006, the federal banking agencies issued guidance to address the risks posed by nontraditional residential mortgage products, that is, mortgage products that allow borrowers to defer repayment of principal or interest. The guidance instructs institutions to ensure that loan terms and underwriting standards are consistent with prudent lending practices, including consideration of a borrower’s ability to repay the debt by final maturity at the fully indexed rate and assuming a fully amortizing repayment schedule; requires institutions to recognize, for higher risk loans, the necessity of verifying the borrower’s income, assets and liabilities; requires institutions to address the risks associated with simultaneous second-lien loans, introductory interest rates, lending to subprime borrowers, non-owner-occupied investor loans, and reduced documentation loans; requires institutions to recognize that nontraditional mortgages, particularly those with risk-layering features, are untested in a stressed environment; requires institutions to recognize that nontraditional mortgage products warrant strong controls and risk management standards, capital levels commensurate with that risk, and allowances for loan and lease losses that reflect the collectibility of the portfolio; and ensure that consumers have sufficient information to clearly understand loan terms and associated risks prior to making product and payment choices. The guidance recommends practices for addressing the risks raised by nontraditional mortgages, including enhanced communications with consumers; promotional materials and other product descriptions that provide information about the costs, terms, features and risks of nontraditional mortgages; more informative monthly statements for payment option adjustable rate mortgages; and specified practices to avoid.  In January 2008, in response to this federal guidance on non-traditional mortgage loans, California enacted SB 385 which requires lenders offering non-traditional mortgages on primary residential properties to provide additional disclosure information pertaining to the terms of the loan offered, as well as a comparison to other loan products that may be available in the marketplace.  The California Department of Real Estate defines ‘non-traditional’ mortgages as those in which there is a deferral of either principal or interest in the loan.  We do not make non-traditional loans on primary residential properties.

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Guidance on Loss Mitigation Strategies for Servicers of Residential Mortgages.  On September 5, 2007, the federal banking agencies issued a statement encouraging regulated institutions and state-supervised entities that service residential mortgages to pursue strategies to mitigate losses while preserving homeownership to the extent possible and appropriate.  The guidance encourages servicers to take proactive steps to preserve homeownership in situations where there are heightened risks to homeowners losing their homes to foreclosures.  Such steps may include loan modification; deferral of payments; extensions of loan maturities; conversion of adjustable rate mortgages into fixed rate or fully indexed, fully amortizing adjustable rate mortgages; capitalization of delinquent amounts; or any combination of these actions.  Servicers are instructed to consider the borrower’s ability to repay the modified obligation to final maturity according to its terms, taking into account the borrower’s total monthly housing-related payments as a percentage of the borrower’s gross monthly income, the borrower’s other obligations, and any additional tax liabilities that may result from loan modifications. Where appropriate, servicers are encouraged to refer borrowers to qualified non-profit and other homeownership counseling services and/or to government programs that are able to work with all parties and avoid unnecessary foreclosures. The guidance states that servicers are expected to treat consumers fairly and to adhere to all applicable legal requirements.

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Housing and Economic Recovery Act of 2008:  Enacted in July 2008, this legislation, among other things, established new Fannie Mae, Freddie Mac and FHA conforming loan limits and established a new Federal Housing Finance Agency.  It also established the new “HOPE for Homeowners Program” to refinance existing borrowers meeting eligibility requirements into fixed-rate FHA mortgage products.  This act also provided for a comprehensive, nationwide licensing and registry system for mortgage originators.  The federal direction to states to adopt national loan originator licensing standards will be implemented in California through the California Department of Real Estate (DRE).  Much of what has been adopted at the federal level has already been in effect in California under the DRE’s regulatory authority for a number of years.  It is anticipated that new standards relating to continuing education requirements, among other things, will be incorporated into DRE regulations, once implemented.

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New Regulations Establishing Protections for Consumers in the Residential Mortgage Market.  In 2008, the Federal Reserve Board issued new regulations under the federal Truth-in-Lending Act and the Home Ownership and Equity Protection Act (HOEPA). For mortgage loans governed by HOEPA, the new regulations further restrict prepayment penalties, and enhance the standards relating to the consumer’s ability to repay.  For a new category of closed-end “higher-priced” mortgage loans, the new regulations restrict prepayment penalties, and require escrows for property taxes and property-related insurance for most first lien mortgage loans.  For all closed-end loans secured by a principal dwelling, the new regulations prohibit the coercion of appraisers; require the prompt crediting of payments; prohibit the pyramiding of late fees; require prompt responses to requests for pay-off figures; and require the delivery of transaction-specific Truth-in-Lending Act disclosures within three business days following the receipt of an application.  The new regulations also impose new restrictions on mortgage loan advertising for both open-end and closed-end products. In general, the new regulations are effective October 1, 2009, with certain exceptions.

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Proposed Amendments to the U.S. Bankruptcy Code:  Since 2008, proposed legislation has been introduced before the U.S. Congress for the purpose of amending Chapter 13 in order to permit bankruptcy judges to modify certain terms in certain mortgages in bankruptcy proceedings, a practice commonly known as cramdown.  Presently, Chapter 13 does not permit bankruptcy judges to modify mortgages of bankrupt borrowers.  While the breadth and scope of the terms of the proposed amendments to Chapter 13 differ greatly, some commentators have suggested that such legislation could have the effect of increasing mortgage borrowing costs and thereby reducing the demand for mortgages throughout the industry. It is too early to tell when or if any of the proposed amendments to Chapter 13 may be enacted as proposed and what impact any such enacted amendments to Chapter 13 could have on the mortgage industry.

Some local and state governmental authorities have taken, and others are contemplating taking, regulatory action to require increased loss mitigation outreach for borrowers, including the imposition of waiting periods prior to the filing of notices of default and the completion of foreclosure sales and, in some cases, moratoriums on foreclosures altogether.

CERTAIN LEGAL ASPECTS OF LOANS

Each of our loans (except the formation loan to Redwood Mortgage Corp.) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust creates a lien on the real property. The parties to a deed of trust are: the debtor called the “trustor”, a third-party grantee called the “trustee”, and the lender-creditor called the “beneficiary.”  The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary.  We will be a beneficiary under all deeds of trust securing loans.

Foreclosure.  Foreclosure of a deed of trust is accomplished in most cases by a trustee’s sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust.  Except as otherwise provided below with respect to a loan made during certain periods and  secured by a deed of trust covering residential real property, prior to such sale, the trustee must record a notice of default in real property records of the county in which the real property is located and send a copy of the notice of default to, among other persons, the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due, not including principal due solely as a result of acceleration of the debt, plus certain costs and expenses actually incurred in enforcing the obligation and statutory limited attorney’s and trustee’s fees.  Subject to the additional requirements noted below, after the notice of default is recorded and following a three month period and at least 20 days before the trustee’s sale, a notice of sale must be posted in a public place and published once a week over the 20 day period.  A copy of the notice of sale must be posted on the property, and sent to each person to receive a copy of the notice of default at least 20 days before the sale.  The notice of sale must also be recorded in the real property records at least 14  days prior  to the sale.  Following a properly  conducted sale,  title to the property is  conveyed by the way of  a trustee’s deed to the successful bidder at the trustee’s sale.  Following a non-judicial foreclosure under the power-of-sale in the deed of trust, a judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property (the “deficiency”).  Recent legislation enacted in California imposes additional due diligence and notice requirements on a lender seeking to foreclose a deed of trust covering residential real property following a default under certain types of loans made during the period of 2003 through 2007.  Among other requirements, at least 30 days prior to filing a notice of default, the trustee (or beneficiary) must undertake certain due diligence, including contacting the borrower to discuss (or, if unable to contact the borrower, notifying the borrower of) options to avoid foreclosure and other related information.  The borrower may seek additional extensions of time to engage in such discussions with the trustee (or beneficiary).  The notice of sale must include a certification that the trustee (or beneficiary) has complied with the statutory diligence and notice requirements.   In addition, the lender also is required to satisfy certain notice requirements with respect to tenants or other residents of any subject property.  After any such foreclosure, the lender or third party purchaser has a duty to maintain the property and is subject to penalties and fines for failure to perform its maintenance obligations.

A judicial foreclosure (in which the beneficiary’s purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete.  Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property.  However, such redemption rights will not be available if the creditor waives the right to any deficiency.  Foreclosed junior lienholders generally do not have a right to redeem the property after a judicial foreclosure sale.  We generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of our managers, such a remedy is warranted in light of the time and expense involved.

Tax Liens.  Most liens for federal or state taxes filed after a loan is made which is secured by a recorded deed of trust will be junior in priority to the loan.  Accordingly, the filing of federal or state tax liens after our loan is made will generally not affect the priority of our deed of trust, regardless of whether it is a senior or junior deed of trust.  Real property tax liens will be in all instances a lien senior to any deed of trust given by our borrowers.  Accordingly, even if we are the senior lienholder, if a real property tax lien is filed, our deed of trust will be junior to the real property tax lien.  For a discussion of the effect of a junior lien see “Special Considerations In Connection With Junior Encumbrances” below.

Anti-Deficiency Legislation.  California has several principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust.  Two of these statutes limit the beneficiary’s right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust.  One is based on the method of foreclosure and the other on the type of debt secured.  Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee’s sale.  Most of our loans will be enforced by means of a trustee’s sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained.  However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales.  Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a “purchase money” obligation.  With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation.  Thus, under either statute, we will not be able to seek a deficiency judgment.

Another statutory framework, commonly know as the “one form of action” rule, provides that the beneficiary must commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower.  The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

Special Considerations in Connection with Junior Encumbrances.  In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust (“junior encumbrances”).  By its nature, a junior encumbrance is less secure than more senior ones.  Only the holder of a first trust deed is permitted to “credit bid” in the amount of its debt at its foreclosure sale; junior lienholders bidding at a senior lienholder’s foreclosure sale must bid cash.  If a senior lienholder forecloses on its loan, unless the amount of the successful bid exceeds the senior encumbrances, the junior lienholders will receive nothing.  However, in that event the junior lienholder may have the right to pursue an action against the borrower to enforce the promissory note.  In the cases of a single-asset borrower or where the junior lienholder has agreed to limit its recourse to the real property, this remedy may not be adequate.

Accordingly, a junior lienholder (such as us) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences its own foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholder’s interest or (ii) pay off the senior encumbrances so that its encumbrance achieves first priority.  Either alternative will require us to make substantial cash expenditures to protect our interest (See “RISK FACTORS – Loan Defaults and Foreclosures May Adversely Affect Us” at page 19).

We may also make wrap-around mortgage loans (sometimes called “all-inclusive loans”), which are junior encumbrances to which all the considerations discussed above will apply.  A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty.  A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us.  The borrower will then make all payments directly to us, and we in turn will pay the holder of the senior encumbrance(s).  The actual yield to us under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by us.

We will record a request for notice of default at the time the trust deed is recorded.  This procedure entitles us to notice when a senior lienholder files a notice of default and will provide us more time to make alternate arrangements to protect our security interest.

In the event the borrower defaults solely upon his debt to us while continuing to perform with regard to the senior lienholder, we (as junior lienholder) will foreclose upon our security interest in the manner discussed above in connection with deeds of trust generally.  Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien.  Thus, were we to purchase the security property at our own foreclosure sale, we would acquire the property subject to all senior encumbrances.

The typical deed of trust used by most institutional lenders, like the one that we will use, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings.  The typical deed of trust also confers upon us the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan.  Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations, thus limiting the rights afforded to the lender under the deed of trust.

“Due-on-Sale” Clauses.  Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain “due-on-sale” clauses permitting us to accelerate the maturity of a loan if the borrower sells the property.  On the other hand, acquisition of a property by us by foreclosure on one of our loans, may also constitute a “sale” of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

“Due-on-Encumbrance” Clauses.  Some forms of our promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain “due-on-encumbrance” clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust).  With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust).  This prohibition does not apply to mortgage loans on other types of property.  Although most of our second mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties which may contain due on encumbrance provisions.  Absent consent by the senior lender, second mortgage loans made by us may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor.  Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See “CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances” at page 72).

Prepayment Charges.  Some loans we originate will provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans.  Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan which exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided.  The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less.  If a loan that is secured by residential property is being prepaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

Real Property Loans.  California statutory law imposes certain disclosure requirements with respect to loans (including certain loan modifications) arranged by a California real estate broker and secured by residential property.  However, those requirements do not apply to all of the loans that we anticipate making.  Notwithstanding the preceding, we intend to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans.  While it is unlikely that we would make any loans subject to these additional disclosure requests, the failure to comply with the law could have significant adverse effects on us (See “RISK FACTORS – If We Make High Cost Mortgages, We Will Be Required to Comply With Additional Regulations” at page 23).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

OVERVIEW

As of the date of this prospectus, we have not yet commenced active operations. Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted and applied to investments in mortgage loans and the payment or reimbursement of selling commissions and other organization and offering expenses (See “SUMMARY OF THE OFFERING - Estimated use of Proceeds” at page 7).  We will experience a relative increase in liquidity as additional subscriptions for units are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the funding and acquisition of mortgage loans.

The net proceeds of this offering will provide funds to enable us to fund or acquire loans. We have not entered into any arrangements to fund or acquire any loans. The number of loans we fund or acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in loans. In the event that this offering is not fully sold, our ability to diversify our investments may be diminished.

Until required for the funding or acquisition of loans, net offering proceeds will be kept in short-term, liquid investments.  We anticipate maintaining an average balance of a reserve liquidity fund equal to the lesser of 2% of the gross proceeds of the offering or 2% of our capital originally committed to investment in mortgages.

CRITICAL ACCOUNTING POLICIES

In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet dates and revenues and expenses for the reporting periods. Such estimates relate principally to the determination of (i) the allowance for loan losses (i.e. the amount of allowance established against loans receivable as an estimate of potential loan losses) including the accrued interest and advances that are estimated to be unrecoverable based on estimates of amounts to be collected plus estimates of the value of the property as collateral and (ii) the valuation of real estate acquired through foreclosure.

Loans and the related accrued interest, late fees and advances are analyzed on a periodic basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  We charge off uncollectible loans and related receivables directly to the allowance account once it is determined that the full amount is not collectible.

If the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement and the shortfall in the amounts due are not insignificant, the carrying amount of the investment will be reduced to the present value of future cash flows discounted at the loan’s effective interest rate.  If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

If events and/or changes in circumstances cause management to have serious doubts about the collectibility of the contractual payments, a loan may be categorized as impaired and interest is no longer accrued.  Any subsequent payments on impaired loans are applied to reduce the outstanding loan balances, including accrued interest and advances.

Real estate acquired through foreclosure is stated at the lower of the recorded investment in the loan, plus any senior indebtedness, or at the property’s estimated fair value, less estimated costs to sell.  We periodically compare the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts.  If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Recent trends in the economy will be taken into consideration in the aforementioned process of arriving at the allowance for loan losses and real estate owned.  Actual results could vary from the aforementioned provisions for losses.

RELATED PARTIES

Our managers are Redwood Mortgage Corp. and Gymno Corporation.  Most of our business is conducted through Redwood Mortgage Corp., which arranges, services and maintains the loan portfolio for the benefit of the company.  The fees received by the managers are paid pursuant to the operating agreement.  The following is a list of our various activities for which related parties are compensated.

Loan Brokerage Commissions.  We will enter into loan transactions where the borrower has engaged and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan.  The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately 2% to 5% of the principal amount of each loan made.  The loan brokerage commissions will be capped at 4% of our total assets per year (except during the first year of operations).

Loan administrative fees.  Redwood Mortgage Corp. will receive a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by us upon the closing of each loan.

Processing and escrow fees. Redwood Mortgage Corp. will receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by us.

Mortgage Servicing Fees.  Mortgage servicing fees of up to 0.25%, on an annual basis, of the unpaid principal of each loan are paid monthly to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Redwood Mortgage Corp. is entitled to receive these fees regardless of whether specific mortgage payments are collected.  An increase or decrease in this fee within the limits set by our operating agreement directly impacts the yield to the members.

Asset Management Fees. The managers receive a monthly asset management fee for managing the company’s portfolio and general business operations in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves.  This amount will be recomputed annually after the second full year of our operations by subtracting from the then fair market value of our loans plus the working capital reserves, an amount equal to our outstanding debt.  No asset management fees will be payable with respect to subscription funds held in the subscription account.  The managers, in their sole discretion, may lower the asset management for any period of time and thereafter raise it up to maximum amount.  The managers may not increase the asset management fee above the maximum amount.  Currently, the asset management fee is paid 75% to Redwood Mortgage Corp. and 25% to Gymno Corporation.  The managers may, in their discretion, change the relative amount received by each of them.

Other Fees. The operating agreement provides that the managers may receive other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the managers.

Income and Losses. All income and losses are credited or charged to members in relation to their respective units.  The allocation of income and losses to the managers (combined) is a total of 1%.

Operating Expenses.  Redwood Mortgage Corp. is reimbursed by the company for all operating expenses actually incurred on behalf of the company, including without limitation, out-of-pocket general and administration expenses of the company, accounting and audit fees, legal fees and expenses, postage and preparation of reports to members.

Contributed Capital. The managers jointly or severally are required to contribute 1/10 of 1% in cash contributions as proceeds from the offerings are received from the members.

Sales Commission – “Formation Loan” to Redwood Mortgage Corp. Sales commissions relating to the purchase of units by members in the primary offering are not paid directly by us out of the offering proceeds.  Instead, we loan to Redwood Mortgage Corp., a manager, amounts necessary to pay all sales commissions and amounts payable in connection with unsolicited sales.  This loan, referred to as the formation loan, is unsecured and non-interest bearing and is applied to reduce member capital in the balance sheets.  The sales commissions range between 0 (for units sold by the managers) and 7.0%.  The amount of the annual installments paid by Redwood Mortgage Corp. is determined at annual installments of one-tenth of the principal balance of the formation loan at December 31 of the prior year until the offering period is closed.  Thereafter, the remaining formation loan is paid in ten equal amortizing payments over a period of ten years, beginning the year after the offering is terminated.

LIQUIDITY AND CAPITAL RESOURCES

We will rely upon sales of units, loan payoffs, borrowers' mortgage payments, and, to a lesser degree, a line of credit or proceeds from real estate owned financing for the source of funds for loans.  If interest rates were to increase substantially, the yield of our loans may provide lower yields than other comparable debt-related investments. As such, unit purchases by prospective members could decline, which would reduce our overall liquidity. Additionally, if, as expected, we make primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the company.   This could cause a lower degree of liquidity as well as a slowdown in our ability to invest in loans at the then current interest rates. Conversely, in the event interest rates were to decline, we could see both or either of a surge of unit purchases by prospective members, and significant borrower prepayments, which, if we can only obtain the then existing lower rates of interest may cause a dilution of our yield on loans, thereby lowering our overall yield to the members. We, to a lesser degree, expect to rely upon a line of credit to fund loans.  Generally, our loans are anticipated to be fixed rate, whereas a credit line will likely be a variable rate loan. In the event of a significant increase in overall interest rates, a credit line rate of interest could increase to a rate above the average portfolio rate of interest.  Should such an event occur, the managers would desire to pay off the line of credit.  Retirement of a line of credit would reduce our overall liquidity.  Once we make loans, we expect that cash will constantly be generated from borrower payments of interest, principal and loan payoffs and that cash flow will exceed company expenses, earnings and unit redemptions.  Excess cash flow, if any, will be invested in new loan opportunities, when available, and will be used to reduce a credit line or in other company business.

We have adopted a distribution reinvestment plan pursuant to which members may elect to have a portion or all of the full amount of their distributions from us reinvested in additional units.  Earnings allocable to members who participate in the distribution reinvestment plan will be retained by the company for making further loans or for other proper company purposes.

We allow members to redeem their units subject to certain limitations and penalties.  Once a member’s initial five-year holding period has passed, the managers expect to see an increase in redemptions due to the ability of members to redeem units without penalty.

MARKET RISK

Interest Rate Risk

We intend to obtain a line of credit bearing interest at a variable rate, tied to the prime rate.  In such event, our primary market risk exposure with respect to our obligations will be to changes in interest rates, which will affect the interest cost of outstanding amounts on the line of credit.  Our primary market risk in terms of our profitability is the exposure to fluctuations in earnings resulting from fluctuations in general interest rates.  It is anticipated that a majority of our mortgage loans will earn interest at fixed rates.  Changes in interest rates may also affect the value of our investment in mortgage loans and the rates at which we reinvest funds obtained from loan repayments and new capital contributions from members.  If interest rates increase, the interest rates we obtain from reinvested funds will generally increase, but the value of our existing loans at fixed rates will generally tend to decrease.  The risk is mitigated by the fact that we do not intend to sell our loan portfolio, rather such loans will be held until they are paid off.  If interest rates decrease, the amounts becoming available to us for investment due to repayment of our loans may be reinvested at lower rates than we have been able to obtain in prior investments, or than the rates on the repaid loans.  In addition, interest rate decreases may encourage borrowers to refinance their loans with us at a time where we are unable to reinvest in loans of comparable value.

Real Estate Value Risk

           We may also suffer market risk tied to general trends affecting real estate values that may impact our security for our loans. Real estate values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).  Decreases in real estate values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans.

ASSET QUALITY

A consequence of lending activities is that occasionally losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers.  Many of these factors are beyond the control of the managers.  There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of a loan portfolio, especially in light of the current economic environment.

The conclusion that a loan may become uncollectible, in whole or in part, is a matter of judgment.  Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the company will not be subject to these regulations and has not adopted certain of these practices.  Rather, the managers, in connection with the periodic closing of our accounting records and the preparation of the financial statements, will determine whether the allowance for loan losses and reserves for real estate owned is adequate to cover potential loan losses of the company.  Because of the number of variables involved, the magnitude of the swings possible and the managers' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the managers.

The company may also make loans requiring periodic disbursements of funds.  These loans are divided into two classifications:  construction loans and rehabilitation loans.

Construction loans, as determined by our managers, are those loans made to borrowers for the construction of entirely new structures or dwellings, whether residential, commercial or multi-family properties.  We will generally approve the borrowers up to a maximum loan balance; however, disbursements will be made in phases throughout the construction process.

Rehabilitation loans are used to remodel, add to and/or rehabilitate an existing structure or dwelling, whether residential, commercial or multi-family properties, which, in the determination of management are not construction loans.  Many of these loans are for cosmetic refurbishment of both interiors and exteriors of existing condominiums.  The refurbished units are then sold to new users, and the sales proceeds are used to repay the company’s loans.  Other rehabilitation loans include home improvement loans and loans for office tenant improvements.  While we do not classify rehabilitation loans as construction loans, rehabilitation loans carry some of the same risks as Construction Loans.

ALLOWANCE FOR LOSSES

The managers will regularly review the loan portfolio, examining, among other things, the status of delinquencies and borrowers’ payment records.  Based upon this information and other data, the allowance for loan losses will be increased or decreased.  Borrower foreclosures are a normal aspect of company operations.  We are not a credit based lender and hence while we will review the credit history and income of borrowers, and if applicable, the income from income producing properties, the managers expect that we will on occasion take back real estate security.

We may periodically enter into workout agreements with borrowers who are past maturity or delinquent in their regular payments.  Typically, a workout agreement allows the borrower to extend the maturity date of the balloon payment and/or allows the borrower to make current monthly payments while deferring for periods of time, past due payments, and allows time to pay the loan in full.  It is anticipated that these workout agreements and foreclosures will generally exist within our loan portfolio to greater or lesser degrees, depending primarily on the health of the economy.  The number of foreclosures and workout agreements will generally rise during difficult economic times and conversely fall during good economic times.  These workouts and foreclosures will be considered when management arrives at appropriate loan loss reserves and based on our experience, are reflective of our loan marketplace segment.  Borrower foreclosures are a normal aspect of our operations and the managers anticipate that they will not have a material effect on liquidity.

We may restructure loans.  This is done either through the modification of an existing loan or by re-writing a whole new loan.  It could involve, among other changes, an extension in maturity date, a reduction in repayment amount, a reduction in interest rate or granting of additional loan principal advances.

UNIT VALUATIONS

While the managers have set an estimated value for our units, such determination may not be representative of the ultimate price realized by an investor for such units upon sale.  No public trading market exists for the units and none is likely to develop.  Thus, there is no certainty that the units can be sold at a price equal to the stated value of the capital account.  Furthermore, the ability of an investor to liquidate their investment is limited subject to certain unit redemption rights, which may include early redemption penalties (See “RISK FACTORS - Lack of Liquidity of Units Increases Their Risks” at page 29).

COMPETITION

Our major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, mortgage brokers, and other entities both larger and smaller than us.  We anticipate that we may be competitive in large part because the managers generate all of their loans.  Many of these competitors are unable, due to their size, to compete with our ability to make loans larger than $1,000,000 per transaction.  Our ability to regularly entertain loan requests at or above $1,000,000 reduces competition and can provide either higher quality loans, higher returns, or both.  The managers have been in the business of making or investing in mortgage loans in Northern California since 1978 and have developed a quality reputation and recognition within the field.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

CAUTION: THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS ARE COMPLEX.

The following is a summary of federal income tax considerations material to your investment in the units.  This summary is based upon the Code, final and temporary Treasury regulations (the “Regulations”), judicial decisions, published and private rulings and procedural announcements issued by the IRS, all as in effect as of the date of this prospectus.  Future legislative or administrative changes or court decisions could significantly change the conclusions expressed herein, and any such changes or decisions could have a retroactive effect.  No rulings have been or will be requested from the IRS concerning any of the tax matters described herein.  Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by us for federal income tax purposes.

In considering the tax aspects of the offering, you should note that an investment in the units is not intended to be a so-called “tax shelter” and that, accordingly, many of the tax aspects commonly associated with a “tax shelter” are inapplicable to the units or are of minor importance.  We do not expect to generate tax losses that can be used to offset your income from sources other than your investment in the units and, if our investment objectives are met, we will generate taxable income, as opposed to taxable loss, for members.

The tax consequences of an investment in the units will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by our managers as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds.  Such determinations include the proper characterization of various fees, commissions and other expenses, the reasonableness and timing of fees, whether loans are made for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether we are engaged in a trade or business and other matters of a factual nature which will only be determined based upon our future operations.

This summary provides a discussion of tax consequences deemed material by counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the Regulations, and judicial and administrative interpretations thereof.  The income tax considerations discussed below are necessarily general and will vary with individual circumstances.  In particular, this summary assumes that the members will be individuals who are U.S. citizens or residents for tax purposes, or tax-exempt pension or profit-sharing trusts or IRAs.  The summary assumes that the members intend to hold units as capital assets (in other words, for investment).  Except as expressly indicated, the summary does not discuss the federal income tax consequences of an investment in the units peculiar to corporate taxpayers, taxpayers receiving interests in the units pursuant to the exercise of an option or otherwise as compensation for services, taxpayers who are subject to the alternative minimum tax, foreign taxpayers, estates, taxable trusts, dealers, financial institutions, or to taxpayers subject to specialized rules, such as insurance or bank holding companies.  The summary also does not generally describe all tax consequences that may be material to a transferee of units from an initial member.  Except as expressly indicated below in “State and Local Taxation,” the following discussion is limited to federal income tax matters.  PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN UNITS IN LIGHT OF THE INVESTOR’S PARTICULAR CIRCUMSTANCES.

TAX CLASSIFICATION OF THE COMPANY

We have received an opinion of Baker & McKenzie LLP, our counsel, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of our managers, we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation.  As discussed below, counsel has also provided an opinion to the effect that we will not be taxable as a publicly traded partnership.

Counsel’s opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented to counsel by our managers or determined by them as of the date of the opinion.  Counsel has not independently audited or verified the facts represented to them.  Any alteration of the facts may adversely affect the opinion rendered.  In addition, the opinion of counsel described above is not binding on the IRS or the courts.

Partnership Status.  As a partnership for tax purposes, we ourselves will not be subject to federal income tax.  We will file an annual partnership information return with the IRS reporting the results of our operations.  Each member is required to report separately on its income tax return its distributive share of our ordinary income or loss, net long-term capital gain or loss and net short-term capital gain or loss, if any and all other items of income or loss.  Each member is taxable on its distributive share of our taxable income and gain regardless of whether the member has received or will receive a distribution from us.

If instead we were classified as an association or publicly-traded partnership taxable as a corporation, we ourselves would be subject to a federal income tax on any taxable income at regular corporate tax rates.  Our members would not be entitled to take into account their distributive share of our deductions or credits, and would not be subject to tax on their distributive share of our income.  Distributions to the members would be treated as dividends to the extent of accumulated and current earnings and profits.  Any excess would be treated as a return of capital to the extent of basis, and thereafter as capital gain.  If for any reason we become taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred.  In the event our liabilities exceeded the tax basis of our assets at the time of any constructive incorporation, the members may realize gain equal to their share of the excess of liabilities over basis.

Publicly Traded Partnerships. A “publicly traded partnership” for federal tax purposes is generally any entity whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.  Applicable Treasury regulations (the “Section 7704 regulations”) provide guidance with respect to such classification standards, and create certain safe harbor standards which, if satisfied, generally preclude classification as a publicly traded partnership.  Failure to satisfy a safe harbor provision under the Section 7704 regulations will not cause an entity to be treated as a publicly traded partnership if, taking into account all facts and circumstances, the members are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

Our managers do not believe that the units will be traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 regulations.  In connection with the opinion of Baker & McKenzie LLP, our managers have represented that they will not take any affirmative action to intentionally establish a market for the units; that they will use their best efforts to ensure that the units will not be deemed to be traded on an established securities market or a secondary market in the future; and that we will strictly adhere to our operating agreement, which contains transfer restrictions intended to avoid publicly traded partnership status.  Our managers also have represented they will limit transfers, including redemptions, to the extent necessary to prevent us from being classified as a publicly traded partnership.

Based upon the legislative history of Section 7704, the text of the Regulations, our anticipated operations as described in this prospectus and the operating agreement, and the representations provided by our managers, counsel has concluded that we should not be classified as a publicly traded partnership under Section 7704 of the Code.  The safe harbor provisions contained in the Section 7704 regulations are complex, and counsel’s determination regarding publicly traded partnership status is necessarily based upon future facts not yet in existence.  For example, although our managers will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for the units, there can be no assurance that a secondary market for the units will not develop.  Thus, no assurance can be given that the IRS will not successfully assert that we should be classified as a “publicly traded partnership” for this purpose.  Subject to the “qualifying income” exception discussed below, our classification as a “publicly traded partnership” would result in our being taxable as a corporation.

If we were treated as a “publicly traded partnership” for tax purposes, we would nonetheless remain taxable as a partnership if 90% or more of our gross income for each taxable year in which we were a publicly traded partnership consisted of “qualifying income.”  For this purpose, qualifying income generally includes, among other things, interest, real property rents and gain from the sale or other disposition of real property.  However, qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.  In addition, interest is not treated as “qualifying income” if the interest either (i) is derived in the conduct of a financial business or (ii) subject to exceptions, is contingent on the income or profits of any person.  Given the nature of our lending activities, no assurance can be given that the IRS would not successfully assert that our interest income is not qualifying income, in which case this exception would not be available.  If we were classified as a publicly traded partnership but qualified for the qualifying income exception to corporate taxation, the passive activity loss limitations discussed below would be required to be applied on a segregated basis to a member’s investment in the units.

Anti-Abuse Rules. The Regulations set forth broad “anti-abuse” rules authorizing the IRS to recast transactions either to reflect the underlying economic arrangement or to prevent the circumvention of the intended purpose of any provision of the Code.  Our managers are not aware of any fact or circumstance which could cause these rules to be applied to us; however, if any of the transactions we enter into were to be recharacterized under these rules, or we ourselves were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the members might occur.

The remaining summary of the federal income tax consequences assumes that we will be classified as a partnership (other than a publicly traded partnership) for federal income tax purposes.

TAXATION OF MEMBERS

General.   If we are treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, we will be required to file an annual informational income tax return, but will not be subject as an entity to the payment of federal income tax.  Each member will be required to report on his personal income tax return his share of income or loss without regard to the amount, if any, of cash or other distributions made to him.  Thus, each member will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

Subject to various limitations discussed below, each member may deduct his share of losses, if any, to the extent of his tax basis.  Any losses in excess of basis may be carried forward indefinitely to offset future taxable income.  In computing income or losses, we will include appropriate deductions for non-capital costs and the depreciation portion of capital costs.

Allocation of Profits and Losses.   Profits and losses will be allocated as set forth in our operating agreement. Although such allocations are permitted under partnership law, the Code and Treasury Department regulations require that such allocations satisfy certain requirements. Section 702 of the Code provides that, in determining income tax, a member must take into income his or her “distributive share” of the company’s income, gain, loss, deduction or credit. The members may specially allocate their distributive shares of such profits and losses, thus redistributing tax liability, by provision in the operating agreement. However, the IRS will disregard such an allocation, and will determine a member’s distributive share in accordance with the member’s interest in the company, if the allocation lacks “substantial economic effect.”  The rules for determining whether an allocation has substantial economic effect provide a safe harbor under which allocations generally will be respected.  If the requirements of the safe harbor are not met, allocations must be made in accordance with the members’ interests in the company based on all the facts and circumstances.

Under Treasury Department regulations, an allocation has economic effect only if, throughout the term of the partnership, the members’ capital accounts are maintained in accordance with the Treasury Department regulations, liquidation proceeds are to be distributed in accordance with the members’ capital account balances, and any member with a deficit capital account following the distribution of liquidation proceeds is required to restore the amount of that deficit to the company for payment to creditors or distribution to partners in accordance with their positive capital account balances. If the members’ obligations to restore deficit capital account balances are limited, the operating agreement must contain a “qualified income offset” provision, as described in the Treasury Department regulations. Treasury Department regulations also require that the economic effect of the allocation be “substantial.” In general, the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the members from the company, independent of tax consequences.

The economic effect of an allocation is not substantial, however, if, at the time the allocation becomes part of the operating agreement, (i) the after-tax economic consequences of at least one member may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the operating agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no member will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the operating agreement. In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation of such partner’s tax attributes that are unrelated to the company will be taken into account.

Our operating agreement does not satisfy the requirements for the substantial economic effect safe harbor.  Accordingly, allocations in the operating agreement must be made in accordance with the members’ interests in the company.  Because the operating agreement generally allocates profits and losses in the same manner as cash distributions are made, the company believes these allocations are in accordance with the members’ interests in the company.  However, there can be no assurance that the IRS will not challenge the allocations in the operating agreement and attempt to reallocate profits and losses (and the tax obligations associated with such items) among the members and/or the managers.  Counsel has not rendered an opinion on whether the company’s allocations are in accordance with the members’ interests in the company.

Distributions; Tax Basis.

During Operations.  A member generally will not recognize gain on the receipt of a distribution of money from the company (including any constructive distribution of money resulting from a reduction in the member’s share of our liabilities), except to the extent such a distribution exceeds the member’s adjusted tax basis in its units.  A member also generally will not recognize gain or loss on the receipt of a distribution of property from the company.  A member’s tax basis in its units initially will be the amount paid for such units, plus the member’s share (as determined for federal income tax purposes) of any liabilities of the company, and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to the member’s share of our tax items, distributions and liabilities.  The rules governing adjustments to the tax basis of interests and the taxation of distributions are quite complex, and members are urged to consult with their own tax advisors concerning these rules.

Upon Liquidation.  A member generally will recognize gain on the complete liquidation of its units in the company.  Gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the member’s share of our liabilities) exceeds the member’s adjusted tax basis in its units.  A member will recognize a loss only if the only distribution made to the member consists of cash or of unrealized receivables or inventory (both as specially defined in the Code for this purpose), and then only if (and to the extent that) the member’s adjusted tax basis in its interest exceeds the sum of the cash distributed and our adjusted basis for the unrealized receivables and inventory distributed to such member.  However, if substantially appreciated inventory or unrealized receivables (each as specially defined in the Code for this purpose) are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee members could be required to recognize both ordinary income and capital gain on the distribution.

Character.  Any gain recognized by a member on the receipt of a distribution from the company, either prior to or upon the liquidation of its units, may include both capital gain and ordinary income components.

Tax Consequences of Reinvestment Election. Members may avail themselves of a plan pursuant to which members may forego current distributions of cash available for distribution and have said amounts retained in their capital accounts and used by the company in conducting company activities.  Members who avail themselves of such an option shouldnot be treated as having received the foregone cash distribution currently for tax purposes.  Such members will, however, incur a tax liability on their pro rata share of company taxable income, if any, even though they receive no corresponding cash with which to pay such tax liability.  However, unit holders that are tax-exempt investors should not incur any such tax liability, to the extent said income is interest income and not UBTI (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Property Held Primarily for Sale; Potential Dealer Status” at page 83 and “ERISA RISKS - Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38).

Sale of Company Units. Members may be unable to sell their units as there may be no public market for them.  In the event that a member sells units, however, that member will recognize gain or loss equal to the difference between the amount realized on the sale (including the fair market value of any property received, the amount of any cash and the member’s share of any company liabilities) and the member’s adjusted tax basis in his units.  Assuming the selling member has held the units for more than 12 months, his gain or loss generally will be long-term capital gain or loss, except that any portion of any gain attributable to such member’s share of our “unrealized receivables” and “inventory items” as defined in Section 751 of the Code will be taxable as ordinary income.

Among other things, “unrealized receivables” includes any recapture of cost recovery allowances taken previously by the company with respect to personal property, and also includes accrued but untaxed market discount, if any, on securities held by the company.  The company does not expect that a material portion of its assets will be treated as unrealized receivables and inventory items under these rules.  However, the application of these rules will depend on the facts in existence at the time of the sale.  Investors should note in this regard that Section 6050K of the Code requires the company to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the seller’s share of our “Section 751 property.”

Tax Rates.  Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 35%.  Long-term capital gains are currently taxed at a maximum rate of 15%.  Capital losses may generally be used to offset capital gains or, to the extent in excess of capital gains, may be deducted against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

Tax Year.  Our taxable year will close on the date of sale with respect to a member (but not the remaining members) who sells his entire interest in the company.  In such a case the company items are prorated between the transferor and transferee members pursuant to Section 706 of the Code.  In the event of a sale of less than the entire interest of a member, the company year will not terminate with respect to the selling member, but his proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706 of the Code.  Because company income will generally flow through to the member for the period prior to any sale of the member’s units or liquidation of the company, a member may recognize taxable income substantially in excess of the cash, if any, he receives, in such a liquidation or sale.

TAXATION OF COMPANY INVESTMENTS

Treatment of Loans Containing Participation Features.   The company may extend loans with an equity interest in the property securing the loans. With respect to loans containing such participation features, an issue may arise as to whether the relationship between the company and the mortgagor is that of debtor and creditor or whether the company is engaged in a partnership or joint venture with the mortgagor.  If the company is a creditor of the mortgagor, a member’s distributive share of income derived from the mortgagor will be treated in full as interest income.  If the company is treated as a partner or a joint venturer with the mortgagor, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the deemed partnership or joint venture.  Depending on the nature of the income of the deemed partnership, such treatment could result in the receipt of unrelated business taxable income for certain tax-exempt members, (Including Benefit Plan investors, such as tax-qualified pension or 401(k) plans or IRAs) (See “ERISA RISKS - Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38).

Repayment or Sale of Loans. No gain or loss will be recognized by the company upon the repayment of principal of a loan.  The company intends to take the position that it holds loans it makes or acquires for investment purposes rather than as a dealer or as property held for sale to customers in the ordinary course of its trade or business.  As a result, the company generally intends to take the position that gain recognized on the sale or exchange of a loan constitutes capital gain and not ordinary income.  However, there can be no assurance that the IRS would agree with this position.  If the company were held to be a dealer or if the loans were treated as property held for sale, the company may recognize ordinary income on the sale of the loans rather than capital gain.  Gain will also be treated as ordinary income to the extent the amount received upon the sale of the loan is for accrued but unpaid interest or original issue discount. Any gain recognized by the company on the sale or exchange of a loan will generally be treated as a capital gain unless the company is deemed to be a “dealer” in loans for federal income tax purposes (See “Property Held Primarily for Sale; Potential Dealer Status” below) or the loan contains features that are subject to special rules, such as market discount.  In such case, a portion or all of the entire gain, if any, may constitute ordinary income.

Property Held Primarily for Sale; Potential Dealer Status.  The company has been organized to act as a mortgage lender and to make or invest in loans secured by real estate.  However, if the company were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary income or loss rather than as capital gain or loss.  Furthermore, such income would also constitute UBTI to any investors that are tax-exempt entities (See “ERISA RISKS - Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38).  Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question.  The company intends to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of our managers are consistent with our investment objectives.  Accordingly, the company does not anticipate that it will be treated as a “dealer” with respect to any of its properties.  However, there is no assurance that the IRS will not take the contrary position.

Original Issue Discount; Imputed Income.  The company may be subject to the original issue discount rules with respect to interest to be received with respect to certain loans, including, for example, if the interest rate on a loan varies over time according to fixed increases or decreases.  If the company holds loans with “original issue discount,” the company will be required to include amounts in taxable income on a current basis even though receipt of such amounts may not occur until a subsequent year.  Original issue discount would therefore increase the amount of income taxable to the members without a corresponding increase in cash distributable to such members.  (However, to the extent such original issue discount constitutes “interest,” tax exempt investors may be able to exclude such original issue discount in computing their UBTI liability.)  Original issue discount is includible in income as it accrues under a constant yield method, resulting in the reporting of interest income in increasing amounts each taxable year.  The amount of original issue discount recognized by the company with respect to a loan will increase our basis in that loan, and will to that extent reduce the amount of income the company might otherwise recognize upon the receipt of actual payments on, or a disposition of, the loan.

Taxation of Market Discount.  The company may purchase loans at a discount.  In such cases, payments of principal may be recharacterized as ordinary income to the extent of any accrued market discount (generally the difference between the amount paid for the loan and the face amount of the loan).  Similarly, gain on the sale of such loans may be treated as ordinary income to the extent of any accrued market discount.  In the alternative, taxpayers are permitted in some circumstances to include market discount in income as it accrues.

Modification of Debt Instruments.  The company may purchase existing loans as part of its activities and, in some cases, may negotiate changes in the terms of the loans.  For tax purposes, modification of the debt may be treated as an exchange of the original debt instrument for a new debt instrument if the modification constitutes a “significant modification” as defined in the Treasury Regulations.  Gain or loss may be recognized as a result of a significant modification.  In addition, the deemed exchange of the old debt instrument for a new debt instrument may have collateral income consequences such as the creation of additional original issue discount.

The company also must recognize imputed interest income or original issue discount for tax purposes as a result of the formation loan, even though the company does not receive corresponding cash payments of interest.  The company may also claim a deduction equal to the amount of the interest such that, provided that none of the deductibility limitations described below applies, no net taxable income results to the members from the imputed interest.

OTHER ASPECTS OF TAXATION OF MEMBERS

           At-Risk Limitations.  Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465.  Under these rules, a member would not be permitted to include losses allocated by a company to the extent such losses exceeded the amount such member was considered to have “at risk” in such company.  For this purpose, the member’s at-risk amount would initially equal the amount of such member’s cash contributions to the company and the adjusted tax basis of such member’s contributions of property to the company.  However, the at-risk amount generally does not include contributions by a member to the extent the contributions are funded through nonrecourse financing.  The at-risk amount would be increased by any taxable income allocated to such member and would be decreased by any losses allocated to the member and by any distributions to the member.  A member’s share, if any, of company liabilities would not increase the member’s at-risk amount.  Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Passive Activity Loss Limitations. Section 469 of the Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity.  A passive activity generally includes any trade or business activity in which the taxpayer does not materially participate.  In general, losses generated by a passive activity will only be allowed to offset income from a passive activity, as distinguished from “portfolio” income and active income.  For this purpose, portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment.  However, interest does not constitute portfolio income if it is generated in the ordinary course of a lending business.  Instead, any such interest income will ordinarily be treated as passive income to a member who does not materially participate in that lending business.

Under a special rule applicable to “equity financed lending activities,” however, all or a portion of the net income, but not losses, from such lending activities will be treated as “active” or nonpassive income.  An equity-financed lending activity is an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year.  The amount treated as nonpassive under this rule is the lesser of the net passive income from the lending activity or the “equity financed interest income” (generally, the net interest income from the activity that is attributable to the equity financed portion of the activity’s interest-generating assets).  Our managers do not expect that the average outstanding balance of our liabilities that are allocable to our mortgage investment activities will exceed 80% of the average outstanding balance of our mortgage loans.  Accordingly, if we are treated as engaged in a lending activity, our members will be subject to this “equity financed” rule.

The application of the passive loss limitation rules to an investment in the company depends upon whether the company is considered to be engaged in a lending trade or business.  If the company is deemed to be engaged in the trade or business of lending money, all or a portion of its net income allocable to that business will generally be recharacterized as nonpassive income, even though its net losses allocable to that activity or that portion of members’ loss on the sale of a unit that is allocable to our mortgage lending business will be treated as passive activity losses.  If instead the company is not considered engaged in a trade or business of lending money, then income and loss from its mortgage lending activities will be considered portfolio income and loss, and members will not be permitted to offset passive losses from other activities against members’ share of that income.  The company has taken the position that it is engaged in a lending trade or business, as a result of which all or a portion of the income earned by members with respect to their investment in the company will be treated as nonpassive income, even though any losses from such investment will be treated as passive.

Investment Interest Limitations.  Code Section 163(d) provides that an individual may take a deduction for “investment interest” only to the extent of such individual’s “net investment income” for the taxable year.  Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property.  Investment interest includes interest expenses allocable to portfolio income and interest expense allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules.  Investment interest does not include any interest that is taken into account in determining a taxpayer’s income or loss from a passive activity.

Net investment income consists of the excess of investment income over investment expenses.  Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules.  Investment income generally does not include income taken into account in computing gain or loss from a passive activity.  However, the amount of any net passive income that is treated as nonpassive income for purposes of the passive loss limitations under the “equity financed” rule described above is treated as portfolio income for purposes of the investment interest limitations.  Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income.  Generally, in calculating investment expenses, however, only those expenses in excess of 2% of adjusted gross income are included.

The company does not expect to incur any material amount of “investment interest” that will be significantly limited by these rules.  However, this limitation also could apply to limit the deductibility of interest paid by a member on any indebtedness incurred to finance its investment in the company.  Investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

           Deductibility of Company Investment Expenditures.  The company reports the asset management fee payable to our managers as a deductible expense.  However, it is possible that the IRS may disallow a deduction for all or a portion of such fee or other company expenses on the ground that the expenditure is capital in nature.

           Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed two percent of adjusted gross income.  In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of specified amounts indexed for inflation to deduct a portion of most itemized expenses, including investment expenses.  These limitations on deductibility should not apply to a member’s share of company expenses to the extent that the company is engaged, as it takes the position that it has been and expects to continue to be, in a trade or business within the meaning of the Code.  Although our managers intend to treat company expenses as not being subject to the foregoing limitations on deductibility, there can be no assurance that the IRS will not treat such expenses, including the asset management fee, as investment expenses that are subject to the limitations.  In addition, it is possible the IRS may assert that all or a portion of the incentive allocation to our managers (that is, their allocable share of company profit and loss in excess of the amount attributable to their contributed capital) should be characterized as an expense potentially subject to the foregoing limitation.

Company Organization, Syndication Fees and Acquisition Fees. Under Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized.  Although organization fees and expenses may, at the taxpayer’s election, be amortized for tax purposes, syndication expenses paid by the company cannot be amortized.  Syndication expenses include commissions, professional fees and printing costs in marketing sales of company interests, brokerage fees and legal and accounting fees regarding disclosure matters.  The company believes that its expenses associated with this offering of units are syndication expenses that are not amortizable for tax purposes.

Section 754 Election. Pursuant to Section 754 of the Code, a company may make an election to adjust the basis of its assets in the event of a sale by a member of its interest or certain other events.  Depending upon the particular facts at the time of any such event, such an election could increase or decrease the value of the interest to the transferee, because the election would increase or decrease the basis of our assets for the purpose of computing the transferee’s distributive share of our income, gains, deductions and losses.  Our operating agreement authorizes our managers to make such an election.  However, because the election, once made, cannot be revoked without obtaining the consent of the IRS, and because of the accounting complexities that can result from having such an election in effect, our managers do not presently intend to make this election.  The absence of such an election by the company may make it more difficult for a member to sell their units.

Companies are generally required to adjust the basis of their assets in connection with a transfer of an interest in the company if the company has a substantial built-in loss immediately after the transfer.  A substantial built-in loss exists if our adjusted basis in our property exceeds the fair market value of the property by more than $250,000.  If such basis adjustments are required in connection with the transfer of an interest in the units, they could impose significant accounting costs and complexities on us.

Tax Returns; Audits. Our tax returns will be prepared by accountants to be selected by our managers.  The company will furnish annually to you (but not to assignees of members unless they become substituted members) sufficient information from our tax return for you to prepare your own federal, state and local tax returns.

Although the company is not being formed so as to allow investors to avail themselves of losses or deductions generated by the company, the IRS still may choose to audit our information returns.  An audit of our information returns may precipitate an audit of the income tax returns of members.  Any expense involved in an audit of a member’s returns must be borne by such member.  Prospective investors should also be aware that if the IRS successfully asserts a position to adjust any item of income, gain, deduction or loss reported on a company information return, corresponding adjustments would be made to the income tax returns of members.  Further, any such audit might result in IRS adjustments to items of non-company income or loss.

The tax treatment of items of company income, gain, loss, deductions or credit is to be determined at the company level in a unified company proceeding, rather than in separate proceedings with the members.  However, any member has the right to participate in any administrative proceeding at the company level.  Generally, the “tax matters partner,” initially Redwood Mortgage Corp., would represent the company before the IRS and may enter into a settlement with the IRS as to company tax issues which generally will be binding on all of the members, unless a member timely files a statement with the IRS providing that the tax matters partner will not have the authority to enter into a settlement agreement on his behalf.  Similarly, only one judicial proceeding contesting an IRS determination may be filed on behalf of a company and all members.  However, if the tax matters partner fails to file such an action, then any member (unless such member owns less than a one percent (1%) profits interest in the company) or a group of members owning 5% or more of the profits interest in the company may file such an action.  The tax matters partner may consent to an extension of the statute of limitation period for all members with respect to company items.

Reportable Transaction Rules.  The Treasury Department has issued Regulations establishing rules for certain “reportable transactions.”  A transaction may be reportable for any of several alternative reasons, including, among others, that the transaction results in losses exceeding specified thresholds.  The language of the Regulations is broad, and if applicable to any transactions undertaken by the company (or by a member with respect to their units), may require members that are required to file U.S. federal income tax returns (and in some cases, investors in a member) to disclose to the IRS information relating to such transactions, and to retain certain documents and other records related thereto.  There can be no assurance that a member will not be treated as participating in one or more reportable transactions in the future as a result of its investment in the company.  Legislation recently was passed that would impose substantial penalties on taxpayers who fail to comply with these Regulations.  In addition, certain persons who may be considered to be organizers, sellers or material advisors with respect to the offering of units may be required to maintain and, in some cases, furnish to the IRS certain identifying information concerning the members and their investment in the company.  Prospective investors should consult their tax advisors regarding the potential impact of these reportable transaction rules on an investment in the company.

INVESTMENT BY TAX-EXEMPT INVESTORS

General.  Special tax considerations apply to potential investors that are exempt organizations, including, for example, Benefit Plan Investors, including tax-qualified pension or 401(k) plans or IRAs.  Although such organizations are generally exempt from federal income taxation, they are taxable on their “unrelated business taxable income,” as defined in Section 512 of the Code.  Unrelated business taxable income (“UBTI”) generally is defined as gross income from any trade or business unrelated to the tax-exempt function of the organization.  However, UBTI does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from “debt-financed property.”  In general, debt-financed property includes any property acquired in whole or in part with indebtedness as defined in Section 514 of the Code.

Although substantially all of our income consists of interest income that is not taxable to an exempt organization, we expect to generate some amounts that are likely to be treated as UBTI to such organizations.  For example, we expect to borrow money from time to time.  Any company borrowing for the purpose of investing in loans may result in “debt-financed property,” and therefore UBTI, under these rules.  Also, certain types of fees we may receive in connection with a loan may generate UBTI; the amount of UBTI resulting from the receipt of such fees would depend on the nature and amount of the fees paid in connection with a particular loan.  Additionally, in the event of a loan default, we may be forced to foreclose and hold real or other property (which secures the loan) for a short period of time.  We are permitted to borrow funds to assist in the operation of any property on the security of which we have previously made a loan and the operations of which we have subsequently taken over as a result of a default.  Furthermore, the foreclosed properties may be subject to other existing mortgages.  Consequently, any such acquired property may be deemed to be “debt-financed property.”  In such event, net income and gain from any such property may constitute UBTI.  We may also receive payments in the nature of points or loan servicing or origination fees at the time funds are advanced under a loan.  The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute UBTI.  Any borrowings by a member for the purpose of financing its investment in the company similarly can result in “debt financed property” and, therefore, UBTI under these rules.

We intend to hold our loans for investment.  Therefore, subject to the “debt financed property” rules discussed above, no UBTI should result from our disposition of these assets.  Such may not be the case, however, if we do not act in accordance with this intention and it is determined that we are a dealer in the business of buying and selling loans.  Our managers intend to conduct the activities of the company in a manner so as to minimize or eliminate the risk of having the company classified as a “dealer” for federal income tax purposes (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Property Held Primarily For Sale; Potential Dealer Status” at page 83).

In computing UBTI, a Tax-Exempt Investor, including a Benefit Plan Investor, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the “debt-financed property,” as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to UBTI.  We will be required to report to each member that is an exempt organization information as to the portion of its income and gains from the company for each year which will be treated as UBTI.  The calculation of such amount with respect to transactions entered into by the company is complex, and there is no assurance that our calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization such as a Benefit Plan Investor, the portion of our income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI.  Therefore, the possibility of realizing UBTI from its investment in us generally should not affect the tax-exempt status of such an exempt organization.  However, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI.  A title-holding company will not be exempt from tax if it has certain types of UBTI.  Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

Any person who is a fiduciary of a Benefit Plan Investor considering an investment in units should also consider the impact of minimum distribution requirements under the Code.  Section 401(a)(9) of the Code provides generally that certain minimum distributions from tax-qualified pension plans and IRAs must be made commencing not later than April 1 following the calendar year during which the recipient attains age 70 1/2 or, with respect to tax-qualified pension plan distributions, retires, if later.  Accordingly, if units are held by tax-qualified pension plans or IRAs and mandatory distributions are required to be made to a qualified plan participant or an IRA beneficiary before the company liquidates its loans, it is likely that a distribution of the units in kind will be required to be made.  No corresponding cash distribution will be made by the company to enable said IRA beneficiary or qualified plan participant to pay the income tax liability arising out of any such in-kind distribution of units.  Potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from tax-qualified pension plans and IRAs.  It is unlikely that company loans will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any tax-qualified pension plan or IRA holding units for the tax-qualified pension plan or IRA to be able to avoid making mandatory distribution of units in kind.

Investment by Charitable Remainder Trusts.  In addition to the general tax treatment of UBTI received by tax-exempt investors, special rules apply to charitable remainder trusts.  In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income.  Under prior law, if a charitable remainder trust (which includes charitable remainder annuity trusts and charitable remainder unitrusts) received any UBTI for any taxable year, the trust no longer qualified as exempt from tax for such taxable year, and instead was taxable on all of its income as a complex trust.  For taxable years beginning after December 31, 2006, a charitable trust that recognizes UBTI still qualifies as exempt from tax for such taxable year, but must pay an excise tax equal to 100% of its UBTI.  Because the company expects to generate some amount of UBTI, an investment in the company may not be suitable for a charitable remainder trust.  Prospective investors that are charitable remainder trusts are urged to consult their tax advisors to determine the effect of the receipt of UBTI on the trust and the suitability of an investment in the company.

If you are a Benefit Plan Investor or other Tax-Exempt Investor, you are strongly urged to consult your own tax adviser with regard to the foregoing UBTI aspects of an investment in the company.  Furthermore, with regard to certain non-tax aspects of an investment in the company you should consider “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38 and “ERISA CONSIDERATIONS” at page 89 of this prospectus.

FOREIGN INVESTORS

Units in the company may be purchased by foreign investors that is, persons who are not U.S. citizens or residents for U.S. income tax purposes, as determined under the Code and Regulations.  A foreign investor who purchases units and becomes a member in the company may be required to file a United States tax return on which he must report his distributive share of our items of income, gain, loss, deduction and credit.  A foreign investor may be required to pay United States federal income tax at regular United States tax rates on his share of our net income, whether ordinary or capital gains.  In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the company or amounts payable upon the sale of a foreign investor’s units may be reduced by United States tax withholdings the company is required to make pursuant to applicable provisions of the Code.  It is possible that distributions may qualify for the portfolio income exemption from withholding; investors may wish to discuss the applicability of this or other exemptions from withholding with their tax advisors.  A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere.  Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the company and the potential that the company will be required to withhold United States federal income taxes from amounts otherwise payable to foreign investors.

STATE AND LOCAL TAXES

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the company.  State and local tax laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit.  Your distributive share of the taxable income or loss of the company generally will be required to be included in determining your reportable income for state or local income tax purposes in the jurisdiction in which you are a resident.  Furthermore, certain states in which the company holds assets or otherwise conducts activities, particularly the State of California, may impose tax on your share of the net income from sources within the state even if you are not a resident of such state.  As a result of an investment in the company, you may be required to file a tax return with that jurisdiction to report your share of our income from sources within the state.

Many states have implemented or are in the process of implementing programs to require companies to withhold and pay state income taxes owed by non-resident members relating to income-producing properties located in their states.  For example, California currently requires withholding with respect to distributions of California source income to nonresident members in certain circumstances.  In the event that the company is required to withhold state taxes from cash distributions otherwise payable to members, the amount of the net cash from operations otherwise payable to such members would likely be reduced.  In addition, such collection and filing requirements at the state level may increase our administrative expenses which would likely have the effect of reducing returns to the members.  Tax exempt investors should be aware that a separate application for recognition of exemption may be required in order for such an investor to avoid taxation by any state in which we are treated as conducting a business.  The requirements for exemption differ among the states as to the classes of income and types of entities that are eligible for exemption.

You are urged to consult your personal tax advisor regarding the impact of state and local taxes upon an investment in the company.

ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, and is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein.  In view of the individual nature of consequences under ERISA, Code and substantially similar provisions of federal, state or local law, each potential investor that is a Benefit Plan Investor or that is a plan subject to such similar laws is advised to consult its own legal advisor with respect to the specific consequences under ERISA, Code and similar laws of investing in the units and to make its own independent decision.  The following is merely a summary and should not be construed as legal advice.

General.  The law governing retirement plan investment in the company is the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code.  Persons or organizations that exercise discretion or control over assets in plans, such as pension or profit-sharing plans qualified under Code Section 401(a) and exempt from tax under Code Section 501(a) (a “tax-qualified plan”), that are subject to ERISA are deemed to be fiduciaries under ERISA.  Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and is required to manage plan assets “solely in the interest of plan participants.” Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so called “prudent man rule”) and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so.  Regulations issued by the Department of Labor (“DOL”) under these statutory provisions require that in making investments, the fiduciary consider numerous factors, current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan.  Consequently, a qualified profit-sharing, pension or retirement plan should, in general, purchase units only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

Fiduciaries Under ERISA.  A fiduciary of a tax-qualified plan, such as a pension or 401(k) plan, is subject to certain requirements under ERISA, including the duty to discharge responsibilities solely in the interest of, and for the benefit of, the tax-qualified plan’s participants and beneficiaries.  A fiduciary is required to (i) perform its duties with the skill, prudence and diligence of a prudent man acting in a like capacity, (ii) diversify investments so as to minimize the risk of large losses and (iii) act in accordance with the tax-qualified plan’s governing documents.

Fiduciaries with respect to a tax-qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the tax-qualified plan.  For example, any person who is responsible for choosing a tax-qualified plan’s investments, or who is a member of a committee that is responsible for choosing a tax-qualified plan’s investments, is a fiduciary of the tax-qualified plan.  Also, an investment professional whose advice will serve as one of the primary bases for a tax-qualified plan’s investment decisions may be a fiduciary of the tax-qualified plan, as may any other person with special knowledge or influence with respect to a tax-qualified plan’s investment or administrative activities.

While the beneficiary “owner” or “account holder” of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules.  Where a participant in a tax-qualified plan exercises control over such participant’s individual account in the tax-qualified plan in a “self-directed investment” arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such tax-qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor.  Certain tax-qualified plans of sole proprietorships, companies and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules, explained below.

A person subject to ERISA’s fiduciary rules with respect to a tax-qualified plan should consider those rules in the context of the particular circumstances of the tax-qualified plan before authorizing an investment of a portion of the tax-qualified plan’s assets in units.

Any plan subject to any provision of federal, state or local law substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA that is considering an investment in units should consult with experienced legal counsel regarding the applicability of the provisions of such similar laws and whether the units would be an appropriate investment for a plan under such laws.

Prohibited Transactions Under ERISA and the Code.  Section 4975 of the Code (which applies to all Benefit Plan Investors) and Section 406 of ERISA (which does not apply to IRAs or to certain tax-qualified plans that, under the rules summarized above, are not subject to ERISA’s fiduciary rules) prohibit tax-qualified plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Code or “parties in interest” under ERISA (“disqualified persons” and “parties in interest” are hereafter referred to as “disqualified persons”).  Disqualified persons include fiduciaries of the tax-qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the tax-qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

“Prohibited transactions” include any direct or indirect transfer or use of a tax-qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a tax-qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a tax-qualified plan or IRA in connection with a transaction involving the assets of the tax-qualified plan or the IRA.  ERISA and the Code contain statutory prohibited transaction exemptions and administrative exemptions may be granted by the DOL.  Under ERISA, a disqualified person that engages in a non-exempt prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be liable for any losses sustained by the tax-qualified plan.  ERISA also authorizes additional penalties and further relief from such transaction.  Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a non-exempt prohibited transaction with a tax-qualified plan or IRA.  Further, if the owner or account holder of an IRA engages in a non-exempt prohibited transaction with the IRA, the IRA may be disqualified.

In order to avoid the occurrence of a non-exempt prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a Benefit Plan Investor from assets as to which our managers or any of their affiliates are fiduciaries.  Additionally, fiduciaries of, and other disqualified persons with respect to, tax-qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular tax-qualified plan’s or IRA’s decision to purchase units.

Plan Assets.  If our assets were determined under ERISA or the Code to be “plan assets” of Benefit Plan Investors, including tax-qualified plans and/or IRAs, holding units, fiduciaries and other disqualified persons of such tax-qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by our managers or their affiliates.  In addition, certain of the transactions described in the prospectus in which the company might engage, including certain transactions with affiliates, might constitute non-exempt prohibited transactions under the Code or ERISA with respect to such Benefit Plan Investors, even if their acquisition of units did not originally constitute a non-exempt prohibited transaction.  Moreover, fiduciaries with responsibilities to tax-qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the manager in violation of ERISA.

Although under certain circumstances ERISA and the Code, as interpreted by the DOL in currently effective regulations, apply a “look-through” rule under which the assets of an entity in which a Benefit Plan Investor has made an equity investment may generally constitute “plan assets,” the applicable regulations except investments in certain publicly registered securities from the application of the “look-through” principle.

In order to qualify for the exception described above, the securities in question must be “publicly-offered securities.”  Publicly-offered securities are defined as freely transferable, owned by at least 100 investors independent of the issuer and of one another, and registered either (i) under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer’s fiscal year during which the offering occurred.

Our units should constitute “publicly-offered securities” because (i) our managers have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the company, and the regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (ii) our managers have represented that our offering of the units is registered under the Securities Act and that our managers intend to register the units in the company under the Exchange Act; and (iii) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of members contained in our operating agreement, with the possible exception for publicly-traded partnership discussed below, fall within the scope of certain restrictions enumerated in the regulation that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less.  Our operating agreement prohibits the assignment or other transfer of units without our managers’ written consent if our managers determine in good faith that such transfer might result in a change in the status of the company to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted  by the IRS  in  rulings,  regulations or  other  publications,  or by the courts,  and such  status would  have  a material adverse impact on the members or their assignees.  In order to prevent the company from being classified as a publicly-traded partnership, our managers have represented that they intend to prohibit transfers of units only to the extent necessary to avoid publicly traded partnership status (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – Publicly Traded Partnerships” at page 80).  The regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes.  In Advisory Opinion 89-14A, dated August 2, 1989, the DOL expressed its opinion that a restriction against transfer of company interests that is drafted to avoid reclassification of a company as a publicly-traded partnership would qualify as the type of restriction contemplated by the regulation.  Therefore, the restriction in our operating agreement should not, absent unusual circumstances, affect the free transferability of the units within the meaning of the regulation.

Annual Valuation.  Fiduciaries of Benefit Plan Investors are required to determine annually the fair market value of the assets of such Benefit Plan Investors, typically, as of the close of a plan’s fiscal year.  To enable the fiduciaries of Benefit Plan Investors subject to the annual reporting requirements of ERISA or the Code to prepare reports relating to an investment in the company, our managers are required to furnish an annual statement of estimated unit value to the members.  The annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all company assets were sold as of the close of our fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the company, were distributed in liquidation of the company.

Such estimated values will be based upon annual valuations of company properties performed by our managers, but no independent appraisals will be obtained.  While our managers are required under our operating agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such valuations may not satisfy the requirements imposed under ERISA upon fiduciaries of Benefit Plan Investors.  The estimated value per unit will be reported to members in our next annual or quarterly report on Form 10-K or 10-Q sent to the members for the period immediately following completion of the valuation process.  There can be no assurance that the estimated value per unit will actually be realized by us or by the members upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold.  Members may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

Potential Consequences of Treatment as Plan Assets.  In the event that the units do not constitute “publicly-offered securities,” an investment in any units by a Benefit Plan Investor will cause an undivided interest in each of the underlying assets of the company to be considered “plan assets” subject to the fiduciary provisions of ERISA and to the prohibited transaction provisions of ERISA and Section 4975 of the Code.  If our underlying assets are deemed to be plan assets, the company may be required to take steps which could affect members who are subject to income tax, as well as tax-qualified plans which may invest in the company.  In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the company.  Each member of the company who has authority or control with respect to the management or disposition of the assets of the company, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the company would be treated as a fiduciary and therefore could be personally liable for any losses to a tax-qualified plan which invests in the company resulting from a breach of fiduciary duty.

The prohibited transaction restrictions would apply to any transactions in which the company engages involving the assets of the company and a disqualified person.  Such restrictions could, for example, require that the company and our managers avoid transactions with entities that are affiliated with the company or our managers or that Benefit Plan Investors be given the opportunity to redeem their units.  Also, our managers who participate in a non-exempt prohibited transaction may be subject to an excise tax.  Finally, entering into a non-exempt prohibited transaction with the owner or account holder of an IRA may result in the disqualification of the IRA.

The sale of units to a Benefit Plan Investor, or to plans subject to any provision of federal, state or local law substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA, is in no respect a representation by the company, or any other person that this investment meets all the relevant legal requirements with respect to investment by Benefit Plan Investors or plans generally or by any particular Benefit Plan Investor or plan, or that this investment is appropriate for Benefit Plan Investors or plans generally or for any particular Benefit Plan Investor or plan.

DESCRIPTION OF UNITS

The units will represent an interest in the company.  Each unit is $1.  Members, who own units, have limited voting rights.  Members representing 10% of the member interests may call a meeting of the company (See “SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT” at page 93).

If you assign your units to another person, that person will not become a substituted member in your place unless the written consent of our managers to such substitution has been obtained.  Such consent will not be unreasonably withheld.  No assignee of your units will be entitled to receive allocations and distributions attributable to the units transferred to him, nor have any of the other rights of a member, including the right to vote as a member and the right to inspect and copy our books, until such assignee becomes a substituted member.

There is no public trading market for the units and none is likely to exist.  The transferability of the units will be subject to a number of restrictions.  Accordingly, the liquidity of the units will be limited and you may not be able to liquidate your investment in the event of an emergency, except as permitted in the redemption provisions described below.  Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire fewer than 2,000 units.  No unit may be transferred if, in the judgment of our managers, a transfer would jeopardize the status of the company as a partnership for federal income tax purposes.  Transfers of the units will generally require the consent of the California Commissioner of Corporations, except as permitted in the Commissioner’s Rules.  Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states.  In addition, you will not be permitted to make any transfer or assignment of your interests if our managers determine such transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

You have no right to redeem any units for one year after the date such units are purchased.  In order to provide a certain degree of liquidity, after the one year period, you may redeem all or part of your units, subject to certain limitations (See “TRANSFER OF UNITS – Unit Redemption Program” at page 99).

SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT

The following is a summary of our limited liability company operating agreement, and is qualified in its entirety by the terms of the agreement itself.  You are urged to carefully read the entire agreement, which is set forth as Exhibit A to this prospectus.

           Limited Liability of Members.  You as a member will not be responsible for the obligations of the company beyond the amount of the capital contributions you have made.

Voting Rights of the Members.  As a member you will have no control over the management of the company, except that members representing a majority of the outstanding units may, without the concurrence of the managers, take any of following actions:

                    • dissolve and terminate the company
•	amend our operating agreement, subject to certain limitations described in Section 12.4 of the operating agreement
                    • approve or disapprove the sale of all or substantially all of the assets of the company
•	remove or replace one or all of our managers or elect additional or new managers

The approval of two-thirds (2/3) in interest of the members is required to elect a new manager to continue the business of the company where there is no remaining manager after a manager ceases to be a manager other than by removal.  The managers will have the right to increase the size of this offering or conduct an additional offering of securities without obtaining the consent of the members.

Without the approval of a majority in interest of the members, our managers may not take any of following actions:

•	sell all or substantially all of our assets
•	cause the merger or other reorganization of the company
•	dissolve the company
•
appoint a new manager, unless the appointment of an additional manager is necessary to preserve our tax status, such person has no authority to manage or control the company, there is no change in the identity of the persons who have authority to manage or control the company, and the admission of such additional manager does not materially adversely affect the members

Units owned by our managers may not be voted on matters submitted to the members regarding the removal of the managers or regarding any transaction between the company and the managers.  In addition, such units will not be included in determining the existence of the requisite percentage of units necessary to approve a matter on which the managers may not vote or consent.

Capital Contributions.  Interests in the company will be sold in units of $1, and no person may acquire fewer than 2,000 units ($2,000) for initial investments or 1,000 units ($1,000) for additional investments for existing members.  The managers have the discretion to accept subscriptions for fractional units in excess of the minimum subscription.  The managers, collectively, will contribute the sum of l/10th of 1% of the aggregate capital contribution of the members.  The managers and their affiliates may, but are not obligated to, acquire additional units and the proceeds from such units will count toward the minimum offering.

Capital Account.  A capital account will be established and maintained for each member.  If a member utilized the services of a participating broker-dealer, his capital account will be credited with his capital contribution.  If the member acquired his units through an unsolicited sale, his capital account will be credited with his capital contribution plus the amount of the sales commissions, if any, paid by Redwood Mortgage Corp. that are specially allocated to the member.  This is intended to ensure that all members, regardless of the means through which they invest in the units, receive relatively equal treatment with respect to their capital accounts.  It also takes into account the fact that the member, rather than the company, is responsible for directly paying fees to his registered investment advisor in an unsolicited sale.

Each member’s capital account will be adjusted to reflect allocations of our net profits or net losses.  Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or expenses and losses.  For a fuller explanation of the capital account maintained for each member, see “GLOSSARY” at page 111 of this prospectus.

Rights, Powers and Duties of Managers.  Subject to the right of the members to vote on specified matters, the managers will have complete charge of the business of the company.  The managers and their personnel are not required to devote full time to company affairs but only such time as they deem reasonably necessary for the conduct of company business.  The managers and their affiliates may engage in any other businesses or activities, including businesses related to or competitive with us.  Any one of the managers acting alone has the power and authority to act for and bind the company. The managers are granted the special power of attorney of each member for the purpose of executing any document that may be required to effect the continuation of the company, the admission of an additional manager or substitute manager or the dissolution or termination of the company.

Distributions.  The company intends to make monthly distributions of income.  Available cash will be distributed 99% to the members and 1% to the managers.  Amounts distributed to the members will be allocated among the members in proportion to their units.  Members may also elect to reinvest the amounts that otherwise would be distributed to them in exchange for additional units (See “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102).

Meetings of Members. There are no regularly scheduled meetings of our members.  However, the managers may call meetings of the members at any time and will call a meeting upon written request to the managers by members holding at least 10% of the units.  Upon receipt of a proper written request for a meeting, the managers will fix a date for such meeting and will, within ten days after receipt of such request, notify all of the members of the meeting’s date and purpose.  Meetings duly requested by members will be held not less than fifteen and not more than 60 days following the receipt of the members’ written request for the meeting.  Unless otherwise specified in the notice for such meeting, meetings will be held at 2:00 p.m. at our offices.  As a member, you may vote in person or by proxy at the meeting.  A majority of the members will constitute a quorum at meetings.

Offering Expenses.  We will reimburse our managers for, or we may pay directly, all expenses incurred in connection with the organization or offering of the units, including, without not limited to, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than selling commissions) (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 42).

Administrative Expenses.  We will reimburse our managers or their affiliates for the actual cost incurred by them (or we may pay directly), the cost of goods and materials used for or by us and obtained from entities unaffiliated with our managers or their affiliates.  We will also pay or reimburse our managers or their affiliates for the cost of administrative services necessary to the prudent operation of the company, provided that such reimbursement will be at the lower of (A) the actual cost to our managers or their affiliates of providing such services, or (B) 90% of the amount we would be required to pay to non-affiliated persons rendering comparable administrative services in the same geographical location.  We may not reimburse our managers or their affiliates for services for which they are entitled to receive a separate fee or compensation.

The cost of administrative services means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to our independent certified public accountant.

Our managers will pay, and will not be reimbursed for, any general or administrative overhead incurred by them in connection with our administration which is not directly attributable to services authorized by our operating agreement.

Operating Expenses.  Our operating expenses will be billed directly to and paid by us.  Operating expenses include, but are not limited to:

•
salaries, compensation, travel expenses and fringe benefits of personnel employed by us and involved in our business, including persons who may also be employees of our managers or their affiliates, but excluding such items incurred or allocated to any person holding a 5% or greater equity interest in a manager or affiliate, or a person having the power to direct a manager or affiliate

•	cost of borrowed money, taxes and assessments on foreclosed properties and other taxes applicable to us
•	costs of professional services, including legal, audit, accounting and brokerage fees and expenses
•	printing and other expenses and taxes incurred in connection with the issuance, transfer, registration and recording of documents evidencing ownership of units or in connection with our business
•	fees and expenses paid to appraisers, leasing agents, consultants, real estate brokers, insurance brokers, and other agents
•
costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of a property, provided that the total compensation paid to all persons for the sale of a property held by us as the result of foreclosure will be limited to a competitive real estate commission, not to exceed 6% of the contract price for the sale of the property

•	cost of insurance required in connection with our business
•	expenses relating to our organization and corporate maintenance
•	expenses in connection with making distributions to our members
•	expenses of preparing and mailing reports and other communications to our members and outside parties for investor, tax reporting or other purposes
•	costs of accounting, bookkeeping and computer equipment and services
•	cost of preparing and disseminating information relating to potential sale, refinancing or other disposition of company property
•	legal, accounting and other costs incurred in connection with any litigation, investigation or other proceedings

Accounting and Reports. The managers will cause to be prepared and furnished or made available to you, a financial statement of the company which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you (in a form and manner consistent with the then-current requirements of the SEC and applicable state securities agencies).  You will also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 75 days after the end of the year.

The managers presently maintain the company’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes.  The managers reserve the right to change such methods of accounting, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.  You may inspect the books and records of the company at all reasonable times.  You may also request a list of the members of the company.

Regulatory and Administrative Reports.  The managers, at our expense, will cause our income tax returns to be prepared and timely filed with the appropriate authorities.  The managers, at our expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations.  Any member will be provided with a copy of any of the reports upon request without expense to him.  The managers, at our expense, will file, with the securities administrators for the various states in which we are registered, as required by such states, a copy of each of the above reports.

Restrictions on Transfer. The operating agreement places substantial limitations upon your ability to transfer units.  Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire or hold fewer than 2,000 units.  No unit may be transferred if, in the judgment of the managers, and/or their counsel a transfer would jeopardize our status as a “partnership” for federal income tax purposes.  The written consent of the California Commissioner of Corporations is also required prior to any sale or transfer of units except as permitted in the Commissioner’s rules.  In addition, you will not be permitted to make any transfer or assignment of your units if the managers determine such transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

Withdrawal by a Manager.  A manager may not voluntarily withdraw as a manager from the company without the approval of a majority in interest of the members, unless such withdrawal would not affect the tax status of the company and would not materially adversely affect the members.  Subject to the foregoing, a manager may withdraw by providing at least 90 days written notice to members.  During this 90 day period, the majority in interest of the members (excluding any interest of the withdrawing manager), may agree to continue the business and elect a new manager who agrees to continue the existence the Company.

A manager may also sell and transfer its manager interest in the company (including all associated powers and authorities) for such price as the manager determines in its sole discretion, and neither the company nor the members will have any interest in the proceeds of such sale.  However, the successor manager must be approved by a majority in interest of the members.

Removal of a Manager.   A manager may be removed by a majority in interest of the members (excluding any interests held by the manager being removed).  Members may exercise such right by presenting to the manager a notice of removal which, among other things, describes the grounds for removal.  Within 30 days following the notice of withdrawal, a majority in interest of the members may agree to designate a successor manager to continue the business of the company.

Payment to Withdrawing or Removed Manager.  If a manager retires, withdraws or is removed, we will pay to the manager all amounts then accrued and owing to the manager (including, without limitation, the asset management fee through the date of such termination).  Additionally, we will terminate the manager’s interest in company income, losses, distributions, and capital by payment of an amount in cash equal to the then present fair value of such interest. The then present fair value of such interest will be determined by agreement between the manager and us or, if we cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association.  The expense of arbitration will be borne equally by the manager and us. Any payment to the manager will be in the form of a one-time cash payment, subject to our solvency and liquidity requirements.

Term of Company. The term of the company commenced on the day the certificate of membership was filed with the Delaware Secretary of State, in October 2008, and will continue until October 8, 2028, unless our term is extended by the vote of a majority in interest of the members or earlier terminated pursuant to the provisions of the operating agreement or by operation of law.  The company will dissolve and terminate if any one of the following occurs:

•	upon the affirmative vote or consent of a majority in interest of the members;
•	upon the sale of all or substantially all (i.e., at least 70% of the total fair market value) of the company’s assets as of the time of the sale;
•
upon the dissolution, bankruptcy, retirement, death or insanity of a manager, unless within 90 days after any such event, the remaining managers, if any, elect to continue the business of the company, or if there are no remaining managers, two-thirds (2/3) in interest of the members agree to continue the business of the company and to the appointment of a successor manager who executes a written acceptance of the duties and responsibilities of a manager;

•
upon the removal of a manager, unless within 90 days after the effective date of such removal, the remaining managers, if any, elect to continue the business of the company, or if there are no remaining managers, a majority in interest of the members approves a successor manager and elects to continue the business of the company;

•
upon the withdrawal of a manager, unless within 90 days after the effective date of such withdrawal, a majority in interest of the members agree to continue the business of the company and to the appointment of a successor manager who executes a written acceptance of the duties and responsibilities of a manager; or

•	otherwise by operation of law.

We anticipate that we would solicit the vote of the members to approve the dissolution of the company only in the event our managers determine it would be in the best interests of our members to discontinue our operations and to dissolve, due to insufficient capital, adverse changes in economic or business conditions or similar factors.

Winding Up. Upon the occurrence of an event of dissolution, the company will immediately be dissolved, but will continue until its affairs have been wound up.  Upon dissolution of the company, the managers will wind up the company’s affairs by liquidating the company’s assets as promptly as is consistent with obtaining current fair market value of such assets, either by sale to third parties or by collecting loan payments under the terms of the loan; provided  that our managers will liquidate all company assets for the best price reasonably obtainable in order to completely wind up the company’s affairs within five years after the date of dissolution.  All funds we receive will be applied to satisfy or provide for company debts and the balance will be distributed to the managers and the members in accordance with the terms of the operating agreement.

Mergers, Consolidations and Conversions.  If we participate in any transaction requiring the approval of the members in which we are acquired by another entity, we are merged or consolidated with another entity or we are converted into another form of business entity, in which our units would be exchanged for securities of another entity, then each member who does not approve such reorganization, commonly referred to as the dissenting member, may require us to purchase for cash, at its fair value, his or her units.  The fair value of a dissenting member’s units is equal to the dissenting member’s pro rata share of the appraised value of the net assets of the company, as determined by a competent independent expert.

We may, however, without the consent of the members, convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in:

•	the voting rights of the members;
•	the termination date of the company (currently, October 8, 2028, unless terminated earlier in accordance with the operating agreement);
•	the compensation payable to the managers or their affiliates; or
•	our investment objectives.

Our managers will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the above provisions based on various factors relevant at the time of the proposed conversion, including an analysis of our historic and projected operations; the tax consequences (from the standpoint of the members) of our conversion to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which we would be converted; the historic and projected operating results of our loans, and the then-current value and marketability of our loans.  In general, our managers would consider any material limitation on the voting rights of the members or any substantial increase in the compensation payable to the managers or their affiliates to be a significant adverse change.

Amendment.  Our operating agreement may be amended by the vote or consent of a majority in interests of the members.  However, if an amendment increases the duties or liabilities of any manager or member or materially diminishes the rights or benefits to which any manager or member is entitled, then the amendment requires the affirmative vote or consent of a majority in interests of the members who would be adversely affected (or the consent of a manager if it will be adversely affected).  In any event, the operating agreement may not be amended to change the limited liability of the members without the affirmative vote or consent of all of the members.  In addition to requiring member approval as is generally required to amend our operating agreement, any amendment to our operating agreement modifying the compensation or distributions to which our managers are entitled or which affects the duties of the managers will require the consent of the managers.  In addition, our managers may amend the operating agreement, without the vote or consent of any of the members:

•	to reflect a change in the name of the company or the amount of the contribution of any member;
•	to reflect the substitution of a person as a member;
•	to reflect the admission of an additional member;
•	to reflect the admission of a successor or additional manager in accordance with the terms of the operating agreement;
•
to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the operating agreement which will not be inconsistent with the provisions of the operating agreement;

•
to delete or add any provision required to be so deleted or added by the Securities and Exchange Commission or by state securities administrator or similar official, which addition or deletion is deemed by the administrator or official to be for the benefit or protection of the members;

•	to elect for the company to be governed by any successor Delaware statute governing limited liability companies;
•	to modify provisions to comply with Treasury Regulation Section 1.704-1(b); or
•	to amend the unit redemption provision of the operating agreement.

The managers shall notify the members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that we publicly file with the Securities and Exchange Commission.

Arbitration. Other then in connection with determining the fair value of a manager’s interest in the company upon the manager’s retirement, removal or withdrawal from the company, nothing in the operating agreement or the subscription agreement will be deemed to require the mandatory arbitration of disputes between a member and the company or any manager.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan that is designed to enable members to have their cash distributions from us invested in additional units (See “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102 and the FORM OF DISTRIBUTION REINVESTMENT PLAN included in this prospectus as Exhibit C).

TRANSFER OF UNITS

Restrictions on the Transfer of Units.  There is no public or secondary market for the units and none is expected to develop.  Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become members only with the consent of our managers.  The assignment or other transfer of units must comply with the minimum investment and suitability standards imposed by us (See “INVESTOR SUITABILITY STANDARDS” at page 1).  Under presently applicable state securities law guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units must generally satisfy minimum investment and investor suitability standards similar to those which were applicable to the original offering of units.  Additionally, following a transfer of less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to your initial purchase of units.  In the case of a transfer in which a member firm of FINRA is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section (b)(2) of Rule 2810 to the NASD Conduct Rules.  The member firm must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

Our operating agreement provides that an assignee of a unit may not be substituted as a member if our managers determine that:

•	the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person);
•	the assignment is not permitted under applicable law, including, in particular but without limitation, applicable federal and state securities laws; or
•
such assignment would jeopardize our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which the company is then conducting business.

Restrictions Related to Tax Status.  In addition to the transfer restrictions described above, Section 7.4 of our operating agreement provides that any proposed sale, assignment or other transfer of a unit will be void if either:

•
the transfer or assignment, when considered together with other transfers during the same applicable twelve month period, would, in the opinion of our counsel, result in the termination of our status as a partnership for federal or state income tax purposes; or

•
our managers determine that the transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

Our operating agreement also provides that a transferee or assignee of an interest may not be substituted as a member if our managers determine that the sale or transfer of the interest may jeopardize the continued ability of the company to qualify as a “partnership” for federal income tax purposes.

Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons.  In addition, units may not be readily accepted as collateral for loans.

Unit Redemption Program.  In order to provide our members with a certain degree of liquidity, we have adopted a unit redemption program.  Generally, one year after purchasing your units, you may present for redemption all or part of your units, in accordance with the procedures set forth below.  At that time, we may, subject to the significant restrictions and limitations described below, redeem the units presented for redemption to the extent that we have sufficient cash flow available to us to fund such redemption.

We will attempt to redeem units on a quarterly basis.  Redemptions (or partial redemptions), if any, will be paid at the end of the calendar quarter following the quarter in which the redemption request is received.  The amount that a redeeming member will receive is based on the member’s units outstanding.  The fair market value of your units will be irrelevant in determining amounts to be paid upon redemption.

The price we will pay for units redeemed will be based on the lesser of the purchase price paid by the redeeming member or such member’s capital account balance as of the date of each redemption payment.  Redemption value will be calculated as follows:

•	For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less
•	For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less
•	For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less
•	For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less
•	For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less

If, as provided above, a redemption is for less than 100% of the purchase price or the capital account balance, as the case may be, then the penalty amount (the difference between 100% and the redemption percentage paid to the redeeming member) will reduce the amount of the formation loan owned to us from Redwood Mortgage Corp., on a dollar-for-dollar basis (See PLAN OF DISTRIBUTION – Formation Loan at page 107).

Notwithstanding the foregoing, with respect to any redemption, the number of units you may redeem per quarter will be subject to a maximum of the greater of 100,000 units or 25% of your units outstanding.

For redemption requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter.  The percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request regardless of when the final redemption payment is made.

Units purchased through our distribution reinvestment program will be subject to the same holding period, redemption values and other limitations on redemptions applicable to initial purchases of units.

           A portion of the penalty payments will be applied toward the next installment(s) of principal, under the formation loan owed to us by Redwood Mortgage Corp., thereby reducing the amount owed to us from Redwood Mortgage Corp.  Such portion will be determined by the ratio between the initial amount of the formation loan and the total amount of offering costs incurred by us in this offering.  Once offering expenses are repaid, early redemption penalties will be applied to the formation loan, and then our own account (See “PLAN OF DISTRIBUTION” at page 105).

Our managers will have the right, at their discretion, to redeem the units of any investor who holds less than 2,000 units.  No penalties will be assessed in connection with such a redemption.  Our managers may, in their sole discretion, waive any applicable holding periods or penalties in the event of the death of a member or other exigent circumstances or if the managers believe such waiver is in the best interests of the company.

           We will not establish a reserve from which to fund redemptions.  Our capacity to redeem your units upon request is restricted to the availability of company cash flow.  For this purpose, cash flow is considered to be available only after all current company expenses have been paid (including compensation to our managers and their affiliates), adequate provision has been made for payment of our current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to members who do not reinvest distributions pursuant to our distribution reinvestment plan.  Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

In any event, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the twelve month period immediately prior to the date of the redemption.  In addition, our managers may, in their sole discretion, further limit the percentage of the total members’ units that may be redeemed, or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any regulations promulgated thereunder.

Our managers reserve the right, in their sole discretion, at any time and from time to time (1) to reject any request for redemption or to suspend or terminate the acceptance of new redemption requests without prior notice, or (2) to terminate, suspend or amend the unit redemption program.  Our managers may choose to terminate or suspend our unit redemption program if they determine, in their sole discretion, that there is insufficient cash flow, as described above; or if such termination or suspension would otherwise be in the best interests of the company.  In addition, our managers may, at any time, and without prior notice, reduce the number of units purchased under our unit redemption program if they determine, in their sole discretion, that the funds otherwise available to fund the unit redemption program are needed for other company purposes.  These limitations apply to all redemptions, including redemptions upon the death of a member.  In the event that we terminate, suspend or amend our unit redemption program, we will send our members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment.  However, we may suspend or terminate the acceptance of new redemption requests at any time without prior notice.

If redemption requests in excess of limitations under our unit redemption program are received by our managers, the priority of redemptions among members will be determined as follows: (i) redemptions upon the death of an investor; and (ii) all other redemption requests.  All redemptions will be honored on a pro rata basis, based on the amount of redemption requests received in the preceding quarter plus unfulfilled redemption requests that we were unable to honor in prior quarter(s).  Unfulfilled redemption requests carried over from a prior quarter will not receive priority over redemption requests received by our managers in the current quarter.

In the event that a member has an unfulfilled redemption request, the member may withdraw the redemption request at any time by sending a written notice of withdrawal to us.  If we receive the notice less than 30 days prior to the next scheduled redemption payment, then that payment will be made but all subsequent payments to the member will cease.  If we receive the notice more than 30 days prior to the next scheduled redemption payment, then all redemption payments to the member will cease.

After withdrawing a pending redemption request, the member may thereafter submit another redemption request to us at a later date.  This later redemption request may well have a lower penalty than what was applied to the initial redemption request as the penalty is determined at the time that the redemption payments for a specific request commence.  For example, if the redemption payments for a member’s initial redemption request commence after one year (but before two years), the payments would be at the 92% level.  If the member’s redemption request thereafter remained unfulfilled, the member could withdraw the request.  If, after such withdrawal, the member submits another request at a later date and the payments for that request commence after three years (but before four years), the payments would be at the 96% level.  Thus, when a member’s redemption request is not being fulfilled, it may be advantageous for the member to withdraw the request and then submit another redemption request later.

Upon dissolution and termination of the company, a five-year winding-up period is provided for liquidating our loan portfolio and distributing cash to members.  Due to high prevailing interest rates or other factors, we could suffer reduced earnings (or losses) if a substantial portion of our loan portfolio remains and must be liquidated quickly at the end of such winding-up period.  Members who complete a redemption of their units prior to any such liquidation will not be exposed to this risk.  Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those members who remained in the company until its termination.

While we do not believe that redemption of a member’s units will have collateral tax consequences for other members, it is possible that the IRS would take the position that redemptions do have collateral tax consequences for other members.

Redemption Upon Death.  In the event of your death during your investment with us, including in the event of your death during the first year of your ownership of units, your heirs will be provided with the option to redeem all or a portion of your units.  Such redemptions will not be subject to any penalties but in any given quarter, will be limited in amount to the greater of 100,000 units or 25% of your outstanding units.  Your heirs will be required to notify us of their intent to redeem your units within six months from the date of death or the units will become subject to our standard redemption provisions.  If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies.  Due to the complex nature of administering a decedent’s estate, our managers reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters they may deem relevant.

DISTRIBUTION POLICIES

Distributions to Members.  We will distribute, on a monthly basis, cash available for distribution to our members, other than those participating in our distribution reinvestment plan (See “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102).  However, there is no assurance as to the timing or amount of any such distributions.

Cash available for distribution will be allocated to you and your assignees in the ratio which the capital accounts owned by you bears to the capital accounts then outstanding, subject to adjustment with respect to units issued by the company during the quarter.  For such purposes, a transferee will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs.

Cash Distributions. Cash available for distribution will be determined by computing the net income during the calendar month on an accrual basis and in accordance with accounting principles generally accepted in the United States.  The term “cash available for distribution” means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, company assets during any calendar month over the accrued operating expenses of the company during such month, including any adjustments for bad debt reserves, principal payments on outstanding debt, or deductions as our managers may deem appropriate, all determined in accordance with accounting principles generally accepted in the United States; provided, that such operating expenses will not include any general overhead expenses of our managers not specifically related to, billed to or reimbursable by the company as specified in Sections 11.20 through 11.22 of our operating agreement.  All cash available for distribution will be allocated 1% to our managers and 99% to the members.  Cash available for distribution to the members will be allocated to the members in proportion to their percentage interests and in proportion to the number of days during the applicable month that they owned such percentage interests.

Allocation of Net Profit and Net Loss.  Net profit and net loss for accounting and tax purposes will be allocated to the members as set forth in Article 5 of our operating agreement.  Net profit and net loss will generally be allocated in the same manner as cash distributions are made.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

The following summarizes our distribution reinvestment plan.  A complete copy of our FORM OF DISTRIBUTION REINVESTMENT PLAN is included in this prospectus as Exhibit C.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which members may elect to have all or a portion of the full amount of their distributions from us reinvested in additional units.  We are offering 37,500,000 units for sale pursuant to our distribution reinvestment plan at $1 per unit.  The distribution reinvestment plan will be in effect until the earliest to occur of (i) the issuance of all units authorized and reserved for issuance pursuant to the distribution reinvestment plan; (ii) the termination of this offering (which is anticipated to be one year from the effective date of this prospectus unless the managers, in their discretion, terminate the offering earlier or extend the offering for up to two additional one-year periods; provided, however, that our managers may elect to extend the offering period for units sold pursuant to our distribution reinvestment plan) and any subsequent offering of distribution reinvestment plan units pursuant to an effective registration statement, or (iii) the termination of the distribution reinvestment plan by our managers.

No selling commission and marketing reallowances will be paid with respect to distributions that are then being reinvested.

Pursuant to the terms of our distribution reinvestment plan, an administrator will administer the plan and will act on behalf of participants to reinvest the distributions they receive from us.  The plan provides for us to select the administrator and that the administrator may be us, any of our managers or an unaffiliated third party.  The initial administrator will be Redwood Mortgage Corp., which is one of our managers.

Members participating in the distribution reinvestment plan may purchase fractional units. If sufficient units are not available for issuance under our distribution reinvestment plan, the administrator will remit any funds that have not been invested in units to the participants.  Members purchasing units pursuant to our distribution reinvestment plan will have the same rights as other members as to those units and will be treated in the same manner as if such units were issued pursuant to our offering.

Election to Participate or Terminate Participation

An investor may become a participant in our distribution reinvestment plan by making a written election to participate on his subscription agreement at the time he subscribes for units. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to Redwood Mortgage Corp. a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least 10 days prior to the last day of the month to which the distribution relates.

We reserve the right to prohibit Benefit Plan Investors from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of Benefit Plan Investors (See “ERISA CONSIDERATIONS” at page 89).

Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time they fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, subscription agreement or operating agreement relating to such investment, they will promptly notify the administrator in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to Redwood Mortgage Corp. must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective beginning with the first distribution that relates to the month ended ten or more days after notice of termination is received. In addition, a transfer of units will terminate participation in the distribution reinvestment plan with respect to such transferred units as of the first day of the month in which the transfer is effective, unless the transferee demonstrates to Redwood Mortgage Corp. that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to Redwood Mortgage Corp. an executed enrollment form or other written authorization required by Redwood Mortgage Corp.

Offers and sales of units pursuant to the distribution reinvestment plan must be registered in every state in which offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.

Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time they fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, they will promptly notify the reinvestment agent in writing of that fact.

Reports to Participants

Within 60 days after the end of each calendar quarter, the administrator will transmit to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of units or other interests purchased during the quarter, the purchase price for such units or interests, and the total units or interests purchased on behalf of the participant pursuant to our distribution reinvestment plan.

U.S. Federal Income Tax Considerations

Members subject to federal taxation who elect to participate in the distribution reinvestment plan will incur a tax liability for taxable income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the distribution reinvestment plan. Specifically, members will be treated as if they have received the distribution from us and then applied such distribution to purchase units in the distribution reinvestment plan.

Amendment and Termination

We reserve the right to renew, extend, or amend any aspect of our distribution reinvestment plan with 30 days notice to participants.  We also reserve the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate the plan in our sole discretion at any time, by sending 10 days prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

REPORTS TO MEMBERS

Within 75 days after the end of each fiscal year of the company, our managers will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns.  Within 120 days after the end of each fiscal year, our managers will furnish or make available to you (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies) an annual report that includes financial statements audited by our independent registered public accounting firm prepared in accordance with accounting principles generally accepted in the United States, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes.  Such financial statements will include a balance sheet of the company, and statements of income, changes in members’ capital and cash flow.  The annual report for each year reports on our activities for that year, identifies the source of distributions to members, sets forth the compensation paid to our managers and their affiliates and a statement of the services performed in consideration therefore and contains such other information as is deemed reasonably necessary by our managers to advise you of the affairs of the company.

For as long as we are required to file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission, the information contained in each such report will be furnished to members (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies), after such report is filed with the Securities and Exchange Commission, but no later than 60 days after the end of the relevant quarter for the quarterly report on Form 10-Q.  If and when such reports are not required to be filed, you will be furnished (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies), within 60 days of the end of each of the first three quarters of each fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a cash flow statement.  The foregoing reports for any period in which fees are paid to our managers or their affiliates for services will set forth the fees paid and the services rendered.

PRIVACY POLICY

Collection of Investor Information

We collect nonpublic personal information about you from the following sources:

•	Subscription Agreements and other forms, which may include your name, address, telephone number, birth date, occupation, marital status, citizenship and certain personal financial information;
•	Account History, including information about the transactions and balances in your account; and
•	Correspondence, including written, telephonic or electronic between you or service providers to us.

Disclosure of Investor Information

Your privacy will be protected at all times.

We will only disclose information about you to outside companies that we have either retained to provide services to you, such as the mailing of your account statements, or have been retained by you, such as a custodian/trustee of your IRA or retirement plan or as an investment advisor.

Security of Member Information

We will continue to maintain security standards and procedures designed to protect your account information.  In addition, we will continue to test and update our technology to ensure we provide the fullest degree of information protection; and

We will maintain policies and procedures designed to assure only appropriate access to, and use of information about our members.

We will adhere to the policies and practices described above regardless of whether you are a current or former investor of ours.

PLAN OF DISTRIBUTION

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the operating agreement, we are offering a maximum of 150,000,000 units ($150,000,000) to the public through qualified broker-dealers.  The units are being offered at a price of $1 per unit on a “best efforts” basis, which means generally that our selling group members will be required to use only their best efforts to sell the units, and they have no firm commitment or obligation to purchase any of the units.  We are also offering 37,500,000 units for sale pursuant to our distribution reinvestment plan at a price of $1 per unit.  Therefore, a total of 187,500,000 units are being registered in this offering.  We reserve the right to reallocate the units being offered between the primary offering and the distribution reinvestment plan. The minimum subscription is 2,000 units ($2,000) for initial investments and 1,000 units ($1,000) for additional investments for existing members.

The offering will terminate one year from the effective date of the prospectus unless terminated earlier by the managers, or unless extended by the managers for up to two additional one year periods.  If we do not sell at least $1,000,000 of units in the primary offering by one year from the effective date of this prospectus, we will stop selling units and your funds in the escrow account, including interest, will be returned to you within 10 days after termination of the offering.  This offering must be registered in every state in which we offer or sell units. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed prior to its expiration.

Sales Commissions.  With respect to each investor, participating broker-dealers will receive sales commissions of 7% of gross offering proceeds.  No sales commissions will be payable with respect to sales under our distribution reinvestment plan.  In addition, certain participating broker-dealers may be entitled to receive up to 1% of the gross offering proceeds for marketing reallowances, except that no such fees or reallowances will be paid with respect to sales under our distribution reinvestment plan.  The offering will be made in compliance with Rule 2810 of the NASD Conduct Rules, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members.  Assuming the maximum offering amount of $187,500,000 is sold in this offering, the total organization and offering expenses, including sales commissions, will not exceed $17,250,000, and the total underwriting compensation to be paid to FINRA members in connection with the offering, including sales commissions, marketing reallowances and expense reimbursements for due diligence, sales seminars, and training and educational meetings for associated persons of a FINRA member, will not exceed $13,900,000.  In any event, FINRA limits our total organization and offering expenses to 15% of the gross offering proceeds and the total underwriting compensation to be paid to FINRA members in connection with the offering to 10% of the gross offering proceeds.  No sales to discretionary accounts will be made without the specific written approval of the investor.  Units may also be offered or sold directly by our managers for which they will receive no sales commissions.

Sales by Registered Investment Advisors.  In addition to purchasing units though participating broker-dealers, we may accept unsolicited orders for units directly from you if you utilize the services of a registered investment advisor.  A registered investment advisor generally means an investment professional retained by you to advise you regarding your overall investment strategy, not just your investment in our units.  Registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

If you utilize the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will pay to us an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker-dealer.  We in turn may specially allocate the amounts so paid by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.

•
Election of Investors to Pay Client Fees.  If you acquire units directly from us through the services of a registered investment advisor, you will have the election to authorize us to pay your registered investment advisor an estimated monthly amount of no more than 2% annually of your capital account that would otherwise be paid to you as periodic cash distributions or retained as earnings.  For ease of reference, we have referred to these fees as “client fees.”  If you elect to participate in our distribution reinvestment plan and have your cash distributions from us reinvested in additional units, then the amount of the distributions reinvested by you will be reduced by an amount equal to the amount of the client fees paid.  Thus, the amount of the periodic cash distributions paid or the amount of such distribution reinvested will be less if you elect to pay client fees through us.  The authorization to pay client fees is solely at your election and is not a requirement of investment with us.

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Client Fees are not Sales Commissions.  All client fees paid will be paid from those amounts that would otherwise be paid to you or reinvested for you in units pursuant to our distribution reinvestment plan.  The payment of all client fees is noncumulative and subject to the availability of sufficient earnings in your capital account.  In no event will any such client fees be paid by us as sales commissions or other compensation.  We are merely agreeing to pay to the registered investment advisor, as an administrative convenience to you, a portion of those amounts that would otherwise be paid to you.  In no event will the total of all underwriting compensation, including sales commissions, marketing reallowances and expense reimbursements, including reimbursements for training and educational meetings for associated persons of a FINRA member, exceed 10% of the gross offering proceeds as set forth in Rule 2810 of the NASD Conduct Rules.  FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

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Representations and Warranties of Registered Investment Advisors.  All registered investment advisors will represent and warrant to the company that, among other things, the investment in the units is suitable for you, that he or she has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he or she is affiliated with a FINRA registered broker or dealer, that the transaction will be recorded on the books and records of the FINRA member.

Payment of Other Fees to Participating Broker-Dealers.  We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units.  Participating broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

The participating broker-dealers may not directly or indirectly finance or arrange for the financing of, purchase of any units, nor will the proceeds of this offering be used either directly or indirectly to finance the purchase of any units.

The selling agreement provides that with respect to any liabilities arising out of the Securities Act, as amended, the managers will indemnify the participating broker-dealer.  To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, such indemnification, in the opinion of the Securities and Exchange Commission is contrary to public policy and therefore unenforceable.

Suitability Requirements.  You will be required to comply with (i) our investor suitability standards and minimum purchase requirement and (ii) any additional suitability standards and minimum purchase requirements, if any, imposed by the state in which you reside (See “INVESTOR SUITABILITY STANDARDS” at page 1).

In order to purchase any units, you must complete and execute the signature page for the subscription agreement.  Any subscription for units must be accompanied by tender of the sum of $1 per unit.  The signature page is set forth at the end of this prospectus at Exhibit B.  By executing the signature page for the subscription agreement, you agree to all of the terms of the operating agreement including the grant of a power of attorney under certain circumstances.

Your subscription agreement will be accepted or rejected by the managers within 30 days after its receipt.  Subscriptions will be effective only on acceptance by the managers and the right is reserved to reject any subscription “in whole or in part” for any reason.  If rejected, funds will be returned to subscribers within ten business days after such rejection without interest.

The managers and their affiliates may, in their discretion, purchase units for their own accounts.  The maximum number of units that may be purchased by the managers or their affiliates is $1,000,000 (1,000,000 units).  Purchases of such units by the managers or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.  It is not anticipated that the managers or their affiliates will regularly purchase units for their own accounts.

Formation Loan. All sales commissions incurred in connection with the offer and sale of units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage Corp.  Redwood Mortgage Corp. pays all such sales commissions in return for its exclusive right to provide brokerage services in connection with the mortgage loans made by us.  Redwood Mortgage Corp. funds its payment of such sales commissions from a formation loan that it receives from us.  The total principal balance of the formation loan will not be known until the offering closes and all sales commissions are paid.

Initially, approximately 88.5% of each dollar invested will be available for loans or held in cash reserves assuming that all units offered hereby are purchased and no leveraged funds are utilized.  However, when Redwood Mortgage Corp. repays the entire formation loan, assuming that all units being offered hereby are sold (including all units under our distribution reinvestment plan), approximately 96.4% will be available for investment in loans or be held in cash reserves.

The formation loan will be unsecured, will not bear interest, and will be repaid in annual installments.  Upon commencement of this offering, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year, reduced by a portion of the early redemption penalties.  Such payments will be due and payable by December 31 of the following year.  Upon the termination of the offering, the principal balance outstanding will be amortized over ten years with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the principal amount outstanding as of the termination date, reduced by a portion of the early redemption penalties.  Each payment of principal amounts after the termination date will be made on or before December 31 of the following year.

Redwood Mortgage Corp., at its option, may prepay all or any part of the formation loan.  Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early redemption penalties and other fees paid by us.  Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial managers is removed as a manager by the vote of a majority in interest of the members and a successor or additional manager is thereafter designated, and if such successor or additional manager begins using any other loan brokerage firm for the placement of loans or the servicing of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed).  In addition, if all of the managers are removed, no successor manager is elected, the company is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the formation loan will be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.

Because the formation loan does not bear interest, it will have the effect of slightly diluting the rate of return to members, but to a much lesser extent than if were required to bear all of our own syndication expenses as is the case with certain other publicly offered mortgage pools.

               Minimum Offering.  Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least $1,000,000 have been received and accepted by us, which we refer to as the minimum offering.  Any units purchased by our manager or its affiliates will be counted toward the minimum offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Subscribers may not withdraw funds from the escrow account.

If the minimum offering has not been received and accepted by one year after the effective date of this prospectus, our escrow agent will promptly notify us, this offering will be terminated and your funds (including interest if such funds have been held for at least 35 days) will be returned to you within ten days after the date of such termination. In the event that a subscriber has failed to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30% of the earnings attributable to such subscriber in accordance with Treasury regulations. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers entitled thereto on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.

Escrow Arrangements.  Until we have received and accepted subscriptions aggregating at least $1,000,000, the proceeds from your subscription will be deposited in a segregated escrow account with our escrow agent, and will be held in trust for your benefit, pending release to us.  Upon our receipt and acceptance of the minimum number of units, you will be admitted as a member not later than 15 days after the release from the escrow account of your funds to us.

Subscription Account. Once the minimum number of units has been received, your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account.  You will be admitted as a member of the company not later than the last day of the calendar month following the date your subscription was accepted.  During the period prior to your admittance of as a member, proceeds from the sale of units will be held by the managers for your account in the subscription account.  Investors’ funds will be transferred from the subscription account into the company on a first-in, first-out basis.  Upon your admission as a member of the company, your subscription funds will be released to us and units (which may include fractional units) will be issued at the rate of $1 per unit.  Interest earned on subscription funds while in the subscription account will be returned to you.

Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason.  After having subscribed for at least 2,000 units ($2,000), you may at any time, and from time to time subscribe to purchase additional units in the company as long as the offering is open with a minimum additional investment of 1,000 units ($1,000).  You are liable for the payment of the full purchase price of all units for which you have subscribed.

SUPPLEMENTAL SALES MATERIAL

Sales material in addition to this prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein.  If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with this offering:

•	a brochure entitled Redwood Mortgage Investors IX
•	a participating broker-dealer only fact sheet
•	a slide presentation
•	participating broker-dealer only updates

Only the brochure entitled Redwood Mortgage Investors IX may be delivered to you.  All of the other materials will be for broker-dealer use only.

Our managers and their affiliates may also respond to specific questions from participating broker-dealers and prospective investors.  Business reply cards, introductory letters or similar materials may be sent to participating broker-dealers for customer use, and other information relating to the offering may be made available to participating broker-dealers for their internal use.  However, the offering is made only by means of this prospectus.  Except as described herein or in supplements hereto, we have not authorized the use of other sales materials in connection with the offering.  Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this or in supplements hereto or in supplemental sales literature issued by the company and referred to in this prospectus or in supplements thereto.  If you receive such information or representations, such information or representations must not be relied upon.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offeror solicitation is unlawful.  The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

LEGAL PROCEEDINGS

In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings, appointments of receivers, unlawful detainers, judicial foreclosures, etc, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes or to protect/recoup its investment from the real property secured by the deeds. None of these actions would typically be of any material importance.

LEGAL MATTERS

Legal matters, including certain U.S. federal income tax and ERISA matters, in connection with the units offered hereby will be passed upon for the company by Baker & McKenzie LLP, San Francisco, California.

EXPERTS

The balance sheet of Redwood Mortgage Investors IX, LLC at December 31, 2008, the balance sheet at December 31, 2008 of Gymno Corporation, and the balance sheet at September 30, 2008 of Redwood Mortgage Corp. all included in this prospectus have been audited by Armanino McKenna LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement under the Securities Act, with respect to the units offered pursuant to this prospectus.  For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the SEC’s Public Reference Room at the SEC’s offices at 100 F Street, N.E., Washington, D.C. 20549.  Additionally, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically.  The address of the Commission’s website is www.sec.gov.

TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

Appendix I contains prior performance and investment information for our managers’ previous programs.  Tables I through III of Appendix I contain unaudited information relating to six previously closed public offerings as of December 31, 2008, and our managers’ experience in raising and investing funds, compensation of our managers and their affiliates and operating results of prior programs.  Table IV of Appendix I contains unaudited information relating to four prior programs that have completed their operations.  Table V of Appendix I contains unaudited information relating to our prior programs’ payment of mortgage loans.  Unaudited information relating to loans that were made by prior programs during the three year period ended December 31, 2008 is included as an exhibit to the registration statement of which this prospectus is a part.

Purchasers of the units offered by this prospectus will not acquire any ownership in interest in any prior program identified in Appendix I and should not assume that the results of the prior programs will be indicative of our future results.  Moreover, the operating results for the prior programs identified in Appendix I, which have not completed their operations, should not be considered indicative of future results of such prior programs or whether such prior programs will achieve their investment objectives which will in large part depend on facts which cannot now be determined.

GLOSSARY

The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

Benefit Plan Investor.  The term “Benefit Plan Investor” means an employee benefit plan subject to ERISA or a plan subject to the prohibited transaction provisions of Section 4975 of the Code or an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in such entity, including tax-qualified pension and 401(k) plans and IRAs.

Capital Account. The term “capital account” means, with respect to any member, the capital account maintained for such member in accordance with the following provisions:

(a)           To each member’s capital account there will be credited, in the event such member utilized the services of a participating broker-dealer, such member’s capital contribution, or if such member acquired its units through an unsolicited sale, such member’s capital contribution plus the amount of the sales commissions if any, paid by Redwood Mortgage Corp. that are specially allocated to such member, such member’s share of profits, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a member and the amount of any company liabilities that are assumed by such member or  that are secured by any company property distributed to such member.

(b)           To each member’s capital account there will be debited the amount of cash and the gross asset value of any company property distributed to such member pursuant to any provision of our operating agreement, such member’s share of losses, and any items in the nature of expenses and losses that specially allocated to a member and the amount of any liabilities of such member that are assumed by the company or that are secured by any property contributed by such member to the company.

Each member’s capital account will also be subject to the further adjustments described in our operating agreement.

Distributions. The term “distributions” means any cash or other property distributed to our members and our managers arising from their interests in the company, but will not include any payments to our managers under the provisions of Article 11 of our operating agreement.

Interest. The term “interest” means an interest in Redwood Mortgage Investors IX, LLC, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any member in the company determined at any time by dividing a member’s current capital account by the total outstanding capital accounts of all members.

Majority in Interest of Members.  The term “majority in interest of members” means members of the company holding more than fifty percent (50%) of the total outstanding units of the company as of a particular date.

Net Profit or Net Loss. The term “net profit” or “net loss” means, for each fiscal year or any other period, an amount equal to the company’s income or loss for such fiscal year or other given period, determined in accordance with accounting principles generally accepted in the United States.

Subscription Agreement. The term “subscription agreement” means the agreement, attached to this prospectus as Exhibit B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors IX, LLC.

Tax-Exempt Investors. The term “tax-exempt investor(s)” means Benefit Plan Investors and any other investor that qualifies for an exemption from federal income tax.

Working Capital Reserve or Cash Reserve Liquidity Fund. The terms “working capital reserve” or “cash reserve liquidity fund” mean a portion of the invested capital which our managers, in their discretion, determine is prudent to be maintained by the company to pay for operating, and other costs and expenses the company may incur with respect to its activities.

INDEX TO THE FINANCIAL STATEMENTS

Redwood Mortgage Investors IX, LLC

Redwood Mortgage Corp.

GYMNO Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Redwood Mortgage Investors IX, LLC
Redwood City, California

We have audited the accompanying balance sheet of Redwood Mortgage Investors IX, LLC (a Delaware limited liability company) as of December 31, 2008. This financial statement is the responsibility of Redwood Mortgage Investors IX, LLC's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Redwood Mortgage Investors IX, LLC is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Redwood Mortgage Investors IX, LLC's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Investors IX, LLC as of December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ ARMANINO McKENNA, LLP

San Ramon, California
April 20, 2009

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
BALANCE SHEET
DECEMBER 31, 2008

ASSETS

Cash and cash equivalents	$10,000

Total assets	$10,000

MEMBERS' CAPITAL

Members' capital	$10,000

Total liabilities and members' capital	$10,000

The accompanying notes are an integral part of this financial statement.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
DECEMBER 31, 2008

NOTE 1 - ORGANIZATIONAL AND GENERAL

Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the "Company"), was organized in October 2008 to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on real property located in California.  The Managers are Redwood Mortgage Corp. and Gymno Corporation, both California corporations.  Loans are arranged and serviced by Redwood Mortgage Corp.  Gymno Corporation, as the initial member, contributed $10,000 to be repaid from future member contributions.

At December 31, 2008, no units had been sold to members.

Syndication costs

The Company bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees.  Syndication costs are charged against members' capital and will be allocated to individual members consistent with the operating agreement.  No syndication costs had been incurred as of December 31, 2008.

Term of the Company

The Company is scheduled to terminate on October 8, 2028, unless sooner terminated as provided in the operating agreement.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods.

Cash and cash equivalents

The Company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents.  Periodically, the Company's cash balances may exceed federally insured limits.

NOTE 3 - OTHER COMPANY PROVISIONS

The Company is a Delaware limited liability company.  The rights, duties and powers of the Managers and members of the Company are governed by the operating agreement and the Delaware Limited Liability Company Act.  The description of the Company's operating agreement contained in this financial statement provides only general information.  Members should refer to the Company's operating agreement for a more complete description of the provisions.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
DECEMBER 31, 2008

NOTE 3 - OTHER COMPANY PROVISIONS (continued)

The Managers are in complete control of Company business, subject to the voting rights of the members on specified matters.  Any one of the Managers acting alone has the power and authority to act for and bind the Company.

Members representing a majority of the outstanding units may, without the concurrence of the Managers, vote to: (i) dissolve the Company, (ii) amend the operating agreement, subject to certain limitations, (iii) approve or disapprove the sale of all or substantially all of the assets of the Company or (iv) remove or replace one or all of the Managers.

Subscription account

Subscription proceeds will be deposited into an interest bearing subscription account.  An investor will be admitted as a member of the Company not later than the last day of the calendar month following the date that the investor's subscription was accepted.  During the period prior to the time of admittance as a member, proceeds of the sale are irrevocable and will be held in the subscription account.  Interest earned on subscription funds while in the subscription account will be returned to the investor.

Profits and losses

All profit and losses are credited or charged to members in relation to their respective units.  The allocation of profits and losses to the Managers (combined) is a total of 1%.

Monthly distributions

The Company intends to make monthly distributions of profit.  Available cash is distributed 99% to the members and 1% to the Managers.  Amounts distributed to the members are allocated in proportion to their units.

Distribution reinvestment plan

Members may elect to have all or a portion of their monthly distributions reinvested in additional units.  Members may withdraw from the distribution reinvestment plan with written notice.

Liquidity and unit redemption program

There are substantial restrictions on transferability of Company units and accordingly an investment in the Company is non-liquid.  There is no public or secondary market for the units and none is expected to develop.  Members have no right to withdraw from the Company or to obtain the return of their capital account for at least one year from the date of purchase of units.

In order to provide a certain degree of liquidity, after the one year period, a member may redeem all or part of their units, subject to certain limitations.  The price paid for redeemed units will be based on the lesser of the purchase price paid by the redeeming member or the member's capital account balance as of the date of each redemption payment.  Redemption value will be calculated as follows:

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
DECEMBER 31, 2008

NOTE 3 - OTHER COMPANY PROVISIONS (continued)

Liquidity and unit redemption program (continued)

•	For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less;

•	For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less;

•	For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less;

•	For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less;

•	For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

The Company will attempt to redeem units quarterly, subject to certain limitations.

Notwithstanding the foregoing, with respect to any redemption, the number of units that may be redeemed per quarter per individual member will be subject to a maximum of the greater of 100,000 units or 25% of the member's units outstanding.  For redemption requests requiring more than one quarter to fully redeem, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request regardless of when the final redemption payment is made.

The Company will not establish a reserve from which to fund redemptions.  The Company's capacity to redeem member units upon request is restricted to the availability of Company cash flow.  The Company will not, in any calendar year, redeem more than 5% of the weighted average number of units outstanding during the twelve month period immediately prior to the date of the redemption.

Contributed capital

The Managers are required to contribute to capital 1/10 of 1% of the aggregate capital accounts of the members.

Managers' interest

If a Manager is removed, withdrawn or is terminated, the Company will pay to the Manager all amounts then accrued and owing to the Manager.  Additionally, the Company will terminate the Manager's interest in the Company's profits, losses, distributions and capital by payment of an amount in cash equal to the then present fair value of such interest.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
DECEMBER 31, 2008

NOTE 4 - MANAGERS AND RELATED PARTIES

The Company's business is conducted primarily through Redwood Mortgage Corp., which arranges and maintains the loan portfolio for the benefit of the Company.  The fees received by the Managers are paid pursuant to the operating agreement and are determined at the sole discretion of the Managers.  The following is a list of various actives for which related parties are compensated:

Mortgage brokerage commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of loans, Redwood Mortgage Corp. may collect a loan brokerage commission that is expected to range from approximately 2% to 5% of the principal amount of each loan made during the year.  Total loan brokerage commissions are limited to an amount not to exceed 4% of the total Company assets per year.  The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the Company.

Loan administrative fees

Redwood Mortgage Corp. will receive a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on the Company's behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by the Company upon the closing of each loan.

Processing and escrow fees

Redwood Mortgage Corp. will receive processing and escrow fees for services in connection with notary, document preparation, credit investigation and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by the Company.

Mortgage servicing fees

Mortgage servicing fees of up to 0.25%, on an annual basis, of the unpaid principal of each loan are paid monthly to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Redwood Mortgage Corp. is entitled to receive these fees regardless of whether specific mortgage payments are collected.  An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members.

Asset management fees

The Managers receive a monthly asset management fee for managing the Company's portfolio and operations in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves.  This amount will be recomputed annually after the second full year of operations by subtracting from the then fair value of the Company's loans plus working capital reserves, an amount equal to the outstanding debt.

The Managers, in their sole discretion, may elect to lower the amount of the asset management fee.  An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
DECEMBER 31, 2008

NOTE 4 - MANAGERS AND RELATED PARTIES (continued)

Other fees

The operating agreement provides that the Managers may receive other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Managers.

Operating expenses

Redwood Mortgage Corp. is reimbursed by the Company for all operating expenses actually incurred on behalf of the Company, including without limitation, out-of-pocket general and administration expenses of the Company, accounting and audit fees, legal fees and expenses, postage and preparation of reports to members.

Redwood Mortgage Corp. is entitled to receive reimbursement of organizational and offering expenses.

NOTE 5 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Cash and cash equivalents.  The carrying amount equals fair value.  All amounts, including interest bearing, are subject to immediate withdrawal.

NOTE 6 – SUBSEQUENT EVENT
Redwood Mortgage Corp. is entitled to receive reimbursement of organizational and offering expenses expended on our behalf.  Through April 17, 2009, organizational and offering expenses totaled approximately $521,000.  Upon achieving the minimum unit sales of 1,000,000 units, the Company will become obligated to reimburse Redwood Mortgage Corp. for these costs up to an amount equal to 4.5% of gross offering proceeds until Redwood Mortgage Corp. has been fully reimbursed for organizational and offering expenses expended on our behalf.

Redwood Mortgage Investors IX, LLC
Interim Financial Statements

In the opinion of the management of Redwood Mortgage Investors IX, a Delaware limited liability company, all adjustments necessary for a fair presentation of the financial position as of the interim period presented herein have been made.  All such adjustments are of a normal, recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  However, management believes that the disclosures contained herein are adequate to make the information presented not misleading.  It is suggested that this unaudited financial statement be read in conjunction with the corresponding audited financial statement and the notes thereto included elsewhere in this prospectus.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
BALANCE SHEET
MARCH 31, 2009
(unaudited)

ASSETS

Cash and cash equivalents	$10,000

Total assets	$10,000

MEMBERS’ CAPITAL

Members’ capital	$10,000

Total liabilities and members’ capital	$10,000

The accompanying notes are an integral part of this financial statement.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2009
(unaudited)

NOTE 1 - ORGANIZATIONAL AND GENERAL

Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the "Company"), was organized in October 2008 to engage in business as a mortgage lender for the primary purpose of making loans secured by deeds of trust on real property located in California.  The Managers are Redwood Mortgage Corp. and Gymno Corporation, both California corporations.  Loans are arranged and serviced by Redwood Mortgage Corp.  Gymno Corporation, as the initial member, contributed $10,000 to be repaid from future member contributions.

At March 31, 2009, no units had been sold to members.

Syndication costs

The Company bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses and filing fees.  Syndication costs are charged against members' capital and will be allocated to individual members consistent with the operating agreement.  No syndication costs had been incurred as of March 31, 2009.

Term of the Company

The Company is scheduled to terminate October 8, 2028, unless sooner terminated as provided in the operating agreement.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods.

Cash and cash equivalents

The Company considers all highly liquid financial instruments with maturities of three months or less at the time of purchase to be cash equivalents.  Periodically, the Company's cash balances may exceed federally insured limits.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2009
(unaudited)

NOTE 3 – OTHER COMPANY PROVISIONS

The Company is a Delaware limited liability company.  The rights, duties and powers of the Managers and members of the Company are governed by the operating agreement and the Delaware Limited Liability Company Act.  The description of the Company's operating agreement contained in this financial statement provides only general information.  Members should refer to the Company's operating agreement for a more complete description of the provisions.

The Managers are in complete control of Company business, subject to the voting rights of the members on specified matters.  Any one of the Managers acting alone has the power and authority to act for and bind the Company.
Members representing a majority of the outstanding units may, without the concurrence of the Managers, vote to: (i) dissolve the Company, (ii) amend the operating agreement, subject to certain limitations, (iii) approve or disapprove the sale of all or substantially all of the assets of the Company or (iv) remove or replace one or all of the Managers.

Subscription account

Subscription proceeds will be deposited into an interest bearing subscription account.  Investors will be admitted as a member of the Company not later than the last day of the calendar month following the date their subscription was accepted.  During the period prior to the time of admittance as a member, proceeds of the sale are non-refundable and will be held in the subscription account.  Interest earned on subscription funds while in the subscription account will be returned to the investor.

Profits and losses

All profit and losses are credited or charged to members in relation to their respective units.  The allocation of profits and losses to the Managers (combined) is a total of 1%.

Monthly distributions

The Company intends to make monthly distributions of profit.  Available cash is distributed 99% to the members and 1% to the Managers.  Amounts distributed to the members are allocated in proportion to their units.

Distribution reinvestment plan

Members may elect to have all or a portion of their monthly distributions reinvested in additional units.  Members may withdraw from the distribution reinvestment plan with written notice.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2009
(unaudited)

NOTE 3 – OTHER COMPANY PROVISIONS (continued)

Liquidity and unit redemption program

There are substantial restrictions on transferability of Company units and accordingly an investment in the Company is non-liquid.  There is no public or secondary market for the units and none is expected to develop.  Members have no right to withdraw from the Company or to obtain the return of their capital account for at least one year from the date of purchase of units.

In order to provide a certain degree of liquidity, after the one year period, a member may redeem all or part of their units, subject to certain limitations.  The price paid for redeemed units will be based on the lesser of the purchase price paid by the redeeming member or the member's capital account balance as of the date of each redemption payment.  Redemption value will be calculated as follows:

•	For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less;

•	For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less;

•	For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less;

•	For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less;

•	For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

The Company will attempt to redeem units quarterly, subject to certain limitations.

Notwithstanding the foregoing, with respect to any redemption, the number of units that may be redeemed per quarter per individual member will be subject to a maximum of the greater of 100,000 units or 25% of the member's units outstanding.  For redemption requests requiring more than one quarter to fully redeem, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request regardless of when the final redemption payment is made.

The Company will not establish a reserve from which to fund redemptions.  The Company's capacity to redeem member units upon request is restricted to the availability of Company cash flow.  The Company will not, in any calendar year, redeem more than 5% of the weighted average number of units outstanding during the twelve month period immediately prior to the date of the redemption.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2009
(unaudited)

NOTE 3 – OTHER COMPANY PROVISIONS (continued)

Contributed capital

The Managers are required to contribute to capital 1/10 of 1% of the aggregate capital accounts of the members.

Managers' interest

If a Manager is removed, withdrawn or is terminated, the Company will pay to the Manager all amounts then accrued and owing to the Manager.  Additionally, the Company will terminate the Manager's interest in the Company's profits, losses, distributions and capital by payment of an amount in cash equal to the then present fair value of such interest.

NOTE 4 – MANAGERS AND RELATED PARTIES

The Company's business is conducted primarily through Redwood Mortgage Corp., which arranges and maintains the loan portfolio for the benefit of the Company.  The fees received by the Managers are paid pursuant to the operating agreement and are determined at the sole discretion of the Mangers.  The following is a list of various actives for which related parties are compensated:

Mortgage brokerage commissions

For fees in connection with the review, selection, evaluation, negotiation and extension of loans, Redwood Mortgage Corp. may collect a loan brokerage commission that is expected to range from approximately 2% to 5% of the principal amount of each loan made during the year.  Total loan brokerage commissions are limited to an amount not to exceed 4% of the total Company assets per year.  The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the Company.

Loan administrative fees

Redwood Mortgage Corp. will receive a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on the Company's behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans.  Such fees are payable by the Company upon the closing of each loan.

Processing and escrow fees

Redwood Mortgage Corp. will receive processing and escrow fees for services in connection with notary, document preparation, credit investigation and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by the Company.

Mortgage servicing fees

Mortgage servicing fees of up to 0.25%, on an annual basis, of the unpaid principal of each loan are paid monthly to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Redwood Mortgage Corp. is entitled to receive these fees regardless of whether specific mortgage payments are collected.  An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members.

REDWOOD MORTGAGE INVESTORS IX
(A Delaware Limited Liability Company)
NOTES TO FINANCIAL STATEMENT
MARCH 31, 2009
(unaudited)

NOTE 4 – MANAGERS AND RELATED PARTIES (continued)

Asset management fees

The Managers receive a monthly asset management fee for managing the Company's portfolio and operations in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves.  This amount will be recomputed annually after the second full year of operations by subtracting from the then fair value of the Company’s loans plus working capital reserves, an amount equal to the outstanding debt.

The Managers, in their sole discretion, may elect to lower the amount of the asset management fee.  An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members.

Other fees

The operating agreement provides that the Managers may receive other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Managers.

Operating expenses

Redwood Mortgage Corp. is reimbursed by the Company for all operating expenses actually incurred on behalf of the Company, including without limitation, out-of-pocket general and administration expenses of the Company, accounting and audit fees, legal fees and expenses, postage and preparation of reports to members.

Redwood Mortgage Corp. is entitled to receive reimbursement of organizational and offering expenses.

NOTE 5 – FAIR VALUE

Cash and cash equivalents.  The carrying amount equals fair value.  All amounts, including interest bearing, are subject to immediate withdrawal.

NOTE 6 – SUBSEQUENT EVENT

Redwood Mortgage Corp. is entitled to receive reimbursement of organizational and offering expenses expended on our behalf.  Through May 15, 2009, organizational and offering expenses totaled approximately $621,000.  Upon achieving the minimum unit sales of 1,000,000 units, the Company will become obligated to reimburse Redwood Mortgage Corp. for these costs up to an amount equal to 4.5% of gross offering proceeds until Redwood Mortgage Corp. has been fully reimbursed for organizational and offering expenses expended on our behalf.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

We have audited the accompanying balance sheet of Redwood Mortgage Corp. as of September 30, 2008.  This balance sheet is the responsibility of the Company's management.  Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ARMANINO McKENNA  LLP

San Ramon, CA
January 16, 2009

REDWOOD MORTGAGE CORP.
BALANCE SHEET
SEPTEMBER 30, 2008

ASSETS

Cash and cash equivalents	$7,590,910
Accrued interest receivable	2,374
Due from related parties	1,096,414
Prepaid expenses	109,557
Other receivables	4,305
Unsecured loans, net of discount of $10,451	628,753
Real estate owned, net	1,691,727
Fixed assets, net	150,584
Investment in partnership	50,000
Deferred costs of brokerage related rights, net	10,638,783
Total assets	$21,963,407

LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
Accounts payable and accrued liabilities	$65,030
Due to related parties	15,482
Accrued compensated absences	159,389
Accrued profit-sharing	78,362
Deferred compensation	294,637
Note payable	504,478
Advances from partnerships, net	10,440,617
Deferred income taxes	4,246,000
Total liabilities	15,803,995

Stockholder’s equity
Common stock, wholly-owned by Redwood Group, Ltd., at $4.00 per
share stated value (1,000 shares authorized, issued and outstanding)	4,000
Retained earnings	6,155,412
Total stockholder’s equity	6,159,412

Total liabilities and stockholder’s equity	$21,963,407

The accompanying notes are an integral part of this financial statement.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 1 – ORGANIZATION

Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by Michael R. Burwell and the Irrevocable Burwell Family Trust.  The Company, Michael R. Burwell, and Gymno Corporation (owned 50% by Michael R. Burwell) are general partners in Redwood Mortgage Investors VIII, which invests in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.  Michael R. Burwell and Gymno Corporation are also general partners in four other related limited partnerships.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned five limited partnerships.  The accompanying financial statements do not include the activities of the trust cash accounts maintained by the Company.  As a real estate broker licensed with the State of California, the Company arranges loans for the limited partnerships with various maturities, most of which are secured by deeds of trust.  At September 30, 2008, the Company was servicing a portfolio approximating $375,000,000 owned primarily by the aforementioned partnerships.

The Company operates on a fiscal year, which runs from October 1 of one year, through September 30 of the following year.  All references to the year 2008 refer to the fiscal year ending on September 30, 2008.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Accrual basis

The accompanying financial statement was prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

Cash and equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less.

Allowance for loan losses

Loans and the related accrued interest, late fees and advances are analyzed on a periodic basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  If a loan is categorized as impaired, interest is no longer accrued.  The Company charges off uncollectible loans and related receivables directly to the allowance account once it is determined the full amount is not collectible.  The Company did not have an allowance for loan losses as of September 30, 2008.

Fixed assets

Fixed assets are stated at cost.  Depreciation and amortization are computed primarily using straight-line and accelerated methods over estimated useful lives ranging from 3 to 39 years.  The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable.  Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value.  When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Real estate owned

Real estate acquired through or in lieu of loan foreclosure to be held for any purpose other than use in operations, is initially recorded at fair value less estimated selling cost at the date of foreclosure.  Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses.  After foreclosure, real estate held for sale is carried at the lower of the new cost basis or fair value less estimated costs to sell.

Costs of real estate improvements are capitalized, whereas costs relating to holding real estate are expensed.  The portion of interest costs relating to development of real estate is capitalized.

Impairment losses of real estate owned and held for sale are measured as the amount by which the carrying amount of a property exceeds its fair value less costs to sell.  Impairment losses of real estate held for use are determined by comparing the expected future undiscounted cash flows of the property to the carrying amount, including any costs that must be incurred to achieve those cash flows of the property.  If those cash flows are less than the carrying amount of the property, impairment is measured as the amount by which the carrying amount of the asset exceeds its fair value.  Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations.

Real estate held and used in operations is depreciated on a straight-line basis over the estimated useful life of the property once the asset is placed in service.

Deferred costs of brokerage related rights

Consistent with Statement of Financial Accounting Standards No. 141, Business Combinations, and 142, Goodwill and Other Intangibles, the Company has recognized as an asset rights to act as the mortgage loan broker for several of its affiliated limited partnerships.  Such rights result in brokerage commissions to the Company.  The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships.  Such costs are being amortized over the anticipated 25-year period brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

The Company evaluates the fair value of these rights to determine if the brokerage rights have been impaired.  Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year life of each partnership offering's underlying loan portfolio.  It is the Company's experience that the underlying loan portfolios increase when partner capital is raised and accumulated for the first seven years after receipt of partners' capital, and then will begin to decline gradually over the subsequent 18 years.  If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an allowance for impairment of value is recognized.  The Company has determined no allowance for impairment was required against its deferred mortgage brokerage rights.

Income taxes

The Company's operating results are included in the consolidated tax returns of the Parent, which files its income tax returns on the cash basis of accounting.  Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns.  A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 2 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

Use of estimates

In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date and revenue and expenses for the related period.  Such estimates relate principally to the period of recoverability of deferred costs of brokerage related rights and the determination of the allowance for loan losses.  Actual results could differ from these estimates.

NOTE 3 – PARTNERSHIP SERVICES
The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

Loan servicing fees

The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Unpaid loan servicing fees as of September 30, 2008 are included in due from related parties in the accompanying balance sheet.  During 2008, the Company waived approximately $3,177,609 in loan servicing fees for certain partnerships and as a result, has recorded a due to related parties of $15,482 to reimburse these partnerships for overpayments of service fees.

Loan commissions

The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering.  Only 1 of the 5 affiliated limited partnerships is in the offering stage.  Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year.  The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

Asset management fees

The Company receives monthly fees for managing Redwood Mortgage Investors VIII's loan portfolio and operations.

Other fees and charges

The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Company.  In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 4 – UNSECURED LOANS
Scheduled maturity dates of unsecured loans as of September 30, 2008 are as follows:

Year ending September 30,
2009	$304,541
2010	5,137
2011	5,611
2012	6,036
2013	311,010
Thereafter	6,869
Total loans	639,204
Less discount	(10,451)
Total unsecured loans, net of discount	$628,753

Unsecured loans bear interest rates ranging from zero to 10%.  Interest is imputed on loans with no stated interest rate.

NOTE 5 – REAL ESTATE OWNED

Periodically, management reviews the status of the owned properties to evaluate among other things, their asset classification.  Several factors are considered in determining the classification of owned properties as outlined in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  These factors include, but are not limited to, real estate market conditions, status of any required permits, repair, improvement or development work to be completed, rental and lease income and investment potential.  As a property’s status changes, reclassifications may occur.

In August of 2008, the Company acquired through foreclosure, a single family residence located in La Quinta, CA.  At the time of foreclosure the Company’s investment in the property was $628,607.  The property was subject to a first deed of trust which at the time of foreclosure totaled $496,370 of principal and unpaid interest (see Note 10).

Real estate owned consists of the following at September 30, 2008

Real estate held	$628,607
Real estate held for use	1,150,000
1,778,607
Less accumulated depreciation	(86,880)
Total real estate owned, net	$1,691,727

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 6 – FIXED ASSETS

Fixed assets at September 30, 2008 were:

Office equipment	$266,489
Computer equipment	100,557
Software	73,015
Auto	71,297
Leasehold improvements	19,338
Total fixed assets	530,696
Less accumulated depreciation and amortization	(380,112)
Total fixed assets, net	$150,584

NOTE 7 – DEFERRED COSTS OF BROKERAGE RELATED RIGHTS

At September 30, 2008 the deferred costs of brokerage related rights were:

Deferred costs of brokerage related rights	$16,306,491
Less accumulated depreciation and amortization	(5,667,708)
Deferred costs of brokerage related rights, net	$10,638,783

Estimated amortization expense for each of the next five years is as follows:

Year ending September 30,
2009	$1,156,591
2010	1,053,800
2011	1,002,067
2012	880,403
2013	803,502

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 8 – INCOME TAXES

The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc.  Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

The Company has net operating loss ("NOL") carry forwards available estimated to be approximately $3,277,000 for Federal tax purposes and $1,450,000 for California tax purposes.  The NOLs can be carried forward twenty years for federal tax purposes and five years for California tax purposes and will expire at various times through the year 2028.

Significant components of the Company's net deferred tax liability include the following:

Deferred costs of brokerage related rights	$5,890,084
Net operating loss carry forwards	(1,242,537)
State deferred taxes	(367,506)
Deferred compensation	(126,222)
Other	92,181

Total net deferred tax liability	$4,246,000

NOTE 9 –ADVANCES FROM PARTNERSHIPS
The Company has financed the payment of brokerage related rights with advances from partnerships.  These advances are non-interest bearing and are being repaid equally over an approximate ten-year period commencing the year after the close of a partnership offering.  Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

Advances from partnerships mature as follows:

Year ending September 30:
2009	$2,025,880
2010	2,008,814
2011	1,821,087
2012	1,723,429
2013	1,586,708
Thereafter	4,384,944
Total advances	13,550,862
Less discount on imputed interest	(3,110,245)
Total advances, net of discount	$10,440,617

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 10 – NOTE PAYABLE

During 2004, the Company entered into a financing agreement for an automobile.  The note accrues interest at 5.85% and requires monthly payments in the amount of $1,373 through March 2009.

In 2008, the Company acquired a single-family residence through foreclosure.  The property was subject to a first lien, which the Company has assumed.  The note accrues interest at an annual rate of 6.639%.  A minimum annual payment of $38,400 is required.  The note matures in February, 2010.

Future minimum payments at September 30, 2008 are as follows:

2009	$36,078
2010	468,400
Total	$504,478

NOTE 11 – COMMITMENTS AND GUARANTEES

The Company has contracted with an independent service bureau for computer services at approximately $6,200 per month.  The contract is subject to renewal at the end of its term which is January 31, 2009.  The Company receives reimbursement of a major portion of its computer service expenses from the five limited partnerships.

The Company is a guarantor on a line of credit for one of the partnerships.  The line of credit provides for borrowings up to $85,000,000 at prime less 0.50%.  The balance on the line of credit at September 30, 2008 was $75,000,000.  Should the Partnership choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.  The Company is a related party of the partnership; therefore the guarantee is not accounted for in these financial statements.

The Company has guaranteed two loans issued by four of the affiliated partnerships with balances of $572,000 at September 30, 2008.  The Company has guaranteed to cover losses sustained by the partnerships related to these loans to the extent such losses exceed the then existing reserves, as defined in the agreement, and related collateral value.  The two loans are substantially reserved for in the partnership loan loss reserves.  The Company is a related party of the partnerships therefore the guarantee is not accounted for in these financial statements.

In 2002, the Company entered into a noncancelable operating lease agreement for office space.  In July of this year the lease was amended to provide on January 15, 2009, additional space of approximately 2,300 square feet.  Also the lease termination was extended until December 31, 2013.  The amendment requires monthly payments of $25,644 starting January 2009, with stated annual increases.  The Company has two, five year options to renew this lease.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 11 – COMMITMENTS AND GUARANTEES (continued)

Noncancelable future minimum lease payments under this lease as of September 30, 2008 are as follows:

2009	$291,749
2010	350,652
2011	365,499
2012	380,615
2013	396,542
Thereafter	100,147
Total	$1,885,204

NOTE 12 – PROFIT-SHARING PLAN

The Company has a defined contribution profit-sharing plan which provides for Company contribution of 5% of eligible wages, plus any discretionary additional Company contributions.

NOTE 13 – RELATED PARTY TRANSACTIONS

Partnership transactions

As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from five limited partnerships whose general partners are related to the Company (one such general partner is the Company).  The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

Due to/from related parties

Advances are periodically made to related entities and employees.  In addition, as described in Note 3, amounts are periodically due from affiliated partnerships for services provided by the Company.  As of September 30, 2008, amounts due to/from related parties were:

Due from related parties
Related party loan to employee	$88,000
Related party advances	20,853
Partnership service fees due from RMI VI, VII and VIII	987,561
Total	$1,096,414

Due to related parties
Reimbursement of service fee from RMI VII	$15,482

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
SEPTEMBER 30, 2008

NOTE 13 – RELATED PARTY TRANSACTIONS (continued)

Investment in partnership

During 2003, the Company purchased an investment in Redwood Mortgage Investors VIII from a former investor at that investor's cost.  The investment balance was $50,000 at September 30, 2008.  This investment is accounted for under the equity method.

NOTE 14 – DEFERRED COMPENSATION AGREEMENT

The Company entered into a compensation agreement with its former owner to pay a monthly consulting fee of $9,000.  The Company is currently making the monthly payment to the surviving spouse for the remainder of her life or until September 30, 2011, as required by the agreement.  As of September 30, 2008, the Company had accrued $294,637, which represents the net present value of the future payments.

NOTE 15 – SUBSEQUENT EVENT

In October 2008, Redwood Mortgage Investors IX, LLC (RMI IX), was formed as a Delaware limited liability company, to engage in business as a mortgage lender.  Upon approval from the Securities and Exchange Commission and other regulatory agencies, and after selling the required minimum number of units of 1,000,000 (price per unit is $1), RMI IX intends to fund loans to individuals and business entities secured by residential, investment or commercial property in California.  RMI IX will sell up to 150,000,000 units as well as up to 37,500,000 units pursuant to the distribution reinvestment plan at $1 per unit.  The Company, in conjunction with Gymno Corporation, will manage the affairs and investment decisions of RMI IX and earn fees for its services.

Redwood Mortgage Corp.
Interim Financial Statements

In the opinion of the management of Redwood Mortgage Corp., a California Corporation, all adjustments necessary for a fair presentation of the financial position as of the interim period presented herein have been made.  All such adjustments are of a normal, recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  However, management believes that the disclosures contained herein are adequate to make the information presented not misleading.  It is suggested that this unaudited financial statement be read in conjunction with the corresponding audited financial statement and the notes thereto included elsewhere in this prospectus.

REDWOOD MORTGAGE CORP.
BALANCE SHEET
MARCH 31, 2009
(unaudited)

ASSETS

Cash and cash equivalents	$5,291,348
Due from related parties	1,316,070
Prepaid expenses	60,044
Other receivables	376,806
Unsecured loans, net of discount of $10,451	626,988
Real estate owned, net	3,289,295
Fixed assets, net	130,480
Investment in partnership	50,000
Deferred costs of brokerage related rights, net	10,153,454
Total assets	$21,294,485

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities
Accounts payable and accrued liabilities	$24,245
Due to affiliate	300,000
Accrued compensated absences	159,389
Deferred compensation	249,290
Notes payable	1,739,890
Advances from partnerships, net	9,533,583
Deferred income taxes	4,246,000
Total liabilities	16,252,397

Stockholder’s equity
Common stock, wholly-owned by Redwood Group, Ltd., at $4.00 per
share stated value (1,000 shares authorized, issued and outstanding)	4,000
Retained earnings	5,038,088
Total stockholder’s equity	5,042,088

Total liabilities and stockholder’s equity	$21,294,485

The accompanying notes are an integral part of this financial statement.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 1 – ORGANIZATION

Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by Michael R. Burwell and the Irrevocable Burwell Family Trust.  The Company, Michael R. Burwell, and Gymno Corporation (owned 50% by Michael R. Burwell) are general partners in Redwood Mortgage Investors VIII, which invests in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.  Michael R. Burwell and Gymno Corporation are also general partners in four other related limited partnerships.

The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned five limited partnerships.  The accompanying financial statements do not include the activities of the trust cash accounts maintained by the Company.  As a real estate broker licensed with the State of California, the Company arranges loans for the limited partnerships with various maturities, most of which are secured by deeds of trust.  At March 31, 2009, the Company was servicing a portfolio approximating $375,000,000 owned primarily by the aforementioned partnerships.

The Company operates on a fiscal year which runs from October 1 of one year, through September 30 of the following year.  All references to the year 2009 refer to the fiscal year ending on September 30, 2009.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying financial statement was prepared on the accrual basis of accounting wherein revenue is recognized when earned and expenses are recognized when incurred.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less.  Periodically, the Company maintains cash balances in excess of federally insured limits.

Allowance for loan losses

Loans and the related accrued interest, late fees and advances are analyzed on a periodic basis for recoverability.  Delinquencies are identified and followed as part of the loan system.  Delinquencies are determined based upon contractual terms.  A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans and other accounts receivable (unsecured).  If a loan is categorized as impaired, interest is no longer accrued.  The Company charges off uncollectible loans and related receivables directly to the allowance account once it is determined the full amount is not collectible.  The Company did not have an allowance for loan losses as of March 31, 2009.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed assets

Fixed assets are stated at cost.  Depreciation and amortization are computed primarily using straight-line and accelerated methods over estimated useful lives ranging from 3 to 39 years.  The Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable.

Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value.  When an impairment loss is recognized, the asset's carrying value is reduced to its estimated fair value.

Real estate owned

Real estate acquired through or in lieu of loan foreclosure to be held for any purpose other than use in operations, is initially recorded at fair value less estimated selling cost at the date of foreclosure.  Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses.  After foreclosure, real estate held for sale is carried at the lower of the new cost basis or fair value less estimated costs to sell.

Costs of real estate improvements are capitalized, whereas costs relating to holding real estate are expensed.  The portion of interest costs relating to development of real estate is capitalized.

Impairment losses of real estate owned and held for sale are measured as the amount by which the carrying amount of a property exceeds its fair value less costs to sell.  Impairment losses of real estate held for use are determined by comparing the expected future undiscounted cash flows of the property to the carrying amount, including any costs that must be incurred to achieve those cash flows of the property.  If those cash flows are less than the carrying amount of the property, impairment is measured as the amount by which the carrying amount of the asset exceeds its fair value.  Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations.

Real estate held and used in operations is depreciated on a straight-line basis over the estimated useful life of the property once the asset is placed in service.

Deferred costs of brokerage related rights

Consistent with Statement of Financial Accounting Standards No. 141, Business Combinations, and 142, Goodwill and Other Intangibles, the Company has recognized as an asset rights to act as the mortgage loan broker for several of its affiliated limited partnerships.  Such rights result in brokerage commissions to the Company.  The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships.  Such costs are being amortized over the anticipated 25-year period brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

The Company evaluates the fair value of these rights to determine if the brokerage rights have been impaired.  Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year life of each partnership offering's underlying loan portfolio.  It is the Company's experience the underlying loan portfolios increase when partner capital is raised and accumulated for the first seven years after receipt of partners' capital, and then will begin to decline gradually over the subsequent 18 years.  If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an allowance for impairment of value is recognized.  The Company has determined no allowance for impairment was required against its deferred mortgage brokerage rights.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company's operating results are included in the consolidated tax returns of the Parent.  Income taxes are allocated to the Company by the Parent for those taxes currently payable and those deferred as if the Company were filing separate tax returns.  A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes.

Use of estimates
In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date.  Such estimates relate principally to the period of recoverability of deferred costs of brokerage related rights and the determination of the allowance for loan losses.  Actual results could differ from these estimates.

NOTE 3 – PARTNERSHIP SERVICES

The following are commissions and/or fees derived by the Company from services provided to its affiliated partnerships:

Loan servicing fees

The Company earns loan servicing fees of up to 1/8 of 1% monthly (1.5% annually) of the unpaid principal or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located.  Unpaid loan servicing fees as of March 31, 2009 are included in due from related parties in the accompanying balance sheet.  During the first six months of the Company’s 2009 fiscal year, the Company waived approximately $1,131,000 in loan servicing fees for certain partnerships.

Loan commissions

The Company earns loan commissions in connection with the review, selection, evaluation, negotiation and extension of partnership mortgage investments in an amount up to 12% of the mortgage investments until 6 months after the termination date of a partnership offering.  Thereafter, loan commissions are limited to an amount not to exceed 4% of the total partnership assets per year.  The loan commissions are paid by the borrowers, and thus, are not an expense of the partnerships.

Asset management fees

The Company receives monthly fees for managing the partnerships’ loan portfolio and operations.

Other fees and charges

The limited partnership agreements provide for other fees such as reconveyance, mortgage assumption and mortgage extension fees.  Such fees are incurred by the borrowers and are paid to the Company.  In addition, the Company is reimbursed for expenses and clerical costs associated with accounting and related services incurred on behalf of the limited partnerships.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 4 – UNSECURED LOANS

Scheduled maturity dates of unsecured loans as of March 31, 2009 are as follows:

Year ending September 30,
2009	$302,253
2010	4,907
2011	5,339
2012	5,973
2013	311,667
Thereafter	7,300
Total loans	637,439
Less discount	(10,451)
Total unsecured loans, net of discount	$626,988

Unsecured loans bear interest rates ranging from zero to 10%.  Interest is imputed on loans with no stated interest rate.

NOTE 5 – REAL ESTATE OWNED

Periodically, management reviews the status of the owned properties to evaluate among other things, their asset classification.  Several factors are considered in determining the classification of owned properties as outlined in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  These factors include, but are not limited to, real estate market conditions, status of any required permits, repair, improvement or development work to be completed, rental and lease income and investment potential.  As a property’s status changes, reclassifications may occur.

In December 2008, the Company purchased from three of its affiliates, a parcel of land located in East Palo Alto, CA.  The purchase price was the current market value of $1,600,000, plus minor closing costs of $5,352.  The Company paid 20% of the purchase price in cash, and each seller took back a lien for the remainder based upon their prior pro-rata percentage ownership of the land (see Note 10).

In August of 2008, the Company acquired through foreclosure, a single family residence located in La Quinta, CA.  At the time of foreclosure the Company’s investment in the property was $628,607.  The property was subject to a first deed of trust which at the time of foreclosure totaled $496,370 of principal and unpaid interest (see Note 10).

Real estate owned consists of the following at March 31, 2009

Real estate held	$2,233,983
Real estate held for use	1,150,000
3,383,983
Less accumulated depreciation	(94,688)
Total real estate owned, net	$3,289,295

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 6 – FIXED ASSETS

Fixed assets at March 31, 2009 were:

Office equipment	$275,930
Computer equipment	110,439
Software	74,715
Auto	71,297
Leasehold improvements	19,338
Total fixed assets	551,719
Less accumulated depreciation and amortization	(421,239)
Total fixed assets, net	$130,480

NOTE 7 – DEFERRED COSTS OF BROKERAGE RELATED RIGHTS

At March 31, 2009 the deferred costs of brokerage related rights were:

Deferred costs of brokerage related rights	$16,392,927
Less accumulated depreciation and amortization	(6,239,473)
Deferred costs of brokerage related rights, net	$10,153,454

Estimated amortization expense for each of the next five years is as follows:

Year ending September 30,
2009	$588,515
2010	1,061,399
2011	1,009,949
2012	886,844
2013	809,494

NOTE 8 – INCOME TAXES

The Company’s annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD and its affiliate, A & B Financial Services, Inc.  Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

The Company has net operating loss (“NOL”) carry forwards available estimated to be approximately $3,277,000 for Federal tax purposes and $1,450,000 for California tax purposes.  The NOLs can be carried forward twenty years for federal tax purposes and five years for California tax purposes and will expire at various times through the year 2028.

Significant components of the Company’s net deferred tax liability include the effects of deferred costs of brokerage-related rights offset by net operating loss carry forwards, state taxes and deferred compensation deductions.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 9 – ADVANCES FROM PARTNERSHIPS

The Company has financed the payment of brokerage related rights with advances from partnerships.  These advances are non-interest bearing and are being repaid equally over an approximate ten-year period commencing the year after the close of a partnership offering.  Interest has been imputed at the market rate of interest in effect in the years the offerings closed.

As of March 31, 2009, advances from partnerships mature as follows:
Year ending September 30,
2009	$515,130
2010	2,043,136
2011	1,851,900
2012	1,750,021
2013	1,607,390
Thereafter	4,465,876
Total advances	12,233,453
Less discount on imputed interest	(2,699,870)
Total advances, net of discount	$9,533,583

NOTE 10 – NOTES PAYABLE

During 2004, the Company entered into a financing agreement for an automobile.  The note accrues interest at 5.85% and requires monthly payments in the amount of $1,373 through March 2009.

In 2008, the Company acquired a single-family residence through foreclosure.  The property was subject to a first lien, which the Company has assumed.  The note accrues interest at an annual rate of 6.639%.  A minimum annual payment of $38,400 is required.  The note matures in February, 2010.

In December 2008, the Company purchased a parcel of land from three affiliates (see Note 5).  As part of the purchase, the sellers took back liens totaling $1,280,000.  These liens bear interest at an annual rate of 7% amortized for 20 years, due in full on January 1, 2016.  The Company is making monthly payments totaling $9,924.

Future minimum payments at March 31, 2009 are as follows:

For the year ending September 30,
2009	$22,676
2010	489,179
2011	34,207
2012	36,680
2013	39,332
Thereafter	1,117,816
Total	$1,739,890

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 11 – COMMITMENTS AND GUARANTEES

The Company is a guarantor on a line of credit for one of the partnerships.  The line of credit provides for borrowings up to $85,000,000 at prime less 0.50%.  The balance on the line of credit at March 31, 2009 was $85,000,000.  Should the Partnership choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.  The Company is a related party of the partnership; therefore the guarantee is not accounted for in these financial statements.

The Company has guaranteed two loans issued by four of the affiliated partnerships with balances totaling $536,000 at March 31, 2009.  The Company has guaranteed to cover losses sustained by the partnerships related to these loans to the extent such losses exceed the then existing reserves, as defined in the agreement, and related collateral value.  The two loans are substantially reserved for in the partnership loan loss reserves.  The Company is a related party of the partnerships therefore the guarantee is not accounted for in these financial statements.

In 2002, the Company entered into a noncancelable operating lease agreement for office space.  In July of 2008 the lease was amended to provide on January 15, 2009, additional space of approximately 2,300 square feet.  Also the lease termination was extended until December 31, 2013.  The amendment requires monthly payments of $25,644 starting with January 2009, with stated annual increases.  The Company has two, five year options to renew this lease.

Noncancelable future minimum lease payments under this lease as of March 31, 2009 are as follows:

For years ending September 30,
2009	$159,265
2010	350,652
2011	365,499
2012	380,615
2013	396,542
Thereafter	100,148
Total	$1,752,721

NOTE 12 – PROFIT-SHARING PLAN

The Company has a defined contribution profit-sharing plan which provides for Company contribution of 5% of eligible wages, plus any discretionary additional Company contributions.

REDWOOD MORTGAGE CORP.
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 13 – RELATED PARTY TRANSACTIONS

Partnership transactions
As described in Notes 1 and 3, the Company's main source of revenue is from originating and servicing mortgage obligations from five limited partnerships whose general partners are related to the Company (one such general partner is the Company).  The Company has received advances from these limited partnerships to help finance the costs of brokerage related rights.

Due to/from related parties

Advances are periodically made to related entities and employees.  In addition, as described in Note 3, amounts are periodically due from affiliated partnerships for services provided by the Company.  As of March 31, 2009, amounts due to/from related parties were:

Due from related parties
Related party loan to employee	$63,000
Related party advances	20,853
Partnership service fees due from RMI VI, VII and VIII	1,232,217
Total	$1,316,070

Investment in partnership

During 2003, the Company purchased an investment in Redwood Mortgage Investors VIII from a former investor at that investor's cost.  The investment balance was $50,000 at March 31, 2009.  This investment is accounted for under the equity method.

NOTE 14 – DEFERRED COMPENSATION AGREEMENT

The Company entered into a compensation agreement with its former owner to pay a monthly consulting fee of $9,000.  The Company is currently making the monthly payment to the surviving spouse for the remainder of her life or until September 30, 2011, as required by the agreement.  As of March 31, 2009, the Company had accrued $249,290, which represents the net present value of the future payments.

NOTE 15 – RECENT EVENT

In October 2008, Redwood Mortgage Investors IX, LLC (RMI IX), was formed as a Delaware limited liability company, to engage in business as a mortgage lender.  Upon approval from the Securities and Exchange Commission and other regulatory agencies, and after selling the required minimum number of units of 1,000,000 (price per unit is $1), RMI IX intends to fund loans to individuals and business entities secured by residential, investment or commercial property in California.  RMI IX will sell up to 150,000,000 units as well as up to 37,500,000 units pursuant to the distribution reinvestment plan at $1 per unit.  The Company, in conjunction with Gymno Corporation, will manage the affairs and investment decisions of RMI IX and earn fees for its services.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gymno Corporation
Redwood City, California

We have audited the accompanying balance sheet of Gymno Corporation as of December 31, 2008.  This balance sheet is the responsibility of the Company's management.  Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining on a test basis evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ ARMANINO McKENNA  LLP

San Ramon, California
April 20, 2009

GYMNO CORPORATION
BALANCE SHEET
DECEMBER 31, 2008

ASSETS

Cash and cash equivalents	$415,469
Investments in partnerships
Redwood Mortgage Investors IV	7,500
Redwood Mortgage Investors V	5,000
Redwood Mortgage Investors VI	9,773
Redwood Mortgage Investors VII	11,998
Redwood Mortgage Investors VIII	299,883
Redwood Mortgage Investors IX, LLC	10,000
Total investment in partnerships	344,154
Total assets	$759,623

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Accounts payable and accrued liabilities	$1,662
Accrued income taxes	16,563
Total liabilities	18,225

Stockholders’ equity
Common stock, no par, authorized 1,000,000 shares;
500 shares issued and outstanding	12,500
Retained earnings	728,898
Total stockholder’s equity	741,398

Total liabilities and stockholders’ equity	$759,623

The accompanying notes are an integral part of this balance sheet.

GYMNO CORPORATION
NOTES TO BALANCE SHEET
DECEMBER 31, 2008

NOTE 1 – ORGANIZATION

Gymno Corporation (the “Company”) was formed in July 1986.  The Company was formed for the purpose of serving as the corporate general partner/manager of certain California limited partnerships, (Redwood Mortgage Investors (“RMI”) IV, V, VI, VII, VIII) and limited liability company, (Redwood Mortgage Investors IX, LLC), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As the corporate general partner/manager, the Company receives management fees.  In addition, the Company receives its allocation of income on its equity investments.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting

The accompanying financial statement was prepared on the accrual basis of accounting.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.  Periodically, the Company maintains cash balances in excess of federally insured limits.

Income taxes

The Company provides for income taxes currently payable.  Deferred taxes are not recorded as they are not significant.

Investments
The Company invests in limited partnerships and limited liability companies.  With respect to limited partnerships, the Company, as corporate general partner, has the ability to exercise significant influence over the partnerships.  Accordingly, the Company accounts for its investment in partnerships using the equity method.  In accordance with EITF 03-16, Accounting for Investments in Limited Liability Companies, the Company accounts for its investments in limited liability companies using the equity method.  Pursuant to the equity method, the Company increases (decreases) its investment account for its share of investment earnings (losses) and cash contributions (withdrawals) related to the investments.

Use of estimates

The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

GYMNO CORPORATION
NOTES TO BALANCE SHEET
DECEMBER 31, 2008

NOTE 3 – INVESTMENT IN PARTNERSHIPS AND LLC

The following is a summary of the Company’s investment in the RMI partnerships and LLC, as of December 31, 2008:

				Gymno
				Corporation
			Gymno	Investment
			Corporation	Percent of
	Net Assets	Net Income	Investment	Net Assets
RMI IV	$5,682,290	$261,485	$7,500	0.13%
RMI V	1,861,569	100,091	5,000	0.27%
RMI VI	5,973,240	347,621	9,773	0.16%
RMI VII	9,185,575	453,434	11,998	0.13%
RMI VIII	334,513,383	18,339,626	299,883	0.09%
RMI IX, LLC	10,000	—	10,000	100.00%
Total investment in partnerships	$357,226,057	$19,502,257	$344,154

NOTE 4 – RELATED PARTY RECEIVABLE / PAYABLE

From time to time, the Company may be owed/owe money from/to a related party.  The Company incurs a monthly management fee to Redwood Mortgage Corporation, an affiliated company, for usage of space, utilities, personnel and management expertise.  As of December 31, 2008 the Company owed $1,662 to a related party.

NOTE 5 – GUARANTEES

The Company is a guarantor on a line of credit agreement from RMI VIII.  RMI VIII has a $85,000,000 line of credit agreement secured by its loan portfolio and expiring on June 30, 2010.  The balance on the line of credit at December 31, 2008 was $85,000,000.  As RMI VIII is a related party to the Company, this guarantee is not reflected as a liability, in accordance with Financial Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others”.

Gymno Corporation
Interim Financial Statements

In the opinion of the management of Gymno Corporation, a California Corporation, all adjustments necessary for a fair presentation of the financial position as of the interim period presented herein have been made.  All such adjustments are of a normal, recurring nature.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  However, management believes that the disclosures contained herein are adequate to make the information presented not misleading.  It is suggested that this unaudited financial statement be read in conjunction with the corresponding audited financial statement and the notes thereto included elsewhere in this prospectus.

GYMNO CORPORATION
BALANCE SHEET
MARCH 31, 2009
(unaudited)

ASSETS

Cash and cash equivalents	$458,411
Prepaid expenses	88
Investments
Redwood Mortgage Investors IV	7,500
Redwood Mortgage Investors V	5,000
Redwood Mortgage Investors VI	9,773
Redwood Mortgage Investors VII	11,998
Redwood Mortgage Investors VIII	299,883
Redwood Mortgage Investors IX, LLC	10,000
Total investments	344,154
Total assets	$802,653

LIABILITIES AND STOCKHOLDERS’ EQUITY

Stockholders’ equity
Common stock, no par, authorized 1,000,000 shares; 500 shares
issued and outstanding	12,500
Retained earnings	790,153
Total stockholder’s equity	802,653

Total liabilities and stockholders’ equity	$802,653

The accompanying notes are an integral part of this balance sheet.

GYMNO CORPORATION
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 1 – ORGANIZATION

Gymno Corporation (the “Company”) was formed in July 1986.  The Company was formed for the purpose of serving as the corporate general partner/manager of certain California limited partnerships, (Redwood Mortgage Investors (“RMI”) IV, V, VI, VII, VIII) and limited liability company, (Redwood Mortgage Investors IX, LLC), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

As the corporate general partner/manager, the Company receives management fees.  In addition, the Company receives its allocation of income on its equity investments.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting
The accompanying financial statement was prepared on the accrual basis of accounting.

Cash and cash equivalents

Cash represents cash and short-term, highly liquid investments with maturities of three months or less at the time of purchase.  Periodically, the Company maintains cash balances in excess of federally insured limits.

Income taxes

The Company provides for income taxes currently payable.  Deferred taxes are not recorded as they are not significant.

Investments
The Company invests in limited partnerships and limited liability companies.  With respect to limited partnerships, the Company, as corporate general partner, has the ability to exercise significant influence over the partnerships.  Accordingly, the Company accounts for its investment in partnerships using the equity method.  In accordance with EITF 03-16, Accounting for Investments in Limited Liability Companies, the Company accounts for its investments in limited liability companies using the equity method.  Pursuant to the equity method, the Company increases (decreases) its investment account for its share of investment earnings (losses) and cash contributions (withdrawals) related to the investments.

Use of estimates

The preparation of a balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

GYMNO CORPORATION
NOTES TO BALANCE SHEET
MARCH 31, 2009
(unaudited)

NOTE 3 – INVESTMENTS

The following is a summary of the Company’s investment in the RMI partnerships and LLC, as of and for the three months ended March 31, 2009:

				Gymno
				Corporation
			Gymno	Investment
			Corporation	Percent of
	Net Assets	Net Income	Investment	Net Assets
RMI IV	$5,589,236	$60,492	$7,500	0.13%
RMI V	1,854,668	26,562	5,000	0.27%
RMI VI	5,930,561	77,880	9,773	0.16%
RMI VII	9,160,175	95,530	11,998	0.13%
RMI VIII	336,267,447	2,452,657	299,883	0.09%
RMI IX, LLC	10,000	—	10,000	100.00%
Total investments	$358,812,087	$2,713,121	$344,154

NOTE 4 – RELATED PARTY RECEIVABLE / PAYABLE

From time to time, the Company may be owed/owe money from/to a related party.  The Company incurs a monthly management fee to Redwood Mortgage Corporation, an affiliated company, for usage of space, utilities, personnel and management expertise.  As of March 31, 2009 the Company did not owe a related party.

NOTE 5 – GUARANTEES

The Company is a guarantor on a line of credit agreement from RMI VIII.  RMI VIII has a $85,000,000 line of credit agreement secured by its loan portfolio and expiring on June 30, 2010.  The balance on the line of credit at March 31, 2009 was $85,000,000.  As RMI VIII is a related party to the Company, this guarantee is not reflected as a liability, in a accordance with Financial Interpretation No. 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Other”.

APPENDIX I – PRIOR PERFORMANCE TABLES

The prior performance tables as referenced in the Prior Performance Summary of the prospectus present information on programs previously sponsored by the managers.  The purpose of the tables is to provide information on the performance of these programs to assist prospective investors in evaluating the experience of the managers as sponsors of such programs.  In the opinion of the managers, all of the programs included in the tables had investment objectives which were similar to those of the company.  Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs.  Each of such prior programs had the following objectives:  (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the program’s capital.  The inclusion of these tables does not imply that the investors in this offering will experience results comparable to those experienced in previous offerings of the prior programs referred to in the tables.

The tables consist of:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds received through December 31, 2008, for the six public offerings of Redwood Mortgage Investors VIII.

TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

Table II summarizes the compensation paid to the general partners and affiliates by those partnerships which completed funding during the years ended December 31, 1993 through December 31, 2008 in connection with the six public offerings of Redwood Mortgage Investors VIII on an aggregate basis.

TABLE III - OPERATING RESULTS OF THE PARTNERSHIP

Table III summarizes the annual operating results beginning January 1, 2004 through December 31, 2008, for the six public offerings of Redwood Mortgage Investors VIII.

TABLE IV- RESULTS OF COMPLETED PARTNERSHIPS

Table IV provides certain information on programs which have concluded operations as of December 31, 2008.

TABLE V - PAYMENT OF MORTGAGE LOANS

Table V presents information on the payment of prior partnerships’ mortgages within the three (3) years ended December 31, 2008.

If you purchase interests in the company, you will not acquire any ownership interest in any of the prior partnerships to which Tables I through V relates.  The inclusion of the following tables in the prospectus does not imply that the company will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the company will continue to experience returns, if any, comparable to those experienced by the partnership in the past in any of the previous offerings of the partnership referred to in Tables I through V.

The managers have sponsored three (3) other public programs registered with the Securities and Exchange Commission.  Table IV includes information about prior non-public programs whose investment objectives are similar to those of the company.  Table V includes information about both the three public programs registered with the Securities and Exchange Commission and about prior non public programs whose investment objectives are similar to those of the company.  The non public partnerships were offered without registration under the Securities Act of 1933 with reliance upon intrastate offering, exemption from registration requirements, and/or exemption for transactions not involving a public offering.

DEFINITIONS AND GLOSSARY OF TERMS

The following terms used in the tables have the following meanings:

"Cash Generated From Operations and Financing" shall mean excess or deficiency of operating and financing cash receipts over operating and financing cash expenditures.

"GAAP" shall mean accounting principles generally accepted in the United States of America.

"Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans aggregating 90% of initial investment amounts.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
REDWOOD MORTGAGE INVESTORS VIII
(AS OF DECEMBER 31, 2008)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table I presents in tabular form on a percentage basis, all proceeds received by Redwood Mortgage Investors VIII (“RMI VIII”) in its six public offerings through December 31, 2008.  Table I also sets forth on a percentage basis, how the proceeds were utilized by RMI VIII.  In addition, Table I sets forth information with respect to the date each offering commenced in RMI VIII, the length of the offering and how long it took to commit 90% of the amount available for investment.  As of December 31, 2008, the managers had four private programs which closed in December, 2005.  As of December 31, 2008, the managers did not have any public programs which have closed in the past three years other than the sixth offering in RMI VIII.  For consistency, the managers have included information for the first, second, third, fourth and fifth offerings in RMI VIII even though these offerings were concluded more than three years ago.  Please be advised that there can be no assurance that the results of this offering will be comparable to those of prior programs.

(in thousands)

	1st Offering	2nd Offering	3rd Offering	4th Offering
Dollar Amount Offered	$15,000	$30,000	$30,000	$50,000
Dollar Amount Raised (100%)	$14,932	$29,993	$29,999	$49,985
Less Offering Expenses:
Organization Expense	3.90%	2.00%	2.05%	1.30%
Selling Commissions Paid to Non Affiliates (1)	0	0	0	0
Selling Commissions Paid to Affiliates	0	0	0	0
Percentage Available for Investment
Net of Offering Expenses	96.10%	98.00%	97.95%	98.70%
Loans Funded from Offering Proceeds Secured
by Deeds of Trust	87.90%	89.40%	89.55%	90.10%
Formation Loan	7.20%	7.60%	7.40%	7.60%
Loan Commitments	0	0	0	0
Loan Application or Mortgage
Processing Fees	0	0	0	0
Funds Available for Future Commitments	0	0	0	0
Reserve	1.00%	1.00%	1.00%	1.00%
Total	96.10%	98.00%	97.95%	98.70%

Date Offering Commenced	03/03/93	12/4/96	08/31/00	10/31/02
Length of Offering	44 months	44 months	20 months	11 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	45 months	45 months	21 months	12 months
Percent of Leverage Used (2)	33.49%	33.39%	26.69%	16.01%

(1)
Selling commissions are paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from RMI VIII.  The formation loan is unsecured, non-interest bearing and is not guaranteed.  The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI VIII.  Participating broker-dealers receive sales commissions of 5% of gross offering proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of 9% of gross offering proceeds for subscriptions where investors elect to retain their earnings.

(2)
RMI VIII had a credit line of $5,000,000 at the close of the 1st offering, $15,000,000 at the close of the 2nd offering, $20,000,000 at the close of the 3rd offering, $20,000,000 at the close of the 4th offering, and $42,000,000 at the close of the 5th offering.  As of December 31, 2008 RMI VIII had a credit line of $85,000,000 for the 6th offering.  To calculate the percentage of leverage used we have used the maximum leverage available to RMI VIII at each offering’s close divided by the gross proceeds of all prior offerings of RMI VIII units.

Table I continued on following page

TABLE I (continued)
EXPERIENCE IN RAISING AND INVESTING FUNDS
REDWOOD MORTGAGE INVESTORS VIII
(AS OF DECEMBER 31, 2008)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

(in thousands)

	5th Offering	6th Offering	Consolidated
Dollar Amount Offered	$75,000	$100,000	$300,000
Dollar Amount Raised (100%)	$74,904	$100,000	$299,813
Less Offering Expenses:
Organization Expense	1.10%	1.75%	1.67%
Selling Commissions Paid to
Non Affiliates (1)	0	0	0
Selling Commissions Paid to Affiliates	0	0	0
Percentage Available for Investment
Net of Offering Expenses	98.90%	98.25%	98.33%
Loans Funded from Offering Proceeds
Secured by Deeds of Trust	90.30%	89.65%	89.83%
Formation Loan	7.60%	7.60%	7.50%
Loan Commitments	0	0	0
Loan Application or Mortgage
Processing Fees	0	0	0
Funds Available for Future
Commitments	0	0	0
Reserve	1.00%	1.00%	1.00%
Total	98.90%	98.25%	98.33%

Date Offering Commenced	10/07/03	08/04/05	03/03/93
Length of Offering	22 months	40 months	189 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	23 months	40months	189 months
Percent of Leverage Used (2)	21.02%	28.35%	28.35%

(1)
Selling commissions are paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from RMI VIII.  The formation loan is unsecured, non-interest bearing and is not guaranteed.  The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI VIII.  Participating broker-dealers receive sales commissions of 5% of gross offering proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of 9% of gross offering proceeds for subscriptions where investors elect to retain their earnings. ).

(2)
RMI VIII had a credit line of $5,000,000 at the close of the 1st offering, $15,000,000 at the close of the 2nd offering, $20,000,000 at the close of the 3rd offering, $20,000,000 at the close of the 4th offering, and $42,000,000 at the close of the 5th offering.  As of December 31, 2008 RMI VIII had a credit line of $85,000,000 for the 6th offering.  To calculate the percentage of leverage used we have used the maximum leverage available to RMI VIII at each offering’s close divided by the gross proceeds of all prior offerings of RMI VIII units.

TABLE II
COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
(AS OF DECEMBER 31, 2008)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table II sets forth in tabular form, the compensation received by the general partners and affiliates in connection with the six offerings of units in RMI VIII as of December 31, 2008.  This information is presented on an aggregated basis for all offerings of RMI VIII.  It is impossible to trace on a dollar for dollar basis, which dollars from which offering are being used to pay fees to the general partners.

RMI VIII (In thousands)
Date Offering Commenced (1)	03/03/93
Dollar Amount Raised (2)	$299,813
Amount Paid to General Partners and
Affiliates from:
Offering Proceeds	0
Selling Commissions	0
Loan Application or Loan Processing Fees	0
Reimbursement of Expenses, at Cost	182
Acquisition Fees	0
Advisory Fees	0
Other	0
Loan Points, Processing and Other Fees Paid
by the Borrowers to Affiliates:
Points (3)	$21,632
Processing Fees (3)	340
Other (3)	98
Dollar Amount of Cash Generated from
Operations Before Deducting
Payments to General Partners and Affiliates:	182,477
Amount Paid to General Partners and Affiliates
from Operations:
Partnership Management Fees	6,006
Earnings Fee	1,256
Mortgage Servicing Fee	14,231
Reimbursement of Expenses, at Cost	2,823
Early Withdrawal	623
Reconveyance Fees	94

(1)       Indicated the date the first offering in the partnership commenced
(2)	Indicated the aggregate dollar amount raised in all six offerings of the partnership as of December 31, 2008.
(3)       These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

TABLE III
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2008)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of Redwood Mortgage Investors VIII, since January 1, 2004.  This information is presented on an aggregate basis for the six offerings of Redwood Mortgage Investors VIII.

	$’s in thousands except for cash distribution per $1,000
	2004	2005	2006	2007	2008

Gross Revenues	$17,133	$20,188	$27,324	$29,617	$34,253
Profit on sale of properties
Less: Operating expenses	4,500	4,696	6,296	6,388	13,484
Interest expense	622	278	2,344	1,873	2,612
Depreciation	—	—	—	—	—
Net Income – GAAP Basis	12,011	15,214	18,684	21,356	18,157
Taxable Income
– from operations	12,212	15,995	19,671	22,679	25,431
– from gain on sale	—	—	—	—	—

Cash generated from operations	19,391	27,766	7,927	14,851	19,061
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales
and refinancing	—	—	—	—	—
Less: Cash distributions to investors
– from operating cash flow	12,011	15,214	18,684	21,356	18,157
– from sales and refinancing	—	—	—	—	—
– from other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	7,380	12,552	(10,757)	(6,505)	904
Less: Special items (not including sales and
refinancing) (identify and quantify)	—	—	—	—	—
Cash generated (deficiency) after cash
distributions and special items	$7,380	$12,552	$(10,757)	$(6,505)	$904

Table III continued on following page

TABLE III (continued)
OPERATING RESULTS OF REDWOOD MORTGAGE INVESTORS VIII
RMI VIII – AGGREGATED (AS OF DECEMBER 31, 2008)
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	$’s in thousands except for cash distribution per $1,000
	2004	2005	2006	2007	2008

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations
– for a compounding Limited Partner	$75	$75	$76	$76	$76
–for a distributing Limited Partner	72	73	74	73	74
– from recapture
Capital gain (loss)
Cash Distributions to Investors Source
(on GAAP basis) (2)
– Investment income (1)	32	30	30	30	28
– Return of capital (1)	14	11	13	14	23
Source (on cash basis)
– Sales
– Refinancing
– Operations
–for a compounding Limited Partner	72	70	71	71	53
–for a distributing Limited Partner	70	68	69	69	52
Other
Amount (in percentage terms) remaining invested
in program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by original total
acquisition cost of all properties in program).	43%	38%	36%	35%	38%

NOTES:   (1)        Based upon capital balances as of January 1 for each year.
(2)
Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners.  Cash distributions credited to compounding limited partners are not included for purposes of this calculation.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table IV presents summary information on the results of all prior programs which completed operations since December 31, 2004 and which had similar investment objectives to those of Redwood Mortgage Investors IX, LLC.  The sponsors have not completed operations of any other public or non public program.

	Corporate	Redwood	Redwood	Redwood
	Mortgage	Mortgage	Mortgage	Mortgage
	Investors	Investors	Investors II	Investors III
Dollar amount raised (1) (2)	$8,844,444.00	$1,090,916.00	$1,282,802.00	$2,288,424.00
Number of loans funded (3)	379	219	103	187
Date of Closing of offering (2)	12/31/86	07/31/82	06/30/83	12/31/96
Date of first sale of property (4)	—	—	—	—
Date of final sale of property (5)	12/09/05	12/09/05	12/09/05	12/09/05

Tax and Distribution Data per
$1,000 investment through
Ordinary income (loss)
-from operations (6)	$7,795.44	$8,967.06	$5,045.26	$4,813.73
-from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Deferred gain
-Capital	—	—	—	—
-Ordinary	—	—	—	—
Cash distribution to investors
Source (on GAAP basis)
-Investment income	$6,658,655.00	$2,428,735.00	$1,716,094.00	$2,801,923.00
-Return of capital	$8,844,444.00	$1,090,916.00	$1,282,802.00	$2,288,424.00
Source (on cash basis)
-Sales	—	—	—	—
-Refinancing	—	—	—	—
-Operations	$6,658,655.00	$2,428,735.00	$1,716,094.00	$2,801,923.00
-Other	$8,844,444.00	$1,090,916.00	$1,282,802.00	$2,288,424.00
Receivable on net purchase money
financing (3)(5)	—	—	—	—

(1)
Represents the amount of capital raised in each limited partnership.  Each of the limited partnerships is similar in that the limited partners may elect to have their earnings added to their capital accounts or distributed, subject to restrictions.  Earnings added to limited partners’ capital accounts were not included in the total of capital raised.

(2)
Corporate Mortgage Investors began offering units in April 1978 and closed the initial offering of units in December 1983.  Subsequently, the partnership began offering additional units in January 1984 and closed the offering in December 1986.  Redwood Mortgage Investors III began offering units in February 1984 and closed the initial offering in June 1984.  Subsequently, a second offering of units commenced in July 1992 and closed in December 1996.  Each of Redwood Mortgage Investors and Redwood Mortgage Investors II had only one offering of units.

(3)	The partnerships were in the business of making mortgage loans secured by real estate. Funds raised in the offerings were not used to purchase property.
(4)
The limited partnerships invest in loans secured by real estate.  The partnerships began making loans shortly after commencement of the offerings.  Borrowers had the ability to prepay the loans prior to maturity at any time.  Upon repayment, the partnerships made additional new loans with the repaid funds.  Records are not available for the date of the first loan payoff.  Loans were primarily of short duration with typical maturity dates of one to five years.

(5)	The remaining loans at December 9, 2005 owned by the limited partnerships were sold for cash to affiliates of the limited partnerships.
(6)
Limited partners had the option to have their earnings added to their capital accounts and could choose to liquidate from the partnership with certain restrictions.  The income per $1000 reflects the results of a limited partner who invested at inception, elected to have their earnings added to their capital account and did not liquidate until operations terminated at December 9, 2005.  Results of limited partners investing after inception but before the offering closed, choosing not to have their earnings added to their capital accounts and not staying through the life of the partnership will be different.

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS IV
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sacramento	01/31/05	01/31/06	147,000.00	14,102.66	161,102.66
Santa Clara	06/06/06	07/31/06	100,000.00	892.70	100,892.70
San Diego	02/08/06	08/02/06	300,000.00	13,128.25	313,128.25
Santa Clara	02/22/06	04/30/07	100,000.00	11,366.72	111,366.72
Marin	01/22/90	11/07/07	71,725.53	237,803.51	309,529.04
San Francisco	01/11/06	12/07/07	300,000.00	48,706.16	348,706.16
Contra Costa	03/14/90	02/26/08	130,167.15	253,046.99	383,214.14
Los Angeles	11/23/05	03/06/08	100,000.00	19,272.72	119,272.72
Solano	02/28/06	03/27/08	250,000.00	37,079.50	287,079.50
El Dorado	08/29/06	09/18/08	151,000.00	28,012.37	179,012.37

MULTIPLE UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	02/17/06	04/06/07	400,000.00	43,172.27	443,172.27

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Stanislaus	12/04/00	06/27/06	30,417.55	19,495.75	49,913.30
Stanislaus	12/04/00	06/27/06	142,893.10	89,668.79	232,561.89
Stanislaus	12/04/00	06/27/06	11,406.58	7,310.83	18,717.41
Stanislaus	12/04/00	06/27/06	53,584.90	33,625.45	87,210.35
Alameda	03/09/06	04/17/08	150,000.00	31,270.82	181,270.82

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS V
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Solano	06/02/05	05/25/06	99,790.53	5,307.55	105,098.08
Napa	07/12/05	07/28/06	75,000.00	7,325.10	82,325.10
Santa Clara	06/06/06	07/31/06	200,000.00	1,785.40	201,785.40
San Diego	02/08/06	08/02/06	139,500.00	6,104.64	145,604.64
Napa	05/08/08	02/21/07	100,000.00	6,714.61	106,714.61
San Mateo	06/08/05	05/31/07	150,000.00	25,840.58	175,840.58
Placer	10/11/06	08/14/07	142,500.00	11,752.85	154,252.85

MULTIPLE UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	02/17/06	04/06/07	175,000.00	18,887.90	193,887.90

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	09/13/02	06/18/07	147,000.00	73,286.13	220,286.13
Alameda	07/07/06	01/03/08	187,500.00	25,020.84	212,52.84
Alameda	03/09/06	04/17/08	150,000.00	31,270.82	181,270.82

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	06/06/06	07/31/06	400,000.00	3,570.80	403,570.80
San Diego	02/08/06	08/02/06	200,000.00	8,752.18	208,752.18
Alameda	07/26/04	09/21/06	155,000.00	31,490.15	186,490.15
Los Angles	5/30/06	12/5/2006	100,000.00	4,821.71	104,821.71
Los Angeles	05/29/06	02/13/07	128,620.00	8,734.61	137,354.61
Napa	05/08/08	02/21/07	400,000.00	26,858.45	426,858.45
Alameda	03/15/06	02/26/07	153,000.00	10,328.39	163,328.39
San Mateo	06/08/05	05/31/07	400,000.00	68,908.21	468,908.21
Placer	10/11/06	08/14/07	142,500.00	11,752.85	154,252.85
Alameda	05/22/07	11/19/07	125,000.00	6,283.98	131,283.98
Butte	02/22/06	02/28/08	290,000.00	56,179.33	346,179.33
Los Angeles	04/11/06	08/01/08	100,000.00	22,537.34	122,537.34

MULTIPLE UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	02/17/06	04/06/07	500,000.00	53,965.23	553,965.23
San Francisco	05/31/06	09/16/08	250,625.00	52,297.31	302,922.91
San Francisco	12/28/06	09/16/08	100,000.00	16,078.09	116,078.09

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Stanislaus	12/04/00	06/27/06	30,417.55	19,495.75	49,913.30
Stanislaus	12/04/00	06/27/06	142,893.10	89,668.79	232,561.89
San Mateo	09/13/02	06/18/07	147,000.00	73,286.13	220,286.13
Alameda	03/09/06	04/17/08	400,000.00	83,388.86	483,388.86

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Solano	07/20/05	01/03/06	75,000.00	3,175.14	78,175.14
San Mateo	11/06/05	05/15/06	125,000.00	5,235.50	130,235.50
Solano	06/02/05	05/25/06	204,569.61	10,880.46	215,450.07
Tulare	10/27/05	06/21/06	122,000.00	7,343.17	129,343.17
Contra Costa	06/17/04	07/05/06	230,000.00	43,074.88	273,074.88
San Mateo	01/24/05	07/26/06	150,000.00	19,983.27	169,983.27
Santa Clara	06/06/06	07/31/06	380,000.00	3,392.24	383,392.24
San Diego	02/08/06	08/02/06	200,000.00	8,752.18	208,752.18
Alameda	08/24/05	08/23/06	60,000.00	5,744.04	65,744.04
Santa Barbara	07/19/05	11/01/06	160,000.00	19,464.56	179,464.56
Napa	05/08/08	02/21/07	550,000.00	36,930.37	586,930.37
San Mateo	10/05/04	03/29/07	150,000.00	34,241.81	184,241.81
Los Angeles	07/18/07	09/11/08	110,000.00	12,036.54	122,036.54

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

MULTIPLE UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Contra Costa	09/14/05	07/27/06	570,000.00	47,080.42	617,080.42
Santa Clara	02/17/06	04/06/07	500,000.00	53,965.23	553,965.23
San Francisco	07/08/04	08/29/08	400,000.00	149,200.00	549,200.00
San Francisco	05/31/06	09/16/08	250,625.00	52,297.91	302,922.91
San Francisco	12/28/06	09/16/08	445,000.00	71,547.23	516,547.23

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Marin	11/16/05	02/24/06	635,000.00	16,243.76	651,243.76
Stanislaus	12/04/00	06/27/06	11,216.45	7,188.99	18,405.44
Stanislaus	12/04/00	06/27/06	52,691.81	33,065.07	85,756.88
Alameda	07/07/06	01/03/08	187,500.00	25,020.83	212,520.83
Alameda	03/09/06	04/17/08	400,000.00	83,388.86	483,388.86

Land (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	09/20/05	09/21/07	475,000.00	55,853.15	530,853.15

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Placer	12/12/03	01/27/06	1,070,000.00	193,426.45	1,263,426.45
San Joaquin	05/18/04	02/22/06	187,500.00	31,393.77	218,893.77
Monterey	02/15/06	05/02/06	115,000.00	2,080.38	117,080.38
Santa Clara	12/05/03	05/04/06	130,000.00	29,161.36	159,161.36
San Francisco	04/20/04	05/10/06	335,000.00	61,915.92	396,915.92
Solano	12/09/05	05/25/06	199,580.00	10,615.11	210,195.11
Santa Clara	07/09/02	06/01/06	262,500.00	91,449.33	353,949.33
San Mateo	08/10/05	06/16/06	71,000.00	5,793.45	76,793.45
San Mateo	09/05/02	07/25/06	1,781,000.00	691,874.21	2,472,874.21
Santa Clara	08/08/02	08/02/06	1,272,010.00	22,091.53	1,294,101.53
San Mateo	11/10/05	09/12/06	2,555,000.00	190,776.18	2,745,776.18
Santa Clara	04/02/04	09/21/06	800,000.00	193,219.44	993,219.44
San Francisco	09/28/04	09/27/06	385,000.00	71,029.91	456,029.91
San Francisco	08/31/05	11/17/06	3,023,361.50	220,367.71	3,243,729.21
Santa Cruz	12/09/05	11/22/06	55,000.00	8,353.35	63,353.35
Orange	08/31/06	12/6/06	70,000.00	1,704.88	71,704.88
San Francisco	06/27/05	12/8/06	1,560,000.00	210,678.00	1,770,678.00
San Francisco	09/20/06	12/18/06	850,000.00	20,601.16	870,601.16
San Francisco	10/19/05	02/07/07	1,031,250.00	124,802.75	1,156,052.75
Napa	05/08/08	02/21/07	2,915,000.00	195,730.96	3,110,730.96
Kern	11/07/06	02/23/07	165,000.00	4,804.21	169,804.21
San Mateo	05/13/02	03/01/07	318,228.50	111,586.76	429,815.26
San Mateo	02/21/07	03/16/07	200,000.00	1,216.44	201,216.44
Los Angeles	10/27/06	03/22/07	100,000.00	3,767.57	103,767.57
Marin	08/29/00	08/02/07	1,325,000.00	1,145,876.38	2,470,876.38
Placer	11/17/05	08/17/07	740,000.00	136,138.33	876,138.33
San Mateo	12/07/04	09/20/07	75,000.00	18,984.34	93,984.34
San Mateo	10/28/05	12/14/07	120,000.00	22,019.51	142,019.51
San Mateo	06/25/04	12/14/07	100,000.00	28,995.53	128,995.53
Contra Costa	03/14/90	02/26/08	344,832.85	670,359.07	1,015,191.92
San Francisco	02/27/08	08/21/08	1,300,000.00	62,406.84	1,362,406.84
Kern	07/16/08	10/17/08	120,000.00	2,935.39	122,935.39
Alameda	10/29/07	10/20/08	275,000.00	25,522.55	300,522.55
Los Angeles	11/13/07	10/22/08	186,000.00	16,136.09	202,136.09
San Mateo	01/13/04	10/30/08	85,000.00	34,003.88	119,003.88

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

MULTIPLE UNITS (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Sacramento	05/23/06	03/01/06	1,500,000.00	98,104.17	1,598,104.17
Solano	04/14/05	04/20/06	5,200,000.00	338,962.34	5,538,962.34
Fresno	07/21/03	05/25/06	4,229,212.23	989,671.25	5,218,883.48
San Francisco	10/31/05	09/28/06	1,050,000.00	88,761.46	1,138,761.46
San Francisco	06/12/06	09/28/06	637,826.72	20,159.21	657,985.93
Butte	07/01/05	10/25/06	3,000,000.00	281,035.44	3,281,035.44
San Francisco	12/10/04	11/02/06	1,090,910.00	198,141.89	1,289,051.89
San Francisco	05/07/04	11/02/06	875,000.00	202,703.42	1,077,703.42
San Francisco	05/18/04	12/22/06	881,250.00	213,978.00	1,095,228.00
San Francisco	12/09/04	12/22/06	636,500.00	100,047.88	736,547.88
Solano	04/14/05	12/29/06	4,000,299.79	410,690.68	4,410,990.47
Santa Clara	06/26/03	02/20/07	2,970,000.00	1,477,463.42	4,447,463.42
Santa Clara	08/16/05	02/09/07	10,288,391.62	1,954,558.48	12,242,950.10
Alameda	12/21/05	03/21/07	5,625,000.00	574,608.39	6,199,608.39
San Francisco	06/23/05	03/26/07	2,200,000.00	358,386.04	2,558,386.04
San Francisco	03/17/06	04/23/07	790,250.00	63,971.57	854,221.57
Butte	07/01/05	04/05/07	2,829,423.74	391,469.06	3,220,892.80
San Francisco	09/23/05	04/24/07	1,050,000.00	154,320.83	1,204,320.83
San Francisco	09/07/06	05/11/07	450,000.00	31,518.75	481,518.75
Sacramento	05/23/05	05/18/07	1,800,000.00	304,300.00	2,104,300.00
San Francisco	07/06/05	06/01/07	2,200,000.00	137,928.32	2,337,928.32
San Francisco	05/25/05	08/31/07	2,080,000.00	441,451.04	2,521,451.04
San Francisco	04/12/05	10/05/07	1,040,000.00	241,890.11	1,281,890.11
San Francisco	03/31/05	10/05/07	1,620,000.00	378,742.50	1,998,742.50
San Francisco	04/25/07	10/05/07	1,050,000.00	47,833.33	1,097,833.33
San Francisco	03/09/06	10/05/07	765,000.00	103,600.04	868,600.04
Alameda	12/21/05	01/25/08	4,458,008.07	781,408.64	5,239,416.71
Solano	02/21/07	03/28/08	1,272,000.00	139,663.11	1,411,663.11
Contra Costa	08/31/04	03/31/08	15,287,500.00	4,226,777.46	19,514,277.46
Contra Costa	10/19/05	03/31/08	2,564,000.00	645,492.63	3,209,492.63
Alameda	04/10/06	03/31/08	2,076,880.50	470,005.44	2,546,885.94
San Mateo	10/22/07	08/20/08	1,648,000.00	137,145.18	1,785,145.18
San Francisco	07/08/04	08/29/08	1,600,000.00	596,800.00	2,196,800.00
Sacramento	07/28/05	08/29/08	3,450,000.00	515,831.85	3,965,831.85
Sacramento	07/28/05	08/29/08	2,711,998.00	775,612.22	3,487,610.22
San Francisco	12/28/06	09/16/08	345,000.00	55,469.14	400,469.14
Butte	10/12/06	09/25/08	450,000.00	91,239.69	541,239.69
Alameda	04/10/06	12/23/08	1,587,761.22	474,396.62	2,062,157.84

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

COMMERCIAL (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
Santa Clara	07/19/02	01/30/06	3,600,000.00	1,627,716.24	5,227,716.24
Los Angeles	03/28/03	04/14/06	6,666,158.36	1,885,009.88	8,551,168.24
Marin	03/24/06	05/01/06	2,850,805.69	28,555.55	2,879,361.24
San Francisco	02/16/05	05/12/06	1,305,000.00	144,528.75	1,449,528.75
San Francisco	06/15/05	05/12/06	4,396,838.48	339,577.06	4,736,415.54
San Francisco	01/06/06	05/12/06	4,155,000.00	146,579.16	4,301,579.16
Napa	05/13/05	08/15/06	9,000,000.00	912,632.00	9,912,632.00
Napa	02/06/07	02/21/07	1,000,000.00	3,854.16	1,003,854.16
Napa	12/30/03	02/21/07	1,610,000.00	481,367.51	2,091,367.51
Riverside	12/20/02	02/21/07	1,500,000.00	626,250.00	2,126,250.00
San Mateo	01/04/07	02/27/07	2,801,350.00	45,118.48	2,846,468.48
Santa Clara	07/28/00	03/01/07	428,081.80	428,081.80	856,163.60
San Mateo	09/21/06	04/04/07	696,500.00	38,988.54	735,488.54
Marin	05/28/04	05/25/07	4,650,000.00	1,392,416.75	6,042,416.75
San Mateo	09/13/02	06/18/07	441,000.00	219,858.38	660,858.38
Alameda	01/25/07	09/27/07	4,045,125.00	313,899.44	4,359,024.44
Alameda	10/30/07	12/13/07	4,500,000.00	59,062.50	4,559,062.50
Los Angeles	04/14/06	12/28/07	8,292,002.04	1,393,527.55	9,685,529.59
San Francisco	11/30/05	03/25/08	2,900,00.00	647,783.64	3,547,783.64
San Mateo	10/13/06	03/27/08	5,346,250.00	633,306.05	5,979,556.05
Sonoma	08/17/07	05/30/08	4,600,000.00	353,727.34	4,953,727.34
El Dorado	11/26/02	06/30/08	900,000.00	523,177.91	1,423,177.91
Santa Clara	05/15/02	08/14/08	6,020,000.00	5,085,749.26	11,105,749.26
Sacramento	06/03/03	08/20/08	2,500,000.00	1,565,000.00	4,065,000.00
Sacramento	06/20/06	08/20/08	3,857,600.00	704,696.07	4,562,296.07
San Francisco	07/10/07	10/10/08	6,240,000.00	820,820.00	7,060,820.00
San Francisco	07/13/07	10/24/08	917,237.90	113,748.86	1,030,986.76
Amador	01/28/05	11/07/08	2,335,000.00	743,024.87	3,078,024.87

TABLE V
PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2008
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

Land (county)

		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE

San Francisco	09/26/05	04/24/06	3,687,752.52	200,903.23	3,888,655.75
San Francisco	05/26/05	05/12/06	7,967,264.98	630,911.53	8,598,176.51
Santa Clara	09/20/05	09/21/07	475,000.00	55,853.15	530,853.15
Lake	11/27/07	05/13/08	250,000.00	12,235.42	262,235.42

EXHIBIT A

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

REDWOOD MORTGAGE INVESTORS IX, LLC
a Delaware Limited Liability Company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of REDWOOD MORTGAGE INVESTORS IX, LLC (the “Company”) is made and entered into as of the 28th day of April, 2009, by and among GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (each, a “Manager” and collectively, the “Managers”), the Initial Member and the Persons listed on Schedule A attached hereto, as may be amended, modified or supplemented from time to time (the “Members”).  This Agreement amends and restates in its entirety all prior limited liability company operating agreement of the Company.

RECITALS

A.           The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on October 8, 2008, pursuant to and in accordance with the Act.

B.           On October 8, 2008, the Managers and the Initial Member entered into the Limited Liability Company Operating Agreement of the Company (as previously amended from time to time, the “Original Agreement”).

C.           The Managers and the Initial Member desire to amend and restate in its entirety the Original Agreement to provide for the continuance of the Company as a limited liability company under the Act, subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 1 shall, for all purposes of this Agreement, have the meanings as defined herein:

1.1 “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

1.2 “Adjusted Capital Account” shall mean, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member’s share of Member Minimum Gain and Company Minimum Gain; and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

1.3 ”Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

1.4 “Affiliate” means (a) any Person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director, manager or partner of such Person, or (d) if such other Person is an officer, director, manager or partner, any company for which such Person acts in any such capacity.

1.5 “Agreement” means this Amended and Restated Limited Liability Company Operating Agreement, as amended, modified, supplemented or restated from time to time.

1.6 “Base Amount” means that portion of the capital originally committed to investment in Loans, not including leverage, and including up to 2% of working capital reserves.  The Base Amount shall be recomputed annually after the second full year of Company operations by subtracting from the then fair market value of the Company’s Loans plus the working capital reserves, an amount equal to the Company’s outstanding debt.

1.7 “Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

1.8 “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be credited, in the event such Member utilized the services of a participating broker dealer, such Member’s Capital Contribution, or if such Member acquired his Units through an unsolicited sale, such Member’s Capital Contribution plus the amount of the Sales Commissions if any, paid by Redwood Mortgage Corp. that are specially allocated to such Member, such Member’s share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b) To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

In the event any interest in the Company is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.  In the event the Gross Asset Values of the Company assets are adjusted pursuant to Section 1.26, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation.  In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 10 hereof upon the dissolution of the Company.  The Managers shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b).

1.9 “Capital Contribution” means the gross amount of investment in the Company by a Member, or all Members, as the case may be.

1.10 “Capital Transaction” means the repayment of principal or prepayment of a Loan to the extent classified as a return of capital for federal income tax purposes, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Loan or of a property subject to a Loan, or the payment of insurance or a guarantee with respect to a Loan.

1.11 “Cash Available for Distribution” means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Company assets during any calendar month over the accrued operating expenses of the Company during such month, including any adjustments for bad debt reserves, principal payments on outstanding debt, or deductions as the Managers may deem appropriate, all determined in accordance with accounting principles generally accepted in the United States; provided, that such operating expenses shall not include any general overhead expenses of the Managers not specifically related to, billed to or reimbursable by the Company as specified in Sections 11.20 through 11.22.

1.12 “Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

1.13 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of subsequent revenue laws.

1.14 “Company” means Redwood Mortgage Investors IX, LLC, a Delaware limited liability company.

1.15 “Company Minimum Gain” shall have the same meaning as “partnership minimum gain” as set forth in Treasury Regulations Sections 1.704-2(d).

1.16 “Competent Independent Expert” means a Person with no material current or prior business or personal relationship with the Managers who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and who is qualified to perform such work.

1.17 “Deed(s) of Trust” means the lien or liens created on the Real Property or properties of the borrower with respect to a Mortgage Investment securing the borrower’s obligation to the Company to repay the Mortgage Investment, whether in the form of a deed of trust, mortgage or otherwise.

1.18 “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

1.19 “Dissenting Member” means any Member who casts a vote against a plan of merger, plan of exchange or plan of conversion; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Member means any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

1.20 “Distribution Reinvestment Plan” means the plan established pursuant to Article 9 hereof.

1.21 ”Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

1.22 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.23 “Excess Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-3(a)(3).

1.24 “Fiscal Year” means a year ending December 31st.

1.25 “Formation Loan” means a loan to Redwood Mortgage Corp. in connection with the Offering, equal to the amount of the Sales Commissions and all amounts payable in connection with any unsolicited sales.  Redwood Mortgage Corp. will pay all Sales Commissions and all amounts payable in connection with any unsolicited sales from the Formation Loan.  The Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.  During the Offering period, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of the prior year; such payment will be due and payable by December 31 of the following year.  Prior to the termination of the Offering, the principal balance of the Formation Loan will increase as additional sales of Units are made each year.  Upon completion of the Offering, the balance of the Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the Offering terminates.

1.26 “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in the Company (other than pursuant to Section 4.4) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property other than money, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Company; (c) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) the grant of an interest in the Company other than a de minimis interest as consideration for the provision of services to or for the benefit of the Company by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); and upon any other event on which it is necessary or appropriate in order to comply with the Treasury Regulations under Code Section 704(b).

(c) The Gross Asset Value of any Company asset distributed to any Member will be adjusted to equal the gross fair market value of the asset (taking into account Code Section 7701(g)) on the date of distribution;

(d) The Gross Asset Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of these assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m); and

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (b), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing profits and losses for U.S. federal income tax purposes.

1.27 “Initial Member” means Gymno Corporation, a California corporation.

1.28 “Loan(s)” or “Mortgage Investment(s)” means the loan(s) and/or an undivided interest in the loans the Company intends to extend to the general public secured by Deeds of Trust on Real Property.

1.29 “Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

1.30 “Manager Provider” has the meaning as set forth in Section 3.17.

1.31 “Managers” mean Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation, or any Person substituted in place thereof pursuant to this Agreement. “Manager” means any one of the Managers.

1.32 “Manager’s Interest” has the meaning as set forth in Section 3.10.

1.33 “Member List” has the meaning as set forth in Section 6.2.

1.34 “Members” means the Initial Member until it shall withdraw as such, and the purchasers of Units in the Company, who are admitted thereto and whose names are included on Schedule A of this Agreement.  Reference to a “Member” shall be to any one of them.

1.35 “Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

1.36 “Member Minimum Gain” shall mean “partner non-recourse debt minimum gain” as determined under Treasury Regulations Section 1.704-2(i)(3).

1.37 “Member Non-Recourse Debt” shall mean “partner non-recourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

1.38 “Member Non-Recourse Deductions” shall mean “partner non-recourse deductions,” and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

1.39 “Minimum Offering” means the receipt and acceptance by the Manager of subscriptions for Units aggregating at least one million dollars ($1,000,000) in Offering proceeds.

1.40 “Minimum Offering Expiration Date” means the one year anniversary of the commencement of the Offering.

1.41 “NASAA Mortgage Guidelines” means the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.

1.42 “Net Asset Value” means the Company’s total assets less its total liabilities.

1.43 “Net Worth” means the excess of total assets over total liabilities, as determined by accounting principles generally accepted in the United States, except that if any of such assets have been depreciated, then the amount of Depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of Depreciation may be added only to the extent that the amount resulting after adding such Depreciation does not exceed the fair market value of such asset.

1.44 “Non-Recourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

1.45 “Non-Recourse Deductions” shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

1.46 ”Offering” means the offer and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

1.47 “Person” means any natural person, partnership, corporation, limited liability company, trust, estate, unincorporated association or other legal entity.

1.48 ”Percentage Interest” means the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members.

1.49 “Profits” and “Losses” mean, for each Fiscal Year or any other period, an amount equal to the Company’s income or loss for such Fiscal Year or other given period, determined in accordance with accounting principles generally accepted in the United States.

1.50 “Program” means a limited liability company, limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Real Property, including such entities formed to make or invest in mortgage loans.

1.51 ”Prospectus” means the prospectus that forms a part of the Registration Statement on Form S-11 to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

1.52 “Real Property” means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

1.53 “Redemption Request” has the meaning as set forth in Section 8.1.

1.54 “Registered Investment Advisor” means an investment professional retained by an investor to provide advice regarding the investor’s overall investment strategy (not just an investment in the Units) and who is compensated by the investor based upon the total amount of the investor’s assets being managed by the investment professional.

1.55 “Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

1.56  “Retirement Plans” means Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

1.57 “Roll-Up” means any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction: (i) voting rights of holders of the class of securities to be held by Members, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the sponsor (as defined in the NASAA Mortgage Guidelines) of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

1.58 “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

1.59 “Safe Harbor” means the election described in the Safe Harbor Regulation, pursuant to which the Company and all of its Members may elect to treat the fair market value of any Membership Interest that is transferred in connection with the performance of services as being equal to the liquidation value of that Membership Interest.

1.60 “Safe Harbor Election” means the election by the Company and its Members to apply the safe harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 or any successor authority.

1.61 “Safe Harbor Regulation” means Proposed Regulation Section 1.83-3(1) or any successor authority.

1.62 “Sales Commissions” means the amount of compensation, which may be paid to participating broker dealers in connection with the sale of Units.

1.63 “Securities Act” means the Securities Act of 1933, as amended.

1.64 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.65 “Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

1.66 “Subscription Account” has the meaning set forth in Section 4.8.

1.67 “Treasury Regulations” means the Treasury Regulations promulgated under the Code.

1.68 “Units” means the units of equity in the Company evidencing the Membership Interests that are (i) issued to Members upon their admission to the Company or (ii) otherwise issued pursuant to the terms of this Agreement.

ARTICLE 2

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

2.1 Formation.  The parties hereto hereby acknowledge that the Company was formed as a limited liability company pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.  An authorized person has previously filed the Certificate.

2.2 Name.  The name of the Company is REDWOOD MORTGAGE INVESTORS IX, LLC.  The business of the Company will be conducted under such name, as well as any other name or names as the Managers may from time to time determine.

2.3 Principal Place of Business.  The principal place of business of the Company shall be located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063, until changed by designation of the Managers, with notice to all Members.  The Company may have such other offices as the Managers may designate from time to time.

2.4 Registered Agent and Registered Office.  The initial registered agent and the initial registered office of the Company in the State of Delaware shall be as provided in the Certificate.  The Managers may from time to time designate in the manner provided by law another registered agent or agents or another location or locations for the registered office of the Company.

2.5 Qualification in Other Jurisdictions.  The Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business, including without limitation, California.  The Managers of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including without limitation, California.

2.6 Purpose.  The principal business activity and purposes of the Company shall be to engage in business as a mortgage lender for the primary purpose of making Loans secured by Deeds of Trust on Real Property primarily located in California and to distribute cash flow and to distribute to the Members the Profits of the Company from its operations.  The Company may engage in all activities and transactions as may be related, incidental, necessary, advisable, or desirable to carry out the foregoing. The Company shall have all of the powers necessary or convenient to achieve its purposes and to further its business.

2.7 Objectives.  The business of the Company shall be conducted with the following primary objectives:

(a) To yield a high rate of return from the Company’s business;

(b) To preserve and protect the Company’s capital and to return the Members’ investment in the Company;

(c) To generate and distribute cash flow from operations to the Members.

2.8 Substitution of Member.  A Member may assign all or a portion of its Membership Interest and substitute another person in his place as a Member only in compliance with the terms and conditions of Sections 7.2, 7.3 and 7.4.

2.9 Term.  The term of the Company commenced on the date the Certificate was filed and shall continue until October 8, 2028, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law or unless such term is extended by the affirmative vote or consent of the Majority of the Members.

2.10 No State Law Partnership.  The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.11 Power of Attorney.  Each of the Members irrevocably constitutes and appoints the Managers, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a) This Agreement, the Certificate and any amendments thereof required under the laws of the State of Delaware and of any other state, or which the Manager deems advisable to prepare, execute and file;

(b) Any certificates, instruments and documents, including, without limitation, fictitious business name statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

2.12 Nature of Power of Attorney.  The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Membership Interest; provided, that where the assignee thereof has been approved by the Managers for admission to the Company as a substituted Member, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE 3

MANAGEMENT OF THE COMPANY

3.1 Authority of the Managers.  The Managers shall have all of the rights and powers of a manager in a Delaware limited liability company, except as otherwise provided herein.

3.2 General Management Authority of the Managers.  Except as expressly provided herein or required by non-waivable provisions of applicable law, the Managers shall have sole and complete authority, power and discretion to manage, operate and control the business and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business.  Each of the Managers, acting alone or together, shall have the authority to act on behalf of the Company as to any matter for which the action or consent of the Managers is required or permitted.  Without limitation upon the generality of the foregoing, the Managers shall have the specific authority:

(a) To expend Company funds in furtherance of the business of the Company and to acquire and deal with assets upon such terms as they deem advisable, from Affiliates and other persons;

(b) To determine the terms of the Offering of Units, including the right to increase the size of the Offering or offer additional Units or other securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

(c) To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary, and to enter into agreements and contracts with such persons on terms and for compensation that the Managers determine to be reasonable;

(d) To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Managers and their employees, agents or Affiliates;

(e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Company;

(f) To bind the Company in all transactions involving the Company’s property or business affairs, including the execution of all loan documents, the sale of notes or real estate, and to change the Company’s investment objectives, notwithstanding any other provision of this Agreement; provided, however, the Managers may not, without the affirmative vote or consent of the Majority of the Members, sell or exchange all or substantially all of the Company’s assets;

(g) To amend this Agreement with respect to the matters described in Section 12.4 (a) through (i) of this Agreement;

(h) To determine the accounting method or methods to be used by the Company, which methods may be changed by the Managers from to time, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members;

(i) To open accounts in the name of the Company in one or more banks, savings and loan associations or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Managers or any person authorized by them;

(j) To borrow funds for the purpose of making Loans on such terms as the Managers deem appropriate (provided that the Company may not at any time incur any indebtedness in excess of 50% of the Members’ capital) and in connection with such borrowings, to pledge, encumber, hypothecate all or a portion of the assets of the Company as security for such Loans; provided further, that the Company shall not incur indebtedness at its commencement;

(k) To invest the reserve funds of the Company in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets;

(l) To execute, acknowledge (as appropriate) and deliver on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, contracts, partnership agreements, operating agreements and limited liability company agreements of other limited liability companies, and any other instruments or documents necessary, desirable or conducive in the opinion of Managers to the business of the Company;

(m) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

(n) To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(o) To refinance, recast, modify, consolidate, extend or permit the assumption of any Loan or other investment owned by the Company;

(p) To file tax returns on behalf of the Company and to make any and all elections available under the Code;

(q) To sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle and consent to, or accept judgment with respect to, claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(r) To determine and pay all expenses of the Company, and to make all accounting and financial determinations and decisions with respect to the Company;

(s) To enter into, make and perform all contracts, agreements and other undertakings as may be determined by the Managers, in their discretion, to be necessary or advisable or incident to the carrying out of the foregoing purposes and powers, the execution thereof by a Manager to be conclusive evidence of such determination;

(t) To execute and file with the appropriate governmental authorities all certificates, documents or other instruments of any kind or character which the Managers, in their discretion, determine to be necessary or appropriate in connection with the business of the Company, the execution thereof by a Manager to be conclusive evidence of such determination; and

(u) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business in the Managers’ discretion.

3.3 Limitations on Powers of the Managers.  Without the affirmative vote, written consent or written ratification by all Members, the Managers shall have no authority to do any act prohibited by law or to admit a person as a Member other than in accordance with the terms of this Agreement.  The Managers shall observe the following policies in connection with Company operations:

(a) The Company may not invest in or make Loans on any one property that would exceed, in the aggregate, an amount equal to 10% of the then total gross Offering proceeds. The Company may not invest in or make Loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 10% of the then total gross Offering proceeds. The Company shall not make a Loan secured by unimproved Real Property, except in amounts and upon terms which can be financed by the Offering proceeds or from cash flow and provided investment in such unimproved Real Property shall not exceed 10% of the then total gross Offering proceeds. Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable.

(b) All Loans must be supported by an appraisal of the property which secures the loan, which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Member. A mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title shall also be obtained with respect to each property that secures a Loan made by the Company or in which the Company holds a participation interest; in addition, Company Loans may be supported by a pledge of all ownership interests of the borrower.

(c) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

(d) The Manager shall not have the authority to incur indebtedness which is secured by properties or assets of the Company, except as specifically authorized in this Agreement.

(e) The Company may not at any time incur any indebtedness in excess of 50% of Members’ capital.

(f) The Company shall not reinvest cash flow (other than any proceeds from the repayment or prepayment of a Loan or sale of Company property after foreclosure or other disposition of the Loan).  At any time, any Member may elect to receive its pro rata share of any Loan principal repayments received by the Company after the seven year anniversary of the date that the Registration Statement is declared effective by the Securities and Exchange Commission by providing written notice to the Company of such election, and a portion of any Loan principal repayments received by the Company after its receipt of such notice that are required to be distributed to such electing Member shall be distributed to such electing Member.

(g) The Company shall maintain reasonable reserves for Company properties, in such amounts as the Manager in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Company, subject to compliance with applicable regulations and guidelines.

(h) The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Managers from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors.  The foregoing prohibition shall not apply to investments described in Section 11.17.

(i) The Managers shall not be authorized to enter into or affect any Roll-Up.

(j) The Company shall not give a Manager an exclusive right or employment to sell or otherwise dispose of Loans or other assets of the Company.

(k) The Company shall not provide Loans to Programs formed by or affiliated with the Company.

3.4 Requirements for Managers.

(a) Any Manager, or its chief operating officers, shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on Real Property, and any of the foregoing or any Affiliate providing services to the Company shall have had not less than five years of relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(b) The financial condition of any Manager liable for the debts of the Company must be commensurate with any financial obligations assumed in any public offering of limited liability interests in the Company and in the operation of the Company. At a minimum, the Managers shall collectively have an aggregate Net Worth of at least $1 million.  In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.

3.5 No Personal Liability.  The Managers shall have no personal liability for the original invested capital of any Member or to repay the Company any portion or all of any negative balance in their Capital Accounts, except as otherwise provided in Article 4.

3.6 Compensation to Managers.  The Managers shall be entitled to be compensated and reimbursed for expenses incurred in performing their management functions in accordance with the provisions of Article 11 thereof, and may receive compensation from parties other than the Company.

3.7 Extent of Managers’ Fiduciary Duty.  The Managers have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Managers’ possession or control, and the Managers will not employ, or permit another to employ the Company’s funds or assets in any manner except for the exclusive benefit of the Company.  The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Managers under common law.

3.8 Allocation of Time to Company Business. The Managers and their officers and employees shall not be required to devote full time to the affairs of the Company, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Company’s business.  The Managers and their Affiliates may engage in any other businesses or activities, including businesses related to or competitive with the Company.  Each Member acknowledges and agrees that the Managers have existing commitments to other entities and that such commitments will continue during the term of the Company and that new commitments will be entered into by the Managers during the term of the Company. The Managers and their shareholders, officers, employees and Affiliates currently and may in the future participate in the management of other funds or investments and are involved, and in the future may be involved, in other business ventures, which may give rise to potential conflicts of interests, all of which are hereby waived by the Members.  The Company and the Members will have no claim to any income or profit derived from or any interest in such other business ventures or other activities.

3.9 Assignment by a Manager.  A Manager’s Interest (as defined in Section 3.10) in income, losses and distributions of the Company shall be assignable at the discretion of a Manager, which, if made, may be converted, at a Manager’s option, into a Membership Interest to the extent of the assignment.

3.10 Manager’s Interest.  The Managers shall be allocated a total of one percent (1%) of all items of Company income, gains, losses, deductions and credits, which shall be shared among them in such proportion as mutually agreed by the Managers in their sole discretion.  The Company and each Member hereby acknowledge and agree that a Manager’s right to receive distributions pursuant to Section 5.5 (“Manager’s Interest”) is intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Regulation or other pronouncement applicable.  The Managers shall have the right to make a timely election under Code Section 83(b) with respect to such Managers’ Interest.  The Members agree that, in the event the Safe Harbor Regulation is finalized, the Company is authorized and directed to elect the Safe Harbor Election and the Company and each Member (including any person to whom a Membership Interest in the Company is transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Membership Interests in the Company if transferred in connection with the performance of services (including the Managers’ Interest) while the Safe Harbor Election remains effective.  The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election.  Any transferee of a Membership Interest in the Company shall agree to be bound by this Section 3.10.

3.11 Removal of Manager.  A Manager may be removed upon the following conditions:

(a) By affirmative vote or written consent of the Majority of the Members (excluding any Units or Percentage Interest of the Manager being removed).  Members may exercise such right by presenting to the Manager a notice, with due verification of such vote or consent, to the effect that the Manager is removed; the notice shall set forth the grounds for removal and the date on which removal is to become effective;

(b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Members may also designate a successor as Manager;

(c) Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager and subject to the provisions of Section 7.1.  Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager.

If an additional Manager is elected by the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers, or if all or any one of the initial Managers is removed as a Manager by the affirmative vote or consent of the Majority of the Members, and a successor or additional Manager(s) is thereafter designated, and if such successor or additional Manager(s) begins using any other loan brokerage firm for the placement of Loans or the servicing of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loan (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the Managers are removed, no other Managers are elected, the Company is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loan shall be forgiven by the Company and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loan.

3.12 Withdrawal by a Manager.  Without the affirmative vote or consent of the Majority of the Members, a Manager may not voluntarily withdraw as a manager of the Company unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the Members.  Subject to the foregoing, a Manager may withdraw as manager of the Company upon not less than 90 days written notice of the same to all Members. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal.  During the 90 day period described in this section, the Majority of the Members (excluding any Units or Percentage Interest of the withdrawing Manager), shall have the right, by affirmative vote or consent, to continue the business and, by the end of the 90 day period described in this section, elect and admit a new Manager who agrees to continue the existence of the Company.

3.13 Payment to Withdrawn or Removed Manager.  Upon the retirement, removal or withdrawal of a Manager, the Company shall be required to pay the Manager in cash all amounts then accrued and owing to the Manager under this Agreement (including, without limitation, the asset management fee pursuant to Section 11.5 through the date of such termination).  In addition, the Company shall terminate the Manager’s Interest of such Manager in Company income, losses, distributions, and capital by payment of an amount equal to the then-present fair value of such interest, as determined by agreement of the Manager and the Company or, if they cannot agree, by arbitration in accordance with the then-current rules of the American Arbitration Association.  The expense of arbitration shall be borne equally by the Manager and the Company.  Payments made to the Manager pursuant to this Section 3.13 shall be in the form of a one-time cash payment, subject to the solvency and liquidity requirements of the Company.

3.14 Right of Third Parties to Rely on Managers.  Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managers as to:

(a) The identity of any Manager or Member;

(b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager or which are in any further manner germane to the affairs of the Company;

(c) The persons who are authorized to execute and deliver any instrument or document of the Company or to withdraw funds from any bank account of the Company; or

(d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or a Manager.

3.15 Sole and Absolute Discretion.  Except as otherwise provided in this Agreement, all actions which any Manager may take and all determinations which any Manager may take and all determinations which any Manager may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Manager.

3.16 Merger or Reorganization of the Managers.  The following is not prohibited, will not cause a dissolution of the Company and will not require the consent or approval of the Members:  (a) a merger or reorganization of any Manager or the transfer of all or any of the ownership interests in any Manager; and (b) the assumption of any or all of the rights and duties of any Manager by a person that is an Affiliate under the control of any of the Managers.

3.17 Delegation of Authority; Transactions with Managers or Affiliates.  A Manager may contract with other persons and entities, including its Affiliates, to perform any of the Manager’s duties for or on behalf of the Company, but such delegation shall not relieve the Manager of its responsibility for such duties.  A Manager or any of its Affiliates may, directly or indirectly, render services to or otherwise deal with the Company in connection with carrying out the business and affairs of the Company, including the provision of leasing, brokerage, management, consulting or any other services to the Company (the Manager or any Affiliate thereof that is so providing services to the Company hereunder is referred to herein as a “Manager Provider”). The approval of the Members shall not be required for any such transaction with a Manager Provider, provided that the compensation payable to such Manager Provider in connection with such transaction is in the amounts disclosed in the Prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

3.18 Exculpation of Managers and Affiliates.  The Managers and their Affiliates shall have no liability whatsoever to the Company or to any Member, so long as a Manager or Affiliate determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and such loss or liability did not result from the gross negligence or willful misconduct of the Manager or Affiliate being held harmless.

3.19 Indemnification of Managers and Affiliates.

(a) The Company, its receiver or its trustee shall indemnify, defend, save and hold harmless the Managers, their Affiliates, the respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents of each of the foregoing, and any securities broker or dealer for the Company (individually and collectively, the “Indemnified Party” or “Indemnified Parties”) from and against any and all claims, losses, costs, damages, liabilities and expenses of any kind whatsoever, including actual attorneys’ fees and court costs (which shall be paid as incurred) and liabilities under state and federal securities laws (to the fullest extent permitted by law) that may be made or imposed upon or incurred by any Indemnified Party by reason of any act performed (or omitted to be performed) for or on behalf of the Company or, or in furtherance of or in connection with the business of the Company, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, willful misconduct or gross negligence.  If any action, suit or proceeding shall be pending against the Company or any Indemnified Party relating to any such act performed (or omitted to be performed) for or on behalf of the Company by an Indemnified Party, such Indemnified Party shall have the right to employ, at the reasonable cost of the Company (subject to Section 3.19(d) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding.

(b) The Company’s obligations to indemnify, defend and hold harmless under this Section 3.19 shall not obligate, or impose personal liability on, a Manager or Members or any of their directors, shareholders, members, constituent partners, managers, managing members, officers, employees, attorneys, accountants or agents, whether direct or indirect at whatever level and the sole source of such indemnity shall be the assets of the Company.

(c) Notwithstanding anything to the contrary set forth above, the Managers (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company), its agents or attorneys or any securities broker or dealer shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnified Party; or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or

(iii) a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnified Party and has determined that indemnification of the settlement and related costs should be made; and

(iv)  in the case of subsection (iii) of this Section 3.19(c), the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (1) which are specifically set forth in the Prospectus; and (2) in which plaintiffs claim they were offered or sold Units.

(d) Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action are permissible only if the following conditions are satisfied:

(i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company;

(ii) such suit, action or proceeding is initiated by a third party who is not a Member, or the suit, action or proceeding is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

(iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 3.19(d) in cases in which such Indemnified Party would not be entitled to indemnification under this Section 3.19.

If advances are permissible under this Section 3.19(d), the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under this Section 3.19.  The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

(e) Notwithstanding anything to the contrary set forth above, the Company shall not indemnify a Manager, its Affiliates, agents or attorneys, or any securities broker or dealer for any liability or loss suffered by any such party, nor shall any such party be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) the Managers have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(ii) the Indemnified Party was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of the gross negligence or misconduct by the Indemnified Party; and

(iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

(f) Nothing herein shall prohibit the Company from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the Managers or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Company including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom; provided that the Company may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified under this Section 3.19.

ARTICLE 4

CAPITAL CONTRIBUTIONS; THE MEMBERS

4.1 Units. A Member’s Membership Interest in the Company, including such Member’s share of the Profits and Losses of, and right to receive distributions from, the Company, shall be represented by the “Unit” or “Units” held by such Member.

4.2 Capital Contribution by Managers; Managers’ Purchase of Units.  The Managers, collectively, shall contribute to the Company an amount in cash equal to 1/10 of 1% of the aggregate Capital Contributions of the Members.  Such Capital Contribution of the Managers shall not entitle the Managers to any Units. The Managers may, in their discretion, make additional Capital Contributions to the capital of the Company in exchange for the purchase of Units on the same basis as the other Members. If the Managers purchase Units, then they shall continue, in all respects, to be treated as a Manager but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Members may receive with respect to their Units.

4.3 Capital Contribution by Initial Member.  The Initial Member made a cash Capital Contribution to the Company of $10,000.  Upon the admission of additional Members to the Company, the Company shall promptly refund to the Initial Member its $10,000 Capital Contribution and upon receipt of such sum the Initial Member shall be withdrawn from the Company as its Initial Member.

4.4 Capital Contributions of New Members.  The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a) Each Unit shall be issued for a purchase price of one dollar ($1.00).

(b)  Except as set forth below, the minimum purchase of Units shall be two thousand (2,000) Units (or such greater minimum number of Units as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner).  Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan.

(c) The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(d) The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(e) Each Unit sold to a subscriber shall be fully paid and nonassessable.

(f) The Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Company.

4.5 Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate one year from the original effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Managers, or unless extended by the Managers for up to two additional one year periods.  Except as otherwise provided in this Agreement, the Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

4.6 Minimum Capitalization. The Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

4.7 Escrow Account.  Until subscriptions for the Minimum Offering are received and accepted by a Manager, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Managers.  All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon. Notwithstanding the above, the escrow shall be modified to reflect any particular requirements of federal law or any state in which the Units are offered. The Managers are, and any one of them is, authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Managers reflecting the requirements of this Section 4.7 and containing such additional terms as are not inconsistent with this Section.

4.8 Subscription Account.  Subscriptions received after the Minimum Offering will be deposited into a subscription account at a federally insured commercial bank or other depository (the “Subscription Account”) and invested in short-term certificates of deposit, a money market or other liquid asset account.  No asset management fees (as described in Section 11.5) shall be payable on or with respect to any funds held in the Subscription Account.  During the period prior to admittance of investors as Members, proceeds from the sale of Units are irrevocable, and will be held by the Managers for the account of Members in the Subscription Account.  Investors’ funds will be transferred from the Subscription Account into the Company on a first-in, first-out basis.  Upon admission to the Company, subscription funds will be released to the Company and Units (which may include fractional Units) will be issued at the rate of $1 per Unit.  Interest earned on subscription funds while in the Subscription Account will be returned to the subscriber.

4.9Admission of Members.  No action or consent by any Members shall be required for the admission of Members to the Company.  Subscriptions shall be accepted or rejected by the Managers on behalf of the Company within thirty (30) days of their receipt by the Company, and if rejected, all funds shall be returned to subscribers within ten (10) business days after such rejection without interest.  Pending the receipt and acceptance by the Company of the Minimum Offering, the funds of subscribers for Units pursuant to the Offering shall be held in the escrow account described in Section 4.7 above.  Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering.  Upon the receipt and acceptance by the Company of the Minimum Offering, such subscribers shall be admitted as Members not later than fifteen (15) days after the release from the Escrow Account of the subscriber’s funds to the Company, and thereafter investors shall be admitted as Members of the Company not later than the last day of the calendar month following the date their subscription was accepted by the Company.  During the period prior to your admittance as a Member, proceeds of the sale are irrevocable and will be held by our managers for your account in the subscription account.  Your funds will be transferred from the subscription account into our operating account on a first-in, first-out basis.  Upon your admission as a Member of the limited liability company, your subscription funds will be released to us and Units will be issued to you at the rate of $1 per Unit or fraction thereof.  Interest earned on subscription funds while in the subscription account will be returned to you.

The Company shall amend Schedule A to this Agreement from time to time (but, in any event, no less than once each calendar quarter) to reflect changes in the Members of the Company and their Membership Interests or Units.

No Person who subscribes for Units in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the Managers of a power of attorney in form and substance as described in Section 2.11 hereof.

4.10 Names, Addresses, Date of Admissions, and Contributions of Members.  The names, addresses, date of admissions, Capital Contributions and ownership of Units of the Members shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.  The Managers shall update Schedule A to reflect then-current ownership of Units without any further need to obtain the consent of any Member, and Schedule A, as revised from time to time by the Managers, shall be presumed correct absent manifest error.

4.11 Interest on Capital Contributions.  No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

4.12 Ownership by Member of Interest in Affiliates of Managers.  No Member (other than a Manager, in the event that he or it is also a Member) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any Manager if such ownership, by itself or in conjunction with the stock or other interest owned by other Members would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal income tax purposes or create a material risk that the Company would be treated as a publicly traded partnership as defined under Section 7704 of the Code. The Managers shall be entitled to make such reasonable inquiry of the Members and prospective Members as is required to establish compliance by the Members with the provisions of this Section 4.12.

4.13 Loans.  Any Manager or Member or their respective Affiliates may, with the written consent of the Managers, lend or advance money to the Company.  If the Managers or, with the written consent of the Managers, any Member shall make any loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company.  The amount of any such loan or advance by a lending Manager or Member or an Affiliate of a Manager or a Member shall be repayable out of the Company’s cash.  On loans made available to the Company by a Manager or its Affiliate, the Manager or its Affiliate shall not receive interest (or similar charges or fees) in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, and in the same locality if the loan is made in connection with a particular property.  No prepayment charge or penalty shall be required by a Manager or its Affiliate on a loan to the Company secured by either a first or junior or all-inclusive Deed of Trust, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance.  None of Managers or Members or their respective Affiliates shall be obligated to make any loan or advance to the Company.

4.14 No Participation in Management.  Except as expressly provided herein, no Member (other than a Manager) shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

4.15 Voting and Other Rights of Members.   The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers.

(a) Dissolve and terminate the Company prior to the expiration of the term of the Company.

(b) Amend this Agreement, subject to the limitations set forth in Section 12.4;

(c) Approve or disapprove a transaction entailing the sale of all or substantially all of the assets of the Company, except in connection with the orderly liquidation and winding up of the business of the Company upon its termination and dissolution;

(d) Remove a Manager or any successor Manager, as provided in Section 3.11; or

(e) Elect an additional Manager or a new Manager or Managers upon the removal of a Manager or any successor Manager, or upon the withdrawal or death of a Manager or any successor Manager, all in the manner and subject to the conditions described in Section 3.11 and Section 7.1.

Without the affirmative vote or consent of the Majority of the Members, the Managers shall not:

(a)  sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business;

(b)  subject to Sections 3.16 and 4.19(a), cause the merger or other reorganization of the Company;

(c)  dissolve the Company, or

(d)  appoint a new Manager, provided, however, that an additional Manager may be appointed without obtaining the vote or consent of the Members if the addition of such person is necessary to preserve the tax status of the Company, such person has no authority to manage or control the Company under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Company, and the admission of such person as an additional Manager does not materially adversely affect the Members.

With respect to any Units owned by the Managers, the Managers may not vote or consent on matters submitted to the Members regarding the removal of the Managers or regarding any transaction between the Company and the Managers.  In determining the existence of the requisite percentage of Units necessary to approve a matter on which the Managers may not vote or consent, any Units owned by the Managers shall not be included.

4.16 Meetings.  The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement.  If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice to all of the Members of the date of such meeting and the purpose for which it has been called.  With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Section 2.3.  At any meeting of the Company, Members may vote in person or by proxy.  A majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting.  Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot.  Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

4.17 Limited Liability of Members.  No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

4.18 Representation of Company.  Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time.  Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

4.19 Dissenting Members’ Rights.

(a) If the Company participates in any acquisition of the Company by another entity, any combination of the Company with another entity through a merger or consolidation, or any conversion of the Company into another form of business entity (such as a corporation) that requires the approval of the Members, the result of which would cause the other entity to issue securities to the Members, then each Member who does not approve of such reorganization (the “Dissenting Member”) may require the Company to purchase for cash, at its fair market value, the interest of the Dissenting Member in the Company in accordance with Section 4.19(c) of this Agreement.  The Company, however, may itself convert, without the approval or consent of the Members, to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Members, (ii) the termination date of the Company (currently, October 8, 2028, unless terminated earlier in accordance with this Agreement), (iii) the compensation payable to the Managers or their Affiliates, or (iv) the Company’s investment objectives.

(b) The Managers will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Company; the tax consequences (from the standpoint of the Members) of the conversion of the Company to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which the Company would be converted; the historic and projected operating results of the Company’s Loans, and the then-current value and marketability of the Company’s Loans.  In general, the Managers would consider any material limitation on the voting rights of the Members or any substantial increase in the compensation payable to the Managers or their Affiliates to be a significant adverse change in the listed provisions.

(c) In the absence of fraud in the transaction, the remedy provided by this Section 4.19(c) to a Dissenting Member is the exclusive remedy for the recovery from the Company of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new limited liability company, limited partnership or other entity, as the case may be, complies with the requirements of this 4.19, any Dissenting Member who fails to comply with the requirements of this Section 4.19 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction.  Units of Dissenting Members for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Members.  Within sixty (60) days after a Dissenting Member votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Members of the receipt by the Company of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Member may demand in writing that payment for his Membership Interests be made in accordance with this 4.19(c), and the Managers shall (i) make a notation on the records of the Company that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Company to pay to the Dissenting Member the fair market value of such Dissenting Member’s Units without interest.  The fair value of a Dissenting Member’s Units shall be an amount equal to the Dissenting Member’s pro rata share of the appraised value of the net assets of the Company, as determined by a Competent Independent Expert.

If a Dissenting Member shall fail to make a payment demand within the period provided in Section 4.19(c) hereof, such Dissenting Member and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Member to be paid the alternative compensation for his Membership Interest in accordance with this Section 4.19 shall cease, and his status as a Member shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Member shall be entitled to receive any distributions made to Members in the interim.

ARTICLE 5

PROFITS AND LOSSES; CASH DISTRIBUTIONS

5.1 Profits and Losses.  Except as otherwise provided in Section 5.2, Profits and Losses of the Company shall be allocated for each Fiscal Year of the Company (and at such other times as the Managers determine) amongst the Members and the Managers in such a manner that, as of the end of each such taxable year, the sum of (i) the Capital Account of each Member and Manager, (ii) such Member’s and Manager’s share of Company Minimum Gain, and (iii) such Member’s and Manager’s share of Member Minimum Gain shall be equal to the respective amounts (positive or negative) which would be distributed to the Members and the Managers if the Company were to liquidate its assets for an amount equal to their fair market value and distribute the proceeds of such liquidation in accordance with Section 5.6.

5.2 Special Allocation Rules.

(a) Qualified Income Offset. Except as provided in Section 5.2(c), in the event any Member or a Manager unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), that create an Adjusted Capital Account deficit in such Member or Manager’s Capital Account, items of Company gross income and gain shall be specially allocated to such Member or Manager in an amount and manner sufficient to eliminate, to the extent required by the Treasury Department regulations, the Adjusted Capital Account deficit created by such adjustment, allocation or distribution as quickly as possible.

(b) Gross Income Allocation. Loss shall not be allocated to any Member or Manager to the extent such allocation would cause any Member or Manager to have an Adjusted Capital Account deficit at the end of a Fiscal Year. In the event any Member or Manager has an Adjusted Capital Account deficit at the end of any Fiscal Year, each such Member or Manager shall be specially allocated items of Company gross income and gain in an amount sufficient to eliminate such Adjusted Capital Account deficit as quickly as possible.

(c) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, each Member or Manager shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 5.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member’s or Manager’s share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Non-recourse Debt, and such Member or Manager bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member or Manager contributes cash to the capital of the Company that is used to repay the Non-recourse Debt, and the Member’s or Manager’s share of the net decrease in Company Minimum Gain results from the repayment.

(d) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Company Fiscal Year, any Member or Manager with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of such Fiscal Year shall be allocated items of Company gross income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Non-recourse Debt due to a conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Non-recourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

(e) Non-Recourse Deductions. Non-Recourse Deductions for any Fiscal Year or other period shall be allocated 99% to the Members in proportion to their Units and 1% to the Managers and each Member’s and the Manager’s share of Excess Non-recourse Liabilities shall be in the same proportion.

(f) Member Non-Recourse Deductions. Member Non-Recourse Deductions for any Fiscal Year shall be allocated to the Member or the Manager who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Non-Recourse Debt. If more than one Member or Manager bears the economic risk of loss for a Member Non-Recourse Debt, any Member Non-Recourse Deductions attributable to that Member Non-Recourse Debt shall be allocated among the Members or the Managers according to the ratio in which they bear the economic risk of loss.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members and the Managers in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

5.3 Contributed Property. Notwithstanding any other provision of this Operating Agreement, the Members shall cause Depreciation and or cost recovery deductions and gain or loss attributable to Property contributed by a Member or the Manager or revalued by the Company to be allocated among the Members or the Managers for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder using the method selected by the Managers.

5.4 Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Profit or Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profit or Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Profit or Loss was realized shall be allocated to the Member in the same proportion.  Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.5 Operating Distributions.

(a) Cash Available for Distribution at the end of each calendar month shall be allocated ninety-nine percent (99%) to the Members and one percent (1%) to the Managers.

(b) Cash Available for Distribution allocated to the Members shall be allocated among the Members in proportion to their Percentage Interests and in proportion to the number of days during the applicable month that they owned such Percentage Interests.  Cash Available for Distribution allocated to the Managers shall be allocated among the Managers in such proportion and manner as mutually agreed upon by the Managers from time to time.

(c) Distributions allocable to Managers and Members (other than those participating in the Distribution Reinvestment Plan) shall be distributed to them in cash at the end of each calendar month.  The Managers’ allocable share of Cash Available for Distribution shall also be distributed concurrently with cash distributions to Members.  Cash Available for Distribution allocable to Members who are participating in the Distribution Reinvestment Plan shall be credited to their respective Capital Accounts at the end of each calendar month.

(d) Assignees of a Membership Interest shall be deemed to be the owner of such Membership Interest as of the first day following the day the transfer of such Membership Interest is completed in accordance with Sections 7.2 and 7.3 and shall not participate in distributions for the period prior to which the transfer occurs.

5.6 Cash Distributions Upon Termination.  Upon dissolution and termination of the Company, Cash Available for Distribution shall thereafter be distributed to Members in accordance with the provisions of Section 10.3 below.

ARTICLE 6

BOOKS AND RECORDS, REPORTS AND RETURNS

6.1 Books and Records.  The Managers shall cause the Company to keep the following:

(a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company.

(b) A copy of the Certificate and all amendments thereto.

(c) Copies of the Company’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

(d) Copies of this Agreement, including all amendments thereto, and the financial statements of the Company for the three (3) most recent years.

All such books and records shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during reasonable business hours.

6.2 Member List.  The Managers shall maintain an alphabetical list of the full names, last known business or residence addresses and business telephone numbers of the Members of the Company along with the number of Units held by each of them (the “Member List”) as a part of the books and records of the Company which shall be available for inspection by any Member or his designated representative at the principal office of the Company upon the request of the Member.  The Member List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of the Member List shall be mailed to any Member requesting the Member List within ten (10) days of the request.  The copy of the Member List to be mailed to a Member shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type).  A reasonable charge for copy work may be charged by the Company.  The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to the Members’ voting rights under this Agreement and the exercise of the Members’ rights under federal proxy laws.  If the Managers neglect or refuse to exhibit, produce or mail a copy of the Member List as requested, it shall be liable to the Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List and for actual damages suffered by the Member by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company.  The Managers may require any Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to such Member’s interest in the Company.  The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or under the laws of any state.

6.3 Tax Information. The Managers shall cause to be prepared and distributed to the Members not later than 75 days after the close of each Fiscal Year, Company information necessary for the preparation of the Members’ federal income tax returns.

6.4 Annual Report.  The Managers shall cause to be prepared at least annually, at Company expense, an annual report that includes financial statements audited by an independent registered public accounting firm prepared in accordance with accounting principles generally accepted in the United States, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes.  Such financial statements will include a balance sheet of the Company, and statements of income, changes in Members’ capital and cash flow.  The annual report for each Fiscal Year shall (i) include a report on the Company’s activities for such Fiscal Year, (ii) identify the sources of distributions to Members, including (as applicable) from (A) cash flow from operations during the Fiscal Year; (B) cash flow from operations during a prior period which had been held as reserves; (C) proceeds from Capital Transactions; and (D) reserves from the gross proceeds of the Offering of Units; (iii) set forth the compensation paid to the Managers and their Affiliates and a statement of the services performed in consideration therefore; and (iv) contain such other information as deemed reasonably necessary by the Managers to advise Members of the affairs of the Company.  Copies of the financial statements and annual reports shall be furnished or made available to each Member within 120 days after the close of each Fiscal Year, in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies.

6.5 Quarterly Reports.  If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies) to Members after such report is filed with the Securities and Exchange Commission, but no later than sixty (60) days after the end of the relevant quarter for the quarterly report on Form 10-Q.  If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies), within sixty (60) days after the end of each of the first three quarters of each Fiscal Year an unaudited financial report for that quarter including a balance sheet, a statement of income and a cash flow statement.  Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

6.6 Filings.  The Managers, at Company expense, shall cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities.  The Managers, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations.  The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies.  Any Member shall be provided with a copy of any of the reports upon request without expense to him.  The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article 6.

6.7 Fiscal Matters.

(a) Fiscal Year.  The Company shall adopt a Fiscal Year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the Managers in their sole discretion may, subject to any required approval by the Internal Revenue Service and the applicable state taxing authorities, at any time without the approval of the Members change the Company’s Fiscal Year to a period to be determined by the Managers.

(b) Method of Accounting.  The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

(c) Adjustment of Tax Basis.  Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Managers, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

6.8 Tax Matters Partner.  Redwood Mortgage Corp. shall be the initial “tax matters partner” (within the meaning of Section 6231 of the Code) of the Company (“TMP”), and as such, shall have all powers and authorities granted TMPs under the applicable provisions of the Code and the Treasury Regulations thereunder.  Redwood Mortgage Corp. (or any successor TMP) may be replaced as TMP, from to time, upon the unanimous approval of the Managers.  All costs and expenses incurred by the TMP in connection with an audit by the Internal Revenue Service or other government tax agency of a Company income tax return shall be borne by the Company.

ARTICLE 7

TRANSFER OF INTERESTS OF MANAGERS AND MEMBERS

7.1 Interest of Managers.  A successor or additional Manager may be admitted to the Company as follows:

(a) With the consent of all Managers and the affirmative vote or consent of the Majority of the Members, any Manager may at any time designate one or more Persons to be successors to such Manager or to be additional Managers, in each case with such participation in the Manager’s Interest as the Managers may agree upon, provided that the Membership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 10.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

(b) Upon any sale or transfer of a Manager’s Interest, the successor Manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of such transfer.  The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate Manager, or of any interest therein, or an assignment of a Manager’s Interest for security purposes only, shall not be deemed to be a sale or transfer of such Manager’s Interest subject to the provisions of this Section 7.1.

(c) In the event that the Members elect an additional Manager, without the concurrence of the existing Managers, pursuant to Section 4.15 or in the event that all or any one of the initial Managers are removed by the affirmative vote or consent of the Majority of the Members and a successor or additional Manager(s) is designated pursuant to Section 3.11, prior to a Person’s admission as a successor or additional Manager pursuant to this Section 7.1, such Person shall execute and deliver to the existing Managers or initial Managers (as the case may be) a written acknowledgement and agreement:

(i) that Redwood Mortgage Corp., a Manager, has been repaying the Formation Loan, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Company, and

(ii) that if such successor or additional Manager(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loan (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

7.2 Transfer of Membership Interest.  Except as specifically provided in this Article 7 or Article 8, none of the Members shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its Membership Interest. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.  No assignee of the whole or any portion of a Membership Interest shall have an Economic Interest or any other rights of a Member until such assignee becomes a substituted Member in accordance with Section 7.3.

7.3 Substituted Members.  No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met.

(a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b) The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business.  In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards), or (iii) one of the other conditions in Sections 7.3 or 7.4 hereof would not be met;

(c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.11 and 2.12 above;

(d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e) Such assignee shall pay or, at the election of the Managers, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

(f) The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense.

7.4 Further Restrictions on Transfers.  Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve month period, would, in the opinion of counsel for the Company, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any regulations or rules promulgated thereunder.

(c) Instruments evidencing a Membership Interest (if any) shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(d) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee.  Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

7.5 Elimination or Modification of Restrictions.  Notwithstanding any of the foregoing provisions of this Article 7, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE 8

REDEMPTION OF UNITS

8.1 Redemption of Units. No Member shall have the right to redeem its Units, withdraw from the Company or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Member’s initial purchase of Units, except in the event of the Member’s death within the first year of his or her purchase of Units.  Redemptions of Units after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with this Article 8.  The Managers shall have the right, in their sole discretion, to redeem the Units of any Member who holds less than 2,000 Units.  No penalty will be assessed in connection with such redemption of less than 2,000 Units by the Managers.  Additionally, as set forth below there shall be a limited right of withdrawal upon the death of a Member.  A Member may redeem its Units upon the following terms:

(a) A Member wishing to have his Units redeemed must mail or deliver a written request (a “Redemption Request”) to the Company (executed by the trustee or authorized agent in the case of Retirement Plans) in substantially the form of Exhibit A attached hereto indicating the number of Units that such Member wishes to be redeemed.  A Member may request that fewer than all of such Member’s Units be redeemed.  In connection with a Redemption Request, a Member shall provide such information and documents as may be reasonably requested by the Managers.

(b) In the event that the Managers decide to honor a Redemption Request, they will cause the Company to redeem all the Units (or portion thereof) requested to be redeemed by the Member, subject to the conditions and limitations set forth herein.

(c) The Company shall attempt to redeem Units on a quarterly basis.  Redemptions (or partial redemptions), if any, shall be paid at the end of the calendar quarter following the quarter in which the Redemption Request is received by the Company.  Units redeemed by the Company pursuant to this Article 8 shall be promptly canceled.

(d) The purchase price for redeemed Units shall be equal to:

(i) For redemptions beginning after one year (but before two years) following the date of acquisition of the redeemed Units, 92% of the actual purchase price for the Units paid by the redeeming Member or 92% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(ii) For redemptions beginning after two years (but before three years) following the date of acquisition of the redeemed Units, 94% of the actual purchase price for the Units paid by the redeeming Member or 94% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iii) For redemptions beginning after three year (but before four years) following the date of acquisition of the redeemed Units, 96% of the actual purchase price for the Units paid by the redeeming Member or 96% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iv) For redemptions beginning after four years (but before five years) following the date of acquisition of the redeemed Units, 98% of the actual purchase price for the Units paid by the redeeming Member or 98% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(v) For redemptions beginning after five years following the date of acquisition of the redeemed Units, 100% of the actual purchase price for the redeemed Units or 100% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less.

Notwithstanding the foregoing, with respect to any Redemption Request, the maximum number of Units which may be redeemed per quarter shall not exceed the greater of (i) 100,000 Units, or (ii) 25% of the Member’s total outstanding Units.  For Redemption Requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter.  The percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all Units covered by such Redemption Request regardless of when the final redemption payment is made.  Units purchased through the Company’s Distribution Reinvestment Program shall be subject to the same holding period and redemption values applicable to original purchases of Units.

(e) A portion of the early withdrawal penalty payments shall be applied toward the next installment(s) of principal under the Formation Loan owed to the Company by Redwood Mortgage Corp., thereby reducing the amount owed to the Company from Redwood Mortgage Corp.  Such portion will be determined by the ratio between the initial amount of the Formation Loan and the total amount of the offering costs incurred by the Company in the Offering of Units.  Once offering expenses are repaid, early redemption penalties will be applied to the Formation Loan, and then the Company’s own account.

(f) Notwithstanding the foregoing, the Company will not, (i) in any calendar year, redeem more than 5%, or (ii) in any calendar quarter, redeem more than 1.25%, of the weighted average number of Units outstanding during the twelve (12) month period immediately prior to the date of the redemption.  In addition, the Managers may, in their sole discretion, further limit the percentage of the total Members’ Units that may be redeemed or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any Treasury Regulations promulgated thereunder (determined without reference to Code Section 469(i)).

In the event that Redemption Requests in excess of the foregoing limitations are received by the Managers, such Redemption Requests will be honored in the following order of priority: (1) first, to redemptions upon the death of a Member; and (2) next, to other Redemption Requests until all other requests for redemption have been met.  All Redemption Requests shall be honored on a pro rata basis, based on the amount of Redemption Requests received in the preceding quarter plus unfulfilled Redemption Requests that the Company was unable to honor in prior quarter(s).

(g) Unfulfilled Redemption Requests carried over from a prior quarter shall not receive priority over Redemption Requests received by the Managers in the current quarter.

(h) In the event that a Member has an unfulfilled Redemption Request, the Member may withdraw such Redemption Request at any time by sending a written notice of withdrawal to the Company.  If the Company receives the notice of withdrawal on a date that is less than thirty (30) days prior to the next scheduled redemption payment, then that payment shall be made but all subsequent payments to the Member shall cease.  If the Company receives the notice of withdrawal on a date that is more than thirty (30) days prior to the next scheduled redemption payment, then all redemption payments to such Member shall cease.

(i) After withdrawing a pending Redemption Request in accordance with subsection (h) above, the withdrawing Member may thereafter submit another Redemption Request to the Company at a later date.  The purchase price for the redeemed Units covered by such later Redemption Request shall be determined based on the date of the later Redemption Request, and accordingly, may have a lower penalty than what was applied to the initial Redemption Request.

(j) Payments to redeeming Members shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Company’s business, and the Company shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the Redemption Requests of Members.  For this purpose, cash flow shall be considered to be available only after all current Company expenses have been paid (including compensation to the Managers and their Affiliates), adequate provision has been made for payment of the Company’s current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to Members who do not reinvest distributions pursuant to the Distribution Reinvestment Plan.

(k)The Managers shall have the right, in their sole discretion, at any time and from time to time, (i) to reject any Redemption Request or to suspend or terminate the acceptance of new Redemption Requests without prior notice, or (ii) to terminate, suspend and/or amend the unit redemption program. Without limiting the generality of the foregoing, the Managers may choose to terminate or suspend the unit redemption program in the event the Managers determine, in their sole discretion, that (i) the Company has insufficient available cash flow, in accordance with subsection (j) above or (ii) such termination or suspension would otherwise be in the best interests of the Company.  In addition, the Managers may, at any time and without prior notice, reduce the number of Units purchased under the unit redemption program if the Managers determine, in their sole discretion, that the funds otherwise available to fund the unit redemption program are needed for other Company purposes.  The foregoing limitations shall apply to all redemptions, including redemptions upon the death of a Member.  In the event that the Company shall terminate, suspend or amend its Unit redemption program, the Company shall send to the Members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment; provided, however, the Company may suspend or terminate the acceptance of new Redemption Requests at any time without prior notice, and the Company may reduce the number of Units purchased under the unit redemption program at any time without prior notice.  In addition, the Managers may, in their sole discretion, waive any applicable holding periods or penalties in the event of the death of a Member or other exigent circumstances or if the Managers believe such waiver is in the best interests of the Company.

(l)  The Company shall not be required to establish a reserve from which to fund redemptions.

8.2 Redemptions Upon Death of a Member.  Upon the death of a Member (including in the event of a Member’s death during the first year of its ownership of Units), an executor, heir or other administrator of the Member’s estate may, subject to certain conditions as set forth herein, redeem all or a portion of the deceased Member’s Units without penalty.  The total amount of Units available to be redeemed in any one quarter shall be limited to the greater of (i) 100,000 Units, or (ii) twenty-five percent (25%) of the deceased Member’s outstanding Units.  The executor, heir or other administrator of the Member’s estate shall give a Redemption Request to the Managers within six (6) months of the Member’s date of death or the Units will become subject to the standard redemption provisions set forth in Section 8.1 (a) through (i) above.  If spouses are joint registered holders of Units, the request to redeem the Units may be made if either of the registered holders dies.  Due to the complex nature of administering a decedent’s estate, the Managers reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant.  The Managers retain the discretion to refuse or to delay the redemption of a deceased Member’s investment unless or until the Managers have received all such information they deem relevant.  The redemption of a Member’s Units pursuant to this Section 8.2 is subject to the provisions of the last paragraph of subsection 8.1(d) above and subsections 8.1 (c), (f), (g), (h) and (i) above.

ARTICLE 9

DISTRIBUTION REINVESTMENT PLAN

9.1 Distribution Reinvestment Plan.

(a) A Member may elect to participate in the Company’s Distribution Reinvestment Plan (as amended from time to time, the “Distribution Reinvestment Plan”) and have its Cash Available for Distribution reinvested in Units of the Company upon the terms described in the Distribution Reinvestment Plan as adopted by the Managers and subject to the limitations and conditions specified therein.

(b) The Company may only offer the Members the option to participate in the Distribution Reinvestment Plan if the following conditions are met: (i) the Company is registered or exempted under any relevant state blue sky laws; (ii) the Company’s legal counsel has submitted an opinion that the pooling of the funds for reinvestment is not in itself a security; (iii) the Members are free to elect to revoke reinvestment within a reasonable time and such right is fully disclosed in the Offering documents; (iv) prior to each reinvestment, the Members receive a current updated disclosure document that contains at minimum the minimum investment amount, the type or source of the proceeds that may be invested and the tax consequences of reinvestment to the Members; (v) the Company’s legal counsel has submitted an opinion that different consideration paid on reinvestment is not in violation of applicable state law; and (vi) the broker-dealer or the Company assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable state suitability standards for participation in each reinvestment.

9.2 Purchase of Additional Units.  Under the Distribution Reinvestment Plan, participating Members effectively use amounts otherwise distributable to them to purchase additional Units at a price per Unit so that the Capital Accounts of the Members immediately after the subject distribution and the deemed reinvestment are equal on a per-Unit basis. The Managers will credit Units purchased under the Distribution Reinvestment Plan to the participating Members as of the pertinent distribution date. If a Member revokes a previous election to participate in the Distribution Reinvestment Plan, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional Units from and after the effectiveness of the notice.

9.3 Statement of Account.  Within sixty (60) days after the end of each calendar quarter, the administrator will furnish or make available to each participating Member a statement of account describing as to such Member, the distributions received during the quarter, the number of Units or other interests purchased during the quarter, the purchase price for such Units or interests, and the total Units or interests purchased on behalf of such Member pursuant to the Distribution Reinvestment Plan.

9.4 Continued Suitability Requirements.  Each Member who is a participant in the Distribution Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and the Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Managers promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

9.5 Changes or Termination of the Distribution Reinvestment Plan.  The terms and conditions of the Distribution Reinvestment Plan may be amended, supplemented, suspended or terminated for any reason by the Managers at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

ARTICLE 10

DISSOLUTION OF THE COMPANY; MERGER OF THE COMPANY

10.1 Events Causing Dissolution.  The Company shall dissolve upon occurrence of the earlier of the following events:

(a) Expiration of the term of the Company as stated in Section 2.9 of this Agreement.

(b) The affirmative vote or consent of the Majority of the Members.

(c) The sale of all or substantially all of the Company’s assets; provided, for purposes of this Agreement the term “substantially all of the Company’s assets” shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Company’s total assets as of the time of sale.

(d) The retirement, death, insanity, dissolution or bankruptcy of a Manager unless, within ninety (90) days after any such event (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, Members holding more than two-thirds (2/3) of the total outstanding Percentage Interests of the Company agree to continue the business of the Company and to the appointment of a successor Manager who executes a written acceptance of the duties and responsibilities of a Manager hereunder.

(e) The removal of a Manager, unless within ninety (90) days after the effective date of such removal (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, a successor Manager is approved by the affirmative vote or consent of the Majority of the Members as provided in Section 3.11 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Company.

(f) The withdrawal of a Manager pursuant to the provisions of Section 3.12, unless pursuant to the provisions of Section 3.12, the Majority of the Members elect to continue the business of the Company.

(g) Any other event causing the dissolution of the Company under the laws of the State of Delaware.

10.2 Winding Up and Termination.  Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Act.  Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Managers will wind up the Company’s affairs as follows:

(a) No new Loans shall be made or purchased;

(b) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, the Managers shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company’s outstanding Loans in accordance with their terms; provided, however, the Managers shall liquidate all Company assets for the best price reasonably obtainable in order to completely wind up the Company’s affairs within five (5) years after the date of dissolution;

(c) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, all sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 10.3 below.

10.3 Order of Distribution of Assets.  In the event of dissolution as provided in Section 10.1 above, the cash of the Company shall be distributed as follows:

(a) All of the Company’s debts and liabilities to persons other than Members and Managers shall be paid and discharged;

(b) All of the Company’s debts and liabilities to Members and Managers shall be paid and discharged;

(c) The balance of the cash of the Company shall be distributed to the Members and Managers in accordance with Section 5.5.

10.4 Deficit Capital Account Balances of Managers.  If any Manager’s Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

10.5 No Recourse to Manager. Upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against the Managers or any other Member.  The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers.  The Managers are hereby authorized to do any and all acts and things authorized by law for these purposes.  In the event of insolvency, dissolution, bankruptcy or resignation of all of the Managers or removal of the Managers by the Members, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by the affirmative vote or consent of the Majority of the Members, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

10.6 Merger or Consolidation of the Company.  The Company may be merged or consolidated with one or more limited liability companies, limited partnerships or other entities (including with Affiliates of the Company), provided that, except for conversions covered by Section 4.19(a), the affirmative vote or consent of the Majority of the Members is obtained pursuant to Section 4.15.  Any such merger or consolidation may be effected by way of a sale of the assets of, or Units in, the Company or purchase of the assets of, or Units in, another limited liability company, limited partnership or other entity, or by any other method approved pursuant to Section 4.15.  In any such merger or consolidation, the Company may be either a disappearing or surviving entity.

ARTICLE 11

TRANSACTIONS BETWEEN THE COMPANY,
THE MANAGERS AND AFFILIATES

11.1 Loan Brokerage Commissions.  The Company will enter into Loan transactions where the borrower has engaged and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the Loan.  The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis.  It is estimated that such commissions will be approximately two percent (2%) to five percent (5%) of the principal amount of each Loan made during that year.  The loan brokerage commissions shall be capped at 4% per annum of the Company’s total assets per year (except during the first year of operations), based on the asset amount at the beginning of each year.

11.2 Loan Servicing Fees.  A Manager or an Affiliate of a Manager may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular Loan, shall not exceed 0.25% of the total unpaid principal balance of each Loan serviced.  The Managers or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.  The servicing fee shall be payable to the servicing agent regardless of whether specific Loan payments are collected.

11.3 Loan Administrative Fees. A Manager or an Affiliate of a Manager may receive a loan administrative fee in an amount of up to 1% of the principal amount of each new Loan originated or acquired on the Company’s behalf for services rendered in connection with the selection and underwriting of potential Loans.    Such fees shall be payable by the Company upon the closing of each Loan.

11.4 Processing and Escrow Fees.  A Manager or an Affiliate of a Manager may receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged for comparable services in the geographical area where the property securing the Loan is located, payable solely by the borrower and not by the Company.

11.5 Asset Management Fee.  The Managers shall receive a monthly fee for managing the Company’s Loan portfolio and general business operations in an amount up to 0.75% annually of the Base Amount, payable on the first day of each calendar month until the Company is finally wound up and terminated.  The Managers, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.  No asset management fee shall be payable on amounts held in the Subscription Account.  No asset management fee shall be paid from reserves of the Company.

11.6 Reconveyance Fees.  The Managers may receive a fee from a borrower for reconveyance of a property upon full payment of a Loan in an amount as is generally prevailing in the geographical area where the property is located.

11.7 Assumption Fees.  A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

11.8 Extension Fee.  A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

11.9 Prepayment and Late Fees.  Any prepayment and late fees collected by a Manager or an Affiliate of the Managers in connection with Loans shall be paid to the Company.

11.10 No Rebates and Reciprocal Arrangements.

(a) The Managers and their Affiliates may not receive from the Company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the Managers or any of their Affiliates to do so.

(b) None of the Managers nor any of their Affiliates shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of Units in the Company; provided, however, that this clause shall not prohibit the normal Sales Commissions payable to a registered broker-dealer or other properly licensed Person for selling Units.

11.11 Other Fees. The Managers and their Affiliates may not receive any fees or other compensation from the Company except as specifically provided for in this Agreement or as described in the Prospectus.  The Managers and their Affiliates may not receive real estate brokerage commissions, property management fees or insurance services fees.

11.12 Formation Loan to Redwood Mortgage Corp.  The Company may lend to Redwood Mortgage Corp., a sum not to exceed 7% of the total amount of Capital Contributions to the Company by the Members, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the Managers.  The Formation Loan shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Company.  Upon completion of the Offering, the balance of the Formation Loan shall be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the Offering terminates.

11.13 Sale of Loans to Managers or Affiliates.  The Company may not sell a Loan to any of the Managers or their Affiliates unless all of the following criteria are met: (i) the Company does not have sufficient offering proceeds available to retain the Loan  (or contract rights related thereto); (ii) the Prospectus discloses that the Managers or their Affiliates will purchase all Loans (or contract rights) that the Company does not have sufficient proceeds to retain; (iii) the Managers or their Affiliates pay the Company an amount in cash equal to the cost of the Loan (or contract rights) to the Company (including all cash payments and carrying costs related thereto); (iv) the Managers or their Affiliates assume all of the Company’s obligations and liabilities incurred in connection with holding the Loan (or contract rights) by the Company; (v) the sale occurs not later than 90 days following the termination date of the Offering; and (vi) the methodology to be used by the Company in determining which Loans it will sell in the event that the Offering proceeds are insufficient to retain all Loan is fully disclosed in the Prospectus.

11.14 Purchase of Loans from Managers or Affiliates.  The Company may not acquire a Loan in which any of the Managers or their Affiliates have an interest unless: (i) the Managers or their Affiliates acquired the Loan in its name and temporarily held title thereto for the purpose of facilitating the acquisition of the Loan, provided that such Loan is purchased by the Company for a price no greater than the cost of such Loan to the Managers or their Affiliates, except compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a Program formed by the Managers or their Affiliates pursuant to the rights of first refusal required by Section 11.17 below (in such case the purchase price should be no more than  fair market value as determined by the appraisal of a Competent Independent Expert.).  A Manager or its Affiliates shall not sell a Loan to the Company pursuant to clause (i) of this Section 11.14 if the cost of the Loan exceeds the funds reasonably anticipated to be available to the Company to purchase the Loan.

11.15 Participation in Loans.  The Company may participate in Loans with other Programs organized by the Managers, whereby the Company acquires a fractional undivided interest in a Loan.  The Company may also participate in Loans with nonaffiliated lenders, individuals or pension funds.  Notwithstanding anything to the contrary in this Agreement, the Company may acquire from or sell to publicly registered Programs affiliated with the Company, participation interests in Loans.

11.16 Dealings with Related Programs.  The Company shall not acquire a Loan from, or sell a Loan to a Program in which a Manager has an interest, except as otherwise allowed by this Article 11.

11.17 Investments in or with other Programs.

(a) The Company may invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met:  (i) the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the compensation to the managers or general partners is substantially identical in each Program; (iv) each Program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(b) Other than as specifically permitted in subsection (a) above or in Section 11.15, the Company shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

(c) The Company may invest in general partnership interests of limited partnerships only if the Company alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (a) above acquires a “controlling interest” (as that term is defined in Section V.G.1. of the NASAA Mortgage Guidelines), no duplicate fees are permitted and no additional compensation beyond that permitted by this Agreement shall be paid to the Managers.

(d) The Company shall not invest in interests of other Programs (i.e. “lower-tier Programs”).

11.18 Commissions on Reinvestment or Distribution.  Except as otherwise permitted under this Agreement, the Company shall not pay, directly or indirectly, a commission or fee to a Manager or its Affiliate in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

11.19 Sales Commissions.

(a) The Units shall be offered to the public on a best efforts basis through participating broker-dealers.  The participating broker-dealers may receive such commissions, reallowances, fees and other compensation as are set forth in the Prospectus, except that no such fees or reallowances shall be paid with respect to sales of Units under the Distribution Reinvestment Plan.  The Offering shall be made in compliance with Rule 2810 of the NASD Conduct Rules, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members.  In the event the Company receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker dealer, Redwood Mortgage Corp. through the Formation Loan may pay to the Company an amount equal to the amount of the Sales Commissions otherwise attributable to a sale of a Unit through a participating broker dealer.  The Company will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.  All unsolicited orders will be handled only by the Managers.  Sales Commissions will not be paid by the Company out of the proceeds of the Offering.  All Sales Commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section 11.1 above.  Units may also be offered or sold directly by the Managers for which they will receive no Sales Commissions.

(b) The Managers may accept unsolicited orders received directly from an investor utilizing the services of a Registered Investment Advisor and may pay “client fees” to the Registered Investment Advisor in the manner and subject to the conditions and limitations set forth in the Prospectus.

11.20 Reimbursement of Offering Expenses.  The Managers may be reimbursed for, or the Company may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions), in the amounts set forth in the Prospectus.  The Managers may, at their election, pay any offering and organizational expenses in excess of this amount.

11.21 Reimbursement.  The Company shall reimburse the Managers or their Affiliates for the actual cost to the Managers or their Affiliates (or pay directly), the cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Managers or their Affiliates.  The Company shall also pay or reimburse the Managers or their Affiliates for the cost of administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Managers or their Affiliates of providing such services, or (B) 90% of the amount the Company would be required to pay to non-affiliated Persons rendering comparable administrative services in the same geographical location.   No reimbursement shall be permitted for services for which the Managers are entitled to compensation by way of a separate fee.  The cost of administrative services as used in this Section 11.21 shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Company’s independent certified public accountant.  The annual report to Members shall include a breakdown of the costs reimbursed to the Managers. Within the scope of the annual audit of the Managers’ financial statements, the independent certified public accountant must verify the allocation of such costs to the Company. The method of verification shall at a minimum provide:  (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee.  The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the Managers’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a Program-by-Program basis and may be reimbursed to the Managers by the Company in accordance with this Section 11.21 only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

11.22 Non-reimbursable Expenses.  The Managers will pay and will not be reimbursed by the Company for any general or administrative overhead incurred by the Managers in connection with the administration of the Company which is not directly attributable to services authorized by Sections 11.20, 11.21 or 11.23.

11.23 Operating Expenses.  Subject to Sections 11.20, 11.21 or 11.22, all expenses of the Company shall be billed directly to and paid by the Company which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the business of the Company including persons who may also be employees of the Managers or Affiliates of the Managers, but excluding such items incurred or allocated to any control persons of either the Managers or their Affiliates, (ii) all costs of borrowed money, taxes and assessments on Company properties foreclosed upon and other taxes applicable to the Company, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property (provided that the total compensation paid to all Persons for the sale of a property held by the Company as the result of foreclosure shall be limited to a competitive real estate commission, not to exceed 6% of the contract price for the sale of the property), (vii) the cost of insurance as required in connection with the business of the Company, (viii) expenses of organizing, revising, amending, modifying or terminating the Company, (ix) expenses in connection with distributions made by the Company, and communications, bookkeeping and clerical work necessary in maintaining relations with the Members and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Company, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, or other reports to the Members which the Managers deem to be in the best interests of the Company, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Company including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Company property, (xiii) costs incurred in connection with any litigation in which the Company is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company including legal and accounting fees incurred in connection therewith, (xiv) costs of any computer services used for or by the Company, (xv) expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants and appraisers.  For the purposes of Section 11.23(i), a control person is someone holding a 5% or greater equity interest in the Managers or their Affiliates or a Person having the power to direct or cause the direction of the Managers or their Affiliates, whether through the ownership of voting securities, by contract or otherwise.

11.24 Deferral of Fees and Expense Reimbursement.  The Managers may defer payment of any fee or expense reimbursement provided for herein.  The amount so deferred shall be treated as a non-interest bearing debt of the Company and shall be paid from any source of funds available to the Company, including Cash Available for Distribution prior to the distributions to Members provided for in Article 5.

11.25 Payment Upon Termination.  Upon the occurrence of a terminating event specified in Article 10, the Company shall pay the Manager, within thirty (30) days of the terminating event, in cash all amounts then accrued and owing to the Manager under this Agreement.

ARTICLE 12

MISCELLANEOUS

12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.11 and 2.12, each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

12.2 Notices.  Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid.  Notices to Members shall be addressed to the Members at the last address shown on the Company records.  Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein.  Notice to any Manager shall constitute notice to all Managers.

12.3 Right to Engage in Competing Business.  Nothing contained herein shall preclude any Manager or Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Managers or Members, without participation by the other Managers or Members, and without liability to them or any of them.  Each Member waives any right he may have against the Managers for capitalizing on information received as a consequence of the Managers’ management of the affairs of this Company.

12.4 Amendment.  This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Section 4.15 provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby).  This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members.  Any amendment to this Agreement modifying the compensation or distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers.  In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a) There is a change in the name of the Company or the amount of the contribution of any Member;

(b) A Person is substituted as a Member;

(c) An additional Member is admitted;

(d) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e) There is a change in the time as stated in the Agreement for the dissolution of the Company, or the redemption of Units by the Company;

(f) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(g) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Members;

(h) To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(i) To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(j) To amend the unit redemption provisions of this Agreement.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

12.5 Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

12.6 Waiver.  No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

12.7 Severability.  If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.8 Application of Delaware law.  This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

12.9 Captions.  Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

12.10 Number and Gender.  Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

12.11 Counterparts.  This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

12.12 Waiver of Action for Partition.  Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

12.13 Assignability.  Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

12.14 No Mandatory Arbitration of Disputes. Except as set forth in Section 3.13, nothing in this Agreement or the Subscription Agreement shall be deemed to require the mandatory arbitration of disputes between a Member and the Company or any Manager.  Nothing in this Section 12.14 is intended to apply to preexisting contracts between broker-dealers and Members.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

MANAGERS:	GYMNO CORPORATION
A California Corporation

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

REDWOOD MORTGAGE CORP.
A California Corporation

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

MEMBERS:	GYMNO CORPORATION
(Manager and Attorney-in-Fact)

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

Exhibit A

NOTICE OF REDEMPTION REQUEST

The undersigned Member hereby (i) requests that Redwood Mortgage Investors IX, LLC (the “Company”) redeem ___________________ Units of Membership Interests in the Company held by such Member in accordance with the terms of the Limited Liability Company Operating Agreement of the Company, as such agreement may be amended from time to time (the “Operating Agreement”); (ii) agrees to surrender such Units and all right, title, and interest therein promptly upon payment of the purchase price for such Units; (iii) directs that the purchase price payable upon redemption of such Units be delivered to such Member.

The undersigned hereby represents, warrants, and certifies that the undersigned (a) has not transferred or encumbered title to such Units; (b) has the full right, power and authority to redeem and surrender such Units as provided herein; and (c) has obtained the consent or approval of all Persons, if any, having the right to consent or approve such redemption and surrender.

Capitalized terms in this notice have the meaning as set forth in the Operating Agreement.

Dated: ____________________

By: ________________________________
(Name of Member)

________________________________
(Signature)

Schedule A

LIST OF MEMBERS

Name and Address of Member	Date of Admission	Capital Contribution	Number of Units Owned
Initial Member: Gymno Corporation, a California corporation 900 Veterans Blvd., Suite 500 Redwood City, CA 94063	October 8, 2008	$10,000.00	None

Additional Members:

NONE

EXHIBIT B

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

REDWOOD MORTGAGE INVESTORS IX, LLC
A DELAWARE LIMITED LIABILITY COMPANY

The undersigned hereby applies to purchase units in REDWOOD MORTGAGE INVESTORS IX, LLC (the “company”) in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the prospectus dated June 8, 2009.

1.           Representations and Warranties.  The undersigned represents and warrants to the company and its managers as follows:

(a)           I have received the prospectus dated June 8, 2009, and I accept and agree to be bound by the terms and conditions of the organizational documents of the company.

(b)           I am aware that this subscription may be rejected in whole or in part by the managers in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the company.

(c)           I understand that units may not be sold or otherwise disposed of without the prior written consent of the managers, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited liability company operating agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations.  I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(d)           I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the company.  If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(e)           I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(f)           I acknowledge and agree that counsel representing the company, the managers and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

(g)           If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the company.

BY MAKING THESE REPRESENTATIONS, THE SUBSCRIBER HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2.           Power of Attorney.  The undersigned hereby irrevocably constitutes and appoints the managers, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a)           The limited liability operating agreement and any amendments thereto or cancellations thereof required under the laws of the State of Delaware;

(b)           Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the company is doing or intends to do business; and

(c)           Any documents which may be required to effect the continuation of the company, the admission of an additional or substituted member, or the dissolution and termination of the company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof.  The power of attorney shall also survive the delivery of an assignment of units by a member; provided, that where the assignee thereof has been approved by the managers for admission to the company as a substituted member, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the managers to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3.           Acceptance.  This subscription agreement will be accepted or rejected by the managers within thirty (30) days of its receipt by the company.  The managers also reserve the right to revoke its acceptance within such thirty (30) day period.  Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit.  The managers will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

4.           Payment of Subscription Price.  The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement.  I understand that my subscription funds will be held by the managers until my funds are needed by the company to fund a mortgage investment or for other proper company purposes, and only then will I actually be admitted to the company.  In the interim, my subscription funds will earn interest at passbook savings accounts rates.  Such interest will be returned to me after I am admitted to the company.

5.           THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS IX, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ITS MANAGERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6.           Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the managers immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

Type of Ownership: (check one)

	[ ]	INDIVIDUAL	*	[ ]	IRA (Investor and Custodian must sign)

	[ ]	TRUST (Trustee signature required)	*	[ ]	ROTH IRA (Investor and Custodian must sign)
(Title page, Successor Trustee page and signature
		pages of the Trust Agreement MUST be enclosed)	*	[ ]	SEP/IRA (Investor and Custodian must sign)

*	[ ]	JOINT TENANTS WITH RIGHTS		[ ]	PENSION PLAN (Trustee signature required)
OF SURVIVORSHIP (All parties must sign)

*	[ ]	COMMUNITY PROPERTY		[ ]	PROFIT SHARING PLAN (Trustee signature required)

*	[ ]	TENANTS IN COMMON (All parties must sign)		[ ]	401(k) (Trustee signature required)

	[ ]	TOD – Transfer On Death		[ ]	OTHER (Please describe)
(must be titled as an Individual or as
Joint Tenants only – special form required)
*  Two or more signatures required.

1.	INVESTOR NAME AND ADDRESS
Complete this section for all accounts.  If asset is in a qualified plan Item 2 must also be completed.  All checks and correspondence will go to this address unless another address is listed in Items 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

		City	State	Zip Code

		Home Phone Number	Social Security #/Taxpayer ID#
A Social Security Number or Tax ID is
		Alternate Phone Number	required for all accounts.

2.	CUSTODIAN REGISTRATION	Name of Custodian:
Please print here the exact name of Custodian

Address

		City	State	Zip Code

		Taxpayer ID#	Client Account Number

SIGNATURE:

	(X)	(Custodian)

3.	INVESTMENT	Number of units to be purchased
Minimum initial investment
	2,000 units ($2,000);	Amount of payment enclosed
minimum additional
investment for existing
	member 1,000 units ($1,000). Partial unit	Please make check payable to “California Bank & Trust – Escrow Holder for Redwood Mortgage Investors IX, LLC” until the company receives subscriptions for the minimum
	purchases are acceptable.	of 1,000,000 units ($1,000,000). Thereafter, checks should be made payable to Redwood Mortgage Investors IX, LLC.

		Check one: [ ] Initial Investment	[ ] Additional Investment

A completed Subscription Agreement is required for each initial and additional investment

4.	DISTRIBUTIONS
Please check one of the following.  Please note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian listed in Item 2.

Check One:[ ] I elect to participate in the distribution reinvestment plan of the company.

[ ] I elect to have cash distributions paid to me.

5.	ALTERNATE ADDRESS FOR DISTRIBUTIONS
If cash distributions are to be sent to an address other than that listed in Item 1, please enter the information here.  All other communications will be mailed to the investor’s registered address of record under Item 1.  In no event will the company or its affiliates be responsible for any adverse consequences of direct deposits.

		Name		Client Account #

Address

		City	State	Zip Code

	DIRECT DEPOSIT (Electronic Funds Transfer)	Check one: Checking: [ ] Savings: [ ]

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES	Please read and initial each of the representations below:
Joint
			Investor	Investor
(a) I have received the Prospectus for the company, and I accept and agree to be bound by the terms and conditions of the Prospectus

(b) I have a net worth (exclusive of home, furnishings, auto) of $70,000 and an annual gross income of at least $70,000 or a net worth of $250,000 (exclusive of home, furnishings, auto).

(c) I am purchasing the units for my own account, and I acknowledge that there is no public market for the units.

(d) I am not an Unacceptable Investor, as such term is defined in the Prospectus under “Suitability Standards – Restrictions Imposed by the USA Patriot and Related Acts.”

(e) I am able to withstand the loss of my investment.

(f) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.

You do not waive any right you may have under the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law by executing the Subscription Agreement.  A sale of units may not be completed until you have been in receipt of the final Prospectus (at least 5 days). ).  If your Subscription Agreement is accepted, we will return to you a countersigned copy of the Subscription Agreement, which will constitute confirmation of your purchase of units.

IN WITNESS WHEREOF, the undersigned has executed below this ________day of _______________, 20_____, at (City)

	Investor’s primary residence is in	(State)

(X)
(Investor Signature and Title)

(X)
(Investor Signature and Title)

7.	BROKER-DEALER INFORMATION (To be completed by selling broker-dealer)
The undersigned broker-dealer hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor the requisite number of days prior to the date the Subscription Agreement was delivered to the company; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

(X)
Broker-Dealer Authorized Signature (Required on all Applications)

Broker-Dealer Name:

Street Address:

City, State, Zip Code:

Registered Representative

Name (Last, First):

Street Address:

City, State, Zip Code

Phone No.:

The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the selling broker-dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the units.

Registered Representative’s Signature:

(X)

[  ]  Registered Investment Advisor (RIA) and Wrap Fee Representation.  Please check the box if this investment is made through an RIA charging no commission on this sale or otherwise is made pursuant to a wrap fee or other asset fee arrangement with the member listed below and as a result no commission shall be paid to the participating RIA or broker-dealer.

(If an owner or principal or any member of the RIA firm is a FINRA licensed registered representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer for administrative purposes, not through the RIA.)

REGISTERED INVESTMENT ADVISOR INFORMATION

(The following section is for use with investments made through an RIA charging no commission or otherwise made pursuant to a wrap fee or other asset fee arrangement with the Investor listed above)

Broker-Dealer Affiliated?                                           [  ]YES                        [  ]NO       Broker-Dealer Name  ____________________________________

Are you a registered investment advisor ("RIA") under applicable state or federal law?                                                                                                                                            [  ]YES[  ]NO

The advisor certifies (i) that if the advisor is affiliated with an FINRA firm, that all fees received by him in connection with this transaction will be run through the books and records of the FINRA member firm in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules;  (ii) that if the member has elected to pay client fees from earnings, the advisor hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (iii) that, if applicable, the advisor understands and acknowledges that neither  the company or the managers shall have any liability to him with respect to any client fees paid from members' earnings under the authorization agreement and that the managers and the company in no way guarantee that there will be sufficient cash for distribution to members and, thus in the case of a signed authorization agreement, sufficient cash for the member to pay the client fees from earnings; and (iv) that, in any dispute between the advisor and the investor regarding payment of client fees, the company and the managers will respect the wishes of the member and that the managers and the company will have no liability to the advisor as a result thereof.

Please check applicable box.

[  ]  Yes, client fees paid.                                           If client fees are to be paid, the AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES must be completed and signed by the member and the advisor.

[  ]  No client fees paid from earnings or distributions

REDWOOD MORTGAGE INVESTORS IX, LLC
AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
FOR MEMBERS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS

By signing this authorization  the undersigned hereby authorizes and directs the company to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned’s capital account (“client fees”). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the member at the end of the month, and such client fees shall be paid to the advisor on a monthly basis.  The capital accounts of the members who elect to pay client fees through the company will be less than the capital accounts of members who do not pay client fees or who do not pay client fees through the company.

The undersigned acknowledges and agrees that neither the company nor the managers shall have any liability for disbursements made pursuant to this authorization.  The undersigned acknowledges that all periodic cash distributions by the company are non-cumulative.  Further, the undersigned acknowledges that the managers are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement.  In the event of insufficient earnings, the company and the managers shall have no liability to the undersigned or the payee.  The undersigned further acknowledges and agrees that the company is authorized to comply with this request unless and until this authorization is expressly revoked in writing and terminated by the undersigned member.

PAYEE (ADVISOR) 1	MEMBER

Name of Payee - Please Print	Name of Member - Please Print

Authorized Signature of Payee	Signature of Member

Firm Name	Signature of Joint Owner (if applicable)

1If the advisor is affiliated with a FINRA broker-dealer firm, all fees received by him in connection with this transaction will be run through the books and records of the FINRA member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules

(Office Use Only)

8.	ACCEPTANCE	This subscription accepted
This subscription will not
	be an effective agreement	REDWOOD MORTGAGE INVESTORS IX, LLC,
	until it or a facsimile is	A Delaware Limited Liability Company
	signed by a manager of	900 Veterans Blvd., Suite 500
	Redwood Mortgage	Redwood City CA 94063
	Investors IX, LLC, a	(650) 365-5341
Delaware Limited Liability Company

By:

Investor #:		Date Entered:

Check Amount:	$	Check Date:

Check Number:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11
260.141.11 RESTRICTION ON TRANSFER

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)
to the transferor’s ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to the holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule is not required;

(10)
by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)
by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)
by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)
by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Instructions for completing Subscription Agreement
Redwood Mortgage Investors IX, LLC

Please follow these instructions and complete each section carefully, as failure to do may result in rejection of your Subscription Agreement.

Type of Ownership

Check the appropriate box to indicate what type of investment you are making.  Note under each classification any additional signatures or documents that may be required.  If the investment type you are making is not listed, enter it in the section titled OTHER.

Item 1. Investor Name and Address

Enter the full name of the Investor.  For Trust Accounts and non-custodial qualified plans enter the name of the Trustee(s) on the first line and the Trust or plan name on the second line.  On Custodial Accounts this section must be completed for the Benefit Plan Investor; Custodial information is entered in Item 2.

Enter the Investor’s mailing address, phone and Social Security Number or Tax ID Number.  If the investment is made in more than one name, only one Tax ID Number will be used and should be that of the first person listed.

Item 2. Custodian Registration

Custodian should complete this section, entering all pertinent information and signing accordingly.

Item 3. Investment

Enter the number of units purchased and the dollar amount of the investment.

Mark whether the investment is an initial or additional investment.

Item 4. Distributions

Check the appropriate box to indicate whether the investor elects to participate in the distribution reinvestment plan of the company or to have earnings distributed monthly.

Each member who elects to have distributions reinvested agrees to notify the company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.

Item 5. Special Address for Distributions

If distributions are to be sent to an address other than that provided in Item 1, provide the name, address and account number.

If distributions are to be made to a checking or savings account via electronic funds transfer, check the appropriate box and attach an original voided check for checking accounts or an original deposit slip for savings accounts.

Your request for EFT deposit may be rejected if it is not accompanied by the proper bank document as indicated above.

Item 6. Signatures

Initial each representation separately.  If investment is held jointly or severally all investors must initial the representations.

Enter the date, city and state the Subscription Agreement was signed.  If investment is held jointly or severally all investors must sign the Subscription Agreement.

Item 7. Broker-Dealer Information

All pertinent broker-dealer and registered representative information must be completed.

Subscription Agreement must have both the Registered Representative and broker-dealer signatures present on the Subscription Agreement.  Please note that if the Registered Representative is authorized to sign on the behalf of the broker-dealer they may sign in both areas.

The Subscription Agreement may be rejected if this section is not fully completed and both sections are not signed.

Only an original, completed copy of the Subscription Agreement can be accepted.  Photocopied or otherwise duplicated Subscription Agreements can not be accepted by the company

Item 8. Acceptance

Item 8 is for Redwood Mortgage Investors office use only

Forward the completed and signed original Subscription Agreement along with your payment to the following address.  Wiring instructions are available.  Please contact Investor Services for current wiring instructions.

Mailing Address Redwood Mortgage Investors IX, LLC P.O. Box 5096 Redwood City, CA 94063	Overnight Address Redwood Mortgage Investors IX, LLC 900 Veterans Blvd, Suite 500 Redwood City, CA 94063

If you have any questions or require additional assistance in completing the Subscription Agreement, please contact Investor Services at (800) 659-6593, option 1

EXHIBIT C

FORM OF DISTRIBUTION REINVESTMENT PLAN

Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company, a manager of the Company or an unaffiliated third party (the “Administrator”), as agent for members who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below.  The Administrator shall be chosen by the Company.  The initial Administrator shall be Redwood Mortgage Corp., a California corporation and a manager of the Company.

1.           Election to Participate.  Any purchaser of units of limited liability company interest of the Company (the “Units”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Units. Any member who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may designate the amount of their cash distributions with respect to all Units owned by them to be reinvested pursuant to the Plan.

2.           Distribution Reinvestment Plan.  The Administrator will receive the designated amount of cash distributions paid by the Company with respect to Units of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Section 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Units will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to the designated amount of Distributions attributable to such period and to all periods thereafter.

3.           General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a)
The Administrator will invest Distributions in Units at a price of $1.00 per Unit until the earlier to occur of: (i) the issuance of all Units reserved for issuance pursuant to the Plan; (ii) the termination of the Company’s offering of the Units reserved for issuance under the Plan pursuant to the Company’s prospectus to which this form is an exhibit, as thereafter amended or supplemented, and any subsequent offering of Plan Units pursuant to an effective registration statement; or (iii) the termination of this Plan pursuant to Paragraph 9 below.

(b)	No selling commissions, marketing support fee, wholesaling fee or marketing reallowance shall be paid with respect to Units purchased pursuant to the Plan.

(c)
For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Units are made on behalf of such Participant.

(d)
Distributions shall be invested in Units by the Administrator promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(e)
Participants may acquire fractional Units, computed to four decimal places, so that 100% of the Distributions will be used to acquire Units. The ownership of the Units shall be reflected on the books of the Company or its transfer agent.

(f)	In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Units owned by Participants and any additional payments received from Participants.

4.           Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability with respect to the date on which Units are purchased for a Participant.

5.           Suitability.

(a)
Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Units.

(b)
For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Units.

6.           Reports to Participants.  Within sixty (60) days after the end of each calendar quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Units purchased and the per Unit purchase price for such Units pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Units becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7.           Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

8.           Termination.

(a)
A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator.  In the case of a death of a Participant, an executor, heir or other administrator of such Participant’s estate may terminate or modify participation in the Plan with respect to the Units of such Participant by written notice to the Administrator.  To be effective for any Distribution, such notices must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which such Distribution relates.

(b)
A Participant’s transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9.           Amendment or Termination by Company.

(a)
The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b)
The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten (10) days prior written notice to a Participant, or to all Participants, as the case may be.

(c)
After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Units. Any future Distributions with respect to such former Participant’s Units made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

10.           State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

11.           Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 900 Veterans Blvd., Suite 500, Redwood City, California 94063, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

12.           Governing Law.   THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

REDWOOD MORTGAGE INVESTORS IX, LLC

Up to 150,000,000 Units of Limited Liability Company Interest, $1 per Unit – Maximum Offering
1,000,000 Units of Limited Liability Company Interest, $1 per Unit – Minimum Offering
37,500,000 Units of Limited Liability Company Interest, $1 per Unit – issuable pursuant to the Distribution Reinvestment Plan
Minimum Investment: 2,000 Units (may be higher in certain states)

Dated: June 8, 2009

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer.  Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the respective dates at which information is given herein, or the dates thereof:  however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

UNTIL SEPTEMBER 6, 2009 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.                      Other Expenses of Issuance and Distribution.

The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $187,500,000 to be as follows:

SEC Registration Fee	$7,369
FINRA Registration Fee	19,250
Blue Sky Registration Fees	250,000
Printing and EDGAR Expenses	605,000
Accounting Fees and Expenses	225,000
Legal Fees and Expenses	850,000
Advertising and Sales (including Postage Expenses)	550,000
Sales Literature	543,381
Due Diligence	750,000
Broker Dealer Marketing Re-allowance Fee	1,500,000
Sales Seminars	1,150,000
Training and Educational Meetings	300,000

Total	$6,750,000

ITEM 32.	Sales to Special Parties.

Inapplicable

ITEM 33.	Recent Sales of Unregistered Securities.

None

ITEM 34.	Indemnification of Directors and Officers

Section 3.20 of the Limited Liability Company Operating Agreement provides that the managers and their affiliates will be indemnified by the company for liability and related expenses (including attorneys fees) incurred by reason of any act performed (or omitted to be performed) for or on behalf of the company or, or in furtherance of or in connection with the business of the company, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, willful misconduct or gross negligence.

Section 5 of the subscription agreement provides that the investor agrees to indemnify and hold harmless, the company, its managers, agents and employees, against any claims, demands or liabilities they may incur as a result of the falsity, incompleteness or misrepresentation of any information or any documents submitted in connection with such investor’s subscription.  The effect of this provision is that if an investor represents to the company or its managers, information that is not correct or complete or provides documentation which is not correct or complete, he will be required to pay any expenses or claims of the company and/or its managers resulting in such conduct.

ITEM 35.	Treatment of Proceeds from Stock Being Registered

Inapplicable.

ITEM 36.	Financial Statements and Exhibits.

(a)	Financial Statements Included in the Prospectus:

Redwood Mortgage Investors IX, LLC:
Report of Independent Registered Public Accounting Firm
Financial Statements, as of and for the year-ended December 31, 2009 and notes thereto
Balance Sheet, as of September 30, 2010 and Notes Thereto

Gymno Corporation:
Report of Independent Registered Public Accounting Firm
Balance Sheet, as of December 31, 2009 and Notes Thereto
Balance Sheet, as of September 30, 2010 and Notes Thereto

Redwood Mortgage Corp.:
Report of Independent Registered Public Accounting Firm
Balance Sheet, as of September 30, 2010 and Notes Thereto

(b)	Exhibits:

Exhibit Number

1.1*	Form of Participating Broker-Dealer Agreement
1.2*	Form of Advisory Agreement
3.1*	Limited Liability Company Operating Agreement
3.2*	Certificate of Formation
3.3*	Amended and Restated Limited Liability Company Operating Agreement
3.4*	Second Amended and Restated Limited Liability Company Operating Agreement (included as Exhibit A to prospectus)
4.1*	Subscription Agreement and Power of Attorney, including Special Notice for California Residents (included as Exhibit B to prospectus)
5.1*	Opinion of Counsel as to the Legality of the Securities Being Registered
5.2*	Opinion of Counsel as to ERISA Matters
8.1*	Opinion of Counsel on Certain Tax Matters
10.1*	Form of Distribution Reinvestment Plan (included as Exhibit C to prospectus)

10.2*	Loan Servicing Agreement

10.3*	(a) Form of Note secured by Deed of Trust for Construction Loans which provides for interest only payments

(b) Form of Note secured by Deed of Trust for Commercial Loans which provides for interest only payments

(c)	Form of Note secured by Deed of Trust for Commercial Loans which provides for principal and interest payments

(d)	Form of Note secured by Deed of Trust for Residential Loans which provides for interest only payments

	(e)	Form of Note secured by Deed of Trust for Residential Loans which provides for interest and principal prepayments

10.4*	(a)	Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to accompany Exhibit 10.3(a)

	(b)	Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibits 10.3(b) and 10.3(c)

	(c)	Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany
Exhibit 10.3(d) and 10.3(e)

10.5*		Agreement to Seek a Lender

10.6*		Formation Loan Promissory Note

23.1*		Consent of Baker & McKenzie LLP (included in Exhibit 5.1, Exhibit 5.2 and Exhibit 8.1)

23.2		Consent of Armanino McKenna, LLP

99.1*		Table VI - Description of Open Loans of Prior Programs

* Previously filed

ITEM 37.	Undertaking.

(a)           We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)           We undertake (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           We undertake to send to each member, at least on an annual basis, a detailed statement of any transactions with our managers or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our managers or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)           We undertake to provide to each member the financial statements required by Form 10-K for the first full fiscal year of our operations (in a form and manner consistent with then-current requirements of the SEC and applicable state securities agencies).

(e)           We undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

(f)           We undertake that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(g)           For the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of us relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us; (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and (iv) any other communication that is an offer in the offering made by us to the purchaser.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on January 31, 2011.

REDWOOD MORTGAGE INVESTORS IX, LLC

BY: GYMNO CORPORATION
Manager

By:/s/Michael R. Burwell
Michael R. Burwell, President and Chief Financial Officer

BY: REDWOOD MORTGAGE CORP.
Manager

By:/s/Michael R. Burwell
Michael R. Burwell, President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Burwell
Michael R. Burwell	President and Chief Financial Officer of Gymno Corporation; Director of Gymno Corporation; President of Redwood Mortgage Corp.	January 31, 2011